PROSPECTUS SUPPLEMENT DATED January 29, 2007

(To Prospectus dated October 17, 2006)

$280,614,198

(Approximate)

MASTR Alternative Loan Trust 2007-1

(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.

(Depositor)

UBS Real Estate Securities Inc.

(Transferor/Sponsor)

Wells Fargo Bank, N.A.

(Master Servicer and Trust Administrator)

Mortgage Pass Through Certificates, Series 2007-1

The MASTR Alternative Loan Trust 2007-1, the issuing entity, is issuing certificates consisting in the aggregate of 36 classes, but is offering only 32 classes through this prospectus supplement.  The certificates are expected to receive monthly distributions of interest and, if applicable, principal, on the 25th day of each month, or if that day is not a business day, on the first business day thereafter, commencing in February 2007.

●

The trust’s main source of funds for making distributions on the certificates will be collections on closed-end, fixed rate loans secured by first mortgages or deeds of trust on residential one- to four- family properties.

●

Credit enhancement of the certificates will be provided by the subordination of certain classes of certificates in respect of the right to receive interest and principal and allocation of losses.

You should consider carefully the risk factors beginning on page S-23 of this prospectus supplement and page 8 in the prospectus.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates.  No governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

_________________

We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

UBS Securities LLC will purchase the offered certificates from Mortgage Asset Securitization Transactions, Inc. and expects to deliver the offered certificates (other than the Class A-LR and Class A-UR certificates) in book-entry form through the facilities of The Depository Trust Company to purchasers on or about January 29, 2007.

The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $281,850,745 plus accrued interest and before deducting expenses, estimated at $442,187.  See “Underwriting” in this prospectus supplement.  The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

SUMMARY

S-11

RISK FACTORS

S-24

The Credit Enhancement Features May Be Inadequate to Provide Protection for the Certificates

S-24

Subordinate Certificates Provide Subordination for All Senior Certificates

S-24

There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

S-25

There Are Risks in Holding Subordinate Certificates

S-27

Geographic Concentration Could Increase Losses on the Loans

S-28

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Loan Balance

S-29

High Loan-to-Value Ratios Increase Risk of Loss

S-29

Interest Only Loans Have a Greater Risk Upon Default

S-29

The Rate of Default on Loans That Are Secured by Investor Properties May Be Higher Than on Other

Loans

S-29

Failure of the Master Servicer or Servicers to Perform May Adversely Affect Distributions on

Certificates

S-29

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

S-30

The Cap Agreement is Subject to Counterparty Risk

S-30

Limited Liquidity May Adversely Affect Market Value of the Certificates

S-30

The Ratings on Your Certificates Could Be Reduced or Withdrawn

S-30

Risks Related to Exchangeable Certificates

S-31

The Certificates Are Obligations of the Issuing Entity Only

S-31

Rights of Beneficial Owners May Be Limited by Book-Entry System

S-31

Risks Related to the Residual Certificates

S-31

Information Regarding Historical Performance of Other Mortgage Loans May Not be Indicative of the

Performance of the Loans in the Trust Fund

S-32

The Return on Your Certificates Could Be Reduced Due to the Application of the Servicemembers Civil

Relief Act

S-33

FORWARD LOOKING STATEMENTS

S-34

DEFINED TERMS

S-35

DESCRIPTION OF THE LOANS

S-35

General

S-35

Pool Delinquency and Loss Experience

S-37

Statistical Information

S-37

STATIC POOL INFORMATION

S-37

THE ORIGINATORS

S-37

Countrywide Home Loans, Inc.

S-38

Wells Fargo Bank, N.A.

S-40

Wachovia Mortgage Corporation

S-41

UNDERWRITING STANDARDS

S-42

General

S-42

Countrywide Home Loans, Inc.

S-44

Wells Fargo Bank, N.A.

S-48

Wachovia Mortgage Corporation

S-53

THE SPONSOR

S-55

General

S-55

Securitization Program

S-55

THE DEPOSITOR

S-56

THE MASTER SERVICER AND THE SERVICERS

S-57

General

S-57

The Master Servicer, Trust Administrator and Custodian

S-57

The Servicers

S-58

Countrywide Home Loans Servicing LP

S-58

Wells Fargo Bank N.A.

S-61

Wachovia Mortgage Corporation

S-63

AFFILIATES AND RELATED TRANSACTIONS

S-65

DESCRIPTION OF THE OFFERED CERTIFICATES

S-65

General

S-65

Exchangeable Certificates

S-66

Book-Entry Certificates

S-67

Physical Certificates

S-67

Allocation of Available Funds

S-68

Interest

S-71

The Cap Agreement

S-72

The Cap Provider

S-73

Principal

S-73

Recoveries

S-75

Allocation of Losses

S-76

Subordination

S-77

Restrictions on Transfer of the Residual Certificates

S-80

Fees and Expenses of the Trust Fund

S-81

Example of Distributions

S-82

Reports to Certificateholders

S-82

PREPAYMENT AND YIELD CONSIDERATIONS

S-84

General

S-84

Prepayments and Defaults

S-85

The Lockout Certificates

S-88

The Offered Subordinate Certificates

S-88

Modeling Assumptions

S-89

Sensitivity of the Principal Only Certificates

S-91

Sensitivity of the Interest Only Certificates

S-92

Weighted Average Lives of the Offered Certificates

S-95

Yield on the Residual Certificates

S-102

THE POOLING AND SERVICING AGREEMENT

S-102

General

S-102

Assignment of the Loans

S-102

Collection and Other Servicing Procedures

S-106

Hazard Insurance

S-107

Realization upon Defaulted Loans

S-108

Servicing and Master Servicing Compensation and Payment of Expenses

S-108

Protected Accounts

S-109

Collection Account and Distribution Account

S-109

Evidence as to Compliance

S-110

Certain Matters Regarding the Master Servicer

S-111

Events of Servicing Termination

S-111

Advances

S-113

Modifications

S-113

Termination

S-114

Voting Rights

S-114

Amendment

S-114

The Trustee

S-115

FEDERAL INCOME TAX CONSEQUENCES

S-116

General

S-116

Regular Certificates

S-116

Tax Treatment of the Class 1-A-1 Certificates

S-117

Additional Considerations for the Exchangeable Certificates and the Class 2-A-4, Class 2-A-5 and Class

2-A-14 Certificates

S-118

Residual Certificates

S-119

REMIC Taxes and Reporting

S-120

STATE AND OTHER TAXES

S-121

ACCOUNTING CONSIDERATIONS

S-121

ERISA CONSIDERATIONS

S-121

LEGAL INVESTMENT

S-123

USE OF PROCEEDS

S-124

UNDERWRITING

S-124

RATINGS

S-124

LEGAL MATTERS

S-125

LEGAL PROCEEDINGS

S-125

GLOSSARY OF TERMS

S-126

Annex A:  Loan Statistical Information

A-1

Annex B:  Permitted Exchangeable Certificate Combinations

B-1

Annex C: Cap Schedule

C-1

Annex D: Global Clearance, Settlement and Tax Documentation Procedures

D-1

Flow of Funds

Important Notice About Information Presented

Mortgagors
Collections on Mortgage Loans
Mortgage Loans
$
Originators
Mortgage Loans
$
Sponsor/ Transferor
Mortgage Loans
$
Depositor
Certificates
$
Underwriters
Certificates
$
Certificateholders
The Cap Provider
$
Trustee
Fiduciary Duties
Fee
Mortgage Loans
Certificates
Issuing Entity
Mortgage Loans Documents
Custodial Receipt
Servicers
Reports to Master Servicer
Collections of Mortgage Loans
Master Servicer/ Trust Administrator/ Custodian
Reports to Certificateholders
Payments to Certificateholders

Important Notice About Information Presented
in this Prospectus Supplement and the Prospectus

Information about the offered certificates is provided in two separate documents that progressively include more detail:

●

the prospectus, dated October 17, 2006, provides general information, some of which may not apply to the offered certificates; and

●

this prospectus supplement, which describes the specific terms of the offered certificates.

Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus.  Please read this prospectus supplement and the prospectus in full.

If the information regarding the offered certificates is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

Cross references in this prospectus supplement and the prospectus to captions in these materials are included to assist in locating further related discussions.  The foregoing table of contents and the table of contents in the prospectus provide the pages on which these captions are located.

All statistical data with respect to the loans are approximate, and are based on the scheduled principal balances of the loans as of the cut-off date except where otherwise noted.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

THE SERIES 2007-1 CERTIFICATES

Class	Initial Certificate Principal Balance or Notional Amount (1)	Approximate Initial Pass Through Rate	Principal Types	Interest Types	Initial Rating of Offered Certificates (2)
					S&P	Moody’s
Offered Certificates
Class 1-A-1	$39,104,000	(3)	Super Senior/Sequential	Floating Rate	AAA	Aaa
Class 1-A-2	(4)	(5)	Senior/Notional Amount/Interest Only	Inverse Floating Rate	AAA	Aaa
Class 1-A-3	$39,104,000	5.750%	Super Senior/Sequential	Fixed Rate	AAA	Aaa
Class 1-A-4	$950,000	5.750%	Senior/Sequential	Fixed Rate	AAA	Aaa
Class 1-A-5	$15,000,000	5.750%	Senior/Lockout	Fixed Rate	AAA	Aaa
Class 1-A-6 (6)	$4,789,000	5.750%	Senior Support/Lockout	Fixed Rate	AAA	Aa1
Class 2-A-1	$20,000,000	6.500%	Senior/Pass-Through	Fixed Rate	AAA	Aaa
Class 2-A-2	$30,784,000	6.000%	Senior/Sequential	Fixed Rate	AAA	Aaa
Class 2-A-3	$1,000,000	6.000%	Senior/Sequential	Fixed Rate	AAA	Aaa
Class 2-A-4	$38,274,000	(7)	Super Senior/Pass-Through	Floating Rate	AAA	Aaa
Class 2-A-5	(8)	(9)	Senior/Notional Amount/Interest Only	Inverse Floating Rate	AAA	Aaa
Class 2-A-6	$7,946,000	6.000%	Senior/Lockout	Fixed Rate	AAA	Aaa
Class 2-A-7 (10)	$39,730,000	6.000%	Senior/Pass-Through/ Exchangeable	Fixed Rate	AAA	Aaa
Class 2-A-8 (10)	$39,730,000	7.000%	Senior/Pass-Through/ Exchangeable	Fixed Rate	AAA	Aaa
Class 2-A-9 (10)	$79,460,000	6.500%	Senior/Pass-Through/ Exchangeable	Fixed Rate	AAA	Aaa
Class 2-A-10 (10)	$39,730,000	(11)	Senior/ Exchangeable/Pass-Through	Floating Rate	AAA	Aaa
Class 2-A-11 (10)	(12)	(13)	Senior/Exchangeable/Notional Amount/Interest Only	Inverse Floating Rate	AAA	Aaa
Class 2-A-12 (10)	$39,730,000	(14)	Senior/Exchangeable/Pass-Through	Floating Rate	AAA	Aaa
Class 2-A-13 (10)	(15)	(16)	Senior/Exchangeable/Notional Amount/Interest Only	Inverse Floating Rate	AAA	Aaa
Class 2-A-14	$1,456,000	(17)	Senior Support/Pass-Through	Floating Rate	AAA	Aaa
Class 2-A-15 (10)	$39,730,000	(18)	Senior/Exchangeable/Sequential	Floating Rate	AAA	Aaa
Class 3-A-1	$69,532,000	6.000%	Super Senior/Pass-Through	Fixed Rate	AAA	Aaa
Class 3-A-2	$2,643,000	6.000%	Senior Support/Pass-Through	Fixed Rate	AAA	Aa1
Class A-LR	$50	6.000%	Senior/Residual	Fixed Rate	AAA	Aaa
Class A-UR	$50	6.000%	Senior/Residual	Fixed Rate	AAA	Aaa
Class 15-PO	$403,746	(19)	Senior/Ratio Strip	Principal Only	AAA	Aaa
Class 30-PO	$1,417,352	(19)	Senior/Ratio Strip	Principal Only	AAA	Aaa
Class 15-A-X	(20)	6.000%	Notional Amount	Fixed Rate/ Interest Only	AAA	Aaa
Class 30-A-X	(21)	6.500%	Notional Amount	Fixed Rate/ Interest Only	AAA	Aaa
Class B-1	$4,531,000	(22)	Subordinate	Variable Rate	AA	NR
Class B-2	$2,265,000	(22)	Subordinate	Variable Rate	A	NR
Class B-3	$1,415,000	(22)	Subordinate	Variable Rate	BBB	NR
Non-Offered Certificates
Class B-4	$991,000	(22)	Subordinate	Variable Rate	BB	NR
Class B-5	$991,000	(22)	Subordinate	Variable Rate	B	NR
Class B-6	$567,673	(22)	Subordinate	Variable Rate	NR	NR
Class P	(23)	N/A	N/A	N/A	NR	NR
Components
Class 1-A-6-1	$3,146,000	5.750%	Senior Support, Lockout	Fixed Rate	N/A	N/A
Class 1-A-6-2	$1,486,000	5.750%	Senior Support, Lockout	Fixed Rate	N/A	N/A

___________________

(1)

Approximate, subject to adjustment as described in this prospectus supplement.

(2)

A description of the ratings of the offered certificates is set forth under the heading “Ratings” in this prospectus supplement.

(3)

Interest will accrue on the Class 1-A-1 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.600%, subject to a maximum rate of 5.750% per annum and a minimum rate of 0.600% per annum.   The per annum pass-through rate of the Class 1-A-1 certificates for the first interest accrual period is expected to be approximately 5.920%.  On or prior to November 2010, any payments on the Class 1-A-1 certificates in excess of 5.750% (with a maximum rate equal to 9.500% per annum)  will be payable solely from the Class 1-A-1 Cap Agreement, thereafter, the maximum per annum rate will be 5.750%.

(4)

The Class 1-A-2 certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 1-A-2 notional amount (initially approximately $39,104,000), as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

(5)

Interest will accrue on the Class 1-A-2 certificates at a per annum rate equal to (i) 5.150% minus (ii) LIBOR, subject to a maximum rate of 5.150% per annum and a minimum rate of 0.000% per annum.  The per annum pass-through rate on the Class 1-A-2 certificates for the first interest accrual period is expected to be approximately 0.000%.

(6)

The Class 1-A-6 certificates will be deemed for purposes of the distribution of interest and principal and the allocation of losses to consist of two components as described under “Components” in the table above.  The components are not severable.

(7)

Interest will accrue on the Class 2-A-4 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.370%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0.370% per annum.  The per annum pass-through rate on the Class 2-A-4 certificates for the first interest accrual period is expected to be approximately 5.690%.

(8)

The Class 2-A-5 certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 2-A-5 notional amount (initially approximately $39,730,000), as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

(9)

Interest will accrue on the Class 2-A-5 certificates at a per annum rate equal to (i) 6.630% minus (ii) LIBOR, subject to a maximum rate of 6.630% per annum and a minimum rate of 0.000% per annum.  The per annum pass-through rate on the Class 2-A-5 certificates for the first interest accrual period is expected to be approximately 1.310%.

(10)

Each of these classes of certificates are exchangeable, together with certain other of these classes of certificates, for certain other classes of offered certificates in the combinations identified in Exhibit B to this prospectus supplement.  See “Description of the Offered Certificates − Exchangeable Certificates” in this prospectus supplement.

(11)

Interest will accrue on the Class 2-A-10 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.350%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0.350% per annum.  The per annum pass-through rate on the Class 2-A-10 certificates for the first interest accrual period is expected to be approximately 5.670%.

(12)

The Class 2-A-11 certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 2-A-11 notional amount (initially approximately $39,730,000), as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

(13)

Interest will accrue on the Class 2-A-11 certificates at a per annum rate equal to (i) 6.650% minus (ii) LIBOR, subject to a maximum rate of 6.650% per annum and a minimum rate of 0.000% per annum.  The per annum pass-through rate on the Class 2-A-11 certificates for the first interest accrual period is expected to be approximately 1.330%.

(14)

Interest will accrue on the Class 2-A-12 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.400%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0.400% per annum.  The per annum pass-through rate on the Class 2-A-12 certificates for the first interest accrual period is expected to be approximately 5.720%.

(15)

The Class 2-A-13 certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 2-A-13 notional amount (initially approximately $39,730,000), as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

(16)

Interest will accrue on the Class 2-A-13 certificates at a per annum rate equal to (i) 6.600% minus (ii) LIBOR, subject to a maximum rate of 6.600% per annum and a minimum rate of 0.000% per annum.  The per annum pass-through rate on the Class 2-A-13 certificates for the first interest accrual period is expected to be approximately 1.280%.

(17)

Interest will accrue on the Class 2-A-14 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.370%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0.370% per annum.  The per annum pass-through rate on the Class 2-A-14 certificates for the first interest accrual period is expected to be approximately 5.690%.

(18)

Interest will accrue on the Class 2-A-15 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.370%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0.370% per annum.  The per annum pass-through rate on the Class 2-A-15 certificates for the first interest accrual period is expected to be approximately 5.690%.

(19)

The Class 15-PO and Class 30-PO certificates are principal only certificates and will not be entitled to distributions in respect of interest.

(20)

The Class 15-A-X certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 15-A-X notional amount (initially approximately $4,005,625), as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

(21)

The Class 30-A-X certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 30-A-X notional amount (initially approximately $4,448,662), as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

(22)

Interest will accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates at a per annum rate equal to the weighted average of (i) 5.750% for the loans, or portions thereof, contributing to collateral group 1, (ii) 6.500% for the loans, or portions thereof, contributing to collateral group 2 and (iii) 6.000% for the loans in collateral group 3, weighted on the basis of the portion of the aggregate principal balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates attributable to each such collateral group.  The per annum pass-through rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates for the first interest accrual period will be approximately 6.094%.

(23)

The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest.  The Class P certificates will be entitled to prepayment premiums, penalties or charges received in respect of the loans in each of the collateral groups, except such prepayment premiums, penalties or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  To understand the terms of the offering of the offered certificates, you should read carefully this entire document and the prospectus.

Relevant Parties
Issuing Entity

MASTR Alternative Loan Trust 2007-1, a New York common law trust.  The trust will be established under a pooling and servicing agreement among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, trust administrator and custodian, and U.S. Bank National Association, as trustee.

Depositor

Mortgage Asset Securitization Transactions, Inc., a Delaware corporation.  The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.  See “The Depositor” in this prospectus supplement.

Transferor/Sponsor

UBS Real Estate Securities Inc., a Delaware corporation.  The transferor and sponsor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.  See “The Sponsor” in this prospectus supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.  The master servicer maintains an office located at 9062 Old Annapolis Road, Columbia, Maryland 21045.  See “The Master Servicer and the Servicers—The Master Servicer” in this prospectus supplement.

Pursuant to the pooling and servicing agreement, the master servicer will be required to monitor the performance of the servicers.  See “The Pooling and Servicing Agreement” in this prospectus supplement.

Servicers

Countrywide Home Loans Servicing LP, Wells Fargo Bank, N.A., Wachovia Mortgage Company, with respect to approximately 26.89%, 27.93% and 24.51%, of the cut-off date pool balance of the loans, respectively, and certain other servicers, each of which will service less than 10% of the cut-off date principal balance of the loans.  See “The Master Servicer and the Servicers—The Servicers” in this prospectus supplement.

Pursuant to each of the servicing agreements, each servicer will be required to:

●perform customary servicing functions with respect to the loans;

●provide certain reports to the master servicer; and

●make certain advances.

Originators

Countrywide Home Loans, Inc., Wells Fargo Bank, N.A., Wachovia Mortgage Company, with respect to approximately 26.89%, 25.31% and 30.32% of the cut-off date pool balance of the loans, and certain other originators, each of which represents less than 10% of the cut-off date pool balance of the loans.  See “Underwriting Standards” in this prospectus supplement.

Trust Administrator	Wells Fargo Bank, N.A., a national banking association. See “The Pooling and Servicing Agreement—The Trust Administrator” in this prospectus supplement.
Trustee

U.S. Bank National Association, a national banking association.  The trustee’s principal office is EP-MN-WS3D, 60 Livingston Avenue, St. Paul, Minnesota 55107.  See “The Pooling and Servicing Agreement—The Trustee” in this prospectus supplement.

Supplemental Interest Trust Trustee	Wells Fargo Bank, N.A., a national banking association.
Custodian	Wells Fargo Bank, N.A., a national banking association.
Cap Provider	Bear Stearns Financial Products Inc., a Delaware corporation.
Relevant Dates
Cut-Off Date	January 1, 2007.
Closing Date	On or about January 29, 2007.
Distribution Date	The 25th day of each month or, if that day is not a business day, the next business day, beginning in February 2007.
Servicer Remittance Date	For each servicer, generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).
Interest Accrual Period

For each class of certificates entitled to interest (other than the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates), the calendar month immediately prior to the month in which the relevant distribution date occurs.  With respect to any distribution date and the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates, the period from and including the prior distribution date (and in the case of the first distribution date, the 25th day of the preceding calendar month) to and including the day preceding such distribution date.  Each interest accrual period will be treated as being a 30 day period of a 360 day year.

Offered Certificates

We are offering the classes of certificates listed in the table beginning on page S-7 under the heading “Offered Certificates” in this prospectus supplement.  The Class B-4, Class B-5, Class B-6 and Class P certificates are not being offered through this prospectus supplement and the prospectus.  Certain limited information about the non-offered certificates is included in this prospectus supplement to help you better understand the offered certificates.

Exchangeable Certificates

Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, together with certain other exchangeable certificates (collectively referred to in this prospectus supplement as an exchangeable combination), are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the REMIC certificates, together with certain other REMIC certificates (collectively referred to in this prospectus supplement as a REMIC combination).  The exchangeable combinations and related REMIC combinations are identified in Annex B to this prospectus supplement.  See "Description of the Offered Certificates—Exchangeable Certificates" in this prospectus supplement and "Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

In the event that each class of REMIC certificates in any REMIC combination is exchanged for each class of the related exchangeable certificates in the related exchangeable combination, such exchangeable certificates will be entitled to a proportionate share, in the aggregate, of the principal and interest distributions on each class of regular certificates in the related REMIC combination.  In addition, each class of exchangeable certificates in any exchangeable combination will bear a proportionate share, in the aggregate, of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.

The calculation of the amount of principal and interest that the trust administrator will distribute on each distribution date is very complex.  For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Offered Certificates—Allocation of Available Funds " and "—Principal" in this prospectus supplement.

Interest Distributions

The offered certificates, other than Class 15-PO and Class 30-PO certificates, will bear interest at the rates per annum set forth in the table beginning on page S-7 of this prospectus supplement.

The actual amount of interest you receive on your certificates on each distribution date will depend on:

●the amount of interest accrued on your certificates;

●the total amount of funds available for distribution;

•

in the case of the Class 1-A-1 certificates only, the interest rate cap agreement;

●the amount of any accrued interest not paid on your certificates on earlier distribution dates; and

●in the case of the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates, LIBOR.

Interest on the certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months.

The Class 15-PO and Class 30-PO certificates are principal only certificates and will not be entitled to distributions in respect of interest.

Each class of exchangeable certificates in any exchangeable combination will be entitled to a proportionate share, in the aggregate, of the interest distributions on each class of regular certificates in the related REMIC combination.

See “Description of the Offered Certificates” in this prospectus supplement.

Principal Distributions

On each distribution date, one or more classes of the offered certificates will be entitled to distributions of principal.  The Class 1-A-2, Class 2-A-5, Class 2-A-11, Class 2-A-13, Class 15-A-X and Class 30-A-X certificates are interest only certificates and are not entitled to distributions of principal.  See “Description of the Offered Certificates—Principal” and “—Allocation of Available Funds” in this prospectus supplement for a detailed discussion of the amount and timing of principal distributions.

On each distribution date when each class of exchangeable certificates in any exchangeable combination are outstanding, principal distributions otherwise distributable to each class of the related REMIC certificates in the related REMIC combination will be allocated to each class of such exchangeable certificates that are entitled to principal.  The payment characteristics of each class of exchangeable certificates in any exchangeable combination will reflect the payment characteristics of each class of REMIC certificates in the related REMIC combination.  See "Description of the Offered Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement and "Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Related Loan/Pool Collateral Groups

The certificates with a “1” prefix are designated as group 1 certificates and correspond to collateral group 1.  The certificates with a “2” prefix are designated as group 2 certificates and correspond to collateral group 2.  The certificates with a “3” prefix and the Class A-LR and Class A-UR certificates are designated as group 3 certificates and correspond to collateral group 3.  The Class 30-PO certificates correspond to collateral group 1.  The Class 30-A-X certificates correspond to collateral group 2.  The Class 15-PO and Class 15-A-X certificates correspond to collateral group 3.  The certificates with a “B” prefix are designated as the subordinate certificates and correspond to all of the collateral groups.  Subject to certain cross-overs following the occurrence of delinquencies and losses on the loans, principal on the group 1 and group 2 certificates will be paid solely from the loans contributing to the related collateral group based on the related applicable fraction, and principal on the group 3 certificates will be paid solely from the loans in collateral group 3.

The Mortgage Pools

The trust will be comprised of fixed rate, closed-end loans secured by first priority mortgages or deeds of trust on residential one- to four-family properties.

The loans will be divided into three segregated collateral groups.  Substantially all of the loans contributing to collateral group 1 and collateral group 2 have original terms to maturity of approximately 30 years.  Substantially all of the loans in collateral group 3 have original terms to maturity of approximately 15 years.

Collateral group 1 and collateral group 2, collectively, are also referred to in this prospectus supplement as pool 1.  Collateral group 3 is also referred to in this prospectus supplement as pool 2.

The scheduled principal balance of each loan in pool 1 has been allocated, based on such loan’s net mortgage rate, either (i) to one of such collateral groups only or (ii) between both of such collateral groups, based on two fixed fractions that differ among loans (in each case, the “applicable fractions”).  Each of collateral group 1 and collateral group 2 is a total dollar amount of principal of loans consisting of differing percentages of the interest on, and principal of, particular loans, calculated so that the principal and interest due on each loan is treated as if that loan were two loans bearing interest at two different effective net mortgage rates (each such rate, an “effective net mortgage rate”), one higher than and one lower than the original net mortgage rate of such loan.  The “net mortgage rate” of each loan will equal its mortgage interest rate minus the servicing fee rate and lender paid mortgage insurance rate, if applicable, for such loan.  This allocation enables pool 1 to be treated as if such pool were made up of two collateral groups bearing interest at various fixed-rates.  This allocation will affect the rate of repayment of your certificates because principal payments collected on each loan in pool 1 will be allocated to collateral group 1 or collateral group 2, or both collateral group 1 and collateral group 2, and used to repay one or more classes of certificates related to those collateral groups.  For further detail on the calculation of the applicable fractions applied to each loan in pool 1, see “Description of the Offered Certificates—Distributions of Principal on the Certificates” in this prospectus supplement.

“Subgroup A” consists of loans in pool 1 with net mortgage rates less than or equal to 5.75%.  “Subgroup B” consists of loans in pool 1 with net mortgage rates greater than 5.75% but less than 6.50%.  “Subgroup C” consists of loans in pool 1 with net mortgage rates equal to or greater than 6.50%.

“Collateral group 1 ” will consist of all of the loans in Subgroup A and portions of loans in Subgroup B, that have been stripped to an effective net mortgage rate of 5.75%.

“Collateral group 2 ” will consist of portions of loans in Subgroup B that have been stripped to an effective net mortgage rate of 6.50% and all of the loans in Subgroup C.

“Collateral group 3” will consist of a segregated pool of loans that have not been stripped using the method described above.

Unless otherwise specified, loan information in this prospectus supplement when relating to collateral group 1 or collateral group 2, is based on the applicable fractions of the loans contributing to that collateral group, and when relating to collateral group 3, is based on the loans in that collateral group.  The loans are expected to have the following approximate characteristics based on the scheduled principal balances of the loans as of the cut-off date.

Loans in the Aggregate

Number of Loans:

656

Aggregate Scheduled Principal Balance:

$283,163,873

Range of Scheduled Principal Balances:

$42,645 to $2,360,036

Average Scheduled Principal Balance:

$431,652

Range of Mortgage Interest Rates per annum:

5.250% to 8.000%

Weighted Average Mortgage Interest Rate per annum:

6.480%

Range of Remaining Scheduled Terms to Maturity:

112 months to 356 months

Weighted Average Remaining Scheduled Term to Maturity:

301 months

Range of Original Loan-to-Value Ratios:

16.44% to 95.00%

Weighted Average Original Loan-to-Value Ratio:

69.19%

Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:                                            California

25.29%

Florida

13.29%

Virginia

6.77%

New Jersey

6.21%

Maryland                                                             5.15%

Pool 1 Loans in the Aggregate

Number of Loans:

533

Aggregate Scheduled Principal Balance:

$207,715,350

Range of Scheduled Principal Balances:

$49,817 to $2,154,284

Average Scheduled Principal Balance:

$389,710

Range of Mortgage Interest Rates per annum:

5.375% to 8.000%

Weighted Average Mortgage Interest Rate per annum:

6.475%

Range of Remaining Scheduled Terms to Maturity:

 226 months to 356 months

Weighted Average Remaining Scheduled Term to Maturity:

348 months

Range of Original Loan-to-Value Ratios:

16.44% to 95.00%

Weighted Average Original Loan-to-Value Ratio:

70.80%

Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:                                            California

25.40%

Florida

12.79%

Virginia

7.59%

Maryland                                                             6.26%

New Jersey                                                          5.23%

Collateral Group 1 Loans

Number of Loans(1):

260

Aggregate Scheduled Principal Balance(2):

$104,273,176

Range of Scheduled Principal Balances(3):

$59,678 to $2,154,284

Average Scheduled Principal Balance(3):

$532,389

Range of Mortgage Interest Rates per annum:

5.375% to 6.625%

Weighted Average Mortgage Interest Rate per annum:

6.058%

Range of Remaining Scheduled Terms to Maturity:

226 months to 356 months

Weighted Average Remaining Scheduled Term to Maturity:

345 months

Range of Original Loan-to-Value Ratios:

16.44 to 95.00%

Weighted Average Original Loan-to-Value Ratio:

69.97%

Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:                                            California

37.81%

Virginia

8.35%

Maryland

6.17%

Florida                                                                 5.15%

_____________

(1)

This number represents the number of loans in pool 1 contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

(2)

Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

 (3)

Based on the scheduled principal balances of the loans contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

Collateral Group 2 Loans

Number of Loans(1):

445

Aggregate Scheduled Principal Balance(2):

$103,442,173

Range of Scheduled Principal Balances(3):

$49,817 to $1,500,000

Average Scheduled Principal Balance(3):

$355,176

Range of Mortgage Interest Rates per annum:

6.125% to 8.000%

Weighted Average Mortgage Interest Rate per annum:

6.895%

Range of Remaining Scheduled Terms to Maturity:

 233 months to 356 months

Weighted Average Remaining Scheduled Term to Maturity:

351 months

Range of Original Loan-to-Value Ratios:

16.44% to 95.00%

Weighted Average Original Loan-to-Value Ratio:

71.63%

Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:                                            Florida

20.49%

California

12.90%

New Jersey

9.08%

Virginia                                                               6.83%

Maryland                                                             6.34%

North Carolina                                                     5.21%

 (1)

This number represents the number of loans in pool 1 contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

Based on the portion that is contributed to collateral group 2 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(3)

Based on the scheduled principal balances of the loans contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

Collateral Group 3 Loans

Number of Loans:

123

Aggregate Scheduled Principal Balance:

$75,448,523

Range of Scheduled Principal Balances:

$42,645 to $2,360,036

Average Scheduled Principal Balance:

$613,403

Range of Mortgage Interest Rates per annum:

5.250% to 8.000%

Weighted Average Mortgage Interest Rate per annum:

6.494%

Range of Remaining Scheduled Terms to Maturity:

112 months to 177 months

Weighted Average Remaining Scheduled Term to Maturity:

172 months

Range of Original Loan-to-Value Ratios:

18.21% to 90.00%

Weighted Average Original Loan-to-Value Ratio:

64.75%

Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:                                            California

24.98%

Florida

14.68%

New Jersey

8.90%

See “Description of the Loans” in this prospectus supplement.
Advances

Each servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the mortgage loans serviced by it.  Subject to a determination of recoverability, to the extent provided in the pooling and servicing agreement, the master servicer, solely in its capacity as successor servicer, will be obligated to make any required delinquency advances that any servicer is required to make under its servicing agreement if such servicer fails to do so.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

Optional Termination

The master servicer may, at its option, purchase all but not less than all of the loans in the trust on any distribution date on or after the first date on which the aggregate scheduled principal balance of the loans, as of that date of determination, is less than 10% of the aggregate scheduled principal balance of the loans as of the cut-off date.  See “The Pooling and Servicing Agreement—Termination” in this prospectus supplement.

Credit Enhancement

Credit enhancement may reduce the harm caused to holders of certificates by shortfalls in payments collected on the loans.  Credit enhancement can reduce the effect of shortfalls on all classes of offered certificates, or they can allocate shortfalls so they affect some classes before others.

Subordination.  The senior certificates will receive distributions of interest and principal, as applicable, before the subordinate certificates are entitled to receive distributions of interest or principal.  In addition, each class of subordinate certificates will receive distributions of interest and principal prior to any other class of subordinate certificates with a higher alphanumerical class designation.  The subordinate certificates, in reverse order of alphanumerical class designation, will absorb most losses on the loans, other than certain excess losses, prior to other classes of certificates.

In addition, after the date on which the aggregate principal balance of the subordinate certificates has been reduced to zero, other than certain excess losses as described under “Description of the Offered Certificates—Allocation of Losses” in this prospectus supplement, (i) losses allocated to the Class 1-A-1 certificates will be borne by the Class 1-A-6-1 component (in addition to other losses allocated to the Class 1-A-6-1 component) so long as the component balance of the Class 1-A-6-1 component is greater than zero, and (ii) losses allocated to the Class 1-A-3 certificates will be borne by the Class 1-A-6-2 component (in addition to other losses allocated to the Class 1-A-6-2 component) so long as the component balance of the Class 1-A-6-2 component is greater than zero, (iii) losses allocated to the Class 2-A-4 certificates will be borne by the Class 2-A-14 certificates (in addition to other losses allocated to the Class 2-A-14  certificates), so long as the certificate principal balance of the Class 2-A-14 certificates is greater than zero and (iv) losses allocated to the Class 3-A-1 certificates will be borne by the Class 3-A-2 certificates (in addition to other losses allocated to the Class 3-A-2  certificates), so long as the certificate principal balance of the Class 3-A-2 certificates is greater than zero.

Shifting of Interests.  The group 1 certificates, group 2 certificates and group 3 certificates entitled to principal distributions will receive 100% of the principal prepayments received on the loans not including the portion of principal prepayments payable to the Class 15-PO or Class 30-PO certificates, if any, as described in this prospectus supplement, contributing to the related collateral group (with respect to collateral group 1 and collateral group 2, based on the applicable fraction), until the fifth anniversary of the first distribution date.  During the next four years, these senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of such related principal prepayments.  This will result in a quicker return of principal to such senior certificates and increases the likelihood that holders of such senior certificates will be paid the full amount of principal to which they are entitled.

Cross Collateralization.  In certain limited circumstances, principal and interest collected from loans in a collateral group may be used to pay principal or interest, or both, to certain of the senior certificates unrelated to that collateral group.  See “Description of the Offered Certificates” in this prospectus supplement.

Class 1-A-1 Cap Agreement

For each distribution date up to and including the distribution date in November 2010, the Class 1-A-1 certificates will have the benefit of a cap agreement to pay amounts in respect of interest on such certificates to the extent that the pass-through rate of the Class 1-A-1 certificates exceeds 5.750% per annum and is less than or equal to 9.500%.  The cap agreement requires the counterparty to make a payment on each distribution date on or prior to the distribution date in November 2010, in an amount equal to the product of (1) the excess, if any, of (x) the lesser of (i) one-month LIBOR as set forth in the cap agreement and (ii) 8.900% over (y) 5.15%; (2) the cap notional balance (as shown on Annex C to this prospectus supplement) for that Distribution Date and (3) a fraction, the numerator of which is 30 and the denominator of which is 360.

Cap payments, if any, made by the counterparty with respect to the Class 1-A-1 certificates will be deposited in the Class 1-A-1 cap account and will be available for distribution in respect of interest on the Class 1-A-1 certificates as set forth in this prospectus supplement.  On any distribution date on or prior to the distribution date in November 2010, to the extent that the pass-through rate on the Class 1-A-1 certificates exceeds 5.750% per annum (up to a maximum of 9.500% per annum), a portion of the interest distributions to the Class 1-A-1 certificates will be made from payments received from the cap provider under the cap agreement.

See “Description of the Offered Certificates—Cap Agreement” in this prospectus supplement for additional information.

Registration and Denominations of the Certificates

The offered certificates, other than the Class A-LR and Class A-UR certificates, initially will be issued in book-entry form.  The offered certificates will be issued in the minimum denominations set forth in “Description of the Offered Certificates—General” in this prospectus supplement.  The Class A-LR and Class A-UR certificates are expected to be issued in fully registered, certificated form each with a denomination of $50.  No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person’s interest in the trust fund, except under limited circumstances as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities.”  Beneficial owners may elect to hold their interests through The Depository Trust Company, or DTC.  Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC.  See “Description of the Offered Certificates—General” and “—Book-Entry Certificates” in this prospectus supplement and “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Expected Final Distribution Date

The expected final distribution date for each class of offered certificates is as set forth in the following table:

Class                                                           Expected Final Distribution Date

Class 1-A-1 Certificates

November 2010

Class 1-A-2 Certificates

November 2010

Class 1-A-3 Certificates

November 2013

Class 1-A-4 Certificates

April 2014

Class 1-A-5 Certificates

July 2016

Class 1-A-6 Certificates

July 2016

Class 2-A-1 Certificates

July 2016

Class 2-A-2 Certificates

June 2013

Class 2-A-3 Certificates

July 2014

Class 2-A-4 Certificates

July 2016

Class 2-A-5 Certificates

July 2016

Class 2-A-6 Certificates

July 2016

Class 2-A-7 Certificates

July 2016

Class 2-A-8 Certificates

July 2016

Class 2-A-9 Certificates

July 2016

Class 2-A-10 Certificates

July 2016

Class 2-A-11 Certificates

July 2016

Class 2-A-12 Certificates

July 2016

Class 2-A-13 Certificates

July 2016

Class 2-A-14 Certificates

July 2016

Class 2-A-15 Certificates

July 2016

Class 3-A-1 Certificates

July 2016

Class 3-A-2 Certificates

July 2016

Class A-LR Certificates

February 2007

Class A-UR Certificates

February 2007

Class 15-PO Certificates

July 2016

Class 30-PO Certificates

July 2016

Class 15-A-X Certificates

July 2016

Class 30-A-X Certificates

July 2016

Class B-1 Certificates

July 2016

Class B-2 Certificates

July 2016

Class B-3 Certificates

July 2016

The expected final distribution date for each class of offered certificates is based upon (i) 100% of the related PPC, and with respect to the subordinate certificates, 100% of the PPC related to each group (as defined in “Prepayment and Yield Considerations—Modeling Assumptions” in this prospectus supplement), (ii) the modeling assumptions used in this prospectus supplement (except as set forth in (iii) below), as described under “Prepayment and Yield Considerations—Modeling Assumptions” and (iii) assuming the optional termination of the mortgage loans is exercised at the earliest possible distribution date, as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination; Auction Sale.”  It is possible that the principal balance of these certificates may be fully paid or reduced to zero, as applicable, prior to the related expected final distribution date, or may not be fully paid or reduced to zero, as applicable, by the related expected final distribution date.

Last Scheduled Distribution Date

The distribution date in November 2021 will be the last scheduled distribution date for the Class 3-A-1, Class 3-A-2, Class 15-PO and Class 15-A-X certificates.  The distribution date in October 2036 will be the last scheduled distribution date for the offered certificates, other than the Class 3-A-1, Class 3-A-2, Class 15-PO and Class 15-A-X certificates.  These dates represent the distribution dates occurring in the month following the maturity date of the latest maturing loan in the related collateral group or groups, as applicable.  It is possible that the principal balance or notional amount, as applicable, of these certificates may be fully paid or reduced to zero, as applicable, prior to the last scheduled distribution date, or may not be fully paid or reduced to zero, as applicable, by the last scheduled distribution date.

Tax Status

Elections will be made to treat the assets of the trust as multiple separate real estate mortgage investment conduits or REMICs for federal income tax purposes.  The offered certificates, other than the Class 2-A-4, Class 2-A-5 and Class 2-A-14 Certificates, the exchangeable certificates and the Class A-LR and Class A-UR certificates, will represent REMIC regular interests, which will be treated as debt instruments of a REMIC for federal income tax purposes combined, in the case of the Class 1-A-1 certificates, with certain contractual rights.  The Class A-LR certificates will represent ownership of the residual interests in one or more lower-tier REMICs that hold the loans, and the Class A-UR certificates will represent ownership of the residual interest in each remaining REMIC.  For federal income tax purposes, the exchangeable certificates and the Class 2-A-4, Class 2-A-5 and Class 2-A-14 Certificates will represent ownership of REMIC regular interests or ownership of interests in certain payments on REMIC regular interests.  See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates, other than the Class A-LR and Class A-UR certificates, may be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) and are subject to certain considerations described in this prospectus supplement.  However, prior to the termination of the Class 1-A-1 cap agreement, the Class 1-A-1 certificates may not be acquired or held by persons investing assets of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”) unless the acquisition and holding of such certificates is eligible for the exemptive relief available under one of the class exemptions or statutory exemption described in this prospectus supplement under “ERISA Considerations”.  Sales of the Class A-LR and Class A-UR certificates to such plans or retirement accounts are prohibited, except as permitted under “ERISA Considerations” in this prospectus supplement.  See “ERISA Considerations” in this prospectus supplement.

Legal Investment

The offered certificates, other than the Class B-2 and Class B-3 certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization.  See “Legal Investment” in this prospectus supplement and in the prospectus.

Certificate Ratings

On the closing date, the offered certificates must have ratings not lower than those set forth in the table beginning on page S-7 by each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc and Moody’s Investors Service, Inc.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time.  The ratings do not address the frequency of payments on the mortgage loans, the cap agreement or the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

See “Ratings” in this prospectus supplement for a discussion of the primary factors on which the ratings are based.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks that we believe describe the principal factors that make an investment in the certificates speculative or risky.  In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans.  Therefore, you should carefully consider the following risk factors.

The Credit Enhancement Features May Be Inadequate to Provide Protection for the Certificates

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently.  This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the senior certificates, and to a limited extent, the holders of the subordinate certificates, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the loans.  If delinquencies or defaults occur on the loans, none of the related servicer, the master servicer, the trust administrator or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if the advances are not likely to be recovered.

As described in “Description of the Offered Certificates—Allocation of Losses” in this prospectus supplement, certain losses on any loan will be allocated first to the subordinate certificates, in inverse order of priority.  Losses may be severe enough, however, to reduce the aggregate principal balance of the subordinate certificates to zero.  If this occurs, the senior certificates of the related certificate group may bear a portion of the losses thereafter as described in this prospectus supplement.  See “Description of the Offered Certificates—Allocation of Losses” in this prospectus supplement.

In addition, certain types of losses with respect to loans will be borne solely by the subordinate certificates up to certain stated levels described in this prospectus supplement.  Any such losses exceeding these levels will generally be borne pro rata by (i) the senior certificates of the related certificate group and (ii) the subordinate certificates, after a specified amount of these losses are borne solely by those subordinate certificates.  Investors in the Class 1-A-6 certificates must be aware that after the date on which the aggregate certificate principal balance of the subordinate certificates has been reduced to zero, certain losses allocated to the Class 1-A-1 and Class 1-A-3 certificates will be borne by the Class 1-A-6-1 component and the Class 1-A-6-2 component, respectively, in addition to other losses allocated to the Class 1-A-6 certificates.  Because the Class 1-A-6 certificates are comprised of the Class 1-A-6-1 component and the Class 1-A-6-2 component, any losses allocated to such components will be borne by the Class 1-A-6 certificates. Investors in the Class 2-A-14 certificates must be aware that after the date on which the aggregate certificate principal balance of the subordinate certificates has been reduced to zero, certain losses allocated to the Class 2-A-4 certificates will be borne by the Class 2-A-14 certificates, in addition to other losses allocated to the Class 2-A-14 certificates.  Investors in the Class 3-A-2 certificates must be aware that after the date on which the aggregate certificate principal balance of the subordinate certificates has been reduced to zero, certain losses allocated to the Class 3-A-1 certificates will be borne by the Class 3-A-2 certificates, in addition to other losses allocated to the Class 3-A-2 certificates.  The method of allocating these losses is described in this prospectus supplement under “Description of the Offered Certificates—Allocation of Losses.”

If losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses and if the protection afforded by the credit enhancement is insufficient, you could experience a loss on your investment.

Subordinate Certificates Provide Subordination for All Senior Certificates

Because the subordinate certificates provide credit support for all the senior certificates, the protection provided to any class of senior certificates by the subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the loans in the collateral group related to one or more of the classes of senior certificates.  Therefore, losses on the loans in the other collateral groups will reduce the subordination provided by the subordinate certificates to the senior certificates related to the other collateral groups and increase the likelihood that losses may be allocated to these senior certificates.  See “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

Losses on the loans in each collateral group, up to a limited amount, resulting from special hazards, mortgagor fraud and mortgagor bankruptcy will be allocated solely to the subordinate certificates, up to a specified coverage amount.  Since the subordinate certificates provide subordination for all of the senior certificates, in the event loans contributing to one or more of the collateral groups suffer a high level of these losses, the available coverage for these losses for such senior certificates will be reduced.  In the event loans contributing to one or more of the collateral groups suffer these losses after the available coverage has been exhausted, additional losses will be allocated as described under “Description of the Offered Certificates—Allocation of Losses” in this prospectus supplement.

Under certain circumstances, loan payments derived from one or more of the collateral groups otherwise payable to the subordinate certificates will be paid to the senior certificates related to the other collateral groups as described under “Description of the Certificates—Subordination—Cross-Collateralization” in this prospectus supplement.

There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

Other than approximately 0.08% of the loans contributing to collateral group 1, approximately 0.01% of the loans contributing to collateral group 2 and approximately 0.17% of the loans in collateral group 3 (in each case, by aggregate cut-off date principal balance for the related collateral group, and with respect to collateral group 1 and collateral group 2, based on the applicable fraction), borrowers may generally prepay their loans in whole or in part at any time without penalty.  We cannot predict the rate at which borrowers will repay their loans.  A prepayment of a loan generally will result in more rapid payments on the related certificates.

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If you purchase a certificate at a discount and principal payments on loans in the related collateral group occur more slowly than you anticipate, or if you purchase a Class 15-PO certificate and principal payments on the loans in collateral group 3 having a net mortgage rate below 6.000% occur more slowly than you anticipate, or if you purchase a Class 30-PO Certificate and principal payments on loans in collateral group 1 having a net mortgage rate below 5.750% occur more slowly than you anticipate, then, in each case, your yield may be lower than you anticipate.  See “Prepayment and Yield Considerations―Sensitivity of the Principal Only Certificates” in this prospectus supplement for a more detailed description of risks associated with the purchase of such certificates, including tables demonstrating the particular sensitivities of such certificates to the rate of prepayments.

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If you purchase a certificate at a premium and principal payments on loans in the related collateral group occur faster than you anticipate, or if you purchase a Class 15-A-X certificate and principal payments on the loans in collateral group 3 having a net mortgage rate greater than 6.000% occur faster than you anticipate, or if you purchase a Class 30-A-X certificate and principal payments on the loans in collateral group 2 having a net mortgage rate greater than 6.500% occur faster than you anticipate, then, in each case, your yield may be lower than you anticipate and you could fail to fully recover your initial investment.  See “Prepayment and Yield Considerations―Sensitivity of the Interest Only Certificates” in this prospectus supplement for a more detailed description of risks associated with the purchase of such certificates, including a table demonstrating the particular sensitivities of such certificates to the rate of prepayments.

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The Class 1-A-1 certificates will receive interest at a rate that varies directly with changes in LIBOR, subject to a minimum pass-through rate of 0.600% per annum and a maximum pass-through rate of 5.750% per annum.  Accordingly, if you purchase Class 1-A-1 certificates, you should be aware that such certificates will be sensitive to changes in LIBOR.

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The Class 1-A-2 certificates will receive interest at a rate that varies inversely with changes in LIBOR, subject to a minimum pass-through rate of 0.000% per annum and a maximum pass-through rate of 5.150% per annum.  Accordingly, if you purchase Class 1-A-2 certificates, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the loans contributing to collateral group 1, could result in your failure to recover your initial investment.  See “Prepayment and Yield Considerations―Sensitivity of the Interest Only Certificates” in this prospectus supplement for a more detailed description of the risks associated with the purchase of Class 1-A-2 certificates, including tables demonstrating the particular sensitivities of those certificates to the rate of prepayments and LIBOR.

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The Class 2-A-4 certificates will receive interest at a rate that varies directly with changes in LIBOR, subject to a minimum pass-through rate of 0.370% per annum and a maximum pass-through rate of 7.000% per annum.  Accordingly, if you purchase Class 2-A-4 certificates, you should be aware that such certificates will be sensitive to changes in LIBOR.

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The Class 2-A-5 certificates will receive interest at a rate that varies inversely with changes in LIBOR, subject to a minimum pass-through rate of 0.000% per annum and a maximum pass-through rate of 6.630% per annum.  Accordingly, if you purchase Class 2-A-5 certificates, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the loans contributing to collateral group 2, could result in your failure to recover your initial investment.  See “Prepayment and Yield Considerations―Sensitivity of the Interest Only Certificates” in this prospectus supplement for a more detailed description of the risks associated with the purchase of Class 2-A-5 certificates, including tables demonstrating the particular sensitivities of those certificates to the rate of prepayments and LIBOR.

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The Class 2-A-10 certificates will receive interest at a rate that varies directly with changes in LIBOR, subject to a minimum pass-through rate of 0.350% per annum and a maximum pass-through rate of 7.000% per annum.  Accordingly, if you purchase Class 2-A-10 certificates, you should be aware that such certificates will be sensitive to changes in LIBOR.

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The Class 2-A-11 certificates will receive interest at a rate that varies inversely with changes in LIBOR, subject to a minimum pass-through rate of 0.000% per annum and a maximum pass-through rate of 6.650% per annum.  Accordingly, if you purchase Class 2-A-11 certificates, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the loans contributing to collateral group 2, could result in your failure to recover your initial investment.  See “Prepayment and Yield Considerations―Sensitivity of the Interest Only Certificates” in this prospectus supplement for a more detailed description of the risks associated with the purchase of Class 2-A-11 certificates, including tables demonstrating the particular sensitivities of those certificates to the rate of prepayments and LIBOR.

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The Class 2-A-12 certificates will receive interest at a rate that varies directly with changes in LIBOR, subject to a minimum pass-through rate of 0.400% per annum and a maximum pass-through rate of 7.000% per annum.  Accordingly, if you purchase Class 2-A-12 certificates, you should be aware that such certificates will be sensitive to changes in LIBOR.

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The Class 2-A-13 certificates will receive interest at a rate that varies inversely with changes in LIBOR, subject to a minimum pass-through rate of 0.000% per annum and a maximum pass-through rate of 6.600% per annum.  Accordingly, if you purchase Class 2-A-13 certificates, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the loans contributing to collateral group 2, could result in your failure to recover your initial investment.  See “Prepayment and Yield Considerations―Sensitivity of the Interest Only Certificates” in this prospectus supplement for a more detailed description of the risks associated with the purchase of Class 2-A-13 certificates, including tables demonstrating the particular sensitivities of those certificates to the rate of prepayments and LIBOR.

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The Class 2-A-14 certificates will receive interest at a rate that varies directly with changes in LIBOR, subject to a minimum pass-through rate of 0.370% per annum and a maximum pass-through rate of 7.000% per annum.  Accordingly, if you purchase Class 2-A-14 certificates, you should be aware that such certificates will be sensitive to changes in LIBOR.

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The Class 2-A-15 certificates will receive interest at a rate that varies directly with changes in LIBOR, subject to a minimum pass-through rate of 0.370% per annum and a maximum pass-through rate of 7.000% per annum.  Accordingly, if you purchase Class 2-A-15 certificates, you should be aware that such certificates will be sensitive to changes in LIBOR.

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The rate of prepayments on the loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the loans, the loans are more likely to prepay than if prevailing rates remain above the interest rates on the loans.  Conversely, if prevailing interest rates rise significantly, the prepayments on the loans are likely to decrease.

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Approximately 0.08% of the loans by principal balance as of the cut-off date require the borrower to pay a prepayment penalty in certain instances if the borrower prepays the loan during a specified period, which may be during the first 24 months after the loan was originated.  A prepayment penalty may or may not discourage a borrower from prepaying the related loan during the applicable period.

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The master servicer may, at its option, purchase all but not less than all of the loans in the trust on any distribution date on or after the first date on which the aggregate scheduled principal balance of the loans, as of that date of determination, is less than 10% of the aggregate scheduled principal balance of the loans as of the cut-off date.

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Newly originated loans may be more likely to default, which may cause losses on the offered certificates.  Defaults on loans tend to occur at higher rates during the early years of the loans.  Approximately 31.50% of the loans have been originated within the 6 months prior to their sale to the trust.  As a result, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

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The effective interest rate on your certificates may be less than the interest rate stated in this prospectus supplement.  Your certificates will be allocated any interest shortfalls that are not compensated for as described in this prospectus supplement.  The circumstances under which interest shortfalls will occur are described under “Description of the Offered Certificates,” “—Allocation of Available Funds” and “—Interest” in this prospectus supplement.

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UBS Real Estate Securities Inc. (in its capacity as transferor of the loans) may be required to purchase loans from the trust in the event certain breaches of representations and warranties have not been cured.  These purchases will have the same effect on the holders of the related offered certificates as a prepayment of the loans.

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Each of the originators may make general, and each of the servicers may make general and targeted, solicitations for refinancings.  Any solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

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If you purchase an offered certificate and the rate of default and the amount of losses on the related loans is higher than you expect, then your yield may be lower than you expect.

See “Prepayment and Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the loans.

There Are Risks in Holding Subordinate Certificates

The protections afforded the senior certificates create risks for the subordinate certificates.  Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

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Because the subordinate certificates receive interest and principal distributions after all of the senior certificates receive those distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

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If any servicer determines not to advance a delinquent payment on a loan because such servicer determines the amount is not recoverable from a borrower or if the master servicer is required to make an advance and makes a similar determination and does not advance funds with respect to such delinquent payment, there may be a shortfall in distributions on the senior certificates that will impact the subordinate certificates.

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The subordinate certificates are not entitled to a proportionate share of principal prepayments on the related loans until the beginning of the tenth year after the closing date.  In addition, if certain losses on the loans in a collateral group exceed stated levels, a portion of the principal distribution payable to classes of subordinate certificates with higher alphanumerical class designations will be paid to the classes of subordinate certificates with lower alphanumerical designations.

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Losses resulting from the liquidation of defaulted loans will generally be allocated to the subordinate certificates.  A loss allocation results in a reduction in a certificate principal balance, potentially to zero, without a corresponding distribution of cash to the holder.  A lower certificate principal balance will result in less interest accruing on the certificate.

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The earlier in the transaction that a loss on a loan occurs, the greater the impact on yield.

See “Description of the Offered Certificates” and “Prepayment and Yield Considerations” in this prospectus supplement.

Geographic Concentration Could Increase Losses on the Loans

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the loans in the related collateral group.  Any concentration of the mortgaged properties securing the loans related to your certificates in particular geographic regions might magnify the effect on the loans in any collateral group of adverse economic conditions or of special hazards in these areas, such as earthquakes, hurricanes, windstorms, wildfires or tornadoes, and might increase the rate of delinquencies, defaults and losses on the loans.  Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.  See “Description of the Loans” in this prospectus supplement.

Approximately 25.29% of all of the loans and approximately  37.81%, 12.90% and 24.98% of the collateral group 1, collateral group 2 and collateral group 3 loans, respectively (in each case, by aggregate cut-off date principal balance for the related collateral group, and with respect to collateral group 1 and collateral group 2, based on the applicable fraction), are secured by properties in California.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

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Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs.  In addition, recently the cost of crude oil reached record highs.  These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments.  Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

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Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

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Declines in the residential real estate market in California may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

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Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

Approximately 13.29% of all of the loans and approximately  5.15%, 20.49% and 14.68% of the collateral group 1, collateral group 2 and collateral group 3 loans, respectively (in each case, by aggregate cut-off date principal balance for the related collateral group, and with respect to collateral group 1 and collateral group 2, based on the applicable fraction), are secured by mortgaged properties located in Florida.  Properties in Florida may be particularly susceptible to certain types of uninsurable hazards, such as hurricanes.  Properties located in Florida may have been damaged by recent hurricanes.  The seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent loans.  Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates.  If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

Loans with higher loan to value ratios may present a greater risk of loss than loans with loan to value ratios of 80% or below.  Approximately 4.77% of the loans by cut-off date pool balance of the loans had loan to value ratios at origination in excess of 80%.  All of the loans with loan to value ratios in excess of 80% have primary mortgage insurance.  However, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

The determination of the value of a mortgaged property used in the calculation of the loan to value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property.  Loan to value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the related mortgaged property is located.

Interest Only Loans Have a Greater Risk Upon Default

Approximately 12.24% of the loans contributing to collateral group 1, approximately 15.09% of the loans contributing to collateral group 2 and none of the loans in collateral group 3 (in each case, by aggregate cut-off date principal balance for the related collateral group, and with respect to collateral group 1 and collateral group 2, based on applicable fractions), do not require any payments of principal prior to ten or fifteen years after origination, as specified in the related loan documents.  These loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that loan will be higher than for a loan that commences amortizing as of its first due date.

The Rate of Default on Loans That Are Secured by Investor Properties May Be Higher Than on Other Loans

As of the cut-off date, approximately 0.28% of the loans contributing to collateral group 1, approximately 10.46% of the loans contributing to collateral group 2 and approximately 5.41% of the loans in collateral group 3 (in each case, by aggregate cut-off date principal balance for the related collateral group, and with respect to collateral group 1 and collateral group 2, based on applicable fractions), are expected to be secured by investor properties.  An investor property is a property which, at the time of origination, the borrower represented would not be used as the borrower’s primary residence or second home.  Because the borrower is not living on the property, the borrower may be more likely to default on the related loan than on a comparable loan secured by a primary residence or, to a lesser extent, a second home.  In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources.  Should this income not materialize, it is possible the borrower would not have sufficient resources to make payments on the related loan.

Failure of the Master Servicer or Servicers to Perform May Adversely Affect Distributions on Certificates

The amount and timing of distributions on the certificates generally will be dependent on the servicers performing their respective servicing obligations and the master servicer performing its master servicing obligations in an adequate and timely manner.  See “The Pooling and Servicing Agreement—Collection Account and Distribution Account” in this prospectus supplement.  If any servicer fails to perform its servicing obligations, or if the master servicer fails to perform its master servicing obligations, this failure may result in the termination of such servicer or the master servicer, as applicable.  Termination of the servicer with its corresponding transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans.  Termination of the master servicer with a corresponding transfer of oversight and collection activities may also increase the rates of delinquencies, defaults and losses on the loans.  As a result, shortfalls in the distributions due on your certificates could occur.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS system.  However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry.  Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

The Cap Agreement is Subject to Counterparty Risk

Under the terms of the cap agreement, the cap provider will be required to make certain payments to the cap account for the benefit of the holders of the Class 1-A-1 certificates.  To the extent that distributions on the Class 1-A-1 certificates depend in part on payments to be received from the cap provider under the cap agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the counterparty to the cap agreement.  Although there is a mechanism in place to facilitate replacement of the cap agreement upon the default or credit impairment of the cap provider, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap agreement.

Limited Liquidity May Adversely Affect Market Value of the Certificates

A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  See “Risk Factors—Limited Liquidity of Securities May Adversely Affect Market Value of Securities” in the prospectus.

The secondary market for mortgage backed securities has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means that there may not be any purchasers for your class of certificates.  Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

The Ratings on Your Certificates Could Be Reduced or Withdrawn

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Risks Related to Exchangeable Certificates

The characteristics of the exchangeable certificates in any exchangeable combination will reflect the characteristics of the related REMIC certificates in the related REMIC combination.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

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At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex B.

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A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

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The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

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Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

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Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

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Only the combinations listed on Annex B are permitted.

The Certificates Are Obligations of the Issuing Entity Only

The offered certificates represent obligations of the issuing entity only and will not represent an interest in or obligation of the depositor, the master servicer, the trust administrator, the transferor, the trustee, the custodian or any of their respective affiliates.  Neither the certificates nor the loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the master servicer, the trust administrator, the supplemental interest trust trustee, the cap provider, the transferor, the custodian, the trustee or any of their respective affiliates.  Proceeds of the assets included in the trust, and with respect to the Class 1-A-1 certificates only, amounts received from the supplemental interest trust, will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the master servicer, the trust administrator, the supplemental interest trust trustee, the custodian, the transferor, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Rights of Beneficial Owners May Be Limited by Book-Entry System

Unless you are the purchaser of a Class A-LR or Class A-UR certificate, your ownership of the offered certificates will be registered electronically with DTC.  The lack of physical certificates could:

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result in payment delays on your certificates because the trust administrator will be sending distributions on the certificates to DTC instead of directly to you;

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make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

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hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form.  See “Description of the Offered Certificates—Book-Entry Certificates” in this prospectus supplement and “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Risks Related to the Residual Certificates

The holders of the Class A-LR and Class A-UR certificates (which are also called, collectively, the “Residual Certificates”) must include the taxable income or loss of the related REMIC in determining their federal taxable income.  Prospective investors are cautioned that the residual certificateholders’ REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability.  It is not anticipated that the residual certificateholders will receive distributions from the trust.  Furthermore, prospective investors in the Residual Certificates should expect that all of the related REMIC’s income includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non U.S. investors, with no exemption or treaty reduction.

Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Certificates will be considered to be “non-economic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  Accordingly, the transferee affidavit used for transfers of Residual Certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Residual Certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the Residual Certificates as such taxes become due, (iv) will not cause the income from the Residual Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the Residual Certificates to any person or entity that does not provide a similar affidavit.  The transferor must certify in writing to the trust administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.  In addition, Treasury regulations provide alternatives for either paying the transferee of the Residual Certificates a formula specified minimum price or transferring the Residual Certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer.  Finally, Residual Certificates generally may not be transferred to a person who is not a U.S. person unless the income thereon is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI.  See “Description of the Offered Certificates—Restrictions on Transfer of the Residual Certificates” in this prospectus supplement and “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities—Treatment of Certain Items of REMIC Income and Expense,” “―Limitations on Offset or Exemption of REMIC Income” and “―Tax Related Restrictions on Transfer of Residual Securities” in the prospectus.

An individual, trust or estate that holds Residual Certificates (whether the Residual Certificates are held directly or indirectly through certain pass through entities) also may have additional gross income with respect to the Residual Certificates, but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such Residual Certificates in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Residual Certificates in proportion to their respective ownership interests.  See “Federal Income Tax Consequences—REMICS—Limitations on Deduction of Certain Expenses” in the prospectus.  In addition, some portion of a purchaser’s basis, if any, in Residual Certificates may not be recovered until termination of the trust fund.  Furthermore, although Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of Residual Certificates, some issues are not addressed by the regulations.  Any transferee of Residual Certificates receiving such consideration should consult its tax advisors.

Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments and could be negative.

Information Regarding Historical Performance of Other Mortgage Loans May Not be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

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difference in type of loan;

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the relative seasoning of the pools;

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differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

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 the extent to which the loans in a pool have prepayment penalties;

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whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and.

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whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

The Return on Your Certificates Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state or local law will apply.  A significant number of the loans have mortgage interest rates that exceed such limitation, if applicable.  This may result in interest shortfalls on the loans, which in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement.  None of the depositor, the transferor, the underwriter, the master servicer, the trust administrator, the trustee, the custodian or any other party has taken any action to determine whether any of the loans would be affected by such interest rate limitation.  See “Description of the Offered Certificates—Interest” and “—Allocation of Losses on the Certificates” in this prospectus supplement and “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

FORWARD LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward looking statements.  These forward looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Prepayment and Yield Considerations” in this prospectus supplement.  Forward looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like “may,” “will,” “should,” “believes,” “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)

economic conditions and industry competition;

(2)

political and/or social conditions; and

(3)

the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  We define the capitalized terms we use in this prospectus supplement under the caption “Glossary of Terms” beginning on page S-125 in this prospectus supplement.  We define capitalized terms we use in the prospectus under the caption “Glossary of Terms” beginning on page 126 in the prospectus.

DESCRIPTION OF THE LOANS

General

On or about January 29, 2007, Mortgage Asset Securitization Transactions, Inc., the depositor, will acquire the Loans from UBS Real Estate Securities Inc., who will have previously acquired the Loans under certain purchase and sale agreements from the originators.  The aggregate scheduled principal balance as of the Cut-Off Date of the Loans is approximately $283,163,873.  The depositor will then transfer the Loans to the trust pursuant to the Pooling and Servicing Agreement.  The trust will be entitled to all scheduled payments of principal and interest in respect of the Loans due after the Cut-Off Date, and all unscheduled payments of principal and interest received after the Cut-Off Date.  The Cut-Off Date for the Loans is January 1, 2007.

Unless otherwise stated, the statistical information presented in this prospectus supplement relates to the Loans as of the Cut-Off Date, and information as to percentages of Loans is based on the Scheduled Principal Balances of Loans in the applicable Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fractions multiplied by the Scheduled Principal Balances of the Loans contributing to such Collateral Group) as of the Cut-Off Date (after taking into account scheduled payments of principal on that date).

The trust will consist primarily of approximately 656 Loans divided into three Collateral Groups, referred to in this prospectus supplement as Collateral Group 1, Collateral Group 2 and Collateral Group 3 with a combined aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $283,163,873, subject to a permitted variance of plus or minus 5%.  Substantially all of the Loans contributing to Collateral Group 1 and Collateral Group 2 have original terms to maturity of approximately 30 years.  Substantially all of the Loans in Collateral Group 3 have original terms to maturity of approximately 15 years.

Unless otherwise indicated, for purposes of presenting data with respect to the Loans contributing to Collateral Group 1 and Collateral Group 2, the principal balances of such Loans have been divided into three subgroups based upon the respective Net Mortgage Rates:

“Subgroup A” is comprised of Loans with Net Mortgage Rates less than or equal to 5.75%;

“Subgroup B” is comprised of Loans with Net Mortgage Rates greater than 5.75% but less than 6.50%; and

“Subgroup C” is comprised of Loans with Net Mortgage Rates greater than or equal to 6.50%.

Each subgroup described above comprises Loans or portions of Loans contributing to Collateral Group 1 and Collateral Group 2 that bear interest at a fixed-rate.  The Scheduled Principal Balance of each Loan in each subgroup is allocated either (i) to one of such Collateral Groups only or (ii) between both of such Collateral Groups, based on two fixed fractions (which differ from Loan to Loan) (in each case, the “Applicable Fractions,” as described in this prospectus supplement).  Allocation of principal payments to each class of Group 1 Certificates or Group 2 Certificates will be tied to payments on the Loans or portions of Loans in Collateral Group 1 and Collateral Group 2, subject to certain exceptions in the case of losses on the Loans.

“Collateral Group 1” consists of all the Loans in Subgroup A, and portions of Loans in Subgroup B that have been stripped to an Effective Net Mortgage Rate of 5.75%.

“Collateral Group 2” consists of portions of Loans in Subgroup B that have been stripped to an Effective Net Mortgage Rate of 6.50% and all the Loans in Subgroup C.

As of the close of business on the Cut-Off Date, five of the Loans were 30 days past due in the payment of scheduled principal and interest.  The delinquency status of a Loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered to be 30 days delinquent.

The Loans are evidenced by Mortgage Notes, secured primarily by mortgages or deeds of trust on the Mortgaged Properties.  As of the Cut-Off Date, all of the Loans were secured by first liens on Mortgaged Properties.

All of the Loans provide for payments due as of the first day of each month.  The scheduled monthly payment on substantially all of the Loans generally includes a substantially equal payment consisting of interest plus principal in an amount that will amortize the outstanding principal balance of the Loan over its remaining term, except for approximately 12.24% of the Loans contributing to Collateral Group 1, approximately 15.09% of the Loans contributing to Collateral Group 2, and none of the Loans in Collateral Group 3 (in each case, by aggregate cut-off date principal balance for the related Collateral Group, and with respect to Collateral Group 1 and Collateral Group 2, based on the Applicable Fractions) that do not provide for any payment of principal prior to ten or fifteen years after origination, but which require that their principal balances be fully amortized over the related remaining term of the Loans.

The latest scheduled maturity date of any Loan contributing to Collateral Group 1 or Collateral Group 2 is in September 2036.  The latest scheduled maturity date of any Loan in Collateral Group 3 is in October 2021.  However, the actual date on which any Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

Other than approximately 0.08% of the Loans contributing to Collateral Group 1, approximately 0.01% of the Loans contributing to Collateral Group 2, and 0.17% of the Loans in Collateral Group 3 (in each case, by aggregate Cut-Off Date Principal Balance for the related Collateral Group, and with respect to Collateral Group 1 and Collateral Group 2, based on the Applicable Fractions), the borrowers may generally prepay their loans, in whole or in part, at any time without penalty.  Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates or the related servicer.  Each of the Loans is subject to a due on sale clause.  See “Certain Legal Aspects of Residential Loans” in the prospectus.

Each Loan with an LTV Ratio at origination of more than 80%, or as required by state law, is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Freddie Mac or Fannie Mae.  Each policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the Loan, the accrued interest on the Loan and the related foreclosure expenses.

Approximately 4.77% of the Loans, by Cut-Off Date Pool Balance for all of the Loan Groups had LTV Ratios at origination of greater than 80%, and with respect to each such Loan the related borrowers were required to obtain primary mortgage guaranty insurance.  No primary mortgage guaranty insurance policy generally will be required on any Loan (other than the Lender Paid Mortgage Insurance Loans) after the date on which the LTV Ratio is below a certain level that varies from state to state or if maintaining the policy is prohibited by law.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sale date.  If residential real estate values decline generally or in a particular geographic area, the LTV Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Loans.

Pool Delinquency and Loss Experience

The following table sets forth certain information regarding delinquency with respect to the Loans as of the Cut-Off Date.

Delinquency Experience
			Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
30-59 Days
0 times	636	$270,918,380	95.68%
1 time	19	$ 10,784,067	3.81%
4 times	1	$ 1,461,426	0.52%
Total	656	$283,163,873	100.00%

No Loan has been delinquent 60 days or more since origination.

Statistical Information

Statistical information regarding characteristics of the Loans in the aggregate, as well as by Collateral Group, as of the Cut-Off Date is set forth in Annex A to this prospectus supplement.

Before the Closing Date, the depositor may remove any of the Loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the Loans identified as of the date of this prospectus supplement.  However, the aggregate principal balance of the substituted Loans will not vary by more than plus or minus 5% of the Loans, by the aggregate Cut-Off Date Principal Balance for each Collateral Group.  As a result, the statistical information presented in Annex A to this prospectus supplement regarding the characteristics of the Loans identified for inclusion in the trust may vary in some respects from comparable information based on the actual composition of the Loans included in the trust on the Closing Date.  In addition, after the Cut-Off Date, the characteristics of the Loans may materially vary from the information below due to a number of factors.  These factors include prepayments of the Loans after the Cut-Off Date and the substitution or repurchase of Loans after the Closing Date.

STATIC POOL INFORMATION

The depositor shall make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this prospectus supplement or the registration statement of which this prospectus supplement is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

The originators of the Loans are Wachovia Mortgage Company (“Wachovia”), Countrywide Home Loans, Inc. (“Countrywide Home Loans”) and Wells Fargo Bank, N.A. (“Wells Fargo Bank”) with respect to approximately 30.32%, 26.89% and 25.31% respectively, of the Cut-Off Date Principal Balance of all of the Loans, and other unaffiliated originators, each of which represents less than 10% of the Cut-Off Date Principal Balance of all of the Loans.  For information about each originator that represents 20% or more of the Cut-off Date Principal Balance of the Loans, see this section and “Underwriting Standards” in this prospectus supplement.

Countrywide Home Loans, Inc.

Loan-to-Value Ratio as used in “Underwriting Standards–Countrywide Home Loans, Inc.,” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•

in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “Countrywide Home Loans, Inc.—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan.  See “Countrywide Home Loans, Inc.—Underwriting Standards—General” in this term sheet supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income.  If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization.  Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores.  “FICO Credit Scores“ are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program“).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker.  In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker.  In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards.  Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met.  After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans.  The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.  Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.  Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process.  In general under the Full Documentation Loan Program (the “Full Documentation Program“), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information.  Self-employed individuals are generally required to submit their two most recent federal income tax returns.  Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program“), a Reduced Documentation Loan Program (the “Reduced Documentation Program“), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program“), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program“), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program“).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company.  The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments.  All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans.  The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.  Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home.  All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property.  Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines“), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines“).  The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

For the underwriting guidelines of Countrywide Home Loans, see “Underwriting Standards — Countrywide Home Loans, Inc.”

Wells Fargo Bank, N.A.

Wells Fargo Bank, N.A. (“Wells Fargo Bank“) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

a.

Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers (“Prime 30-Year Fixed-Rate Relocation Loans“);

b.

Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and which were not originated in connection with any relocation program (“Prime 30-Year Fixed-Rate Non-Relocation Loans“).

c.

Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime 15-Year Fixed-Rate Loans“); and

d.

Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime Adjustable-Rate Loans“).

From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2003		2004		2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Prime 30-Year Fixed-Rate Relocation Loans	1,812	$ 844,941,789	861	$ 405,719,632	1,250	$ 636,020,072
Prime 30-Year Fixed-Rate Non-Relocation Loans	111,425	40,134,188,567	24,267	9,865,227,462	44,978	21,686,693,836
Prime 15-Year Fixed-Rate Loans	29,622	10,106,128,064	5,394	2,560,373,384	4,536	2,430,641,359
Prime Adjustable-Rate Loans	142,930	56,515,937,239	125,454	54,089,704,631	113,744	53,072,900,484

For the underwriting guidelines of Wells Fargo Bank, see “Underwriting Standards — Wells Fargo Bank, N.A.”

Wachovia Mortgage Corporation

Wachovia Mortgage Corporation (“Wachovia”), a North Carolina corporation, is a subsidiary of Wachovia Bank, National Association (“Wachovia Bank”), which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation.  Wachovia and its predecessors have originated mortgage loans since 1964.  Wachovia is a nationwide mortgage lender with corporate offices located in Charlotte, North Carolina.  In 1964, First Union Corporation (“First Union”) acquired Raleigh, North Carolina-based Cameron-Brown Company, a national mortgage banking and insurance firm.  In 2002, in connection with the First Union-Wachovia Corporation merger, the mortgage unit of Wachovia Bank was folded into First Union Mortgage Corporation, which then changed its name to Wachovia Mortgage Corporation.  In 2004, Wachovia acquired SouthTrust Mortgage Corporation (“STMC”) and STMC’s prime operations were folded into Wachovia.  Wachovia operations include a traditional retail mortgage lending channel (“Retail Lending”), a third party lending channel (including broker and correspondent originations) (“Third Party Lending”), and a direct to consumer lending channel (“Direct Lending”), including internet and corporate relocation programs.  Wachovia originates conforming and nonconforming residential mortgage loans as well as home equity loans.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated by Wachovia for each of the different “asset types” set forth in the table:

	2002		2003		2004		2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Prime Fixed-Rate Loans	106,600	$15,949,151,114	112,733	$18,078,507,949	60,620	$9,985,186,412	71,891	$13,556,078,594
Prime Adjustable-Rate Loans	17,867	$5,659,300,909	12,745	$4,081,784,003	13,668	$4,647,773,851	17,221	$6,448,502,837

Wachovia originates, processes, underwrites, and closes conforming and non-conforming, conventional, FHA and VA loans through its Retail Lending and Direct Lending channels.  In addition, Wachovia originates conventional conforming and non-conforming loans as well as government and equity loans through its Third Party Lending channel.

Wachovia is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

Production Sources

Wachovia originates Jumbo A Fixed Rate, Jumbo LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loans through Retail Lending (including Private Banking), Third Party Lending (Wholesale and Correspondent) and Direct Lending (Relocation, Employee loans, Wachovia Securities, Banker Channel and Internet).  Retail Lending operates within the footprint of Wachovia Bank, while Third Party Lending and Direct Lending encompass all fifty states.

For the underwriting guidelines of Wachovia, see “Underwriting Standards — Wachovia Mortgage Corporation”

UNDERWRITING STANDARDS

General

The Loans have either been purchased by the Sponsor from an originator or an entity which purchased the Loans from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that originator) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section “—General” or in one of the following sections pertaining to a particular originator and related loans.

Substantially all of the Loans are “conventional non-conforming mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority (“FHA”) or partially guaranteed by the Department of Veteran Affairs (“VA”) or which do not qualify for sale to Fannie Mae or Freddie Mac and are secured by first liens on one to four family residential properties).

The underwriting standards applicable to the Loans typically differ from, and are, with respect to a substantial number of Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types.  To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower.  As part of the description of the borrower’s financial condition, the borrower will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts.  In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources.  With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.  In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the borrower’s monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses.  Generally, scheduled payments on a Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective borrower’s gross income.  The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV Ratio of the loan.  The originator may also consider the amount of liquid assets available to the borrower after origination.

Approximately 59.58% of the Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, “lite” documentation, stated income, low/limited or “Express” documentation, no stated income, no ratio, “NIV” or no documentation programs, which require less documentation and verification than do traditional full documentation programs.  Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets.  Under a streamlined documentation program, a borrower’s income and assets that have been previously documented are re verified, and any additional documentation and verification is limited.  Under a reduced documentation program, verification of either a borrower’s stated income or stated assets, but not both, is undertaken by the originator.  Under a “lite” documentation, “stated income” or “NIV” program, a borrower is required to state both their income and assets, but the originator only undertakes to verify such borrower’s assets.  Under a low/limited or “Express” documentation program, the amount of documentation required to document a borrower’s income and assets is limited.  Under a no stated income program or a no ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken.  Under a no documentation program, the borrower is not required to state either their income or assets, and accordingly no verification of such borrower’s income or assets is undertaken by the originator.  The underwriting for such Loans may be based primarily or entirely on other factors, such as an appraisal of the mortgaged property, the LTV Ratio at origination and the borrower’s credit score and previous mortgage payment history.

The adequacy of the mortgaged property as security for repayment of the related Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator.  All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator.  The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.  The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Approximately 1.23% of the Loans, by Cut-Off Date Principal Balance were purchased from various originators pursuant to the transferor’s conduit loan origination program (the “UBS Conduit”).  Pursuant to the program, the transferor purchases loans originated by the participating originators if the loans satisfy the underwriting guidelines of the program, which underwriting guidelines are substantially similar to the guidelines described above.

Countrywide Home Loans, Inc.

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans“), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income.  If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization.  Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores.  “FICO Credit Scores“ are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program“).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker.  In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker.  In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards.  Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met.  After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans.  The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.  Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%.  If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower.  In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs.  Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.  Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.  Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process.  In general under the Full Documentation Loan Program (the “Full Documentation Program“), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information.  Self-employed individuals are generally required to submit their two most recent federal income tax returns.  Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program“), a Reduced Documentation Loan Program (the “Reduced Documentation Program“), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program“), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program“), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program“).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company.  The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments.  All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans.  The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.  Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home.  All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property.  Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines“), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines“).  The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000.  The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.  As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment.  Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.  The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application.  To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application.  Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections.  Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period.  Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000.  In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted.  The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines.  The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000.  Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000.  The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program.  Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines.  However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines.  However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines.  The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%.  The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis.  The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis.  This program is limited to borrowers with excellent credit histories.  Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.  Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income.  The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents.  The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8).  The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program.  The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Wells Fargo Bank, N.A.

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States.  Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States.  Wells Fargo Bank also provides information and accepts applications through the internet.  The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities.  In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”).  See “—Acquisition of Mortgage Loans from Correspondents” below.  The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers.  Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners.  Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria.  Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations.  Such solicitations are made through mass mailings and television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing.  Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move.  Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy.  Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators.  Also among Wells Fargo Bank’s corporate clients are various professional associations.  These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time.  This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent.  The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards.  In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer.  Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s underwriting standards.

Mortgage Loan Underwriting

The Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s “retention program,” and (iii) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.

General Standards.  Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral.  The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history.  Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.  With respect to certain Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.  Except as described below, the Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies.  These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes.  Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party.  These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles.  A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file.  For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required.  For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required.  Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments).  Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process.  This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines.  Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process.  The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file.  In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.  See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application.  The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired.  A self-employed applicant may be required to submit his or her most recent signed federal income tax returns.  With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders.  Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant.  The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations.  A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have.  This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant.  Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained.  In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications.  In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation.  The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.  Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source.  Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2.  Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level.  Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying.  These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment.  In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin.  In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement.  In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets.  In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio.  A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan.  Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan.  Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”).  In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index.  The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio.  Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%.  The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property.  In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination.  For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan.  In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost.  The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence.  Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult.  The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance.  In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the “Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

Coverage Percentages
Loan-to-Value Ratios	Category I Mortgage Loans	Category II Mortgage Loans
95.01% to 97.00%	30%	25%
90.01% to 95.00%	30%	25%
85.01% to 90.00%	25%	12%
80.01% to 85.00%	12%	6%

“Category I Mortgage Loans” includes fixed rate Loans with terms to maturity of 25 or 30 years, balloon loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

“Category II Mortgage Loans” includes fixed rate Loans with terms to maturity of 10, 15 or 20 years.

In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives).  Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Retention Program Standards.  A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program.  Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards.  As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets.  In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program.  A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000).  Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score.  Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income.  A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Underwriter Discretion.  During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies.  This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines.  There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Wachovia Mortgage Corporation

Wachovia manually underwrites every Jumbo A Fixed Rate, Jumbo LIBOR ARM and Jumbo Alt A Fixed Rate/ARM loan and generally follows Fannie Mae guidelines.  Wachovia uses Custom Desktop Underwriter to supplement the underwriting of the Jumbo A Fixed Rate and the Jumbo LIBOR ARM loans to ensure the consistent and objective application of risk evaluation; however, income/asset documentation, credit requirements, collateral documentation must be met for each product.  Third Party Lending is allowed to use Desktop Underwriter income documentation allowances for the Jumbo A Fixed Rate and Jumbo LIBOR ARM loans.  Correspondent loans originated by correspondents with delegated underwriting authority are not re-underwritten prior to purchase; however, loan files are checked for critical documents.  Loans originated by correspondents without delegated underwriting authority are underwritten by Wachovia underwriters as well as mortgage insurance company contract underwriters.  Retail Lending and Direct Lending loans are underwritten in six centralized service centers primarily by full-time underwriters employed by Wachovia; however, in times of increased volume, contract underwriters from Wachovia approved mortgage insurers are used to underwrite overflow.  Wholesale underwriting is performed in centralized service centers located throughout the United States by both full-time and mortgage insurance company contract underwriters who are located both on-site and off-site in the respective mortgage insurance company’s facility.  Condominiums, PUD’s, leaseholds and trusts are reviewed and approved by Specialized Underwriting.  The Collateral Review Team, consisting of trained appraisers, is available to assist underwriters with reviews of appraisals on more difficult properties.  The Investor Relations team supports underwriters by requesting single loan variances from investors and assisting all production channels with underwriting clarification and oversite.  The online Products and Underwriting manual is available to every employee and is updated twice monthly.

Wachovia’s non-conforming (jumbo) guidelines are provided to its whole loan investors on an ongoing basis for review and acceptability.  Loans are documented generally in accordance with Fannie Mae guidelines.  Jumbo LIBOR ARM loans require one full appraisal report (Fannie Mae Forms 1004, 1025 or 1073) for loan amounts up to $1,000,000 and two full appraisal reports for loan amounts greater than $1,000,000.  Jumbo A Fixed Rate loans require one full and one desk review for loan amounts greater than $1,000,000 when the property is a primary residence or second home.  Investment properties and co-ops require two full appraisal reports for loan amounts greater than $650,000.  The borrower’s capacity to repay, creditworthiness, source of funds for down payment and the adequacy of the collateral securing the mortgage are evaluated per guidelines stated within the Wachovia Mortgage Corporation online Products and Underwriting Manual.  The Jumbo A Fixed Rate and Jumbo LIBOR ARM loans are subject to the following requirements/restrictions:

•

Maximum Debt-to-Income ratio 55% (50.01-55% allowed with strong compensating factors only).

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FICO score floor of 620 (640 for ARM loans) with increases based on occupancy, loan amount, transaction type, interest only and documentation features.

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Limits the amount of cash out based on occupancy, Loan-To-Value and loan size.

There is a stated income feature allowed on 1-4 unit owner occupied and 1-unit second home properties for purchase money and rate/term refinance transactions on Jumbo A Fixed Rate loans.  A minimum FICO of 700 is required.  Borrower must have verified liquid assets of the lesser of 50% of stated annual income or $100,000.

There is a no ratio feature allowed on single family owner occupied and second home properties for purchase money and rate/term refinance transactions on Jumbo LIBOR ARM loans.  A minimum FICO of 680 is required.

•

The Jumbo Alt A Fixed/ARM product is subject to the following requirements/restrictions:

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Maximum Debt-to-Income ratio 55% (50.01-55% allowed with strong compensating factors only).

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FICO score floor of 620, but may be adjusted upward for low documentation or higher risk features.

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Full/alternative documentation, as well as Stated Income, No Ratio and NINA features.

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Secondary financing is available through the General Banking Group (“GBG”) as well as the Wachovia Mortgage Equity division.

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Exception loans which are originated outside of stated guidelines are available to customers with demonstrated Wachovia relationships and/or strong compensating factors.  Exception loans must be approved by exception officers within Wachovia, GBG or the Wealth Management group.

Collateral Evaluation/Appraisers

All jumbo loan products originated through Wachovia require the full Uniform Residential Appraisal Report (Fannie Mae Form 1004 for single-family properties or Fannie Mae Form 1025 for 2-4 family properties or Fannie Mae Form 1073 for all condominiums).  The Uniform Residential Appraisal Report (Fannie Mae Form 1004B), Certification and Statement of Limiting Conditions is required on all appraisals as well.

Appraisal reports must be ordered by Wachovia.  For loans originated by approved Third Party Lending brokers and correspondents the appraisers do not need to be on the Wachovia approved list; however, they must be licensed in the state where they operate.  In addition, they may not be on the Wachovia exclusionary list.  Appraisals provided by the borrower or any other interested third party other than Wachovia approved brokers and correspondents are not acceptable.  Appraisals cannot be greater than 120 days old at closing.  Any appraisal older than 120 days must be supported by an update of value by the appraiser or by a new appraisal.

Underwriters review appraisals in accordance with stated guidelines.  Appraisal guidelines for jumbo loans are generally very similar to appraisal guidelines for conforming loans, i.e., standard Fannie Mae/Freddie Mac guidelines.

Appraisals must be ordered from an appraiser who is approved by Wachovia.  Underwriters must ensure that the appraisal has been provided by an appraiser on the approved appraiser list and that the appraiser does not appear on either the Wachovia Mortgage Corporation Watch or Suspended Appraiser List.

THE SPONSOR

UBS Real Estate Securities, Inc. (“UBSRES”) will act as sponsor of the Issuing Entity.

General

UBS Real Estate Securities Inc. (“UBSRES”) is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio.  The sponsor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

Securitization Program

UBSRES has been engaged in the securitization of a variety of assets since 1983.  During the 2003, 2004, 2005 and 2006 fiscal years, UBSRES securitized approximately $26,600,168,862, $26,029,756,136, $18,131,621,825 and $20,267,674,603 of financial assets.

The following table describes size, composition and growth of UBSRES’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
ARM	7,347	2,804,749,182	27,798	9,800,077,756
Fixed	59,669	18,910,832,530	43,945	10,314,509,248
Seasoned	1,174	556,872,228	1,724	726,285,591
Subprime	27,530	4,327,714,922	29,023	4,975,779,334
Scratch&Dent	0	$0.00	1,292	213,104,207
Seconds	0	$0.00	0	$0.00
Total	95,720	$26,600,168,862	103,782	$26,029,756,136

	December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
ARM	14,321	4,137,616,918	10,509	3,880,896,262
Fixed	19,812	4,156,214,018	10,364	3,141,119,693
Seasoned	2,444	744,454,682	0	0
Subprime	44,595	8,492,495,247	64,949	12,165,244,209
Scratch&Dent	2,549	353,753,809	4,489	757,359,962
Seconds	4,788	247,087,151	5,753	323,054,477
Total	88,509	$18,131,621,825	96,064	$20,267,674,603

Through the use of subservicers, UBSRES may contract for the servicing of loans.  The trust fund may include loans subserviced on behalf of UBSRES as owner of the related servicing rights.

UBSRES typically acquires loans from third party originators.  Employees of UBSRES or its affiliates will structure securitization transactions in which  loans are sold to the depositor.  In consideration for the sale of loans, the depositor will cause the issuance of the certificates that are entitled to the cashflows from such loans and enter into an arrangement with one or more underwriters for the purchase of such certificates.

Pursuant to the agreement conveying assets from UBSRES to the depositor, UBSRES may make representations and warranties relating to certain characteristics of such assets.  Breaches of such representations and warranties that materially affect the value of the related loan or the interests of the related securityholders in such loan will result in an obligation on the part of UBSRES to cure, repurchase or substitute for such loan.  In certain situations, rather than making such representations and warranties itself, UBSRES may assign its interest under the related purchase agreement pursuant to which it acquired the loans from the related originator.

THE DEPOSITOR

Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

The depositor has been engaged in the securitization of loans since its incorporation in 1987.  The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by or represent an interest in loans.  The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the certificates, the depositor will have limited or no obligations with respect to the certificates and the issuing entity.  Those obligations include appointing replacements to certain transaction participants, providing notices to certain parties under the operative agreements and providing requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

Since the depositor’s main securitization experience is in connection with the securitization of assets sold by the sponsor to the depositor, the depositor’s portfolio of assets securitized is similar to that of the sponsor, and its securitization experience is similar to that of the sponsor described above under “The Sponsor”—Securitization Program”.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, N.A. (“Wells Fargo”), a national banking association, will act as the master servicer of the Loans pursuant to the Pooling and Servicing Agreement, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo, as master servicer, trust administrator and custodian, and U.S. Bank National Association, as trustee.

Primary servicing of the Loans will be provided for by Wells Fargo Bank, N.A., which will service approximately 27.93% of the Cut-Off Date Principal Balance of all of the Loans, Countrywide Home Loans Servicing LP, which will service approximately 26.89% of the Cut-off Date Principal Balance of all of the Loans, and Wachovia Mortgage Company, which will service approximately 24.51% of the Cut-Off Date Principal Balance of all of the Loans, and certain other servicers, each of which will service less than 10% of the Cut-Off Date Principal Balance of all of the Loans in accordance with the applicable Servicing Agreements.  Each servicer will be responsible for the servicing of those Loans subject to the related Servicing Agreement, and the master servicer will be required to supervise, monitor and oversee the performance of each servicer.  In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, and will either find a successor servicer or will assume the primary servicing obligations for the related Loans.

The Master Servicer, Trust Administrator and Custodian

Wells Fargo will act as master servicer, trust administrator and custodian under the Pooling and Servicing Agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $483 billion in assets, 23 million customers and 167,000 employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsor, the sellers and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

As master servicer, Wells Fargo is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of their respective Servicing Agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo was acting as master servicer for approximately 1427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those loans may be included in the trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation and filing of monthly distribution reports.  As trust administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K  and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.  Wells Fargo has been engaged in the business of trust administration since June 30, 1995.  As of December 31, 2006, Wells Fargo was acting as trust administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo also will act as custodian of the Loan files pursuant to the Pooling and Servicing Agreement.  In such capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Loan files on behalf of the trustee and the certificateholders.  Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of December 31, 2006 Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo serves or has served within the past two years as loan file custodian for various loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those loans may be included in the trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

Information relating to the servicing activities of Countrywide Home Loans Servicing LP, Wells Fargo Bank, N.A. and Wachovia Mortgage Corporation is summarized below.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing“) are located at 7105 Corporate Drive, Plano, Texas 75024.  Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans.  Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner.  Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans.  In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively.  In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates.  While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans.  Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans.  In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.  Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required.  Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial“).  The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.  Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans.  Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide.  Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans“ should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires.  In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.  Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights.  As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Ten Months Ended December 31,	Years Ended December 31,				Nine Months Ended September 30,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	559,501
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$109,872
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	32.9%
Conventional Non-conforming Loans
Number of Loans	137,593	277,626	554,571	509,711	826,178	479,627
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$148,652
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	44.5%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	65,618
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$9,436
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	519,895
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$35,229
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.6%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	188,558
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$30,545
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.2%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,813,199
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$333,734
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	53%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	48%

(1)

Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages.  Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing.  The statement details all debits and credits and specifies the payment due.  Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor.  In most cases, deficiencies are cured promptly.  Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property.  Foreclosure proceedings may be terminated if the delinquency is cured.  Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings.  The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located.  During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing.  After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Wells Fargo Bank N.A.

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank“)  is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.  As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of December 31, 2003		As of December 31, 2004		As of December 31, 2005
	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	472,694	$141,120,796,584	553,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank’s automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property.  Borrowers are billed on a monthly basis in advance of the due date.  If a borrower attempts to use Wells Fargo Bank’s Voice Response Unit (“VRU“) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area.  Collection procedures commence upon identification of a past due account by Wells Fargo Bank’s automated servicing system.  If timely payment is not received, Wells Fargo Bank’s automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency.  The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank’s automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due.  Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made.  When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts.  Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes.  Wells Fargo Bank supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models or programs that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state.  As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property.  Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis.  This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties.  Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property.  If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction.  Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information.  Expiration reports are generated periodically listing all policies scheduled to expire.  When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower’s expense.

Wachovia Mortgage Corporation

Wachovia Mortgage Corporation (“Wachovia”), a North Carolina corporation, is a subsidiary of Wachovia Bank, National Association, which is a wholly-owned subsidiary of Wachovia Corporation, a bank holding corporation.  Wachovia is a nationwide mortgage originator and servicer with its corporate office located in Charlotte, North Carolina, and its loan servicing center located in Raleigh, North Carolina.  Wachovia is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the “OCC”) and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

Wachovia and its predecessors, First Union Mortgage Corporation and Cameron-Brown Mortgage, have serviced residential mortgage loans since 1964, as servicer, interim servicer, or affiliated servicer.  Wachovia services residential first lien mortgage loans, including prime 30-year fixed-rate, prime 15-year fixed rate, prime adjustable-rate, home equity, relocation and construction loans.  In 2001, Wachovia divested itself of its 762,000 loan servicing portfolio and transferred these asset loans to EverHome Mortgage Company (“EverHome”) for sub-servicing.  Between 2001 and 2004, Wachovia acted as interim servicer for mortgage loan purchasers during the period of time between the sale of the loans to the time of servicing transfer (either to a mortgage loan purchaser or a third-party servicer).  In mid-2004, Wachovia began to retain all servicing on loans originated through its Retail Lending and Direct Lending channels.  In 2005, Wachovia serviced over 200,000 loans with unpaid principal balances of approximately $36 billion.

Wachovia is not rated as a servicer by a rating agency, but is currently seeking a residential mortgage servicer rating from each of Fitch Ratings, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Wachovia utilizes the Mortgage Bankers Association (“MBA”) industry standard delinquency model to determine delinquencies.  Wachovia generally does not charge-off investor owned loans.  For asset loans, Wachovia follows a loss recognition policy established by Wachovia’s risk management group and also follows industry standards.  The determination to charge-off a loan rather than foreclose is determined by a business model related to property valuations, cost of a foreclosure and lien status.  Delinquencies are acknowledged regardless of the existence of a repayment plan.  The status continues until the loan becomes current.  Re-age agreements are not executed unless the related investor approves a formal loan modification.  All loss mitigation activity and delinquency activity follows guidelines for Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA and private investor guidelines.

Wachovia’s Servicing Policies and Procedures

Upon boarding of mortgage loans, Wachovia reviews each mortgage loan package for completeness, images the related documents in electronic form and enters mortgage loan information in a software system designed specifically for use by the mortgage lending industry.  This software system ensures uniformity of treatment and efficiency of recordkeeping with respect to routine loan servicing procedures, including but not limited to payment application and escrow administration.  Wachovia establishes initial contact with each mortgagor with a welcome package communicating necessary information about the administration of such mortgagor’s loan.  Wachovia maintains this contact with the mortgagor through monthly statements and correspondence providing regulatory information.  In connection with its servicing activities, which include collection of principal and interest payments, payment of taxes, insurance and other charges, maintenance of primary mortgage insurance and hazard insurance with qualified insurers, property inspections, loss mitigation, default administration, release and satisfaction of mortgages, preparation of annual statements and reports, Wachovia closely monitors its servicing policies and procedures to prevent defaults under applicable servicing agreements or OCC requirements.

Wachovia maintains escrow accounts for the benefit of mortgagors to pay hazard insurance premiums and taxes.  Wachovia provides mortgagors with an analysis of the escrow account activity at least once a year.  Wachovia utilizes the services of a vendor to track and ensure that payments are remitted to insurance carriers and tax authorities in a timely manner to minimize costs.  In the event the mortgagor does not maintain adequate insurance coverage, Wachovia obtains adequate coverage in accordance with the terms of the loan documents and the related servicing agreement unless otherwise governed by state law.  Wachovia administers insurance proceeds with restricted escrow in which the proceeds are held in separate accounts for the benefit of the mortgagors during repair or reconstruction of the collateral until disbursed in accordance with investor guidelines and general industry practice.  Upon payment in full of a loan obligation, Wachovia releases excess escrow funds to the related mortgagor within 30 days of receipt of final payment.

In accordance with the applicable servicing agreement, Wachovia begins to work with mortgagors upon the first indication that they are experiencing difficulty meeting their monthly payment obligation.  Wachovia contacts mortgagors by phone as an initial reminder of a missed payment and makes follow-up phone calls until payment is received or an alternative payment arrangement is reached.

If a mortgage loan goes into bankruptcy, Wachovia monitors the bankruptcy case until it is closed or a lift of stay is granted.  If appropriate and if any required consent is obtained, a vendor will proceed on Wachovia’s behalf by referring the foreclosure action to a Wachovia-approved attorney licensed in the applicable jurisdiction.  Wachovia monitors all referral files until the mortgage loan is reinstated or paid in full or foreclosure is completed.

In accordance with investor and state law guidelines, as well as appropriate mortgage insurance guidelines, if applicable, Wachovia proceeds with foreclosure upon delinquency after all loss mitigation efforts have been exhausted.  Upon completion of the foreclosure sale and the placement of the related property in REO status, Wachovia will assign the loan back to the institutional investor if so directed by the applicable guidelines.  In accordance with private investor agreements, Wachovia works with sub-contractors to facilitate the sale and disposition of REO property.  Additionally, Wachovia files claims under any related primary mortgage insurance policy, seeks deficiency judgments where permitted under law and extends recovery efforts on behalf of the investor.

Vendors provide a variety of services to Wachovia, including the provision of software, call centers, loan status tracking required to obtain escrow information, and payment processing.  Wachovia maintains a process of thorough review and due diligence for any vendor who performs mortgage loan administration activities.  Each vendor must execute a services agreement with Wachovia and provide a relationship manager for direct contact with Wachovia in order for Wachovia to closely monitor such vendor’s performance under such agreement.  Wachovia maintains a fidelity errors and omissions policy for its loan servicing operations and requires that any vendor engaging in loan administration activities on behalf of Wachovia maintains equivalent coverage as required under the applicable servicing agreement.

There have been no material changes in Wachovia’s servicing policies and procedures in the past three years, other than changes mandated by federal or state laws, or investor guidelines.

Prior Securitizations

During the three (3) years preceding the date of this prospectus supplement, none of the residential mortgage loan securitization portfolios serviced by Wachovia have experienced servicing events of default, termination triggers or early amortization events due to Wachovia’s servicing activities.  Wachovia has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or the application of a servicing performance test or trigger.  During such time, Wachovia has neither failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliated entities and wholly owned subsidiaries of UBS Americas Inc.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor or the depositor that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

Wells Fargo is the master servicer, trust administrator, the custodian and a servicer with respect to the related Loans.  See “Risk Factors –Failure of Master Servicer or Servicers to Perform May Adversely Affect Distributions on Certificates; Potential Conflict of Interest.”

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement.  Set forth below are summaries of the specific terms and provisions pursuant to which the offered certificates will be issued.  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.

The issuing entity will issue 29 classes of Senior Certificates and 6 classes of Subordinate Certificates.  Of the Subordinate Certificates, only the Class B-1, Class B-2 and Class B-3 certificates are offered by this prospectus supplement.  The trust will also issue the Class P certificates which are not offered by this prospectus supplement.

Each class of Senior Certificates will relate to one of three groups of Loans (each, a “Collateral Group”), referred to in this prospectus supplement as Collateral Group 1, Collateral Group 2 and Collateral Group 3.  Each class of Subordinate Certificates will relate to each of the Collateral Groups.

The offered certificates will have the respective initial Certificate Principal Balances or Notional Amounts specified in the table beginning on page S-7.

The offered certificates, other than the Residual Certificates, will be issued in book-entry form as described below.  The offered certificates will be issued in the minimum dollar denominations described in the table below, except that one certificate of each class may be issued in a different denomination.

Forms and Denominations of Offered Certificates

Class	Original Certificate Form	Minimum Denomination	Incremental Denomination
Classes 1-A-1, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-6, 2-A-7, 2-A-8, 2-A-9, 2-A-10, 2-A-12, 2-A-14, 2-A-15, 3-A-1, 3-A-2, 15-PO, 30-PO, B-1, B-2 and B-3	Book-Entry	$25,000	$1
Classes 1-A-2, 2-A-5, 2-A-11, 2-A-13, 15-A-X and 30-A-X	Book-Entry	$100,000	$1
Classes A-LR and A-UR	Physical	$50	N/A

Distributions on the offered certificates are required to be made by the trust administrator on the 25th day of each month, or if that day is not a business day, on the first business day after the 25th day, commencing in February 2007, to the persons in whose names the certificates are registered at the close of business on the Record Date.

Exchangeable Certificates

General

The holder of each class of certain certificates (the “REMIC Certificates”) in any combination shown in Annex B (a “REMIC Combination”) may exchange all or part of each class of such REMIC Certificates for a proportionate interest in each class of certain other certificates (the “Exchangeable Certificates”) in the related  combination as shown in Annex B (an “Exchangeable Combination”).  The holder of each class of Exchangeable Certificates in an Exchangeable Combination may also exchange all or part of each such class of Exchangeable Certificates for a proportionate interest in each class of REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the specified proportion that the original principal balances and notional amounts of such certificates bear to one another as shown in Annex B.

Holders of Exchangeable Certificates in any Exchangeable Combination will be the beneficial owners of an interest in the REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates.  With respect to any Distribution Date, the aggregate amount of principal and interest distributable to all of the Exchangeable Classes in any Exchangeable Combination on such Distribution Date will be identical to the aggregate amount of principal and interest distributable to all of the REMIC Certificates in the related REMIC Combination on such Distribution Date.

Procedures

If a certificateholder wishes to exchange certificates, the certificateholder must notify the trust administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two business days before the proposed exchange date.  The exchange date with respect to any certificates other than the Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13 and the Class 2-A-15 certificates may be any business day other than the first or last business day of the month, subject to the trust administrator’s approval. The exchange date with respect to the Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13 and the Class 2-A-15 certificates may be any business day between and including the 25th day of the month through the business day prior to the last business day of the month, subject to the trust administrator’s approval.  The notice must be on the certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each certificate to be exchanged and each certificate to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the trust administrator will e-mail the certificateholder with wire payment instructions relating to the exchange fee.  The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the certificates.  A notice becomes irrevocable on the second business day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the trust administrator a fee equal to $5,000.

The trust administrator will make the first distribution on a REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the distribution date in the month following the month of the exchange to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of the Exchangeable Certificates in any Exchangeable Combination will reflect the characteristics of the related REMIC Certificates in the related REMIC Combination.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC Certificates for Exchangeable Certificates and vice versa:

●

At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex B.

●

A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC Certificates or Exchangeable Certificates.

●

The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

●

Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

●

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

●

Only the combinations listed on Annex B are permitted.

Book-Entry Certificates

The offered certificates, other than the Residual Certificates, will be book-entry certificates.  Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through DTC, or indirectly through organizations which are participants in that system.  The book-entry certificates of each class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC.  Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no person acquiring a book-entry certificate will be entitled to receive a physical certificate.  Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC.  Beneficial owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.  For a discussion of DTC, see “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.  For information with respect to tax documentation procedures relating to the certificates, see “Federal Income Tax Consequences—REMICs—Taxation of Certain Foreign Investors—Regular Securities” and “—REMICs—Backup Withholding” in the prospectus.

Physical Certificates

The Residual Certificates will be issued in fully registered, certificated form.  The Residual Certificates will be transferable and exchangeable at the office of the trust administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services – MASTR Alternative Loan Trust 2007-1.  Under the Pooling and Servicing Agreement, the trust administrator will initially be appointed as the certificate registrar.  No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the trust administrator.  The Residual Certificates will be subject to certain restrictions on transfer.  See “—Restrictions on Transfer of the Residual Certificates” below.

Distributions of principal and interest, if any, on each Distribution Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date.  Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the certificateholder to the trust administrator, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the trust administrator or by such other means of payment as such certificateholder and the trust administrator may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the trust administrator specified in the notice to the holders thereof of such final distribution.

Allocation of Available Funds

Distributions to holders of each class of Senior Certificates in each Certificate Group will be made on each Distribution Date from Available Funds related to that Collateral Group, as applicable, and, to the extent of cross collateralization payments described under “—Subordination—Cross Collateralization” below, from Available Funds for each other Collateral Group remaining after payment of the Senior Certificates related to such other Collateral Group.  Distributions to holders of the Class 30-PO certificates will be made on each Distribution Date from Available Funds related to Collateral Group 1.  Distributions to holders of the Class 30-A-X certificates will be made on each Distribution Date from Available Funds related to Collateral Group 2.  Distributions to holders of the Class 15-PO and Class 15-A-X certificates will be made on each Distribution Date from Available Funds related to Collateral Group 3.  Distributions to holders of the Subordinate Certificates will be made on each Distribution Date from Available Funds related to all of the Collateral Groups in the aggregate amount remaining after distribution of amounts due to all Senior Certificates.

On each Distribution Date, the Available Funds for each Collateral Group will be distributed in the order of priority set forth below among the certificates to the extent available:

first, concurrently,

(A)

from the Available Funds for Collateral Group 1, to the Group 1 Certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date;

(B)

from the Available Funds for Collateral Group 2, concurrently, to the Group 2 Certificates and Class 30-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date; and

(C)

from the Available Funds for Collateral Group 3, concurrently, to the Group 3 Certificates and Class 15-A-X certificates, pro rata, the applicable Accrued Certificate Interest for that Distribution Date;

second, concurrently,

(A)

from the Available Funds for Collateral Group 1, to the Group 1 Certificates and Class 30-PO certificates, concurrently, as follows:

(1)

to the Class 30-PO certificates, the PO Principal Distribution Amount for Collateral Group 1 for that Distribution Date, until its Certificate Principal Balance has been reduced to zero; and

(2)

to the Group 1 Certificates, the Senior Optimal Principal Amount for Collateral Group 1 for that Distribution Date, sequentially, as follows:

(a)

first, concurrently, to the Class 1-A-5 and Class 1-A-6 certificates, pro rata, based on their Certificate Principal Balances, the Group 1 Priority Principal Distribution Amount, until their respective Certificate Principal Balances have been reduced to zero;

(b)

second, to the Class 1-A-1 certificates, an amount equal to the lesser of (1) $1,000 or (2) the Certificate Principal Balance of the Class 1-A-1 certificates, until its Certificate Principal Balance has been reduced to zero;

(c)

third, to the Class 1-A-3 certificates, an amount equal to the lesser of (1) $475,000 and (2) the Certificate Principal Balance of the Class 1-A-3 certificates, until its Certificate Principal Balance has been reduced to zero;

(d)

fourth, to the Class 1-A-1 certificates, until its Certificate Principal Balances has been reduced to zero;

(e)

fifth, to the Class 1-A-3 certificates, until its Certificate Principal Balance has been reduced to zero;

(f)

sixth, to the Class 1-A-4 certificates, until its Certificate Principal Balance has been reduced to zero; and

(g)

seventh, concurrently, to the Class 1-A-5 and Class 1-A-6 certificates, pro rata, based on their Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero;

provided, however, that notwithstanding the priorities in this clause (A)(2), on each Distribution Date on or after the Cross-Over Date, distributions of principal on the Group 1 Certificates that are then outstanding (up to the Senior Optimal Principal Amount for Group 1 for that Distribution Date) will be made pro rata among all such certificates, based on Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; and provided, further, that distributions of principal to the Class 1-A-6 certificates on any Distribution Date pursuant to this clause (A)(2) shall be allocated to the Class 1-A-6-1 component and the Class 1-A-6-2 component, pro rata, based on the respective Certificate Principal Balances of such Components immediately prior to such Distribution Date; and

(B)

from the Available Funds for Collateral Group 2, to the Group 2 Certificates, the Senior Optimal Principal Amount for Collateral Group 2 for that Distribution Date, concurrently, as follows:

(a)

approximately 20.1085863664% of the Senior Optimal Principal Amount for Collateral Group 2, to the Class 2-A-1 certificates, until its Certificate Principal Balance has been reduced to zero;

(b)

approximately 39.9457068168% of the Senior Optimal Principal Amount for Collateral Group 2, sequentially, as follows:

(i)

first, to the Class 2-A-6 certificates, the Group 2 Priority Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

(ii)

second, to the Class 2-A-2 certificates, until its Certificate Principal Balance has been reduced to zero;

(iii)

third, to the Class 2-A-3 certificates, until its Certificate Principal Balance has been reduced to zero; and

(iv)

fourth, to the Class 2-A-6 certificates, until its Certificate Principal Balance has been reduced to zero;

(c)

approximately 39.9457068168% of the Senior Optimal Principal Amount for Collateral Group 2, to the Class 2-A-4 and Class 2-A-14 certificates, pro rata, based on their Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero;

provided, however, that notwithstanding the priorities in this clause (B), on each Distribution Date on or after the Cross-Over Date, distributions of principal on the Group 2 Certificates that are then outstanding (up to the Senior Optimal Principal Amount for Group 2 for that Distribution Date) will be made pro rata among all such certificates, based on Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(C)

from the Available Funds for Collateral Group 3, to the Group 3 Certificates and Class 15-PO certificates, concurrently, as follows:

(1)

to the Class 15-PO certificates, the PO Principal Distribution Amount for Collateral Group 3 for that Distribution Date, until its Certificate Principal Balance has been reduced to zero; and

(2)

to the Group 3 Certificates, the Senior Optimal Principal Amount for Collateral Group 3 for that Distribution Date, sequentially, as follows:

(a)

first, concurrently, to the Class A-LR and Class A-UR certificates, pro rata, based on their Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; and

(b)

second, concurrently, to the Class 3-A-1 and Class 3-A-2 certificates, pro rata, based on their Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero.

third, on any Distribution Date on or prior to the Cross-Over Date, (A) (i) first, from any PO Recoveries for that Distribution Date related to Collateral Group 1, to the Class 30-PO certificates, up to the Group 1 PO Deferred Amount for that Distribution Date and (ii) second, from the remaining Available Funds for Collateral Group 1, to the Class 30-PO certificates, up to the remaining Group 1 PO Deferred Amount for that Distribution Date; and (B) (i) first, from any PO Recoveries for that Distribution Date related to Collateral Group 3, to the Class 15-PO certificates, up to the Group 3 PO Deferred Amount for that Distribution Date and (ii) second, from the remaining Available Funds for Collateral Group 3, to the Class 15-PO certificates, up to the remaining Group 3 PO Deferred Amount for that Distribution Date; provided that, (1) on any Distribution Date, the aggregate of the distributions pursuant to clauses (A)(ii) and (B)(ii) of this priority third of the PO Deferred Amounts will not exceed the Subordinate Principal Distribution Amount for that Distribution Date, (2) such distributions will not reduce the Certificate Principal Balance of the Class 15-PO or Class 30-PO certificates and (3) no distribution will be made in respect of any such PO Deferred Amounts on or after the Cross-Over Date;

fourth, from the remaining Available Funds for each Collateral Group, in the aggregate, to the Class B-1 certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-1 certificates for that Distribution Date and (2) the Class B-1 certificates’ Allocable Share for that Distribution Date;

fifth, from the remaining Available Funds for each Collateral Group in the aggregate, to the Class B-2 certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-2 certificates for that Distribution Date and (2) the Class B-2 certificates’ Allocable Share for that Distribution Date;

sixth, from the remaining Available Funds for each Collateral Group in the aggregate, to the Class B-3 certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-3 certificates for that Distribution Date and (2) the Class B-3 certificates’ Allocable Share for that Distribution Date;

seventh, from the remaining Available Funds for each Collateral Group in the aggregate, to the Class B-4 certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-4 certificates for that Distribution Date and (2) the Class B-4 certificates’ Allocable Share for that Distribution Date;

eighth, from the remaining Available Funds for each Collateral Group in the aggregate, to the Class B-5 certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-5 certificates for that Distribution Date and (2) the Class B-5 certificates’ Allocable Share for that Distribution Date;

ninth, from the remaining Available Funds for each Collateral Group in the aggregate, to the Class B-6 certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-6 certificates for that Distribution Date and (2) the Class B-6 certificates’ Allocable Share for that Distribution Date; and

tenth, to the Class A-LR or Class A-UR certificates, as applicable, any remaining portion (which is expected to be zero) of the Available Funds for each Collateral Group in each Lower-Tier REMIC or the Upper-Tier REMIC for that Distribution Date.

Distributions with Respect to Exchangeable Classes

In the event that all or a portion of each class of REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of each class of Exchangeable Certificates in the related Exchangeable Combination, such Exchangeable Certificates will be entitled to a proportionate share, in the aggregate, of the principal distributions on each class of REMIC Certificates in the related REMIC Combination, in the order of priority assigned to such related REMIC Certificates.  In addition, Exchangeable Certificates in any Exchangeable Combination will bear a proportionate share, in the aggregate, of losses and interest shortfalls allocable to each class of REMIC Certificates in the related REMIC Combination.

Interest

Interest will accrue on the certificates (other than the Principal Only Certificates) on their respective Certificate Principal Balances or Notional Amounts, as applicable, at the respective interest rates set forth in the table beginning on page S-7 during each Interest Accrual Period.

The Accrued Certificate Interest for each class of certificates (other than the Principal Only Certificates) for each Distribution Date will be an amount equal to (1) the interest accrued at such class’ pass-through rate during the related Interest Accrual Period on the Certificate Principal Balance or the Notional Amount, as applicable, of such class of certificates, minus each class’ pro rata share of any related Net Interest Shortfalls, the interest portion of any Excess Losses through the related Cross-Over Date to the extent allocated to such class and, after the related Cross-Over Date, the interest portion of Realized Losses, including Excess Losses to the extent allocated to such class plus (2) any Accrued Certificate Interest for that class remaining undistributed from previous Distribution Dates.

The Class 15-PO and Class 30-PO certificates are principal only certificates and will not accrue interest.

For each of the Class 1-A-1 certificates and any Distribution Date prior to and including the Distribution Date in November 2010 on which LIBOR, as defined in the Cap Agreement exceeds 5.150% (subject to a maximum rate of 8.900%), a portion of the interest distributions to the Class 1-A-1 certificates will be made from payments made under the Cap Agreement.  See “—The Cap Agreement” in this prospectus supplement.

With respect to any Distribution Date, the “Net Interest Shortfall” for any Collateral Group will equal the sum of:

(1)

the aggregate amount of interest that would otherwise have been received for each Loan in that Collateral Group (or, with respect to Collateral Group 1 and Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) that was the subject of a Relief Act Reduction (such amount, the “Interest Shortfall”); and

(2)

any related Net Prepayment Interest Shortfall.

With respect to any Distribution Date, the “Net Prepayment Interest Shortfall” for any Collateral Group will equal the aggregate Prepayment Interest Shortfalls with respect to that Distribution Date less any Compensating Interest for that Collateral Group.  See “The Pooling and Servicing Agreement—Servicing and Master Servicing Compensation and Payment of Expenses” in this prospectus supplement.

With respect to each Collateral Group, any Net Interest Shortfall and the interest portion of any Excess Losses through the related Cross-Over Date and, after the related Cross-Over Date, the interest portion of any Realized Losses will, on each Distribution Date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated to the applicable certificate in the absence of the shortfall and losses.  The amount of Accrued Certificate Interest that would have been allocated to each class of Subordinate Certificates in respect of any related Collateral Group will be based upon the amount of interest accruing at the Required Coupon for such Collateral Group (or with respect to Collateral Group 2, upon the amount of interest accruing at 6.50% per annum) on such class’ proportionate share, based on Certificate Principal Balance, of the related Group Subordinate Amount for that Distribution Date.  See “—Allocation of Losses ” below and “The Pooling and Servicing Agreement—Servicing and Master Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the related Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related Collateral Group on the related Distribution Date.  As a result of the subordination of the Subordinate Certificates, such losses will be borne first by the outstanding Subordinate Certificates in inverse order of priority (e.g., first to Class B-6, then to Class B-5, and so forth).

If Available Funds and available credit enhancement for any Collateral Group are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the classes of Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group, any shortfall in available amounts will be allocated among those classes, in proportion to the amounts of Accrued Certificate Interest otherwise distributable to those classes.  The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on those certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with the definition of Accrued Certificate Interest in this prospectus supplement.  No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

The Cap Agreement

The Class 1-A-1 Cap Agreement

For each Distribution Date up to and including the Distribution Date in November 2010, the Class 1-A-1 certificates will have the benefit of a Cap Agreement.  Pursuant to the Cap Agreement, Bear Stearns Financial Products Inc. (together with any successor, the “Counterparty” or “Cap Provider”) will agree to pay to the trust a monthly payment in an amount equal to the product of (1) the excess, if any, of (x) the lesser of (i) one-month LIBOR as set forth in the Cap Agreement and (ii) the Cap Ceiling Rate over (y) the Cap Strike Rate; (2) the Cap Notional Balance for that Distribution Date (as shown on Annex C to this prospectus supplement); and (3) a fraction, the numerator of which is 30 and the denominator of which is 360.

Pursuant to the Pooling and Servicing Agreement, the trust administrator will establish a separate account (the “Class 1-A-1 Cap Account”) for the benefit of the Class 1-A-1 certificates.  The Class 1-A-1 Cap Account will be an asset of a separate trust (the “Supplemental Interest Trust”) and held by the trust administrator, as trustee of the Supplemental Interest Trust (the “Supplemental Interest Trust Trustee”).  The funds of the Class 1-A-1 Cap Account will not be commingled and the Supplemental Interest Trust Trustee will deposit the payments that it may receive under the Class 1-A-1 Cap Agreement into the Class 1-A-1 Cap Account.  The Class 1-A-1 Cap Account will not be an asset of any REMIC.

With respect to each Distribution Date prior to and including the Distribution Date in November 2010, on or before such Distribution Date, the Supplemental Interest Trust Trustee will deposit in the Class 1-A-1 Cap Account any payments that it may receive under the Class 1-A-1 Cap Agreement for the related Interest Accrual Period, and on each such Distribution Date, the Supplemental Interest Trust Trustee shall withdraw such payments and distribute them to the Class 1-A-1 certificates.

The Cap Agreement will be subject to early termination only in limited circumstances.  These circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Provider or the issuing entity, the failure by the Cap Provider (within one business day after notice of the failure is received by the Cap Provider) to make a payment due under the Cap Agreement and the Cap Agreement becoming illegal or subject to certain kinds of taxation.

If the Cap Agreement is terminated early, the Cap Provider may owe a termination payment, payable in a lump sum.  The amount of any termination payment and any funds received from the Cap Provider which are not required to be paid to the Class 1-A-1 certificates on each Distribution Date will be deposited by the Supplemental Interest Trust Trustee into the Class 1-A-1 Cap Account and applied on future Distribution Dates to pay any Accrued Certificate Interest amounts on the Class 1-A-1 certificates.  If a termination occurs, there can be no assurance that a termination payment will be paid to the Supplemental Interest Trust Trustee.

For purposes of Regulation AB, the “significance percentage” for the Class 1-A-1 Cap Agreement as calculated in accordance with Item 1115 of Regulation AB is less than 10%.

For a description of the Counterparty, see “—The Cap Provider” below.

The Cap Provider

Bear Stearns Financial Products Inc. (“BSFP”) will be the Cap Provider.  BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc.  BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider.  As of the date of this Prospectus, BSFP has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.  BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP.  Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

The information contained in the preceding paragraph has been provided by BSFP for use in this prospectus supplement. BSFP has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

Principal

Distributions in reduction of the Certificate Principal Balance of each certificate entitled to principal distributions will be made on each Distribution Date.  The Interest Only Certificates do not have a Certificate Principal Balance and will not be entitled to distributions of principal.

Distributions in reduction of the Certificate Principal Balance of each class of Senior Certificates of a Group entitled to principal distributions will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priority second.  The Available Funds related to such Group remaining after the distribution of interest will be allocated to the Senior Certificates of such Group (other than the Interest Only Certificates) in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount for such Group and the PO Principal Distribution Amount for such Group, if any, for the respective Distribution Date.  If the Available Funds for Collateral Group 1 or Collateral Group 3 are insufficient to make the full distribution as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priority second (A) or (C), such Available Funds will be distributed to the Group 1 Certificates or Group 3 Certificates, as applicable, and the related Class PO Certificates, pro rata, based on the Senior Optimal Principal Amount for the related Collateral Group and the PO Principal Distribution Amount for such Collateral Group, respectively.

Distributions in reduction of the Certificate Principal Balances of the Subordinate Certificates will be made on each Distribution Date as described in the second paragraph under “—Allocation of Available Funds” above in accordance with priorities fourth through ninth, as adjusted for cross collateralization as described under “—Subordination—Cross Collateralization” below.

If the Class Prepayment Distribution Trigger is not satisfied for a class of outstanding Subordinate Certificates (other than the Class B-1 Certificates) on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of the Subordinate Certificates because the amount of partial or full principal prepayments, net liquidation proceeds and net insurance proceeds otherwise distributable to such class will be distributable among the outstanding Subordinate Certificates as to which the Class Prepayment Distribution Trigger has been satisfied, on a pro rata basis.  On any Distribution Date, any reduction in funds available for distribution to the classes of Subordinate Certificates resulting from a distribution of any PO Deferred Amounts to the Class 15-PO or Class 30-PO certificates, or to cover any shortfalls in distributions of principal to the Senior Certificates of any Group due to a shortfall in Available Funds for such Group, will be allocated to the classes of Subordinate Certificates, in inverse order of priority.

The Group 1 Certificates and Group 2 Certificates.  As of any Distribution Date, principal on Group 1 Certificates and Group 2 Certificates will generally be paid from collections or Advances allocated to the related Collateral Group.

Principal collections or Advances on the Loans in Pool 1 will be allocated to Collateral Group 1 and Collateral Group 2 on the basis of the Applicable Fractions of the Scheduled Principal Balance of each Loan having a Net Mortgage Rate within a specified range.

Loans with Net Mortgage Rates Equal to or Less than 5.75%.  Collections and Advances of principal on each Loan in Pool 1 having a Net Mortgage Rate equal to or less than 5.75% are allocated to Collateral Group 1.

Loans with Net Mortgage Rates Greater than 5.75% but Less than 6.50%.  Collections and Advances of principal on each Loan in Pool 1 having a Net Mortgage Rate greater than 5.75% but less than 6.50% are allocated between Collateral Group 1 and Collateral Group 2 by allocating the Applicable Fractions (the “Applicable Fractions”) of such collections between Collateral Group 1 and Collateral Group 2.  The Applicable Fraction for the portion of each such Loan allocated to Collateral Group 1 is equal to the excess, if any, of (i) 6.50% over (ii) the related Net Mortgage Rate divided by 0.75%, and the Applicable Fraction for the portion of each such Loan allocated to Collateral Group 2 is equal to the excess if any of (i) 1 over (ii) the excess, if any, of (a) 6.50% over (b) the related Net Mortgage Rate divided by 0.75%.

Loans with Net Mortgage Rates Equal to or Greater than 6.50%.  Collections and Advances of principal on each Loan in Pool 1 having a Net Mortgage Rate equal to or greater than 6.50% are allocated to Collateral Group 2.

Each of Collateral Group 1 and Collateral Group 2 is a total dollar amount of principal of loans consisting of differing percentages of the interest on, and principal of, particular loans, calculated so that the principal and interest due on each loan are treated as if that loan were two loans bearing interest at two different effective net mortgage rates (each such rate, an “Effective Net Mortgage Rate”), one higher than and one lower than the original net mortgage rate of such loan.

The specified portions of principal collections on each Loan in Pool 1 allocable to Collateral Group 1 or Collateral Group 2 and distributable to the related certificates were calculated for the purpose of “ratio stripping” such Loan or, in other words, allocating the Loans or portions thereof to Collateral Group 1 and Collateral Group 2 in such a way as to ensure that interest entitlements on the Loans will be sufficient to support the interest rate on the certificates related to Collateral Group 1 and Collateral Group 2 that share principal of the Loan.  Since the entitlements of the holders of the Group 1 Certificates and Group 2 Certificates to principal will be primarily based on distributions from Collateral Group 1 or Collateral Group 2, the performance of the Loans or portion thereof allocated to each of those Collateral Groups will determine the principal distributions of each related class of certificates on each Distribution Date.  Prospective investors should also consider that the Loans contributing to Collateral Group 1 and Collateral Group 2 have different characteristics—in particular, interest rates—that will have particular bearing on the prepayment experience of the related Loans or portion thereof allocated to that Collateral Group and, therefore, the related certificates.  For example, Loans with lower Net Mortgage Rates might be expected to experience lower rates of prepayment than Loans with higher Net Mortgage Rates.  Consequently, the certificates related to Collateral Group 1 and Collateral Group 2 to which lower rate Loans are allocated may be expected to pay at a slower rate than certificates related Collateral Group 1 and Collateral Group 2 to which higher rate Loans are allocated.  See “Prepayment and Yield Considerations” in this prospectus supplement.

As described in greater detail below, amounts distributable to the Senior Certificates and Subordinate Certificates related to Collateral Group 1 and Collateral Group 2 as a whole will additionally be allocated between such Senior and Subordinate Certificates on the basis of the Senior Optimal Principal Amount for that Collateral Group and the Subordinate Optimal Principal Amount for Collateral Group 1 or Collateral Group 2.  Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior and Subordinate Certificates.  See “Prepayment and Yield Considerations” in this prospectus supplement.

The Group 3 Certificates.  Distributions of interest and principal on the Group 3 Certificates will be based primarily on interest and principal received or advanced with respect to the Loans in Collateral Group 3.  As described in greater detail below, amounts collected or advanced on Loans in Collateral Group 3 will be further allocated between the Group 3 Certificates and the Subordinate Certificates as a whole on the basis of the Senior Optimal Principal Amount for Collateral Group 3 and the related Subordinate Optimal Principal Amount.  Such allocation, in particular, will, for specified periods, result in a disproportionate distribution of prepayments between the Senior and Subordinate Certificates.  See “Prepayment and Yield Considerations” in this prospectus supplement.

Recoveries

Prior to the Cross-Over Date, Non-PO Recoveries received during a Prepayment Period with respect to a loss on a Loan in a Collateral Group (or the Applicable Fraction of each Loan contributing to Collateral Group 1 and Collateral Group 2) will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding classes of related certificates on the related Distribution Date.  It is possible that such payment will not be made to the class that originally bore the loss.  Further, even though a class may have previously had its Certificate Principal Balance reduced as a result of a loss for which there is later a Non-PO Recovery, that class will not be entitled to any interest on the amount of such reduction.  Because such Non-PO Recoveries result in a payment of principal to certain classes without a corresponding decrease in the aggregate Principal Balance of the Loans, the Certificate Principal Balance of one or more classes of certificates that have been allocated Realized Losses, will be increased, as follows:

first, up to the amount of the Non-PO Recoveries with respect to any Collateral Group, the Certificate Principal Balance of each class of Senior Certificates (other than the Class PO Certificates and the Interest-Only Certificates) of the Certificate Group corresponding to that Collateral Group will be increased, pro rata on the basis of the amount of unrecovered Realized Losses previously allocated to such class, up to the amount of unrecovered Realized Losses previously allocated to such class, if any (any increase of the Certificate Principal Balance of the Class 1-A-6 certificates under this clause will be allocated to increase the Certificate Principal Balance of the Class 1-A-6-1 component and the Class 1-A-6-2 component, pro rata, based on Certificate Principal Balances); and

second, up to the amount of the Non-PO Recoveries with respect to any Loan Pool or Collateral Group remaining after allocation pursuant to clause first, the Certificate Principal Balance of each class of Subordinate Certificates, in order of seniority, will be increased by the amount of unrecovered Realized Losses previously allocated to such class, if any.

Commencing on the Cross-Over Date, the amount of any Recovery on a Loan received during a Prepayment Period will be distributed to the related Senior Certificates, without a corresponding reduction in their Certificate Principal Balances, as follows:  (i) the PO Percentage of the Recovery will be distributable to the Class 15-PO or Class 30-PO certificates, as applicable, and (ii) the amount of the Recovery remaining after distribution pursuant to the preceding clause (i) will be distributable to the classes of Senior Certificates (other than the Class PO Certificates and related Interest Only Certificates) of the Certificate Group corresponding to that Collateral Group, pro rata on the basis of the amount of unrecovered Realized Losses previously allocated to such class.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on (a) any Discount Loan contributing to Collateral Group 1 (multiplied by the Applicable Fraction) will be allocated to the Class 30-PO certificates, and (b) any Discount Loan in Collateral Group 3 will be allocated to the Class 15-PO certificates until the Certificate Principal Balance of such certificates has been reduced to zero.

On each Distribution Date prior to the Cross-Over Date, distributions in respect of the PO Deferred Amount for Collateral Group 1 will be made on the Class 30-PO certificates and distributions in respect of the PO Deferred Amount for Collateral Group 3 will be made on the Class 15-PO certificates in accordance with priority third of the second paragraph under “—Allocation of Available Funds” above to the extent of any PO Recoveries and any other Available Funds remaining after distributions in accordance with priority second of that paragraph.  Any distribution of such PO Recoveries and any other Available Funds in respect of the applicable PO Deferred Amount will not reduce the Certificate Principal Balance of the Class PO Certificates.  No interest will accrue on any PO Deferred Amount.  On each Distribution Date prior to the Cross-Over Date, the Certificate Principal Balance of the most subordinate class of the Subordinate Certificates then outstanding will be reduced by the amount of any distributions made on the Distribution Date to the Class PO Certificates in respect of any PO Deferred Amounts through the operation of the Class PO Deferred Payment Writedown Amount.  After the Cross-Over Date, no distributions will be made in respect of any PO Deferred Amount and Realized Losses will be allocated to the Class PO Certificates without a right of reimbursement from any other class of certificates.

Prior to the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss will be allocated among the outstanding classes of Subordinate Certificates, in inverse order of priority of payment, until the Certificate Principal Balance of each class has been reduced to zero.

Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (or in the case of Collateral Group 1 and Collateral Group 2, the Applicable Fractions thereof) will be allocated among the outstanding classes of the Senior Certificates (other than the Class PO Certificates and the Interest Only Certificates) of the Certificate Group related to the Loan that incurred the Realized Loss, pro rata, based on their outstanding Certificate Principal Balances; provided however that after the date on which the aggregate Certificate Principal Balance of the subordinate certificates has been reduced to zero, other than certain excess losses as described in this section of this prospectus supplement, (i) losses allocated to the Class 1-A-1 certificates will be borne by the Class 1-A-6-1 component (in addition to other losses allocated to such component) so long as the principal balance of the Class 1-A-6-1 component, is greater than zero, (ii) losses allocated to the Class 1-A-3 certificates will be borne by the Class 1-A-6-2 component (in addition to other losses allocated to such component) so long as the principal balance of the Class 1-A-6-2 component, is greater than zero, (iii) losses allocated to the Class 2-A-4 certificates will be borne by the Class 2-A-14 certificates (in addition to other losses allocated to the Class 2-A-14 certificates), so long as the Certificate Principal Balance of the Class 2-A-14 certificates is greater than zero and (iv) losses allocated to the Class 3-A-1 certificates will be borne by the Class 3-A-2 certificates (in addition to other losses allocated to the Class 3-A-2 certificates), so long as the Certificate Principal Balance of the Class 3-A-2 certificates is greater than zero.  Because the Class 1-A-6 certificates are comprised of the Class 1-A-6-1 component and the Class 1-A-6-2 component, any losses allocated to such components will be borne by the Class 1-A-6 certificates.

With respect to any Collateral Group, the applicable Non-PO Percentage of the principal portion of any Excess Loss (or in the case of Collateral Group 1 and Collateral Group 2, the Applicable Fractions thereof) in such Collateral Group for any Distribution Date will be allocated pro rata among all outstanding classes of Senior Certificates entitled to principal distributions of the related Certificate Group (other than the Class PO Certificates) and all the outstanding Subordinate Certificates, in each case, based on their then outstanding Certificate Principal Balances (except, with respect to such Subordinate Certificates, based on its pro rata share of the related Subordinate Amount).

On each Distribution Date, a Subordinate Certificate Writedown Amount, if any, will be deemed a Realized Loss, and will be allocated to the most subordinate class of Subordinate Certificates then outstanding.

A Deficient Valuation may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Loan secured by such Mortgaged Property and reduces the secured debt to such value.  In such case, the trust, as the holder of such Loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Loan and such reduced secured debt.

All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the Certificate Principal Balance of the class by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following Distribution Date.

The interest portion of all Realized Losses (or in the case of Collateral Group 1 or Collateral Group 2, the Applicable Fractions thereof) will be allocated among the applicable outstanding classes of certificates of the related Collateral Group entitled to distributions of interest as described under “―Interest” above.

No reduction of the Certificate Principal Balance of any class of Senior Certificates (other than the Interest Only Certificates and related Class PO Certificates) will be made on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Senior Certificates and Subordinate Certificates as of that Distribution Date to an amount less than the aggregate Principal Balance for each Collateral Group as of the following Distribution Date minus (i) any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and minus (ii) the PO Percentage of any related Discount Loans.

Debt Service Reductions are not Realized Losses, and the principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any certificate.  However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the portion of the Senior Optimal Principal Amount relating to a Group, any applicable PO Principal Distribution Amount and Subordinate Optimal Principal Amount relating to a Group representing scheduled principal payments will be reduced by the amount of the principal portion of any Debt Service Reductions (or in the case of Collateral Group 1 and Collateral Group 2, the Applicable Fractions thereof) related to that Collateral Group.  Regardless of when they occur, Debt Service Reductions related to a Collateral Group may reduce the amount of Available Funds of that Collateral Group otherwise available for distribution on a Distribution Date.  As a result of the subordination of the Subordinate Certificates, the reduction in Available Funds of any Collateral Group resulting from any Debt Service Reductions will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

Subordination

Priority of Senior Certificates

As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Subordinate Certificates will equal approximately 3.80% of the initial aggregate Principal Balance for all of the Loans.  The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the holders of the Senior Certificates, to the extent described above.  The subordination of the Subordinate Certificates is intended:

(1)

to enhance the likelihood of timely receipt by the holders of the related Senior Certificates (to the extent of the subordination of the Subordinate Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the related Senior Certificates; and

(2)

to afford the holders of the related Senior Certificates (to the extent of the subordination of the Subordinate Certificates) protection against Realized Losses, to the extent described above.

If the Realized Losses (or in the case of Collateral Group 1 or Collateral Group 2, the Applicable Fractions thereof) in any Collateral Group exceed the credit support provided to the related Senior Certificates, or if Excess Losses in any of such Collateral Groups occur, all or a portion of such losses will be borne by those Senior Certificates.

The protection afforded to the holders of the Senior Certificates by means of the subordination feature will be accomplished by:

(1)

the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Subordinate Certificates, in accordance with the paydown rules specified under “—Allocation of Available Funds” above, the amounts due to the holders of such Senior Certificates on each Distribution Date out of the related Available Funds on that Distribution Date and, if necessary, by the right of holders to receive future distributions on the Loans that would otherwise have been payable to the holders of the Subordinate Certificates;

(2)

the allocation to the Subordinate Certificates of the applicable Non-PO Percentage of the principal portion of any related Non-Excess Realized Loss to the extent set forth in this prospectus supplement; and

(3)

the allocation to the Subordinate Certificates of the applicable PO Percentage of the principal portion of any Non-Excess Realized Loss on a related Discount Loan to the extent set forth in this prospectus supplement through the operation of any Class PO Deferred Payment Writedown Amount.

The allocation of the principal portion of Realized Losses described in this prospectus supplement to the Subordinate Certificates on any Distribution Date will decrease the protection provided to the related Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of those Subordinate Certificates then outstanding.

In addition, in order to extend the period during which the Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of the applicable Non-PO Percentage of any prepayment of principal with respect to a Loan will be allocated to the Senior Certificates of the related Certificate Group (and with respect to a Loan contributing to Collateral Group 1 or Collateral Group 2, based on the Applicable Fraction) then entitled to principal distributions (other than the related Class PO Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described in this prospectus supplement.  This allocation has the effect of accelerating the amortization of the related Senior Certificates as a group (other than the related Class PO Certificates) while, in the absence of losses in respect of the Loans, increasing the percentage interest in the principal balance of the Loans evidenced by the Subordinate Certificates.

After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Subordinate Certificates will be entitled to the remaining portion, if any, of the aggregate Available Funds related to each Collateral Group, in an amount equal to the Accrued Certificate Interest on the Subordinate Certificates for that Distribution Date (which includes any remaining undistributed Accrued Certificate Interest from previous Distribution Dates) and the sum of the Allocable Shares of those classes of Subordinate Certificates.  These amounts distributed to the holders of the Subordinate Certificates will not be available to cover any shortfalls in distributions or any Realized Losses on subsequent Distribution Dates.

Priority Among Subordinate Certificates

As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class B-4, Class B-5 and Class B-6 certificates, all of which are subordinate in right of distribution to the Class B-1, Class B-2 and Class B-3 certificates offered under this prospectus supplement, will equal in the aggregate approximately 0.90% of the initial aggregate Principal Balance for all of the Loans and approximately 23.69% of the initial aggregate Certificate Principal Balance of all of the Subordinate Certificates.  On each Distribution Date, the holders of any particular class of Subordinate Certificates will have a preferential right to receive the amounts due to them on such Distribution Date out of Available Funds for each Collateral Group in the aggregate prior to any distribution being made on such date on each class of Subordinate Certificates ranking subordinate to such class.

In addition, with respect to any Collateral Group, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this prospectus supplement, in reduction of the Certificate Principal Balances of the Subordinate Certificates in inverse order of priority of such certificates.  The effect of the allocation of such Realized Losses and of any Class PO Deferred Payment Writedown Amount to a class of Subordinate Certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of Subordinate Certificates and the Senior Certificates of the related Collateral Group.

In order to maintain the relative levels of subordination among the Subordinate Certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Loans (which in certain cases may not be distributable to those certificates for at least the first five years after the date of initial issuance of the certificates) will not be distributable to the holders of any class of Subordinate Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied.  See “—Principal” above.  If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of Subordinate Certificates (other than the Class B-1 certificates), the amortization of more senior ranking classes of Subordinate Certificates may occur more rapidly than would otherwise have been the case.

As a result of the subordination of the Subordinate Certificates, these certificates in decreasing order of priority of payment will be more sensitive than more senior ranking classes of related certificates to the rate of delinquencies and defaults on the Loans, and under certain circumstances investors in such certificates may not recover their initial investment.

Cross-Collateralization

On each related Distribution Date, funds available from all of the Collateral Groups otherwise payable to the Subordinate Certificates are required to be applied to payment of the Senior Certificates as follows: (i) first, to cover any Accrued Certificate Interest on such Senior Certificates (other than the Principal Only Certificates) remaining unpaid, (ii) second, prior to the Cross-Over Date, in respect of PO Deferred Amounts for the Class 30-PO and Class 15-PO Certificates then payable but not paid from Available Funds for Collateral Group 1 and Collateral Group 3, respectively, (iii) third, to pay principal of the Senior Certificates of an Undercollateralized Group and (iv) fourth, to maintain subordination levels under limited circumstances where the Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) of one or more Certificate Groups have been paid in full as described below.

To the extent any Accrued Certificate Interest with respect to any class of Senior Certificates of any Certificate Group, remains unpaid, Available Funds remaining from the other Collateral Group after payments on Senior Certificates in such Collateral Group, will be applied to cover such unpaid Accrued Certificate Interest, and, to the extent payable to more than one class within a Certificate Group, will be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full.

Prior to the Cross-Over Date, to the extent any PO Deferred Amount then payable has not been paid from PO Recoveries and any other Available Funds for Collateral Group 1 or Collateral Group 3 then, following any payments to the related Senior Certificates pursuant to the preceding paragraphs, amounts that would otherwise constitute the Subordinate Principal Distribution Amount for the Subordinate Certificates will be applied to pay any such unpaid PO Deferred Amounts.

If on any Distribution Date one or more Certificate Groups is an Undercollateralized Group, then all amounts otherwise distributable as principal on the Subordinate Certificates as the Subordinate Principal Distribution Amount (other than amounts needed to pay any amounts as described above) will be paid to the Senior Certificates (other than the related Interest Only Certificates and Class PO Certificates) related to such Undercollateralized Group as principal in accordance with the priorities set forth above under “—Allocation of Available Funds” until the aggregate Certificate Principal Balance of the Senior Certificates (other than the related Interest Only Certificates and Class PO Certificates) related to such Undercollateralized Group equals the aggregate Principal Balance of the Loans in the related Collateral Group (with respect to Collateral Group 1 or Collateral Group 3, net of the PO Percentage of the Discount Loans in such Collateral Group).  Amounts allocated to a Certificate Group pursuant to this provision will be paid to the Senior Certificates of that Collateral Group (other than the related Interest Only Certificates and Class PO Certificates) in accordance with the priority of payment set forth above under “—Allocation of Available Funds.”

On or after the date on which the Certificate Principal Balances of all of the Classes of the Senior Certificates in any Certificate Group have been reduced to zero, amounts otherwise distributable as principal on the Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount (representing generally the portion of the Subordinate Principal Distribution Amount attributable to Loans contributing to the Collateral Group with respect to which the related Senior Certificates have been paid in full), will be allocated pro rata among the other of such Certificate Groups, based on the aggregate Certificate Principal Balance of the remaining Senior Certificates, if applicable, of such Groups, and paid to such Senior Certificates in accordance with the priorities set forth above for the applicable Group under “—Allocation of Available Funds,” provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of Loans in any Collateral Group delinquent 60 days or more over the last six months (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

Any application of the Subordinate Principal Distribution Amount pursuant to the preceding four paragraphs will reduce distributions of such amount in reverse order of priority pursuant to priorities set forth above in “—Allocation of Available Funds.”

Restrictions on Transfer of the Residual Certificates

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass through entities that have disqualified organizations as beneficial owners.  No tax will be imposed on a pass through entity (other than an “electing large partnership”) with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization.  The Pooling and Servicing Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trust administrator an affidavit, substantially in the form set forth in the Pooling and Servicing Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trust administrator that it has no actual knowledge that such affidavit is false.  Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit.  The transferor must also certify in a writing to the trust administrator in the form set forth in the Pooling and Servicing Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer.  Because these rules are not mandatory but would provide safe harbor protection, the Pooling and Servicing Agreement will not require that they be met as a condition to transfer of the Residual Certificates.  Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Noneconomic Residual Interests” in the prospectus.

Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a “U.S. Person” unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trust administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as U.S. Persons and so elects).

The Pooling and Servicing Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates.  Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

The Residual Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law.  See “ERISA Considerations” in this prospectus supplement and in the prospectus.

The Residual Certificates will contain a legend describing the foregoing restrictions.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, the master servicer, the servicers and the trust administrator will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Master Servicer	monthly	Investment earnings on amounts on deposit in the Collection Account.	Deducted by the master servicer from the Collection Account before remittance to the Distribution Account for payment of any amounts to Certificateholders.
Servicer	monthly

A monthly fee paid to each servicer out of interest collections received from the related Loan calculated on the outstanding principal balance of each Loan at a rate equal to approximately 0.20% or 0.25% per annum divided by 12.

Deducted by the applicable servicer from interest collections in respect of each Loan serviced by that servicer, before remittance to the master servicer.
Trust Administrator	monthly	Investment earnings on amounts on deposit in the Distribution Account	Deducted by the trust administrator before payment of any amounts to Certificateholders.

The trustee and the custodian will be compensated separately by the trust administrator out of the trust administrator’s compensation.

None of the fees set forth in the table above may be changed without amendment of the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Amendment”.

Expenses of the master servicer, each servicer, the custodian, the trustee and the trust administrator will be reimbursed before payments are made on the Certificates.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in February 2007:

January 1 through January 31	Collection Period and Prepayment Period for prepayments received from Loans:

Principal payments received by each servicer during the related Collection Period (January 1 through January 31) and principal prepayments received by each servicer during the related Prepayment Period (January 1 through January 31) will be deposited into each servicer’s Collection Account for remittance to the master servicer on the Servicer Remittance Date.

February 18	Servicer Remittance Date:	The servicer will remit collections, advances and recoveries in respect of the Loans to the master servicer for deposit into the Collection Account as specified in the related servicing agreement.

January 31 (with respect to all classes of certificates other than the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates) or February 24 (with respect to the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates)

Record Date:

Distributions will be made to Certificateholders of record for all applicable classes as of the last day of the preceding calendar month, or the business day immediately before the related Distribution Date, as applicable.

February 26	Distribution Date:

On the 25th day of each month (or if the 25th day is not a business day, the next business day), the trust administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

Reports to Certificateholders

On each Distribution Date, the trust administrator will be required to prepare and make available to each certificateholder, the parties to the Pooling and Servicing Agreement and any other interested parties, a Distribution Date statement, based in part on information provided by each servicer, which generally will set forth, among other things:

(1)

the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to principal;

(2)

the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to interest;

(3)

any unpaid Interest Shortfalls included in such distribution and the aggregate Interest Shortfalls remaining unpaid as of such Distribution Date;

(4)

any Prepayment Interest Shortfalls included in such distribution and the aggregate Prepayment Interest Shortfalls as of such Distribution Date;

(5)

the Certificate Principal Balance or Notional Amount of each class of certificates after giving effect to distribution of principal on that Distribution Date;

(6)

the amount deposited in the Class 1-A-1 Cap Account by the Supplemental Interest Trust Trustee;

(7)

the number and aggregate Principal Balance of the Loans in each Collateral Group for the Distribution Date;

(8)

the Senior Percentage and the Subordinate Percentage for each Certificate Group for the following Distribution Date;

(9)

the aggregate amount of Servicing Fees, Master Servicing Fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees with respect to the related Distribution Date;

(10)

the pass-through rate of interest on each class of certificates for that Distribution Date;

(11)

the aggregate amount of Advances included in the distribution for the applicable Distribution Date and the aggregate amount of Advances outstanding as of the Distribution Date;

(12)

the number and aggregate unpaid principal balance

(a)

of Loans (exclusive of Loans in foreclosure) delinquent (in accordance with the MBA method):

(i)

1 to 30 days;

(ii)

31 to 60 days;

(iii)

61 to 90 days; and

(iv)

91 or more days.

(b)

the number and aggregate unpaid principal balance of Loans in foreclosure and delinquent

(13)

with respect to any Loan that became an REO Property during the preceding calendar month, the loan number of the related Loan, the unpaid principal balance of the related Loan and the principal balance of the related Loan as of the date it became an REO Property;

(14)

the book value of any REO Property as of the close of business on the last business day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the determination date set forth in the related Servicing Agreement;

(15)

the Senior Prepayment Percentage for each Collateral Group for the Distribution Date;

(16)

the aggregate Realized Losses, by Collateral Group, incurred during the prior calendar month;

(17)

the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the determination date as set forth in the related Servicing Agreement;

(18)

the applicable record dates, accrual periods, determination dates for calculating distributions and actual distribution dates;

(19)

the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

(20)

unless otherwise set forth in the Form 10-D relating to such Distribution Date, material modifications, extensions or waivers to Loan terms, fees, penalties or payments during the distribution period or that have become material over time;

(21)

unless otherwise set forth in the Form 10-D relating to such Distribution Date, material breaches of Loan representation or warranties or transaction covenants; and

(22)

a statement as to whether any exchanges of Exchangeable Certificates and REMIC Certificates have taken place since the preceding distribution date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the certificateholder as a result of such exchange.

The trust administrator will make the Distribution Date statement available each month via its internet website initially located at www.ctslink.com.  Assistance in using the trust administrator’s website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator’s customer service desk and indicating such.  The trust administrator shall have the right to change the way the Distribution Date statement is distributed in order to make such distribution more convenient and/or more accessible and the trust administrator shall provide timely and adequate notification to the certificateholders and the parties to the Pooling and Servicing Agreement regarding any such changes.

The trust administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix to it any disclaimer it deems appropriate in its reasonable discretion.

As a condition to access the trust administrator’s internet website, the trust administrator may require registration and the acceptance of a disclaimer.  The trust administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

PREPAYMENT AND YIELD CONSIDERATIONS

General

Generally, distributions on the Senior Certificates relate to payments on the related Loans.  The effective yield on the certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) on the related Loans.  If significant principal distributions are made on your certificates (other than the Interest Only Certificates), you may not be able to reinvest those distributions in a comparable alternative investment having a comparable yield or, in the case of the Interest Only Certificates (because the Notional Amount of such certificates is based in part on the Certificate Principal Balance of the related certificates), you may not fully recover your initial investment.  No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments.  The final distribution of principal on your certificates (other than the Interest Only Certificates) could occur significantly earlier than you anticipated.  You will bear entirely any reinvestment risk resulting from the rate of prepayments on the Loans.

The yield to maturity of each class of Exchangeable Certificates generally will depend on the yield to maturity of the related classes of REMIC Certificates.

Prepayments and Defaults

The rate of principal distributions on each class of offered certificates (other than the Interest Only Certificates), the aggregate amount of each interest distribution on each class (other than the Principal Only Certificates) and the yield to maturity on each class will be directly related to and affected by:

(A)

the amortization schedules of the related Loans;

(B)

the prepayment experience of the related Loans; and

(C)

under some circumstances, the rates of delinquencies, defaults or losses experienced on the related Loans.

Other than approximately 0.08% of the Loans contributing to Collateral Group 1, approximately 0.01% of the Loans contributing to Collateral Group 2, and 0.17% of the Loans in Collateral Group 3 (in each case, by Cut-Off Date Principal Balance for the related Collateral Group, and with respect to Collateral Group 1 and Collateral Group 2, based on the Applicable Fractions), the borrowers may generally prepay their Loans at any time without penalty.  Each of the Loans is subject to a due on sale clause.  See “Certain Legal Aspects of Residential Loans” in the prospectus.  Additionally, repurchases by the transferor of any Loan as to which there has been a material breach of representation or warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute loan therefor) or any optional repurchase of the Loans in connection with a termination of the trust will have the same effect as a prepayment and result in distributions on the offered certificates which would otherwise be distributed over the remaining terms of the Loans.

The rate of principal prepayments on the Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among the Loans at any time because of specific factors relating to the Loans.  These factors include:

(1)

the age of the Loans;

(2)

the geographic location of the related properties and the extent of the related borrowers’ equity in those properties; and

(3)

changes in the borrowers’ housing needs and employment and job transfers.

Furthermore, because the characteristics of the Loans in each Collateral Group differ, the Loans of each Collateral Group as a whole may be expected to prepay at different rates.

In general, if prevailing interest rates for loans similar to the Loans fall significantly below the interest rates at the time of origination, Loans may be subject to higher prepayment rates than if prevailing interest rates for loans similar to the Loans remain at or above those at the time those loans were originated.  Conversely, if prevailing interest rates for loans similar to the Loans rise appreciably above the interest rates at the time of origination, Loans may experience a lower prepayment rate than if prevailing interest rates for loans similar to the Loans remained at or below those existing at the time those Loans were originated.  We cannot make assurances as to the prepayment rate of the Loans.  In addition, we cannot make assurances that the Loans will conform to the prepayment experience of other loans or to any past prepayment experience or any published prepayment forecast.

In general, if an offered certificate is purchased at a premium over its face amount and payments of principal on the related Loans, occur at a rate faster than that assumed at the time of purchase, in each case, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase and, also in the case of the Interest Only Certificates, the investor may not recover its initial investment.  Conversely, if an offered certificate is purchased at a discount from its face amount and payments of principal on the related Loans occur at a rate that is slower than that assumed at the time of purchase, or if a Class 30-PO certificate is purchased and payments of principal on the Discount Loans in Collateral Group 1 occur at a rate that is slower than that assumed at the time of purchase, or if a Class 15-PO certificate is purchased and payments of principal on the Discount Loans in Collateral Group 3 occur at a rate that is slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than originally anticipated.

As described under “Description of the Offered Certificates—Principal” in this prospectus supplement, the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments related to a Collateral Group (with respect to Collateral Group 1 and Collateral Group 2, based on the Applicable Fractions) will be initially distributed to the classes of Senior Certificates related to such Collateral Group (other than the Class PO Certificates and Interest Only Certificates) then entitled to receive principal distributions.  This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such classes of Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of “Senior Prepayment Percentage.”

Investors in the Class 1-A-1 certificates should understand that if LIBOR is greater than or equal to 8.900%, per annum, the pass-through rate of such class will remain at its maximum rate of 9.500% per annum through November 2010.  Investors in the Class 1-A-1 certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.

Conversely, investors in the Class 1-A-2 certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields.  Investors in the Class 1-A-2 certificates should understand that if LIBOR is greater than or equal to approximately 5.150% per annum, such class will accrue interest at their minimum rate of 0.000% per annum.  Further, based on the modeling assumptions set forth under “—Modeling Assumptions” below, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates on the Loans contributing to Collateral Group 1, are expected to produce a negative yield to investors in the Class 1-A-2 certificates.  See “—Sensitivity of the Interest Only Certificates” below.

 Investors in the Class 2-A-4, Class 2-A-14 and Class 2-A-15 certificates should understand that if LIBOR is greater than or equal to 6.630%, per annum, the pass-through rate of such class will remain at its maximum rate of 7.000% per annum.  Investors in the Class 2-A-4, Class 2-A-14 and Class 2-A-15 certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.

Conversely, investors in the Class 2-A-5 certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields.  Investors in the Class 2-A-5 certificates should understand that if LIBOR is greater than or equal to approximately 6.630% per annum, such class will accrue interest at their minimum rate of 0.000% per annum.  Further, based on the modeling assumptions set forth under “—Modeling Assumptions” below, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates on the Loans contributing to Collateral Group 2, are expected to produce a negative yield to investors in the Class 2-A-5 certificates.  See “—Sensitivity of the Interest Only Certificates” below.

Investors in the Class 2-A-10 certificates should understand that if LIBOR is greater than or equal to 6.650%, per annum, the pass-through rate of such class will remain at its maximum rate of 7.000% per annum.  Investors in the Class 2-A-10 certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.

Conversely, investors in the Class 2-A-11 certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields.  Investors in the Class 2-A-11 certificates should understand that if LIBOR is greater than or equal to approximately 6.650% per annum, such class will accrue interest at their minimum rate of 0.000% per annum.  Further, based on the modeling assumptions set forth under “—Modeling Assumptions” below, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates on the Loans contributing to Collateral Group 2, are expected to produce a negative yield to investors in the Class 2-A-11 certificates.  See “—Sensitivity of the Interest Only Certificates” below.

Investors in the Class 2-A-12 certificates should understand that if LIBOR is greater than or equal to 6.600%, per annum, the pass-through rate of such class will remain at its maximum rate of 7.000% per annum.  Investors in the Class 2-A-12 certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.

Conversely, investors in the Class 2-A-13 certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields.  Investors in the Class 2-A-13 certificates should understand that if LIBOR is greater than or equal to approximately 6.600% per annum, such class will accrue interest at their minimum rate of 0.000% per annum.  Further, based on the modeling assumptions set forth under “—Modeling Assumptions” below, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates on the Loans contributing to Collateral Group 2, are expected to produce a negative yield to investors in the Class 2-A-13 certificates.  See “—Sensitivity of the Interest Only Certificates” below.

The rate and timing of defaults on the Loans will also affect the rate and timing of principal payments on the Loans and thus the yield on the offered certificates.  We cannot make assurances as to the rate of losses or delinquencies on any of the Loans.  To the extent that any losses are incurred on any of the Loans, the certificateholders of the offered certificates will bear the risk of losses resulting from default by borrowers.  See “Risk Factors” in this prospectus supplement and in the prospectus.

The weighted average life of the offered certificates will be influenced by, among other factors, the rate of principal payments on the Loans.

The distribution date in November 2021 will be the last scheduled distribution date for Class 3-A-1, Class 3-A-2, the Class 15-PO and Class 15-A-X certificates.  The distribution date in October 2036 will be the last scheduled distribution date for the offered certificates, other than Class 3-A-1, Class 3-A-2,, the Class 15-PO certificates and Class 15-A-X certificates.

 It is possible that the Certificate Principal Balance or Notional Amount, as applicable, of these certificates may be fully paid or reduced to zero, as applicable, prior to the related last scheduled Distribution Date, or may not be paid or reduced to zero, as applicable, by the related last scheduled Distribution Date.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed under “Description of the Offered Certificates—Reports to Certificateholders” in this prospectus supplement.  These statements will include information as to the outstanding Certificate Principal Balance or Notional Amount of the certificates.  We cannot assure that any additional information regarding the offered certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

The Lockout Certificates

Investors in the Class 1-A-5, Class 1-A-6 and Class 2-A-6 certificates should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to the Distribution Date in February 2012, the weighted average life of such certificates will be longer than would otherwise be the case, and the effect on the market value of such certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other classes of certificates that are entitled to earlier distributions of principal.

The Offered Subordinate Certificates

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the offered Subordinate Certificates will be affected by the rate of prepayments on the Loans, as well as the rate of borrower defaults on the related Loans resulting in Realized Losses, by the severity of those losses and by the timing thereof.  See “Description of the Offered Certificates—Allocation of Losses” in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates.  If the purchaser of a Subordinate Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative.  The timing of defaults and losses will also affect an investor’s actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Loans.

The yields to maturity on the classes of Subordinate Certificates with higher alphanumerical designations will be more sensitive to losses due to liquidations of defaulted Loans than will the yields on such classes with lower alphanumerical designations, and the yields to maturity on all of the Subordinate Certificates will be more sensitive to such losses than will the yields on the other classes of certificates.  The Subordinate Certificates will be more sensitive to losses due to liquidations of defaulted Loans (other than Excess Losses) because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the applicable Class PO Deferred Payment Writedown Amount and the applicable Subordinate Certificate Writedown Amount.  To the extent not covered by a servicer’s or the master servicer’s advances of delinquent monthly payments of principal and interest, delinquencies on the Loans may also have a relatively greater effect:

(1)

on the yields to investors in the Subordinate Certificates with higher alphanumerical designations than on the yields to investors in those Subordinate Certificates with lower alphanumerical designations; and

(2)

on the yields to investors in the Subordinate Certificates than on the yields to investors in the other classes of the certificates.

As described under “Description of the Offered Certificates—Interest,” “—Principal,” “—Allocation of Losses” and “—Subordination” in this prospectus supplement, amounts otherwise distributable to holders of any class of Subordinate Certificates will be made available to protect the holders of the more senior ranking classes of related certificates against interruptions in distributions due to certain borrower delinquencies.  Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Subordinate Certificates.

To the extent that a Subordinate Certificate is being purchased at a discount from its initial Certificate Principal Balance, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

Modeling Assumptions

For purposes of preparing the tables below, the following modeling assumptions have been made:

(1)

no delinquencies or losses occur on the Assumed Loans (as defined below) and all scheduled principal payments on the Assumed Loans are timely received on the due date of each month commencing in February 2007;

(2)

the scheduled payments on the Assumed Loans (other than the interest only mortgage loans during such period) have been calculated on the outstanding principal balance, prior to giving effect to prepayments, the mortgage interest rate, and the remaining term to maturity such that the Assumed Loans will fully amortize by their remaining term to maturity;

(3)

any interest-only mortgage loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term.  At the end of the remaining interest-only term, any such mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term;

(4)

all Assumed Loans prepay monthly at the specified percentages of PPC (as defined below);

(a)

no optional or other early termination of the offered certificates occurs; and

(b)

no substitutions or repurchases of the Assumed Loans occur;

(5)

all prepayments in respect of the Assumed Loans include 30 days’ accrued interest and are received on the last day of each month commencing in January 2007;

(6)

the closing date for the offered certificates is January 30, 2007;

(7)

each year will consist of twelve 30 day months;

(8)

cash distributions are received by the holders of the offered certificates on the 25th day of each month, commencing in February 2007;

(9)

the initial Certificate Principal Balance and Notional Balance, as applicable, of each class of certificates is as described in the table (and the notes to that table) beginning on page S-7 of this prospectus supplement;

(10)

interest accrues on each class of certificates at the applicable pass-through rate as described in the table (and the notes to that table) beginning on page S-7 of this prospectus supplement;

(11) One-Month LIBOR remains constant at 5.320%; and

(12)

the Loans consist of the following loans (“Assumed Loans”) with the following characteristics:

ASSUMED LOAN CHARACTERISTICS

POOL 1

Principal Balance ($)	Mortgage Interest Rate (%)	Net Mortgage Interest Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Seasoning (Months)	Original Interest Only Term (Months)
627,716.67	5.875	5.625	240	226	14	0
60,731.03	6.750	6.500	240	233	7	0
51,962.56	7.625	7.375	240	234	6	0
464,704.45	5.750	5.500	336	311	25	0
435,069.34	7.625	7.375	349	344	5	0
643,132.82	6.125	5.875	350	340	10	0
382,985.11	6.750	6.500	351	346	5	0
1,075,805.10	5.750	5.500	352	346	6	0
84,672.59	7.375	7.125	359	354	5	0
351,597.78	5.625	4.755	360	318	42	0
877,463.84	5.375	5.125	360	324	36	0
860,443.02	5.500	5.250	360	337	23	0
5,635,326.25	5.625	5.375	360	336	24	0
9,171,718.90	5.750	5.500	360	336	24	0
11,349,933.58	5.875	5.625	360	342	18	0
14,122,645.60	6.000	5.750	360	346	14	0
92,459.90	6.500	5.860	360	348	12	0
10,539,363.76	6.125	5.875	360	350	10	0
45,090,208.93	6.250	6.000	360	350	10	0
6,561,153.51	6.375	6.125	360	342	18	0
10,980,885.79	6.500	6.250	360	346	14	0
3,418,536.58	6.625	6.375	360	354	6	0
7,119,975.49	6.750	6.500	360	351	9	0
13,502,853.03	6.875	6.625	360	346	14	0
7,451,974.83	7.000	6.750	360	355	5	0
7,446,154.50	7.125	6.875	360	354	6	0
7,324,938.89	7.250	7.000	360	354	6	0
3,681,333.66	7.375	7.125	360	355	5	0
3,062,816.44	7.500	7.250	360	354	6	0
1,399,500.87	7.625	7.375	360	355	5	0
1,314,005.83	7.750	7.500	360	354	6	0
2,890,937.44	7.875	7.625	360	355	5	0
1,269,567.43	8.000	7.750	360	355	5	0
550,000.00	5.625	5.375	360	353	7	120
906,490.54	5.750	5.500	360	339	21	120
802,105.72	6.000	5.750	360	353	7	120
832,400.00	6.125	5.875	360	353	7	120
7,302,294.49	6.250	6.000	360	351	9	120
578,667.94	6.500	6.250	360	355	5	120
677,246.03	6.750	6.500	360	354	6	120
2,009,078.02	6.875	6.625	360	355	5	120
1,002,303.48	7.000	6.750	360	355	5	120
1,495,500.00	7.125	6.875	360	354	6	120
1,900,429.33	7.250	7.000	360	355	5	120
294,287.63	7.375	7.125	360	354	6	120
1,442,571.25	7.500	7.250	360	354	6	120
303,999.16	7.625	7.375	360	354	6	120
1,656,889.94	7.750	7.500	360	356	4	120
290,080.00	7.875	7.625	360	354	6	120
742,399.29	8.000	7.750	360	354	6	120
799,319.67	5.875	5.625	360	354	6	180
2,066,956.00	6.000	5.750	360	354	6	180
447,675.95	6.125	5.875	360	351	9	180
2,272,079.74	6.250	6.000	360	354	6	180

ASSUMED LOAN CHARACTERISTICS

COLLATERAL GROUP 3

Principal Balance ($)	Mortgage Interest Rate (%)	Net Mortgage Interest Rate(%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Seasoning (Months)	Original Interest Only Term (Months)
9,940,622.30	5.9762482976	5.7563049315	180	172	8	0
65,507,900.55	6.5724776849	6.3668833162	177	172	5	0

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the “Prepayment Assumption”).  The Prepayment Assumption used in this prospectus supplement (“PPC”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a group of mortgage loans for the life of such mortgage loans.  With respect to Collateral Group 1 and Collateral Group 2, a 100% PPC assumes (i) a per annum constant prepayment rate of 8.000% of the then outstanding principal balance of the related Loans in the first month of the life of those Loans, (ii) an additional approximately 1.09091% (precisely 12%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 20.000% per annum thereafter.  With respect to Collateral Group 3, a 100% PPC assumes (i) a per annum constant prepayment rate of 4.000% of the then outstanding principal balance of the related Loans in the first month of the life of those Loans, (ii) an additional approximately 1.09091% (precisely 12%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 16.000% per annum thereafter.

The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any group of loans, including the Loans.  None of the master servicer, the trustee or the custodian makes any representations about the appropriateness of the Prepayment Assumption.

Sensitivity of the Principal Only Certificates

The Class 15-PO and Class 30-PO certificates will be “principal only” certificates and will not bear interest.  As indicated in the table below, a lower than anticipated rate of principal payments (including prepayments) on the Discount Loans contributing to Collateral Group 1 will have an adverse effect on the yield to investors in the Class 30-PO certificates, and a lower than anticipated rate of principal payments (including prepayments) on the Discount Loans contributing to Collateral Group 3 will have an adverse effect on the yield to investors in the Class 15-PO certificates.

The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Principal Only Certificates to various constant percentages of PPC.  The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Principal Only Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of the Principal Only Certificates, and converting such monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

As described under “Description of the Offered Certificates—Principal” in this prospectus supplement, the PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Loans contributing to Collateral Group 1 or in Collateral Group 3.  The Discount Loans will have lower Net Mortgage Rates (and lower Mortgage Interest Rates) than the other Loans.  In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.  As a result, the Discount Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the related Class PO Certificates.

The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under “—Modeling Assumptions” above and on the assumption that the aggregate purchase prices of the Class 15-PO and Class 30-PO Certificates (expressed as a percentage of the initial Certificate Principal Balance of each such class) are 76.750% and 70.250%, respectively:

Sensitivity of the Principal Only Certificates to Prepayments
(Pre-Tax Yields to Maturity)

	Percentages of PPC
Class	0%	50%	100%	150%	200%
Class 15-PO	3.368%	5.127%	7.397%	10.140%	13.326%
Class 30-PO	2.072%	5.512%	10.349%	16.134%	22.974%

It is unlikely that the Loans relating to either class of Class PO Certificates will have the precise characteristics described in this prospectus supplement or that the Loans relating to either class of Class PO Certificates will all prepay at the same rate until maturity.  As a result of these factors, the pre-tax yield on each class of Class PO Certificates is likely to differ from those shown in the tables above, even if all of the related Loans prepay at the indicated percentages of PPC.  No representation is made as to the actual rate of principal payments on the Loans relating to either class of Class PO Certificates for any period or over the life of such class of Class PO Certificates or as to the yield on either class of Class PO Certificates.  You must make your own decision as to the appropriate prepayment assumption to be used in deciding whether to purchase any of the Class 15-PO or Class 30-PO Certificates.

Sensitivity of the Interest Only Certificates

The Interest Only Certificates will not be entitled to distributions of principal.  As indicated in the table below, a higher than anticipated rate of principal payments (including prepayments) on the related Loans could result in the failure of investors in the Interest Only Certificates to fully recover their initial investment.

The tables below indicate the sensitivities of the pre tax corporate bond equivalent yields to maturity of the Class 1-A-2, Class 2-A-5, Class 2-A-11, Class 2-A-13, Class 15-A-X and Class 30-A-X certificates to various constant percentages of PPC.  The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such certificates and converting such monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

The Notional Amount of the Class 30-A-X certificates is based on the Scheduled Principal Balances of the Group 2 Non Discount Loans and the Notional Amount of the Class 15-A-X certificates is based on the Scheduled Principal Balance of the Group 3 Non Discount Loans.   See “Description of the Offered Certificates—Interest” in this prospectus supplement.  The related Non Discount Loans will have higher Net Mortgage Rates (and higher Mortgage Interest Rates) than the other related Loans.  In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.  As a result, the Non Discount Loans may prepay at higher rates, thereby reducing the resulting yield of the Class 15-A-X certificates or Class 30-A-X certificates than would be the case if such Non Discount Loans prepaid at the same rate as the other related Loans.  An investor in the Class 15-A-X certificates or Class 30-A-X certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) on the related Non-Discount Loans could result in the failure of such investor to fully recover its initial investment.

The information set forth in the following table has been prepared on the basis of the modeling assumptions and on the assumption that the aggregate purchase prices of the Class 15-A-X certificates and Class 30-A-X certificates (expressed as a percentage of the initial Notional Amount of such classes) are 12.500% and 12.250%, respectively, plus accrued interest:

Sensitivity of the Class 15-A-X and Class 30-A-X Certificates to Prepayments
(Pre Tax Yields to Maturity)

	Percentages of PPC
Class	0%	50%	100%	150%	200%
Class 15-A-X	44.419%	35.279%	25.740%	15.747%	5.227%
Class 30-A-X	55.938%	43.724%	30.819%	17.091%	2.359%

It is unlikely that the Non Discount Loans will have the precise characteristics described in this prospectus supplement or that the Collateral Group 2 and Collateral Group 3 will all prepay at the same rate until maturity or that all of the Non-Discount Loans will prepay at the same rate or time.  As a result of these factors, the pre tax yields on the Class 15-A-X and Class 30-A-X certificates are likely to differ from those shown in the tables above, even if all of the Non-Discount Loans prepay at the indicated percentages of PPC.  No representation is made as to the actual rate of principal payments on the Non Discount Loans for any period or over the life of such certificates or as to the yield on such certificates.  You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 15-A-X or Class 30-A-X certificates.

The Class 1-A-2, Class 2-A-5, Class 2-A-11 and Class 2-A-13 certificates will be “interest only” certificates and will not be entitled to distributions of principal.  In addition, the yield to investors in the Class 1-A-2, Class 2-A-5, Class 2-A-11 and Class 2-A-13 certificates will be extremely sensitive to changes in the rate of LIBOR.  Increases in LIBOR may have an adverse effect on yield to such investors.  As indicated in the tables below, a higher than anticipated rate of principal payments (including prepayments) on the Loans contributing to Collateral Group 1 or Collateral Group 2 could result in the failure of investors in the Class 1-A-2, Class 2-A-5, Class 2-A-11 and Class 2-A-13 certificates to fully recover their initial investment.

The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class 1-A-2 and Class 2-A-5 certificates at various constant percentages of the Prepayment Assumption and rates of LIBOR.  The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-A-2, Class 2-A-5, Class 2-A-11 and Class 2-A-13 certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of the Class 1-A-2, Class 2-A-5, Class 2-A-11 and Class 2-A-13 certificates and converting such monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under “—Modeling Assumptions” above and on the assumption that (i) on the first LIBOR Determination Date, LIBOR will be 5.320% and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, and (ii) the aggregate purchase price of the Class 1-A-2 certificates (expressed as a percentage of the initial Notional Amount of such class) is 0.500% plus accrued interest:

Sensitivity of the Class 1-A-2 Certificates to Prepayments and Changes in LIBOR
(Pre-Tax Yields to Maturity)

	Percentages of PPC
LIBOR	0%	50%	100%	150%	200%
1.32%	1,772.852%	1,658.164%	1,436.683%	1,193.409%	923.352%
2.32%	1,088.572%	1,011.033%	859.332%	688.269%	496.100%
3.32%	573.066%	524.448%	426.202%	308.944%	177.878%
4.32%	206.194%	179.431%	117.106%	33.934%	(48.031)%
5.15% and above	**	**	**	**	**

___________

** Less than (99.99)%

The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under “—Modeling Assumptions” above and on the assumption that (i) on the first LIBOR Determination Date, LIBOR will be 5.320% and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, and (ii) the aggregate purchase prices of the Class 2-A-5 certificates (expressed as a percentage of the initial Notional Amount of such classes) are 3.000% plus accrued interest:

Sensitivity of the Class 2-A-5 Certificates to Prepayments and Changes in LIBOR
(Pre-Tax Yields to Maturity)

	Percentages of PPC
LIBOR	0%	50%	100%	150%	200%
3.32%	130.485%	114.565%	97.562%	79.159%	58.782%
4.32%	86.801%	72.585%	57.323%	40.598%	21.479%
5.32%	46.479%	33.868%	20.184%	4.709%	(14.957)%
6.32%	7.925%	(2.946)%	(14.844)%	(28.888)%	(59.622)%
6.63% and above	**	**	**	**	**

___________

** Less than (99.99)%

The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under “—Modeling Assumptions” above and on the assumption that (i) on the first LIBOR Determination Date, LIBOR will be 5.320% and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, and (ii) the aggregate purchase prices of the Class 2-A-11 certificates (expressed as a percentage of the initial Notional Amount of such classes) are 3.0625% plus accrued interest:

Sensitivity of the Class 2-A-11 Certificates to Prepayments and Changes in LIBOR
(Pre-Tax Yields to Maturity)

	Percentages of PPC
LIBOR	0%	50%	100%	150%	200%
3.32%	128.287%	112.453%	95.537%	77.222%	56.924%
4.32%	85.631%	71.461%	56.244%	39.562%	20.462%
5.32%	46.193%	33.595%	19.922%	4.453%	(15.232)%
6.32%	8.492%	(2.409)%	(14.340)%	(28.430)%	(58.763)%
6.65% and above	**	**	**	**	**

___________

** Less than (99.99)%

The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under “—Modeling Assumptions” above and on the assumption that (i) on the first LIBOR Determination Date, LIBOR will be 5.320% and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, and (ii) the aggregate purchase prices of the Class 2-A-13 certificates (expressed as a percentage of the initial Notional Amount of such classes) are 2.8750% plus accrued interest:

Sensitivity of the Class 2-A-13 Certificates to Prepayments and Changes in LIBOR
(Pre-Tax Yields to Maturity)

	Percentages of PPC
LIBOR	0%	50%	100%	150%	200%
3.32%	135.710%	119.588%	102.377%	83.763%	63.195%
4.32%	89.768%	75.436%	60.057%	43.226%	24.054%
5.32%	47.504%	34.852%	21.129%	5.627%	(13.971)%
6.32%	7.156%	(3.675)%	(15.526)%	(29.516)%	(60.802)%
6.60% and above	**	**	**	**	**

___________

** Less than (99.99)%

It is unlikely that the Loans contributing to Collateral Group 1 or Collateral Group 2 will have the precise characteristics described in this prospectus supplement or that the Loans contributing to Collateral Group 1 or Collateral Group 2 will all prepay at the same rate until maturity or that all of such Loans will prepay at the same rate or time.  As a result of these factors, the pre-tax yield on the Class 1-A-2, Class 2-A-5, Class 2-A-11 and Class 2-A-13 certificates is likely to differ from those shown in the tables above, even if all of the Loans contributing to Collateral Group 1 or Collateral Group 2 prepay at the indicated percentages of the Prepayment Assumption.  No representation is made as to the actual rate of principal payments on the Loans contributing to Collateral Group 1 or Collateral Group 2 or the actual rates of LIBOR for any period or over the life of the Class 1-A-2, the Class 2-A-5, the Class 2-A-11 or the Class 2-A-13 certificates or as to the yield on these certificates.  You must make your own decision as to the appropriate prepayment assumptions and rates of LIBOR to be used in deciding whether to purchase the Class 1-A-2, Class 2-A-5, Class 2-A-11 and Class 2-A-13 certificates.

Weighted Average Lives of the Offered Certificates

The following tables indicate at the specified percentages of PPC, the percentages of the original Certificate Principal Balances or Notional Amounts of the classes of offered certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of PPC and the corresponding weighted average lives of each class of certificates.  The tables were prepared based on the modeling assumptions and all percentages are rounded to the nearest 1% (other than the ones indicated with an asterisk).  As used in the following tables, the weighted average life of a class is determined by:

(a)

multiplying the amount of each distribution of principal or reduction of the Notional Amount, as the case may be, for that class by the number of years from the date of issuance to the related Distribution Date;

(b)

summing the results; and

(c)

dividing the sum by the aggregate distributions of principal or reductions of the Notional Amount, as the case may be, referred to in clause (a) and rounding to two decimal places.

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
AT THE FOLLOWING PERCENTAGES OF PPC

	Class 1-A-1 and Class 1-A-2					Class 1-A-3
	Percentages of PPC					Percentages of PPC
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial	100	100	100	100	100	100	100	100	100	100
January 25, 2008	100	86	60	34	8	97	85	85	85	85
January 25, 2009	100	74	31	0	0	94	71	71	63	30
January 25, 2010	100	66	11	0	0	91	56	56	24	0
January 25, 2011	100	60	0	0	0	87	42	40	0	0
January 25, 2012	100	56	0	0	0	83	27	18	0	0
January 25, 2013	100	56	0	0	0	80	13	6	0	0
January 25, 2014	100	56	0	0	0	77	2	0	0	0
January 25, 2015	100	48	0	0	0	73	0	0	0	0
January 25, 2016	100	41	0	0	0	69	0	0	0	0
January 25, 2017	100	36	0	0	0	65	0	0	0	0
January 25, 2018	100	31	0	0	0	60	0	0	0	0
January 25, 2019	100	27	0	0	0	56	0	0	0	0
January 25, 2020	100	23	0	0	0	50	0	0	0	0
January 25, 2021	100	20	0	0	0	45	0	0	0	0
January 25, 2022	100	17	0	0	0	38	0	0	0	0
January 25, 2023	100	14	0	0	0	32	0	0	0	0
January 25, 2024	99	11	0	0	0	25	0	0	0	0
January 25, 2025	99	9	0	0	0	17	0	0	0	0
January 25, 2026	99	7	0	0	0	9	0	0	0	0
January 25, 2027	99	6	0	0	0	*	0	0	0	0
January 25, 2028	91	4	0	0	0	0	0	0	0	0
January 25, 2029	81	3	0	0	0	0	0	0	0	0
January 25, 2030	71	2	0	0	0	0	0	0	0	0
January 25, 2031	60	1	0	0	0	0	0	0	0	0
January 25, 2032	49	0	0	0	0	0	0	0	0	0
January 25, 2033	36	0	0	0	0	0	0	0	0	0
January 25, 2034	24	0	0	0	0	0	0	0	0	0
January 25, 2035	10	0	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life (in years)	24.68	8.06	1.51	0.80	0.53	12.02	3.48	3.29	2.26	1.65

_________________________

*

Less than 0.5%, but greater than zero.

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
AT THE FOLLOWING PERCENTAGES OF PPC

	Class 1-A-4					Class 1-A-5 and Class 1-A-6					Class 2-A-1, Class 2-A-4, Class 2-A-5, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15
	Percentages of PPC					Percentages of PPC					Percentages of PPC
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100	100	100	99	89	79	69	60
January 25, 2009	100	100	100	100	100	100	100	100	100	100	98	79	62	47	34
January 25, 2010	100	100	100	100	0	100	100	100	100	90	97	70	48	31	19
January 25, 2011	100	100	100	0	0	100	100	100	100	45	96	62	37	21	9
January 25, 2012	100	100	100	0	0	100	100	100	63	19	95	55	29	13	4
January 25, 2013	100	100	100	0	0	98	95	91	40	7	93	48	22	8	1
January 25, 2014	100	100	37	0	0	96	89	81	25	1	92	42	17	5	*
January 25, 2015	100	100	0	0	0	95	82	64	16	0	90	37	13	3	0
January 25, 2016	100	100	0	0	0	92	74	50	10	0	89	33	10	2	0
January 25, 2017	100	100	0	0	0	90	65	39	7	0	87	29	8	1	0
January 25, 2018	100	100	0	0	0	88	57	30	5	0	85	26	6	1	0
January 25, 2019	100	100	0	0	0	85	49	23	3	0	82	22	5	1	0
January 25, 2020	100	100	0	0	0	82	43	18	2	0	80	19	4	*	0
January 25, 2021	100	100	0	0	0	79	37	14	1	0	77	17	3	*	0
January 25, 2022	100	100	0	0	0	76	32	11	1	0	74	15	2	*	0
January 25, 2023	100	100	0	0	0	72	27	8	1	0	71	13	2	*	0
January 25, 2024	100	100	0	0	0	68	23	6	*	0	67	11	1	*	0
January 25, 2025	100	100	0	0	0	64	20	5	*	0	64	9	1	*	0
January 25, 2026	100	100	0	0	0	60	17	3	*	0	60	8	1	*	0
January 25, 2027	100	100	0	0	0	55	14	3	*	0	56	7	1	*	0
January 25, 2028	100	100	0	0	0	50	11	2	*	0	51	5	*	*	0
January 25, 2029	100	100	0	0	0	45	9	1	*	0	47	4	*	*	0
January 25, 2030	100	100	0	0	0	40	7	1	*	0	41	4	*	*	0
January 25, 2031	100	100	0	0	0	34	6	1	*	0	36	3	*	*	0
January 25, 2032	100	100	0	0	0	28	4	*	*	0	30	2	*	*	0
January 25, 2033	100	68	0	0	0	21	3	*	*	0	24	1	*	*	0
January 25, 2034	100	41	0	0	0	14	2	*	*	0	17	1	*	*	0
January 25, 2035	100	18	0	0	0	7	1	*	*	0	10	1	*	*	0
January 25, 2036	73	2	0	0	0	1	*	*	*	0	3	*	*	*	0
January 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life (in years)	29.12	26.79	7.00	3.97	2.82	19.92	13.18	10.03	6.24	4.15	19.61	7.64	4.05	2.55	1.76

_________________________

*

Less than 0.5%, but greater than zero.

 PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
AT THE FOLLOWING PERCENTAGES OF PPC

	Class 2-A-2					Class 2-A-3					Class 2-A-6
	Percentages of PPC					Percentages of PPC					Percentages of PPC
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
January 25, 2008	99	86	73	61	48	100	100	100	100	100	100	100	100	100	100
January 25, 2009	97	73	51	32	15	100	100	100	100	100	100	100	100	100	100
January 25, 2010	96	61	33	11	0	100	100	100	100	0	100	100	100	100	93
January 25, 2011	95	51	19	0	0	100	100	100	21	0	100	100	100	100	47
January 25, 2012	93	41	8	0	0	100	100	100	0	0	100	100	100	65	20
January 25, 2013	92	34	2	0	0	100	100	100	0	0	99	95	92	41	7
January 25, 2014	90	28	0	0	0	100	100	29	0	0	97	90	82	26	1
January 25, 2015	89	24	0	0	0	100	100	0	0	0	95	83	66	16	0
January 25, 2016	87	20	0	0	0	100	100	0	0	0	94	75	51	11	0
January 25, 2017	85	17	0	0	0	100	100	0	0	0	92	66	40	7	0
January 25, 2018	83	15	0	0	0	100	100	0	0	0	89	58	31	5	0
January 25, 2019	80	13	0	0	0	100	100	0	0	0	87	50	24	3	0
January 25, 2020	78	11	0	0	0	100	100	0	0	0	84	44	19	2	0
January 25, 2021	75	9	0	0	0	100	100	0	0	0	81	38	15	2	0
January 25, 2022	72	7	0	0	0	100	100	0	0	0	78	33	11	1	0
January 25, 2023	69	6	0	0	0	100	100	0	0	0	75	29	9	1	0
January 25, 2024	65	4	0	0	0	100	100	0	0	0	71	24	7	*	0
January 25, 2025	62	3	0	0	0	100	100	0	0	0	67	21	5	*	0
January 25, 2026	58	2	0	0	0	100	100	0	0	0	63	18	4	*	0
January 25, 2027	53	1	0	0	0	100	100	0	0	0	59	15	3	*	0
January 25, 2028	49	1	0	0	0	100	100	0	0	0	54	12	2	*	0
January 25, 2029	44	0	0	0	0	100	96	0	0	0	49	10	1	*	0
January 25, 2030	39	0	0	0	0	100	77	0	0	0	44	8	1	*	0
January 25, 2031	33	0	0	0	0	100	60	0	0	0	38	6	1	*	0
January 25, 2032	27	0	0	0	0	100	45	0	0	0	32	5	*	*	0
January 25, 2033	21	0	0	0	0	100	32	0	0	0	25	3	*	*	0
January 25, 2034	14	0	0	0	0	100	21	0	0	0	18	2	*	*	0
January 25, 2035	7	0	0	0	0	100	11	0	0	0	11	1	*	*	0
January 25, 2036	0	0	0	0	0	83	3	0	0	0	3	*	*	*	0
January 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life (in years)	19.05	5.60	2.37	1.53	1.10	29.23	24.98	6.87	3.95	2.81	20.59	13.38	10.17	6.32	4.20

_________________________

*

Less than 0.5%, but greater than zero.

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
AT THE FOLLOWING PERCENTAGES OF PPC

	Class 30-PO					Class 15-PO					Class 30-A-X
	Percentages of PPC					Percentages of PPC					Percentages of PPC
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
January 25, 2008	99	89	79	69	59	95	88	81	73	66	99	90	81	72	63
January 25, 2009	97	79	62	48	35	91	77	64	53	43	98	80	64	50	37
January 25, 2010	95	70	49	33	21	85	67	51	38	27	98	72	51	35	22
January 25, 2011	94	62	38	23	12	80	58	40	27	17	97	64	40	24	13
January 25, 2012	92	54	30	15	7	74	49	31	19	11	96	57	32	17	8
January 25, 2013	90	48	24	11	4	68	41	24	13	7	94	51	25	11	5
January 25, 2014	88	42	19	7	2	62	34	18	9	4	93	45	20	8	3
January 25, 2015	86	37	14	5	1	55	28	14	6	3	92	40	16	5	2
January 25, 2016	84	32	11	3	1	47	22	10	4	1	91	35	12	4	1
January 25, 2017	81	28	9	2	*	40	17	7	3	1	89	31	10	3	1
January 25, 2018	79	25	7	2	*	31	13	5	2	*	87	27	8	2	*
January 25, 2019	76	21	5	1	*	23	8	3	1	*	85	24	6	1	*
January 25, 2020	73	19	4	1	*	13	5	1	*	*	82	21	5	1	*
January 25, 2021	70	16	3	*	*	3	1	*	*	*	79	18	4	1	*
January 25, 2022	66	14	2	*	*	0	0	0	0	0	77	16	3	*	*
January 25, 2023	63	12	2	*	*	0	0	0	0	0	74	14	2	*	*
January 25, 2024	59	10	1	*	*	0	0	0	0	0	70	12	2	*	*
January 25, 2025	55	8	1	*	*	0	0	0	0	0	67	10	1	*	*
January 25, 2026	51	7	1	*	*	0	0	0	0	0	63	9	1	*	*
January 25, 2027	46	6	1	*	*	0	0	0	0	0	59	7	1	*	*
January 25, 2028	42	5	*	*	*	0	0	0	0	0	54	6	1	*	*
January 25, 2029	37	4	*	*	*	0	0	0	0	0	50	5	*	*	*
January 25, 2030	31	3	*	*	*	0	0	0	0	0	44	4	*	*	*
January 25, 2031	26	2	*	*	*	0	0	0	0	0	39	3	*	*	*
January 25, 2032	20	1	*	*	*	0	0	0	0	0	33	2	*	*	*
January 25, 2033	14	1	*	*	*	0	0	0	0	0	27	2	*	*	*
January 25, 2034	7	*	*	*	*	0	0	0	0	0	20	1	*	*	*
January 25, 2035	1	*	*	*	*	0	0	0	0	0	12	1	*	*	*
January 25, 2036	*	*	*	*	0	0	0	0	0	0	4	*	*	*	*
January 25, 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life (in years)	17.73	7.45	4.14	2.71	1.93	8.20	5.60	4.01	2.99	2.31	20.23	8.00	4.35	2.84	2.04

_________________________

*

Less than 0.5%, but greater than zero.

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
AT THE FOLLOWING PERCENTAGES OF PPC

	Class 15-A-X					Class 3-A-1 and Class 3-A-2
	Percentages of PPC					Percentages of PPC
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial	100	100	100	100	100	100	100	100	100	100
January 25, 2008	96	89	82	75	69	96	89	81	74	67
January 25, 2009	91	78	66	54	44	91	77	64	53	42
January 25, 2010	86	68	52	39	29	86	67	51	37	26
January 25, 2011	81	58	41	28	18	81	57	39	26	16
January 25, 2012	75	50	32	20	12	75	49	30	17	9
January 25, 2013	69	42	25	14	7	69	41	23	12	5
January 25, 2014	63	35	19	10	4	63	34	17	8	3
January 25, 2015	56	29	14	6	3	56	28	13	5	1
January 25, 2016	48	23	10	4	2	48	22	9	3	1
January 25, 2017	41	18	7	3	1	40	17	7	2	*
January 25, 2018	32	13	5	2	*	32	13	4	1	*
January 25, 2019	23	9	3	1	*	23	8	3	1	*
January 25, 2020	14	5	1	*	*	14	5	1	*	*
January 25, 2021	4	1	*	*	*	4	1	*	*	*
January 25, 2022	0	0	0	0	0	0	0	0	0	0
January 25, 2023	0	0	0	0	0	0	0	0	0	0
January 25, 2024	0	0	0	0	0	0	0	0	0	0
January 25, 2025	0	0	0	0	0	0	0	0	0	0
January 25, 2026	0	0	0	0	0	0	0	0	0	0
January 25, 2027	0	0	0	0	0	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life (in years)	8.30	5.70	4.10	3.08	2.40	8.29	5.60	3.96	2.91	2.21

     _________________________

     *

Less than 0.5%, but greater than zero.

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
AT THE FOLLOWING PERCENTAGES OF PPC

	Class B-1, Class B-2, Class B-3					Class A-LR and Class A-UR
	Percentages of PPC					Percentages of PPC
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial	100	100	100	100	100	100	100	100	100	100
January 25, 2008	98	98	98	98	98	0	0	0	0	0
January 25, 2009	96	96	96	96	96	0	0	0	0	0
January 25, 2010	94	94	94	94	94	0	0	0	0	0
January 25, 2011	91	91	91	91	91	0	0	0	0	0
January 25, 2012	89	89	89	89	89	0	0	0	0	0
January 25, 2013	86	84	81	78	75	0	0	0	0	0
January 25, 2014	83	78	72	66	60	0	0	0	0	0
January 25, 2015	80	70	61	52	38	0	0	0	0	0
January 25, 2016	77	62	49	38	23	0	0	0	0	0
January 25, 2017	73	54	38	25	13	0	0	0	0	0
January 25, 2018	70	46	29	17	8	0	0	0	0	0
January 25, 2019	65	39	22	11	4	0	0	0	0	0
January 25, 2020	61	32	16	7	2	0	0	0	0	0
January 25, 2021	56	27	12	5	1	0	0	0	0	0
January 25, 2022	53	23	9	3	1	0	0	0	0	0
January 25, 2023	51	19	7	2	*	0	0	0	0	0
January 25, 2024	48	17	5	1	*	0	0	0	0	0
January 25, 2025	45	14	4	1	*	0	0	0	0	0
January 25, 2026	42	12	3	1	*	0	0	0	0	0
January 25, 2027	39	10	2	*	*	0	0	0	0	0
January 25, 2028	36	8	2	*	*	0	0	0	0	0
January 25, 2029	33	7	1	*	*	0	0	0	0	0
January 25, 2030	29	5	1	*	*	0	0	0	0	0
January 25, 2031	25	4	1	*	*	0	0	0	0	0
January 25, 2032	20	3	*	*	*	0	0	0	0	0
January 25, 2033	16	2	*	*	*	0	0	0	0	0
January 25, 2034	11	1	*	*	*	0	0	0	0	0
January 25, 2035	6	1	*	*	*	0	0	0	0	0
January 25, 2036	1	*	*	*	*	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life (in years)	16.29	11.37	9.32	8.26	7.45	0.07	0.07	0.07	0.07	0.07

     _________________________

     *

Less than 0.5%, but greater than zero.

The above tables have been prepared based on the enumerated modeling assumptions and should be read in conjunction with these modeling assumptions.  The modeling assumptions include the characteristics and performance of the Assumed Loans, which may differ from the actual characteristics and performance of the Loans.

Yield on the Residual Certificates

The after-tax rate of return to the holders of the Residual Certificates will reflect their pre-tax rates of return (which may be zero), reduced by the taxes required to be paid with respect to such certificates.  If you hold a Residual Certificate, you may have tax liabilities during the early years of the related REMIC’s term that substantially exceed any distributions payable thereon during any such period.  In addition, the present value of the tax liabilities with respect to your Residual Certificate may substantially exceed the present value of any distributions on your Residual Certificate and of any tax benefits that may arise with respect to it.  Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may be otherwise significantly adversely affected.  The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Loans.  If you own a Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after-tax rate of return.  See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement, among the depositor, the transferor, the master servicer, the trust administrator, the custodian and the trustee.  The Pooling and Servicing Agreement requires the master servicer to enforce the servicers’ obligations to service the Loans pursuant to the related Servicing Agreements.  The trust created under the Pooling and Servicing Agreement will consist generally of:

(1)

all of the depositor’s right, title and interest in the Loans, the related Mortgage Notes, mortgages and other related documents;

(2)

all payments on or collections in respect of the Loans due after the Cut-Off Date, together with any proceeds thereof; and

(3)

any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed-in-lieu of foreclosure, and any revenues received from those properties.

The certificates will be transferable and exchangeable at the corporate trust office of the trust administrator.

Assignment of the Loans

On the Closing Date the depositor will transfer to the trust all of its right, title and interest in and to each Loan, the related Mortgage Notes, mortgages and other related documents, including all scheduled payments with respect to each Loan due after the Cut-Off Date and all unscheduled payments with respect to each Loan received after the Cut-Off Date.  The trust administrator, concurrently with this transfer, will deliver the certificates to the depositor.  Each Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement.  The mortgage loan schedule will include information such as the principal balance of each Loan as of the Cut-Off Date, its Mortgage Interest Rate as well as other information.

The Pooling and Servicing Agreement will require that, on or prior to the Closing Date, the depositor will deliver or cause to be delivered to the applicable custodian, on behalf of the trustee, the Mortgage Notes endorsed to the trustee on behalf of the certificateholders or in blank (or in the case of permanently lost or destroyed Mortgage Notes, lost note affidavits), the mortgages and other related documents.

Assignments of the Loans to the trustee (or its nominee) will be recorded by the applicable servicer in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel addressed to the trustee, such recording is not required to protect the trustee’s interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by either Rating Agency to obtain the initial ratings on the certificates described under “Ratings” in this prospectus supplement or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, pursuant to each Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  It is not expected that the assignments of mortgages will be required to be recorded in any jurisdiction.

Pursuant to the Pooling and Servicing Agreement, the transferor will make, among others, the following representations and warranties with respect to each Loan as of the Closing Date:

(1)

the information set forth in the mortgage loan schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the mortgage loan schedule;

(2)

immediately prior to the transfer and assignment of the Loans to the depositor, the transferor was the sole owner and holder of the Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(3)

the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and to the best of the transferor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(4)

the Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Loan is not usurious;

(5)

the Mortgage Note, the related mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the transferor’s knowledge, all parties to the Mortgage Note and the mortgage had legal capacity to execute the Mortgage Note and the mortgage and each Mortgage Note and mortgage has been duly and properly executed by the mortgagor;

(6)

each Loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, all applicable anti-predatory and abusive lending laws;

(7)

no Mortgage Note or mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or mortgage, or the exercise of any right thereunder, render the Mortgage Note or mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(8)

the Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority.

(9)

the mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the trustee or to the master servicer with, any Mortgage establishes in the transferor a valid and subsisting first lien on the property described therein and the transferor has full right to sell and assign the same to the trustee;

(10)

neither the transferor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the trustee or the master servicer;

(11)

all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the transferor has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

(12)

the Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the trustee by the transferor;

(13)

except for Loans secured by co-op shares and Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the transferor’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(14)

to the best of the transferor’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(15)

all payments required to be made up to but not including the Due Date immediately preceding the Cut-off Date for such Loan under the terms of the related Mortgage Note have been made (except as of the Cut-Off Date, 5 of the Loans were 30 days past due in the payment of scheduled principal and interest);

(16)

the proceeds of the Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

(17)

the Loan (except any Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy (long-form or short-form) or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan and subject to some exceptions;

(18)

the Mortgaged Property securing each Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense;

(19)

to the best of the transferor’s knowledge no foreclosure action has been commenced or is currently threatened, with respect to the Loan and the transferor has not waived any default, breach, violation or event of acceleration;

(20)

each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Loan over a term of not more than 360 months;

(21)

each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

(22)

to the best of the transferor’s knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(23)

each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Loans secured by co-op shares, leases or occupancy agreements;

(24)

the Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(25)

with respect to each Mortgage where a lost note affidavit has been delivered to the trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

(26)

in the event that the Mortgagor is an inter vivos “living” trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

(27)

if the Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(28)

the Loan was underwritten in accordance with the underwriting guidelines of the related originator in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(29)

the originator used no adverse selection procedures in selecting the Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for sale to the transferor;

(30)

with respect to each Loan, the transferor is in possession of a complete Mortgage File except for the documents which have been delivered to the trustee or which have been submitted for recording and not yet returned;

(31)

as of the Cut-off Date, the range of original Loan-to-Value Ratios of the Loans is 16.44% to  95.00%, and approximately 4.77% of the Loans by Cut-off Date Pool Balance of the Loans had Loan-to-Value Ratios at origination in excess of  80%.  Each such Loan is subject to a Primary Insurance Policy;

(32)

with respect to each Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(33)

with respect to each Loan, the related servicing agreement requires the related Servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Loan that are delinquent at the close of business on the related Determination Date and not previously advanced by such Servicer.  The obligation of such Servicer to advance such payments as to such Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless such Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or insurance proceeds with respect to such Loan;

(34)

 no Loan is a High Cost Loan or Covered Loan, as applicable, and no Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Loan is in violation of any comparable state or local law; and

(35)

no loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary).

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Loan and related loan documents, the transferor will have a period of 90 days after the earlier of discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period (subject to certain time extensions), the transferor will be obligated to purchase the Loan at the Purchase Price or substitute an eligible substitute loan or loans for the affected Loan.  The Purchase Price will be required to be deposited in the Collection Account on or prior to the date the master servicer is required to remit amounts on deposit in the Collection Account to the trust administrator for deposit into the Distribution Account in the month after the purchase obligation arises.  The obligation of the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

In connection with the substitution of a Loan, the transferor will be required to remit any Substitution Adjustment Amount, if applicable.

Collection and Other Servicing Procedures

Each servicer will act in accordance with the servicing standard set forth in the applicable Servicing Agreement to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing mortgage loans for its own account, to the extent such procedures are consistent with the applicable Servicing Agreement and any primary mortgage insurance policy.  Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Servicing Agreement.

If a Mortgaged Property has been or is about to be conveyed by the borrower and the applicable servicer has knowledge thereof, that servicer will be required to accelerate the maturity of the Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law.  If it reasonably believes that the due on sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the borrower, to the extent permitted by applicable law, remains liable thereon.  Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation.  In regard to circumstances in which the servicers may be unable to enforce due on sale clauses, see “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” in the prospectus.

As provided in the Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a “Servicing Account”) into which the servicers will deposit and retain all collections from the borrower for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the borrower as provided in the Servicing Agreements.  Each Servicing Account and the investment of deposits in those accounts must comply with the requirements of the Servicing Agreements and must meet the requirements of the Rating Agencies.  Withdrawals of such amounts from the Servicing Accounts may be made only to remit funds to the master servicer on the applicable Servicer Remittance Date, to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer or servicer for any advances made with respect to such items, to refund to any borrower any sums as may be determined to be overages, to pay interest, if required, to borrowers on balances in the Servicing Accounts, to pay earnings not required to be paid to borrowers to the servicers, or to clear and terminate the Servicing Accounts at, or at any time after, the termination of the applicable Servicing Agreements.

The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid principal balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy.  Any amounts collected by the servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below).  Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit.  Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.  The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law.  Such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause typically provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

If the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer generally will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices.  Such flood insurance generally will be in an amount equal to the lesser of (i) the unpaid principal balance of the related Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

The servicers, on behalf of the trustee and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy.  As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account.  The servicers are required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

Realization upon Defaulted Loans

Each servicer will be required to take such action as it deems to be in the best interest of the trust with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made.  To the extent set forth in the related Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and liquidation of the related mortgaged property in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing mortgage loans of the same type as the applicable Loans.

Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted Loan together with accrued interest thereon at its Mortgage Interest Rate.

Servicing and Master Servicing Compensation and Payment of Expenses

The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on amounts on deposit in the Collection Account.  Each of the servicers will be entitled to receive a fee (the “Servicing Fee”) as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs.  The “Servicing Fee Rate” for each Loan will be either 0.20% or 0.25% per annum.  However, Prepayment Interest Shortfalls on the Loans in any Prepayment Period will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the related Distribution Date to the extent of Compensating Interest payments required to be made as described in this prospectus supplement.

In addition to the primary compensation described above, the applicable servicer generally will retain all prepayment premiums, penalties and charges and, if any (and to the extent not retained by the applicable servicer, prepayment premiums, penalties and charges will be distributed to the holders of the Class P certificates or paid to the related servicer), assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.

The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in this prospectus supplement).

Protected Accounts

Each servicer will be required to establish and maintain one or more accounts (the “Protected Accounts”) into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, insurance proceeds, liquidation proceeds, the Purchase Price for any Loans repurchased, and advances made from the servicer’s own funds (less the applicable Servicing Fee).  All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Servicing Agreements and must meet the requirements of the Rating Agencies.

Collection Account and Distribution Account

The master servicer will be required to establish and maintain an account (the “Collection Account”) into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds.  The Collection Account may be deemed to be a subaccount of the Distribution Account, and both the Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the Rating Agencies.  The master servicer will be required to deposit in the Collection Account at the close of business on the related Servicer Remittance Date, as received, the following amounts:

(1)

With respect to the Loans, all amounts received from the servicers as of the close of business on the related Servicer Remittance Date including:

(a)

all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

(b)

all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

(c)

all net insurance proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicer’s normal servicing procedures;

(d)

any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

(e)

any amounts deposited in the Collection Account by the master servicer in connection with a deductible clause in any blanket hazard insurance policy;

(f)

all proceeds of a primary mortgage guaranty insurance policy; and

(g)

the net monthly rental income from the REO Properties;

(2)

Advance amounts;

(3)

any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts; and

(4)

Compensating Interest payments.

On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trust administrator for deposit in the Distribution Account the Available Funds for such Distribution Date.

In addition to being paid a monthly fee, the master servicer will be entitled to receive as compensation for its master servicing obligations all investment earnings on amounts in the Collection Account.

The trust administrator will be required to establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”), into which will be deposited on the day prior to each Distribution Date, amounts withdrawn from the Collection Account for distribution to certificateholders on each Distribution Date, any amounts the master servicer must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement and any other amounts required to be deposited under the Pooling and Servicing Agreement.  The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement.  Amounts on deposit in the Distribution Account may be invested for the benefit of the trust administrator in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of, or obligations managed by, the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

As compensation for its trust administrator obligations, the trust administrator will be entitled to receive all investment earnings on amounts in the Distribution Account.

Evidence as to Compliance

Each Servicing Agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs after the Cut-Off Date, each party participating in the servicing function will provide to the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide for delivery to the master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer.  These items will be filed with the issuing entity’s annual report on Form 10-K.

Certain Matters Regarding the Master Servicer

The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder upon appointment of a successor and receipt by the trustee of confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade of the ratings of any of the certificates or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law.  No such resignation will become effective until the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement.  The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.  If the trust administrator and the master servicer are the same entity, then at any time the trust administrator resigns or is removed as trust administrator, the master servicer shall likewise be removed as master servicer.

The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer’s duties or by reason of reckless disregard of the master servicer’s obligations and duties thereunder.  In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability.  The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

The Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

The Pooling and Servicing Agreement will provide that the master servicer, the trust administrator, the depositor, the transferor, the custodian and any director, officer, employee or agent of the master servicer, the trust administrator, the depositor, the custodian or the transferor will be indemnified by the trust and will be held harmless against any loss, liability or expense (i) that is incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) that is incurred in connection with the performance of their respective duties and obligations and the exercise of or the failure to exercise their rights under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such duties or incurred by reason of reckless disregard of their duties and obligations under the Pooling and Servicing Agreement, or (iii) that is incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates.  The trust shall fulfill such obligation from amounts on deposit in the Collection Account.

Events of Servicing Termination

An “Event of Servicing Termination” with respect to the master servicer under the Pooling and Servicing Agreement will consist of, among other things, (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for one business day, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the assignment or delegation by the master servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions in the Pooling and Servicing Agreement permitting such assignment or delegation.

In each and every such case, so long as such Event of Servicing Termination with respect to the master servicer shall not have been remedied, the trustee may, and (i) at the written direction of the holders of certificates aggregating ownership of not less than 25% of the voting rights described below under “—Voting Rights,” or (ii) if such Event of Servicing Termination is related to a failure by the master servicer to make any Advance required to be made by it pursuant to the terms of the Pooling and Servicing Agreement, the trustee shall, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds thereof.  Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

Upon receipt by the master servicer of a notice of termination or delivery of an opinion of counsel to the trustee to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the prior master servicer.  As compensation therefor, the trustee shall be entitled to all funds relating to the Loans and all other compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred.  Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act or is requested in writing to do so by holders of certificates aggregating not less than 25% of the voting rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which is a Fannie Mae or Freddie Mac approved seller/servicer (and which meets certain other requirements provided in the Pooling and Servicing Agreement) as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement.  Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement.  In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement.  Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement from the master servicer or the trust (provided that the trust will be entitled to reimbursement from the master servicer) for any costs and expenses incurred in connection with the appointment of such successor master servicer.

Under each Servicing Agreement, an event of default by a servicer will generally occur if:  (a) the servicer fails to remit to the master servicer or the trust administrator, as applicable, any payment required to be made under the related Servicing Agreement which continues unremedied for the period specified in the related Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Servicing Agreement which continues unremedied for the period set forth in the related Servicing Agreement, (c) certain insolvency events occur with respect to the servicer, or (d) if the servicer ceases to be approved as a servicer by Fannie Mae or Freddie Mac.

In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required under the Pooling and Servicing Agreement to enforce any remedies against the servicer, and will be required under the Pooling and Servicing Agreement to either find a successor servicer or assume the primary servicing obligations for the related Loans itself as set forth in the applicable Servicing Agreement.

Advances

If the scheduled payment on a Loan which was due on a related due date is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer on its Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Loan for which such advance was made.  Subject to the foregoing, such advances will be made by the servicers through liquidation of the related Mortgaged Property.  If the applicable servicer fails to remit any required advance, the master servicer will be required, subject to a recoverability determination, to deposit such advance in the Distribution Account not later than one business day prior to the related Distribution Date to the same extent the related servicer is required to make such advance pursuant to the related Servicing Agreement.  Any failure of the master servicer to make such advances would constitute an Event of Servicing Termination as discussed under “—Events of Servicing Termination” above.  The trustee, as successor master servicer, will be required to make any advance which the master servicer was required to make but failed to so make.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure.  However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following.  Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan.  Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan.  All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose.  The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.  No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.  Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made.  The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate upon the earlier to occur of:

(1)

the later of (a) the final payment or other liquidation of the last Loan included in the trust and (b) the distribution of all amounts required to be distributed to certificateholders under the Pooling and Servicing Agreement; and

(2)

the exercise by the master servicer of its right to terminate the trust as described below.

Written notice of termination will be given to holders of certificates, and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the trust administrator designated in the notice.

The master servicer will have the right to purchase all of the Loans and REO Properties in the trust and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Scheduled Principal Balance of the Loans and REO Properties is less than 10% of the aggregate Scheduled Principal Balance of the Loans as of the Cut-Off Date.  In the event that the option is exercised, the purchase will be made at a price equal to the sum of (i) the greater of (x) 100% of the unpaid principal balance of each purchased Loan (other than Loans for which the related Mortgaged Property is an REO Property) plus accrued and unpaid interest for that Loan at the applicable Net Mortgage Rate and (y) the fair market value of that Loan (to be determined pursuant to a bid procedure in accordance with the Pooling and Servicing Agreement) plus accrued and unpaid interest at the applicable Net Mortgage Rate, and (ii) the lesser of (x) the appraised value of any purchased REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the master servicer at the expense of the master servicer and (y) the unpaid principal balance of each Loan related to any purchased REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.  Proceeds from the purchase (other than, with respect to any Loan, an amount equal to the excess, if any, of the amount in clause (i)(y), over the amount in clause (i)(x), in each case set forth in the immediately preceding sentence (such excess, the “Fair Market Value Excess”) will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the Pooling and Servicing Agreement.  Any Fair Market Value Excess received in connection with the purchase will not be included in Available Funds and will be distributed to the holders of the Class A-LR certificates.  Any purchase of Loans and REO Properties will result in the early retirement of the certificates.

Voting Rights

With respect to any date of determination, the percentage of all of the voting rights allocated among holders of the certificates (other than the Interest Only Certificates) will be 96% and will be allocated among the classes of those certificates in the proportion that the aggregate Certificate Principal Balance of a class then outstanding bears to the aggregate Certificate Principal Balance of all certificates then outstanding.  With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Interest Only Certificates in the aggregate and the Class P certificates will each be 1%.  The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances, or percentage interest, of those certificates.

Amendment

The Pooling and Servicing Agreement may be amended by all of the parties to it without the consent of the holders of the certificates, for any of the following purposes:

(1)

to cure any ambiguity or mistake;

(2)

to correct or supplement any provisions which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or this prospectus supplement;

(3)

to add to the duties of the depositor, the transferor, the trust administrator, the trustee, the custodian or the master servicer;

(4)

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; or

(5)

to modify, alter, amend or add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement.

However, any of the actions listed in clauses (4) and (5) above may not adversely affect in any material respect the interests of any certificateholder, as evidenced by:

(1)

notice from the Rating Agencies that the action will not result in the reduction or withdrawal of the rating of any outstanding class of certificates; or

(2)

an opinion of counsel delivered to the trustee.

In addition, the Pooling and Servicing Agreement may be amended by all of the parties to it with the consent of the holders of a majority in interest of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of certificates.  However, no amendment of this type may:

(1)

reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of certificates without the consent of the holders of those certificates;

(2)

adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66%; or

(3)

reduce the percentage of aggregate outstanding principal amounts of certificates, the holders of which are required to consent to an amendment, without the consent of the holders of all certificates then outstanding.

The Trustee

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the Pooling and Servicing Agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006.  As of September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107.

U.S. Bank has provided corporate trust services since 1924.  As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

On December 15, 2006, U.S. Bank purchased the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V. and became successor fiduciary or agent, as applicable, under the client agreements.

As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,027 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $466,527,900,000.

The trustee’s duties are limited solely to its express obligations under the Pooling and Servicing Agreement.  For information, with respect to the trustee’s liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the accompanying prospectus.  As compensation for its services, the trustee will be paid a fixed annual fee set forth under “Fees and Expenses of the Trust Fund.”

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion, insofar as it states conclusions of law, represents the opinion of McKee Nelson LLP, New York, New York, special counsel to the depositor.

Elections will be made to treat the trust as multiple separate REMICs (the “Upper-Tier REMIC” and one or more “Lower-Tier REMICs”) for federal income tax purposes.  The Upper-Tier REMIC holds REMIC regular interests issued by a Lower-Tier REMIC that will hold either Loans or REMIC regular interests issued by another Lower-Tier REMIC, as set forth in the Pooling and Servicing Agreement.  The Regular Certificates will be designated as “regular interests” in the Upper-Tier REMIC.  The Class A-LR certificates will represent ownership of the sole class of “residual interest” issued by one or more Lower-Tier REMICs that hold Loans.  The Class A-UR certificates will represent ownership of the sole class of “residual interest” issued by each other REMIC, including the Upper-Tier REMIC and any Lower-Tier REMICs that hold REMIC regular interests.

Regular Certificates

Each of the Regular Certificates will represent ownership of REMIC regular interests.  The Regular Certificates (other than the Class 1-A-1 certificates, to the extent provided below) generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes.  Income on Regular Certificates must be reported under an accrual method of accounting.  The Principal Only Certificates will be issued with original issue discount in an amount equal to the excess of their initial Certificate Principal Balance over their issue price.  Although the tax treatment is not entirely certain with respect to the Interest Only Certificates, each class of Interest Only Certificates will be treated as having original issue discount equal to the excess of all expected payments of interest on such class over the issue price of such class.  A holder of a class of Interest Only Certificates may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which it would be entitled if there were no further prepayments of the Loans, but such treatment is unclear.  Certain other classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date), over their issue prices (including all accrued interest prior to the Closing Date) depending on their issue price.  Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and market discount and whether any such discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 100% of the related PPC with respect to all of the Collateral Groups.  No representation is made as to the actual rate at which the Loans will prepay.  See “Federal Income Tax Consequences—REMICs—General—Characterization of Investments in REMIC Securities” in the prospectus for a discussion of the status of the Regular Certificates for particular types of investors.

The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash.  In the case of a Subordinate Certificate, accrued income may exceed cash distributions as a result of the preferential right of classes of the Senior Certificates to receive cash distributions in the event of losses or delinquencies on the Loans.  Prospective purchasers of Subordinate Certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities” in the prospectus.

Tax Treatment of the Class 1-A-1 Certificates

For federal income tax purposes, a beneficial owner of a Class 1-A-1 certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a notional principal contract (the “Cap Contract”). The REMIC regular interest corresponding to a Class 1-A-1 certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class 1-A-1 certificate to which it corresponds, except that the maximum interest rate of the corresponding REMIC regular interest will equal the Required Coupon for Collateral Group 1.  Any amount payable on a Class 1-A-1 certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Class 1-A-1 certificate pursuant to the Cap Contract. Consequently, each beneficial owner of a Class 1-A-1 certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities” in the prospectus. In addition, each beneficial owner of a Class 1-A-1 certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Class 1-A-1 certificate.

Allocations.  A beneficial owner of a Class 1-A-1 certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.  For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the trust administrator will assume that the Cap Contract components will have the value specified in the Pooling and Servicing Agreement.  The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Class 1-A-1 certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component.  Assuming that the Class 1-A-1 certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, See “Federal Income Tax Consequences—REMICs —Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities” in the prospectus.

Original Issue Discount.  The REMIC regular interest component of a Class 1-A-1 certificate may be issued with original issue discount. A beneficial owner of a Class 1-A-1 certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such original issue discount. See “Federal Income Tax Consequences—REMICs —Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of PPC.  No representation is made that the Loans will prepay at such a rate or at any other rate.

The Cap Contract Components.  The portion of the overall purchase price of a Class 1-A-1 certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Class 1-A-1 certificate.

Any payments made to a beneficial owner of a Class 1-A-1 certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business).  Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Class 1-A-1 Certificates.  The REMIC regular interest components of Class 1-A-1 certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Class 1-A-1 certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Securities” in the prospectus.  The Cap Contract components of the Class 1-A-1 certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.  As a result, the Class 1-A-1 certificates generally will not be a suitable investment for a REMIC.

Additional Considerations for the Exchangeable Certificates and the Class 2-A-4, Class 2-A-5 and Class 2-A-14 Certificates

The arrangement under which the Exchangeable Certificates and the Class 2-A-4, Class 2-A-5 and Class 2-A-14 certificates are created (the “Exchangeable Pool”) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The interests in the class or classes of REMIC Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchangeable Pool.  See the discussion under “Federal Income Tax Consequences – Tax Treatment of Exchangeable Securities” in the prospectus.  For purposes of that discussion, the Exchangeable Certificates and the Class 2-A-4, Class 2-A-5 and Class 2-A-14 certificates will each represent beneficial ownership of a proportionate interest in one or more REMIC regular interests or ownership of interests in certain payments or REMIC regular interests.

The exchange of an Exchangeable Certificate for the related REMIC Certificates as described herein under “Description of the Offered Certificates―Exchangeable Certificates” will not be a taxable exchange.  Rather, the investor will be treated as owning the same combination of proportional interests in the related REMIC Certificates as such investor was treated as owning prior to the exchange.  See “Federal Income Tax Consequences—Tax Treatment of Exchangeable Securities” in the Prospectus.

Residual Certificates

The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income.  The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding.  Prospective investors are cautioned that the Residual Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability.  Furthermore, prospective investors in the Residual Certificates should expect that all of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non U.S. investors, with no exemption or treaty reduction.

The Residual Certificates will be considered “noneconomic residual interests,” with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described in this prospectus supplement under “Description of the Offered Certificates―Restrictions on Transfer of the Residual Certificates.”  See “Federal Income Tax Consequences―REMICs―Taxation of Owners of Residual Securities―Limitations on Offset or Exemption of REMIC Income,” and “―Tax Related Restrictions on Transfer of Residual Securities” and “―Noneconomic Residual Interests” in the prospectus.

An individual, trust or estate that holds a Residual Certificate (whether the certificate is held directly or indirectly through certain pass through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees and Master Servicing Fees, if applicable, on the Loans and other administrative expenses of the related REMIC in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class A-LR certificates in respect of the residual interest in each Lower Tier REMIC that holds Loans.  In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.  Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any “safe harbor” payment described in this prospectus supplement under “Description of the Offered Certificates―Restrictions on Transfer of the Residual Certificates” and under “Federal Income Tax Consequences―REMICs―Taxation of Owners of Residual Securities―Noneconomic Residual Interests” in the prospectus, are unclear.  Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Prospective purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities” in the prospectus.

REMIC Taxes and Reporting

It is not anticipated that the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code.  However, in the event that any such tax is imposed on the trust, such tax will be borne:

(1)

by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

(2)

by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

(3)

by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement; and

(4)

otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates.

See “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator.  See “Federal Income Tax Consequences—REMICs—Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

STATE AND OTHER TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state, local or other jurisdiction.  Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

ERISA CONSIDERATIONS

General

Any plan fiduciary that proposes to cause any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”) to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

The U.S. Department of Labor has granted individual administrative exemptions to UBS Securities LLC (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Residual Certificates) (excluding the right to receive payments from the Supplemental Interest Trust, with respect to the Class 1-A-1 certificates), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

The rating of a security may change.  If a class of certificates is no longer rated at least investment grade from at least one rating agency identified in the Exemption, such as S&P, Fitch Ratings or Moody’s (each a “Rating Agency”), certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  In addition, because the characteristics of the Residual Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Residual Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties.  Consequently, transfers of the Residual Certificates and any offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the trust administrator receives the following:

•

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the depositor, the transferor or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing agreement.

When the holder of the REMIC Certificates exchanges all or part of the class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates, the Exchangeable Certificates received will be eligible for relief under the Exemption to the same extent as the REMIC Certificates exchanged, provided that the rating of the Exchangeable Certificates from at least one Rating Agency is at least investment grade. If such rating is below investment grade, the Exchangeable Certificates may be acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the requisite opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

ERISA Considerations with respect to the Cap Agreement and the Class 1-A-1 Certificates

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive certain payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold any Class 1-A-1 certificate otherwise eligible for the Underwriter’s Exemption before the termination of the Cap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the certificates for adequate consideration, provided such service provider is not (i) not the fiduciary with respect to the Plan’s assets used to acquire the certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a Class 1-A-1 certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions or statutory exemption as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Cap Agreement, a Class 1-A-1 certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Cap Agreement.

If a Class 1-A-1 certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of a Class 1-A-1 certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the transferor, the trustee, the trust administrator, the master servicer and the servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The offered certificates, other than the Class B-2 and Class B-3 certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by S&P, Moody’s or another nationally recognized statistical rating organization.

The Class B-2 and Class B-3 certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Institutions subject to the jurisdiction of the following agencies should review applicable rules, supervisory policies and standards of these agencies before purchasing any of the offered certificates:

(1)

the Office of the Comptroller of the Currency;

(2)

the Board of Governors of the Federal Reserve System;

(3)

the Federal Deposit Insurance Corporation;

(4)

the Office of Thrift Supervision;

(5)

the National Credit Union Administration; or

(6)

state banking, insurance or other regulatory authorities.

The offered certificates may be deemed to be unsuitable investments under one or more of these rules, policies and standards and certain restrictions may apply to those investments.  It should also be noted that certain states have enacted legislation limiting to varying extents the ability of some entities, in particular, insurance companies, to invest in mortgage related securities.  Investors should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors.  See “Legal Investment” in the prospectus.

USE OF PROCEEDS

The depositor intends to use the net proceeds to be received from the sale of the offered certificates to acquire the Loans and to pay other expenses associated with the pooling of the Loans and the issuance of the certificates.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and UBS Securities LLC, an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor the offered certificates.

The depositor has been advised by the underwriter that it proposes to offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  In connection with the sale of offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

There is currently no secondary market for the offered certificates.  We cannot assure you that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

UBS Securities LLC is an affiliate of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities, Inc.

Each of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities Inc. is a wholly owned subsidiary of UBS Americas Inc.

RATINGS

It is a condition to the original issuance of the offered certificates that each class of offered certificates will have received the ratings set forth on the table beginning on page S-7 of this prospectus supplement.

The ratings will be the views only of the Rating Agencies.  We cannot assure that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn.  Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates.  The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each securities rating should be evaluated independently of similar ratings on different securities.

The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The ratings assigned by the Rating Agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on loans by certificateholders under the agreements pursuant to which the certificates are issued.  The ratings of the Rating Agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.  The ratings assigned by the Rating Agencies do not, however, constitute statements regarding the likelihood or frequency of prepayments on loans or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.  The ratings assigned by the Rating Agencies to the Interest Only Certificates do not address whether investors will recoup their initial investment.  The ratings assigned by the Rating Agencies to the Principal Only Certificates only addresses the return of their Certificate Principal Balance.  The rating assigned the Residual Certificates only addresses the return of the related Certificate Principal Balance and interest on that balance at its pass-through rate.  The ratings on the Class 1-A-1 certificates do not address any payments made pursuant to the Cap Agreement.

The depositor has not requested a rating of the offered certificates by any rating agency other than S&P and Moody’s.  There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by S&P and Moody’s.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL MATTERS

The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriter by McKee Nelson LLP, New York, New York.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the sponsor, the depositor or the issuing entity.

GLOSSARY OF TERMS

“AB Servicing Criteria” means the minimum servicing criteria established in Item 1122(d) of Regulation AB.

“Accrued Certificate Interest” means, for each class of certificates (other than the Principal Only Certificates) for each Distribution Date, the “Accrued Certificate Interest” as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

“Adjustment Amount” means, for the Special Hazard Loss Coverage Amount and, with respect to each anniversary of January 1, 2007, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the outstanding principal balance of all of the Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of the Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary, and (z) twice the outstanding principal balance of the Loan that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

“Advance” means any of the advances required to be made by the servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments of principal and interest on the Loans, net of the Servicing Fee and Master Servicing Fee, if applicable, that were due on the related due date, and that were not received by the related determination date as set forth in the applicable Servicing Agreement.

 “Aggregate Subordinate Percentage” means, with respect to the Subordinate Certificates and any Distribution Date, the sum of the Certificate Principal Balances of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate of the Scheduled Principal Balances of the Loans (net of the PO Percentage of the Scheduled Principal Balance of each Discount Loan).

“Allocable Share” means, with respect to any Distribution Date and any class of Subordinate Certificates, the portion of the Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Subordinate Optimal Principal Amount for each Collateral Group in the aggregate on such Distribution Date and a fraction, the numerator of which is the related Certificate Principal Balance of that class and the denominator of which is the aggregate of the Certificate Principal Balances of the Subordinate Certificates; provided, that no class of Subordinate Certificates (other than the Class B-1 certificates) will be entitled on any Distribution Date to receive distributions pursuant to clauses (5), (6), and (7) of the definition of Subordinate Optimal Principal Amount with respect to any Group unless the Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the Class Prepayment Distribution Trigger is not satisfied for an outstanding class of Subordinate Certificates, those amounts will be distributable to the remaining classes of Subordinate Certificates for which the Class Prepayment Distribution Trigger is satisfied, pro rata, according to Certificate Principal Balance.

“Applicable Fraction” means, for each Loan and any Collateral Group, the fraction set forth above under “Description of the Offered Certificates—Principal—The Group 1 and Group 2 Certificates.”

“Apportioned Subordinate Principal Distribution Amount” means, with respect to the Subordinate Certificates and any Distribution Date, the product of (i) the aggregate Subordinate Principal Distribution Amount for the Subordinate Certificates net of amounts applied from the Subordinate Principal Distribution Amount to pay any PO Deferred Amounts and (ii) the applicable Apportionment Fraction.

“Apportionment Fraction” means, with respect to the Subordinate Certificates and in the event that the Certificate Principal Balances of all the Senior Certificates of any Certificate Group have been reduced to zero, a fraction the numerator of which is equal to the Subordinate Optimal Principal Amount for such Collateral Group whose Senior Certificates have been reduced to zero and the denominator of which is equal to the aggregate of the Subordinate Optimal Principal Amounts.

 “Available Funds” means, with respect to any Collateral Group and any Distribution Date, an amount equal to the amounts on deposit in the Collection Account on the business day immediately preceding that Distribution Date with respect to that Collateral Group less:

(a)

amounts permitted to be withdrawn from the Collection Account on or prior to the business day immediately preceding that Distribution Date with respect to that Collateral Group, including (without duplication) all amounts reimbursed or paid to the master servicer, each servicer, the trust administrator, the trustee, the transferor or the depositor on or prior to that date;

(b)

all unscheduled principal prepayments, all net insurance proceeds and all net liquidation proceeds from the liquidation of the Loans in that Collateral Group (or with respect to Collateral Group 1 and Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group), including related condemnation proceeds, in each case received after the related Prepayment Period, excluding prepayment penalties;

(c)

all scheduled principal payments on the Loans in that Collateral Group (or with respect to Collateral Group 1 and Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) due after the related due date;

(d)

any amount deposited in the Collection Account on account of the Loans in that Collateral Group (or with respect to Collateral Group 1 and Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) and not required to be deposited therein;

(e)

Recoveries received on or following the related Cross-Over Date and any PO Recoveries, which, in each case, will be distributed to certain classes of Senior Certificates, as described under “Description of the Offered Certificates—Principal” in this prospectus supplement; and

(f)

any amounts representing Fair Market Value Excess received in connection with the master servicer’s exercise of its optional termination of the trust.

Prepayment premiums, penalties and charges received on the Loans will not be part of Available Funds or available for distribution to the holders of the offered certificates.

“Bankruptcy Loss Coverage Amount” means an amount equal to approximately $150,000 (approximately 0.05% of the aggregate Cut-Off Date Principal Balance for all of the Loans), minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions.  As of any Distribution Date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero.  The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the Rating Agencies that the reduction or modification will not adversely affect the then current ratings of the Senior Certificates by the Rating Agencies.  Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

“Cap Agreement” means the interest rate cap contract for the benefit of the holders of the Class 1-A-1 certificates.

“Cap Provider” means Bear Stearns Financial Products Inc.

“Cap Notional Balance” means for any Distribution Date on or prior to November 2010, the notional balance listed in the schedule attached to this prospectus supplement as Annex C.

“Cap Strike Rate” for any Distribution Date on or prior to November 2010 is 5.150%.

“Cap Ceiling Rate” for any Distribution Date on or prior to November 2010 is 8.900%.

 “Certificate Group” means any of the Group 1, Group 2 or Group 3 Certificates.

“Certificate Principal Balance” means, (a) with respect to any class of certificates or Component (other than the Interest Only Certificates) and any date, the principal balance of that class on the date of the initial issuance of the certificates as reduced, but not below zero, by:

(1)

all amounts distributed (or in the case of the Components, allocated) on previous Distribution Dates on that class on account of principal;

(2)

the principal portion of all Realized Losses allocated to that class or component on previous Distribution Dates;

(3)

in the case of a class of Subordinate Certificates, the portion, if any, of any Subordinate Certificate Writedown Amount and any Class PO Deferred Payment Writedown Amount allocated to that class for previous Distribution Dates; and

(4)  with respect to the Class 1-A-6 Certificates, the sum of any reduction in the Certificate Principal Balances of the Class 1-A-6-1 component, and the Class 1-A-6-2 component;

provided, however, that the Certificate Principal Balance of a class of certificates may be increased up to the amount of Realized Losses previously allocated to such class, in the event that there is a Recovery on a related Loan, as described under “Description of the Offered Certificates—Principal” in this prospectus supplement.

 “Class 1-A-2 Notional Amount” will initially be approximately $39,104,000 and for each Distribution Date after the Closing Date will equal the aggregate Certificate Balance of the Class 1-A-1 Certificates immediately prior to such Distribution Date.

“Class 2-A-5 Notional Amount” will initially be approximately $39,730,000 and for each Distribution Date after the Closing Date will equal the aggregate Certificate Balance of the Class 2-A-4 and Class 2-A-14 certificates immediately prior to such Distribution Date.

“Class 2-A-11 Notional Amount” will initially be approximately $39,730,000 and for each Distribution Date after the Closing Date will equal the aggregate Certificate Balance of the Class 2-A-10 certificates immediately prior to such Distribution Date.

“Class 2-A-13 Notional Amount” will initially be approximately $39,730,000 and for each Distribution Date after the Closing Date will equal the aggregate Certificate Balance of the Class 2-A-12 certificates immediately prior to such Distribution Date.

 “Class 15-A-X Notional Amount” for each Distribution Date will be the product of: (x) the aggregate Scheduled Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, or for the initial Distribution Date, as of the Cut-off Date, of the Non-Discount Loans in Collateral Group 3; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Non-Discount Loans in Collateral Group 3 and the denominator of which is 6.000%.  The Class 15-A-X Notional Amount as of the closing date will be approximately $4,005,625.

“Class 30-A-X Notional Amount” for each Distribution Date will be the product of: (x) the aggregate Scheduled Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, or for the initial Distribution Date, as of the Cut-off Date, of the Non-Discount Loans in Collateral Group 2; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Non-Discount Loans in Collateral Group 2 and the denominator of which is 6.500%.  The Class 30-A-X Notional Amount as of the closing date will be approximately $4,448,662.

“Class PO Certificates” means the Class 15-PO and Class 30-PO certificates, as applicable.

“Class PO Deferred Payment Writedown Amount” means, with respect to any Distribution Date, the amount, if any, distributed on that Distribution Date in respect of any PO Deferred Amounts pursuant to priority third of the second paragraph under “Description of the Offered Certificates—Allocation of Available Funds” in this prospectus supplement.

“Class Prepayment Distribution Trigger” is satisfied, with respect to a class of Subordinate Certificates and any Distribution Date, if either (i) the Fractional Interest for such class for such date equals or exceeds the Fractional Interest for such class calculated as of the date of issuance of the certificates, or (ii) that class of Subordinate Certificates is the only class of Subordinate Certificates then outstanding.

“Closing Date” means on or about January 29, 2007.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Group” means Collateral Group 1, Collateral Group 2 or Collateral Group 3 as applicable.

“Collateral Group 1” consists of all of the Loans in Subgroup A and portions of Loans in Subgroup B that have been stripped to an Effective Net Mortgage Rate of 5.75%.

“Collateral Group 2” consists of portions of Loans in Subgroup B that have been stripped to an Effective Net Mortgage Rate of 6.50% and all of the Loans in Subgroup C.

“Collateral Group 3” consists of a segregated group of Loans designated as “Collateral Group 3.”

“Collection Account” means the account established and maintained by the master servicer for the benefit of the certificateholders, which may be deemed to be a subaccount of the Distribution Account.

“Compensating Interest” for any Distribution Date and any servicer is an amount required to be paid by such servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate Servicing Fees due to the applicable servicer for such Distribution Date.  If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

“Components” means the Class 1-A-6-1 component and the Class 1-A-6-2 component.

“Cross-Over Date” means, with respect to the Subordinate Certificates, the Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

“Cut-Off Date” means January 1, 2007.

“Cut-Off Date Pool Balance” means, with respect to any Collateral Group, the aggregate Cut-Off Date Principal Balance of the Loans (or, with respect to Collateral Group 1 and Collateral Group 2, the Applicable Fraction thereof) contributing to such Collateral Group.

“Cut-Off Date Principal Balance” means, with respect to any Loan, the Principal Balance as of the Cut-Off Date.

 “Debt Service Reduction” means a reduction in the amount of the monthly payment due on a Loan as established by a bankruptcy court in a bankruptcy of the related borrower, other than a Deficient Valuation.

“Deficient Valuation” means the difference between the outstanding principal balance of a Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the Loan in connection with a bankruptcy of the related borrower.

“Definitive Certificate” means any certificate represented by a physical certificate and not a book-entry certificate.

“Discount Loan” means with respect to Collateral Group 1 or Collateral Group 3, any Loan contributing to or in such Collateral Group with a Net Mortgage Rate as of the Cut-Off Date less than the Required Coupon for such Collateral Group.  There are no Discount Loans in Collateral Group 2.

“Distribution Account” means the account established and maintained by the trust administrator for benefit of the certificateholders.

“Distribution Date” means the 25th day of each month, or if that day is not a business day, the first business day after that 25th day, commencing in February 2007.

“Effective Net Mortgage Rate” has the meaning set forth above in “Description of the Offered Certificates—Principal—The Group 1 and Group 2 Certificates.”

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Servicing Termination” means any one of the conditions or circumstances enumerated under “The Pooling and Servicing Agreement—Events of Servicing Termination” in this prospectus supplement.

“Excess Loss” means, as to any Loan, a Deficient Valuation, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

“Exchangeable Combination” means any of the Exchangeable Combination 1, Exchangeable Combination 2, Exchangeable Combination 3, Exchangeable Combination 4, Exchangeable Combination 5 and Exchangeable Combination 6, as applicable.

“Exchangeable Combination 1” means the Class 2-A-7 certificates.

“Exchangeable Combination 2” means the Class 2-A-8 certificates.

“Exchangeable Combination 3” means the Class 2-A-9 certificates.

“Exchangeable Combination 4” means the Class 2-A-10 and Class 2-A-11 certificates.

“Exchangeable Combination 5” means the Class 2-A-12 and Class 2-A-13 certificates.

“Exchangeable Combination 6” means the Class 2-A-15 certificates.

“Fair Market Value Excess” means, with respect to any Loan, “Fair Market Value Excess” as defined under “The Pooling and Servicing Agreement—Termination” in this prospectus supplement.

“Fractional Interest” means, with respect to any Distribution Date and each class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Subordinate Certificates subordinate to such class, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Loans.

“Fraud Loss” means any Realized Loss attributable to fraud in the origination of the related Loan, as reported by the applicable servicer to the master servicer.

“Fraud Loss Coverage Amount” means, with respect to the Loans, the approximate amount set forth in the following table for the indicated period:

Period	Fraud Loss Coverage Amount
Closing Date through January 31, 2008	$8,494,839 (1) minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date.
February 1, 2008 through January 31, 2009	$5,663,226 (2) minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date.
February 1, 2009 through January 31, 2012	$2,831,639 (3) minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-Off Date.
After the earlier to occur of February 1, 2012 and the Cross-Over Date	$0

________________

(1)

Represents approximately 3% of the aggregate Cut-Off Date Principal Balance of all of the Loans.

(2)

Represents approximately 2% of the aggregate Cut-Off Date Principal Balance of all of the Loans.

(3)

Represents approximately 1% of the aggregate Cut-Off Date Principal Balance of all of the Loans.

“Fitch” means Fitch Ratings.

“Group” means either a Certificate Group or Collateral Group, as the context requires.

“Group 1 Certificates” means, to the extent that any of such classes are outstanding on any date, the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class 1-A-6 certificates.

“Group 1 PO Deferred Amount” means, with respect to Collateral Group 1 and any Distribution Date on or prior to the related Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Discount Loan contributing to Collateral Group 1 allocated to the Class 30-PO certificates on that date and (2) all amounts previously allocated to the Class 30-PO certificates in respect of those losses and not distributed to the Class 30-PO certificates on prior Distribution Dates.

“Group 1 Priority Percentage” means, with respect to any Distribution Date, the percentage obtained by dividing:

(1)

the aggregate Certificate Principal Balance of the Class 1-A-5 and Class 1-A-6 certificates, immediately preceding such Distribution Date by

(2)

the aggregate Certificate Principal Balance of the Group 1 Certificates (other than Class 1-A-2 Certificates) immediately preceding such Distribution Date.

“Group 1 Priority Prepayment Distribution Percentage” means, with respect to any Distribution Date, the Group 1 Priority Percentage multiplied by the Stepdown Percentage for such Distribution Date.

“Group 1 Priority Principal Distribution Amount” means for any Distribution Date, the sum of:

(1)

the aggregate of the Group 1 Priority Scheduled Distribution Percentage multiplied by each of the amounts referred to in clauses (1) through (5) of the definition “Senior Optimal Principal Amount” related to the Group 1 Certificates; and

(2)

the aggregate of the Group 1 Priority Prepayment Distribution Percentage multiplied by each of the amounts referred to in clauses (6) and (7) of the definition of “Senior Optimal Principal Amount” related to the Group 1 Certificates;

provided, however, that if a Deficient Valuation or Debt Service Reduction that is an Excess Loss is sustained with respect to a Loan contributing to Collateral Group 1, that is not a Liquidated Loan, the Group 1 Priority Principal Distribution Amount will be reduced on the related Distribution Date by the Group 1 Priority Distribution Percentage multiplied by the Senior Percentage relating to the Group 1 Certificates, multiplied by the applicable Non-PO Percentage relating to the Loans contributing to Collateral Group 1, of the principal portion of the Deficient Valuation or Debt Service Reduction multiplied by the Applicable Fraction of such Loan.

“Group 1 Priority Scheduled Distribution Percentage” means, with respect to:

(1)

any Distribution Date prior to the Distribution Date in February 2012, 0%; and

(2)

any Distribution Date on or after the Distribution Date in February 2012, the Group 1 Priority Percentage for that Distribution Date.

“Group 2 Certificates” means, to the extent that any of such classes are outstanding on any date, the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates.

“Group 2 Priority Percentage” means, with respect to any Distribution Date, the percentage obtained by dividing:

(1)

the Certificate Principal Balance of the Class 2-A-6 certificates, immediately preceding such Distribution Date by

(2)

the aggregate Certificate Principal Balance of the Class 2-A-2, Class 2-A-3 and Class 2-A-6 certificates immediately preceding such Distribution Date.

“Group 2 Priority Prepayment Distribution Percentage” means, with respect to any Distribution Date, the Group 2 Priority Percentage multiplied by the Stepdown Percentage for such Distribution Date.

“Group 2 Priority Principal Distribution Amount” means for any Distribution Date, the lesser of (a) the Senior Optimal Principal Amount for Collateral Group 2 and (b) the sum of:

(1)

the aggregate of the Group 2 Priority Scheduled Distribution Percentage multiplied by each of the amounts referred to in clauses (1) through (5) of the definition “Senior Optimal Principal Amount” related to the Group 2 Certificates multiplied by 39.9457068168%; and

(2)

the aggregate of the Group 2 Priority Prepayment Distribution Percentage multiplied by each of the amounts referred to in clauses (6) and (7) of the definition of “Senior Optimal Principal Amount” related to the Group 2 Certificates multiplied by 39.9457068168%;

provided, however, that if a Deficient Valuation or Debt Service Reduction that is an Excess Loss is sustained with respect to a Loan contributing to Collateral Group 2, that is not a Liquidated Loan, the Group 2 Priority Principal Distribution Amount will be reduced on the related Distribution Date by the Group 2 Priority Distribution Percentage multiplied by the Senior Percentage relating to the Group 2 Certificates, multiplied by the applicable Non-PO Percentage relating to the Loans contributing to Collateral Group 2, of the principal portion of the Deficient Valuation or Debt Service Reduction multiplied by the Applicable Fraction of such Loan.

“Group 2 Priority Scheduled Distribution Percentage” means, with respect to:

(1)

any Distribution Date prior to the Distribution Date in February 2012, 0%; and

(2)

any Distribution Date on or after the Distribution Date in February 2012, the Group 2 Priority Percentage for that Distribution Date.

 “Group 3 Certificates” means the Class 3-A-1, Class 3-A-2, Class A-LR and Class A-UR certificates.

“Group 3 PO Deferred Amount” means, with respect to Collateral Group 3 and any Distribution Date on or prior to the related Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Discount Loan in Collateral Group 3 allocated to the Class 15-PO certificates on that date and (2) all amounts previously allocated to the Class 15-PO certificates in respect of those losses and not distributed to the Class 15-PO certificates on prior Distribution Dates.

“Group Subordinate Amount” means, with respect to Collateral Group 1 and Collateral Group 2 and any Distribution Date, the excess of the sum of the Applicable Fractions of the outstanding Scheduled Principal Balances for all the Loans contributing to such Collateral Group (net of the PO Percentage of each Discount Loan in Collateral Group 1) over the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) of the related Certificate Group immediately prior to that Distribution Date.  Means, with respect to Collateral Group 3 and any Distribution Date, the excess of the sum of the Scheduled Principal Balance of the Loans in such Collateral Group (net of the PO Percentage of each Discount Loan in such Collateral Group) over the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class PO Certificates) of the related Certificate Group immediately prior to that Distribution Date.

“Interest Accrual Period” means, for any Distribution Date and each class of offered certificates (other than the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates), the period from and including the first day of the calendar month immediately preceding the month in which such Distribution Date occurs, commencing January 1, 2007 to and including the last day of that month.  With respect to any Distribution Date and the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates, the period from and including the Distribution Date of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, February 25, 2007) to and including the day preceding such Distribution Date.  Each Interest Accrual Period will be treated as being a 30-day period of a 360-day year.

 “Interest Only Certificates” means the Class 1-A-2, Class 2-A-5, Class 2-A-11, Class 2-A-13, Class 15-A-X and Class 30-A-X certificates.

“Interest Shortfall” means, with respect to a Loan and any Distribution Date, “Interest Shortfall” as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

“Lender Paid Mortgage Insurance Loans” means those Loans for which the Lender Paid Mortgage Insurance Rate applies.

“Lender Paid Mortgage Insurance Rate” means, with respect to three Loans, representing approximately 0.34% of the Cut-Off Date Pool Balance of all of the Loans, the per annum rate set forth in the mortgage loan schedule attached to the Pooling and Servicing Agreement that represents the portion of the interest payment due from the related borrower that will be used by the related servicer to pay the premium for the required primary mortgage guaranty insurance policy.

 “LIBOR” means on each LIBOR Determination Date, the interest rate determined by the trust administrator for the succeeding Interest Accrual Period on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date.  Such Interest Settlement Rates currently are based on rates quoted by 16 British Bankers’ Association designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market.  Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.  As used herein “Telerate page 3750” means the display designated as page 3750 on the Moneyrate Telerate Service.

If on any LIBOR Determination Date the trust administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate.  “The Reserve Interest Rate” will be the rate per annum which the trust administrator determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rate that New York City banks selected by the trust administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the trust administrator can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the trust administrator are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date the trust administrator is required, but is unable, to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, 5.320%.

The establishment of LIBOR on each LIBOR Determination Date by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.  Each such rate of interest may be obtained by telephoning the trust administrator at (301) 815-6600.

“LIBOR Determination Date” means for each Interest Accrual Period the second London business day prior to the day on which such Interest Accrual Period commences.

“Liquidated Loan” means any defaulted Loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of such Loan have been recovered.

“Loan” means any of the loans included in the trust.

 “Loan-to-Value or LTV Ratio” means, with respect to a Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related Mortgaged Property or its appraised value at the time of sale, or (b) in the case of a refinance, the appraised value of the related Mortgaged Property at the time of such refinance; provided, however, that for purposes of determining whether primary mortgage insurance is required at origination for any Loan, this calculation may vary depending on the state in which the related mortgaged property is located.

“Loss Allocation Limitation” means, with respect to any Collateral Group, the limitation on reductions of the Certificate Principal Balance of any class on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Senior Certificates (other than the related Interest Only Certificates and related Class PO Certificates) and Subordinate Certificates as of that Distribution Date to an amount less than the aggregate Principal Balances of the Loans in such Collateral Group as of the following Distribution Date, less (i) any Deficient Valuations applicable to such Collateral Group occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and less (ii) the PO Percentage of the Scheduled Principal Balance of any related Discount Loans.

 “Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Interest Rate” means, with respect to each Loan, the per annum interest rate at which the Loan accrues interest.

“Mortgage Note” is a document that evidences an interest in a Loan secured by a mortgage or deed of trust.

“Mortgaged Property” means, with respect to any Loan, the property securing the Loan.

“Net Interest Shortfall” means, with respect to any Collateral Group and any Distribution Date, “Net Interest Shortfall” as defined under “Description of the Offered Certificates—Interest” in this prospectus supplement.

“Net Mortgage Rate” for each Loan is the applicable Mortgage Interest Rate less (i) the Servicing Fee Rate and (ii) the Lender Paid Mortgage Insurance Rate, if applicable.

“Net Prepayment Interest Shortfall” means, with respect to any Distribution Date, “Net Prepayment Interest Shortfall” as defined under “Description of the Offered Certificates—Interest” in this prospectus supplement.

“Non-Discount Loan” means, with respect to any Collateral Group, any Loan contributing to or in such Collateral Group having a Net Mortgage Rate as of the Cut-Off Date equal to or in excess of the Required Coupon for such Collateral Group.

“Non-Excess Realized Loss” means any Realized Loss other than an Excess Loss.

“Non-PO Percentage” means, with respect to any Collateral Group and:

(1)

any Discount Loan in that Collateral Group, the fraction, expressed as a percentage, equal to the Net Mortgage Rate divided by the Required Coupon for such Collateral Group; and

(2)

any Non-Discount Loan in that Collateral Group, 100%.

“Non-PO Recoveries” means, with respect to Recoveries and any Distribution Date, an amount equal to the excess, if any, of (i) the amount of the Recoveries, over (ii) the amount of the aggregate of the PO Recoveries for that Distribution Date.

 “Original Subordinate Principal Balance” means, with respect to the Subordinate Certificates, the aggregate of the Certificate Principal Balances of the Subordinate Certificates as of the date of issuance of the certificates.

“Originator” means Countrywide Home Loans, Inc., Wells Fargo Bank, N.A., Wachovia Mortgage Company, and other entities each of which originated less than 10% of the Cut-Off Date Principal Balance of the Loans.  See “The Originators” and “Underwriting Standards” in this prospectus supplement.

“Plan” is any:

(1)

employee benefit plan as defined in Section 3(3) of ERISA which is subject to Title I of ERISA;

(2)

plan described in Section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, including individual retirement accounts, education savings accounts or Keogh plans; or

(3)

entity whose underlying assets include plan assets by reason of an investment in the entity by a plan described in clause (1) or (2) above.

“PO Deferred Amount” means the Group 1 PO Deferred Amount and Group 3 PO Deferred Amount, as applicable.

“PO Percentage” means, with respect to:

(1)

any Discount Loan, 100% minus the Non-PO Percentage for that Discount Loan; and

(2)

any Non-Discount Loan, 0%.

“PO Principal Distribution Amount” means, for Collateral Group 1 or Collateral Group 3 and any Distribution Date, the sum of:

(1)

the applicable PO Percentage of all scheduled monthly payments of principal due on each Loan contributing to such Collateral Group (with respect to Collateral Group 1, multiplied by the related Applicable Fraction) on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)

the applicable PO Percentage of the principal portion of the Scheduled Principal Balance of each Loan contributing to such Collateral Group (with respect to Collateral Group 1, multiplied by the related Applicable Fraction) that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)

the applicable PO Percentage of any Substitution Adjustment Amounts received in respect of Loans contributing to such Collateral Group (with respect to Collateral Group 1, multiplied by related the Applicable Fraction) and with respect to that Distribution Date;

(4)

the applicable PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received on Loans contributing to such Collateral Group (with respect to Collateral Group 1, multiplied by the related Applicable Fraction) in the prior calendar month with respect to a Loan that is not a Liquidated Loan;

(5)

with respect to each Loan in that Collateral Group that became a Liquidated Loan during the prior calendar month, the lesser of:

(a)

the applicable PO Percentage of the Scheduled Principal Balance of that Loan (with respect to Collateral Group 1, multiplied by the related Applicable Fraction); and

(b)

the applicable PO Percentage of the amount of the net insurance or net liquidation proceeds allocable to principal received with respect to that Loan (with respect to Collateral Group 1, multiplied by the related Applicable Fraction) during the prior calendar month; and

(6)

the applicable PO Percentage of:

(a)

principal prepayments in full received in respect of Loans in that Collateral Group (with respect to Collateral Group 1, multiplied by the Applicable Fraction) during the related Prepayment Period;

(b)

partial principal prepayments in respect of Loans in that Collateral Group (with respect to Collateral Group 1, multiplied by the related Applicable Fraction) applied during the related Prepayment Period; and

(c)

Recoveries received in respect of Loans in that Collateral Group (with respect to Collateral Group 1, multiplied by the related Applicable Fraction) during the calendar month prior to such Distribution Date, but in no event to exceed the related PO Deferred Amount for such Distribution Date;

provided, however, that, with respect to Collateral Group 1 or Collateral Group 3, if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Discount Loan in such Collateral Group that is not a Liquidated Loan after the related Bankruptcy Loss Coverage Amount has been reduced to zero, the PO Principal Distribution Amount for such Collateral Group will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of the Deficient Valuation or Debt Service Reduction in respect of Loans in that Collateral Group (with respect to Collateral Group 1, multiplied by the related Applicable Fraction).

“PO Recovery” means, with respect to Recoveries on Discount Loans contributing to Collateral Group 1 or Collateral Group 3, any Distribution Date and each class of Class PO Certificates, an amount equal to the lesser of (a) the PO Percentage of each Recovery on a Discount Loan in the related Collateral Group and (b) the Group 1 PO Deferred Amount or Group 3 PO Deferred Amount, as applicable.

“Pool 1” means Collateral Group 1 and Collateral Group 2, collectively.

“Pool 2” means Collateral Group 3.

“Pooling and Servicing Agreement” is the pooling and servicing agreement dated as of January 1, 2007 among the depositor, the transferor, the master servicer, the trust administrator, the custodian and the trustee.

“PPC” represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a group of mortgage loans for the life of such mortgage loans.  With respect to Collateral Group 1 and Collateral Group 2, a 100% PPC assumes (i) a per annum constant prepayment rate of 8.000% of the then outstanding principal balance of the related Loans in the first month of the life of those Loans, (ii) an additional approximately 1.09091% (precisely 12%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 20.000% per annum thereafter.  With respect to Collateral Group 3, a 100% PPC assumes (i) a per annum constant prepayment rate of 4.000% of the then outstanding principal balance of the related Loans in the first month of the life of those Loans, (ii) an additional approximately 1.09091% (precisely 12%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 16.000% per annum thereafter.

 “Prepayment Assumption” means “Prepayment Assumption” as defined in “Prepayment and Yield Considerations—Modeling Assumptions” in this prospectus supplement.

“Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan or partial payment, as applicable, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to the Loan principal prepayment.

“Prepayment Period” means, with respect to any prepayment of a Loan serviced by any servicer and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

“Principal Only Certificates” means the Class 15-PO and Class 30-PO certificates.

“Purchase Price” means, with respect to each Loan required to be purchased by the transferor, an amount generally equal to the sum of (a) 100% of the unpaid principal balance of that Loan on the date of purchase, (b) accrued and unpaid interest on that Loan at the applicable Mortgage Interest Rate from the date through which interest was last paid by the related borrower, or the date on which the applicable servicer or the master servicer, as the case may be, made an advance in respect of such interest (which was not reimbursed), to the due date in the month in which the purchase price is to be distributed to certificateholders and (c) in the event that such Loan is repurchased by the transferor due to a breach of the transferor’s representations and warranties in the Pooling and Servicing Agreement relating to applicable predatory and abusive lending laws, any costs and damages incurred by the trust in connection with a violation of a predatory or abusive lending law with respect to such Loan, less (d) any amounts received in respect of such Loan which are being held for future distribution.

“Rating Agency” means either of S&P and Moody’s.

“Realized Loss” means:

(1)

as to any Liquidated Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Loan and the related Mortgaged Property; and

(2)

as to any Loan, a Deficient Valuation.

“Record Date” means, with respect to any Distribution Date and the offered certificates (other than the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates), the last business day of the month immediately preceding the month in which the related Distribution Date occurs, and with respect to the Class 1-A-1, Class 1-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14 and Class 2-A-15 certificates, the business day immediately preceding the related Distribution Date.

“Recovery” means, with respect to any Distribution Date and any Loan, an amount, net of any reimbursable expenses, received in respect of principal on that Loan during the related Prepayment Period that has previously been allocated as a Realized Loss to a class of certificates.

“Regular Certificates” means the certificates, other than the Residual Certificates, the Exchangeable Certificates, the Class 2-A-4, Class 2-A-5, Class 2-A-14 and the Class P certificates.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code), in each case, as amended.

“Relief Act Reduction” means any reduction in the interest rate on a Loan due to the application of the Relief Act.  See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

“REMIC Combination” means any of the REMIC Combination 1, REMIC Combination 2, REMIC Combination 3, REMIC Combination 4, REMIC Combination 5 and REMIC Combination 6, as applicable.

“REMIC Combination 1” means the Class 2-A-2, Class 2-A-3 and Class 2-A-6 certificates.

“REMIC Combination 2” means the Class 2-A-4, Class 2-A-5 and Class 2-A-14 certificates.

“REMIC Combination 3” means the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6 and Class 2-A-14 certificates.

“REMIC Combination 4” means the Class 2-A-4, Class 2-A-5 and 2-A-14 certificates.

“REMIC Combination 5” means the Class 2-A-4, Class 2-A-5 and 2-A-14 certificates.

“REMIC Combination 6” means the Class 2-A-4 and Class 2-A-14 certificates.

“REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

“Required Coupon” means, for Collateral Group 1, 5.750% per annum, for Collateral Group 2, 5.750% per annum and for Collateral Group 3, 6.000% per annum.

“Residual Certificates” means the Class A-LR and Class A-UR certificates.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Scheduled Principal Balance” means, as to any Loan and any Distribution Date, the unpaid principal balance of such Loan as of the due date in the month preceding the month in which that Distribution Date occurs, as specified in the amortization schedule at the time relating to that Loan (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to (i) any previous partial principal prepayments, liquidation proceeds and insurance proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date and (ii) the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

“Senior Certificates” means any of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 3-A-1, Class 3-A-2, Class A-LR, Class A-UR, Class 15-A-X, Class 30-A-X, Class 15-PO and Class 30-PO certificates, as applicable.

“Senior Final Distribution Date” means, as to any Certificate Group, the Distribution Date on which the respective Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) have each been reduced to zero.

“Senior Optimal Principal Amount” means, with respect to each Collateral Group, and any Distribution Date, the sum of:

(1)

the Senior Percentage related to such Collateral Group, of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)

the Senior Percentage related to such Group of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)

the Senior Percentage related to such Group of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) received with respect to that Distribution Date;

(4)

the Senior Percentage related to such Group of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) that is not a Liquidated Loan;

(5)

with respect to each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group)that became a Liquidated Loan during the prior calendar month, the lesser of:

(a)

the Senior Percentage related to such Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of the Scheduled Principal Balance of that Loan; and

(b)

either (A) the Senior Prepayment Percentage related to such Group or (B) if an Excess Loss was sustained with respect to any Liquidated Loan during the preceding calendar month, the Senior Percentage related to such Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group 1) of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan during the prior calendar month;

 (6)

the Senior Prepayment Percentage related to such Group of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of:

(a)

principal prepayments in full in respect of a Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) received during the related Prepayment Period; and

(b)

partial principal prepayments in respect of a Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) applied during the related Prepayment Period; and

(7)

with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage related to such Collateral Group of the Non-PO Recoveries for that Collateral Group, as applicable, received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group) that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount for that Collateral Group will be reduced on the related Distribution Date by the Senior Percentage related to such Collateral Group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Loan (or, with respect to Collateral Group 1 or Collateral Group 2, the Applicable Fraction of each Loan contributing to such Collateral Group).

 “Senior Percentage” means, with respect to any Collateral Group and any Distribution Date, the lesser of 100% and the percentage obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) of such Certificate Group immediately preceding that Distribution Date by the Non-PO Percentage multiplied by the Scheduled Principal Balance of the Loans (or, in the case of Collateral Group 1 and Collateral Group 2, the Applicable Fractions thereof) in such Collateral Group, for that Distribution Date.

“Senior Prepayment Percentage” means, with respect to any Certificate Group and any Distribution Date, the percentage (not exceeding 100%) set forth in the following table:

Distribution Date Occurring	Senior Prepayment Percentage
February 2007 through January 2012	100%
February 2012 through January 2013	Senior Percentage of such Certificate Group plus 70% of the related Subordinate Percentage
February 2013 through January 2014	Senior Percentage of such Certificate Group plus 60% of the related Subordinate Percentage
February 2014 through January 2015	Senior Percentage of such Certificate Group plus 40% of the related Subordinate Percentage
February 2015 through January 2016	Senior Percentage of such Certificate Group plus 20% of the related Subordinate Percentage
After January 2016	Senior Percentage of such Certificate Group

provided, however, that on any of the foregoing Distribution Dates if the Senior Percentage for any Certificate Group exceeds the initial Senior Percentage for that Certificate Group, the Senior Prepayment Percentage for each Certificate Group will once again equal 100%.  The reductions in the Senior Prepayment Percentages for each Certificate Group described above will not occur, unless, as of the last day of the month preceding the Distribution Date:

(1)

the aggregate Scheduled Principal Balance of Loans delinquent 60 days or more (including for this purpose any of such Loans in bankruptcy or foreclosure and such Loans with respect to which the related Mortgaged Property has been acquired by the trust) does not exceed 50% of the aggregate Certificate Principal Balances of the Subordinate Certificates as of that date; and

(2)

cumulative Realized Losses with respect to the Loans do not exceed:

(a)

30% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including  February 2012 and January 2013;

(b)

35% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2013 and January 2014;

(c)

40% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2014 and January 2015;

(d)

45% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2015 and January 2016; and

(e)

50% of the related Original Subordinate Principal Balance if such Distribution Date occurs after January 2016.

“Servicer Remittance Date” means the day of each month that a servicer is required to remit funds to the master servicer pursuant to the related Servicing Agreement.  For each servicer the Servicer Remittance Date is generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).

 “Servicing Agreements” means those certain servicing agreements relating to the servicing of the Loans by the Servicers.

“Servicing Fee” for any Distribution Date is an amount equal to one twelfth of the Servicing Fee Rate for the Loan on the Scheduled Principal Balance of the Loan.

“Servicing Fee Rate” means for each servicer the rate described in the applicable Servicing Agreement, as described under the caption “The Pooling and Servicing Agreement—Servicing and Master Servicing Compensation and Payment of Expenses” in this prospectus supplement.

“Similar Law” means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“Special Hazard Loss” means a Realized Loss, as reported by the applicable servicer to the master servicer, attributable to damage or a direct physical loss suffered by a Mortgaged Property, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under the Servicing Agreements or the Pooling and Servicing Agreement or any loss due to normal wear and tear or certain other causes.

“Special Hazard Loss Coverage Amount” means approximately $4,720,073 (approximately 1.68% of the aggregate Cut-Off Date Principal Balance of the Loans) less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (2) the related Adjustment Amount.  As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

 “Stepdown Percentage” means, with respect to any Distribution Date, the percentage indicated below:

Distribution Date Occurring	%
February 2007 through January 2012	0%
February 2012 through January 2013	30%
February 2013 through January 2014	40%
February 2014 through January 2015	60%
February 2015 through January 2016	80%
After January 2016	100%

“Stripped Interest Rate” means, for each Non-Discount Loan in Collateral Group 3, the excess of the Net Mortgage Rate for that Loan over the Required Coupon for that Collateral Group, and for each Non-Discount Loan contributing to Collateral Group 2, the excess of the Net Mortgage Rate for that Loan over 6.500%.

 “Subgroup” means any of Subgroup A, Subgroup B or Subgroup C.

“Subgroup A” comprises Loans that are not in Collateral Group 3 with Net Mortgage Rates less than or equal to 5.75% as set forth in “Description of Loans—General” in this prospectus supplement.

“Subgroup B” comprises Loans that are not in Collateral Group 3 with Net Mortgage Rates greater than 5.75% but less than 6.50% as set forth in “Description of Loans—General” in this prospectus supplement.

“Subgroup C” comprises Loans that are not in Collateral Group 3 with Net Mortgage Rates equal to or greater than 6.50% as set forth in “Description of the Loans—General” in this prospectus supplement.

“Subordinate Certificate Writedown Amount” means, as of any Distribution Date, with respect to the Subordinate Certificates, the amount by which:

(1)

the sum of the Certificate Principal Balances of the Senior Certificates (other than the Interest Only Certificates and Class PO Certificates) and the Subordinate Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of those certificates on that Distribution Date, exceeds

(2)

the aggregate Principal Balance of the Loans as of the following Distribution Date, less any Deficient Valuations related to each such Group occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and less the PO Percentage of any Discount Loan in Collateral Group 1 and Collateral Group 3;

“Subordinate Certificates” means the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates.

“Subordinate Optimal Principal Amount” means, with respect to each Collateral Group, and any Distribution Date, the sum of:

(1)

the Subordinate Percentage related to such Collateral Group, as applicable, of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the related Bankruptcy Loss Coverage Amount to zero;

(2)

the Subordinate Percentage related to such Group of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) that was repurchased by the transferor or another person with respect to that Distribution Date;

(3)

the Subordinate Percentage related to such Group of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) received with respect to that Distribution Date;

(4)

the Subordinate Percentage related to such Group of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) of the applicable Non-PO Percentage of the amount of net insurance proceeds or net liquidation proceeds allocable to principal received in the prior calendar month with respect to a Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) that is not a Liquidated Loan;

(5)

with respect to each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to that Collateral Group) that became a Liquidated Loan during the prior calendar month, the portion of the applicable Non-PO Percentage of the amount of the net insurance proceeds or net liquidation proceeds allocable to principal received with respect to that Loan (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) during the prior calendar month that was not included in clause (5) of the definition of “Senior Optimal Principal Amount” for such Distribution Date; and

(6)

the Subordinate Prepayment Percentage related to such Group of the sum for each Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to that Collateral Group) of the applicable Non-PO Percentage of:

(a)

principal prepayments in full in respect of a Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) received during the related Prepayment Period; and

(b)

partial principal prepayments in respect of a Loan in that Collateral Group (or, with respect to Collateral Group 1 or Collateral Group 2 the Applicable Fraction of each Loan contributing to such Collateral Group) applied during the related Prepayment Period; and

(7)

with respect to any Distribution Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage related to such Collateral Group of the Non-PO Recoveries for that Collateral Group, as applicable, received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Loan in that Collateral Group (or the Applicable Fraction of each Loan contributing to Collateral Group 1 or Collateral Group 2) that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount for that Collateral Group will be reduced on the related Distribution Date by the Subordinate Percentage related to such Collateral Group of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction with respect to such Loan (or the Applicable Fraction of such Loan, with respect to a Collateral Group).

 “Subordinate Percentage” means, with respect to any Certificate Group and any Distribution Date, 100% minus the Senior Percentage for that Certificate Group.

 “Subordinate Prepayment Percentage” means, with respect to any Certificate Group and any Distribution Date, 100% minus the related Senior Prepayment Percentage, except that, on any Distribution Date after the Senior Final Distribution Date, the Subordinate Prepayment Percentage for each Certificate Group will equal 100%.

“Subordinate Principal Distribution Amount” means, with respect to the Subordinate Certificates, the aggregate amount payable as principal on the Subordinate Certificates from Available Funds for each Collateral Group in accordance with the priorities set forth in this prospectus supplement under “Description of the Offered Certificates—Allocation of Available Funds,” after application of Available Funds for each such Collateral Group to make payments on the Senior Certificates related to each such Collateral Group as described in this prospectus supplement under “Description of the Offered Certificates—Allocation of Available Funds” (including amounts required to be paid as described under “Description of the Offered Certificates—Subordination—Cross Collateralization” in this prospectus supplement) and giving effect to distributions of Accrued Certificate Interest to the Subordinate Certificates in accordance with the priorities set forth in this prospectus supplement under “Description of the Offered Certificates—Allocation of Available Funds.”

“Substitution Adjustment Amount” means, in connection with a substitution of a defective Loan for a substitute loan, an amount equal to the excess of the principal balance of the defective Loan over the aggregate of the principal balance of the substitute loans.

“Undercollateralized Group” means, with respect to any Certificate Group, each particular Certificate Group on any Distribution Date for which the Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) of such Group (after giving effect to distributions to be made on such Distribution Date) is greater than the aggregate Principal Balance of the Loans contributing to the related Collateral Group (with respect to Collateral Group 1 and Collateral Group 2, based on the related Applicable Fraction, and with respect to Collateral Group 1 and Collateral Group 3, net of the PO Percentage of any Discount Loans in such Collateral Group) as of the following Distribution Date.

“Wells Fargo” means Wells Fargo Bank, N.A.

ANNEX A – MORTGAGE LOAN STATISTICAL INFORMATION

The information set forth in this Annex A has been based on information provided by each of the originators and tabulated by the depositor.  None of the master servicer, the trust administrator, the underwriter or the trustee makes any representation as to the accuracy or completeness of that information.  Due to rounding, the totals in the tables below may not reflect the sum of the line items.

COLLATERAL GROUP 1 LOANS

Current Principal Balances

Range of Current Principal Balances(1)	Number of Loans(2)	Aggregate Cut-Off Balance(1)	% of Aggregate Cut-Off Balance of the Group 1 Loans(1)
$ 50,000.01 - 75,000.00	2	$ 124,388	0.09%
75,000.01 - 100,000.00	4	365,607	0.26
100,000.01 - 125,000.00	4	432,841	0.31
125,000.01 - 150,000.00	3	405,103	0.29
150,000.01 - 175,000.00	4	671,362	0.49
175,000.01 - 200,000.00	4	736,370	0.53
200,000.01 - 250,000.00	2	471,239	0.34
250,000.01 - 300,000.00	9	2,512,025	1.81
300,000.01 - 350,000.00	8	2,631,903	1.90
350,000.01 - 400,000.00	31	11,695,840	8.45
400,000.01 - 450,000.00	26	11,190,656	8.08
450,000.01 - 500,000.00	36	17,121,335	12.37
500,000.01 - 550,000.00	30	15,880,469	11.47
550,000.01 - 600,000.00	21	12,061,603	8.71
600,000.01 - 650,000.00	22	13,848,275	10.00
650,000.01 - 700,000.00	7	4,784,933	3.46
700,000.01 - 750,000.00	14	10,075,103	7.28
750,000.01 - 800,000.00	4	3,082,902	2.23
800,000.01 - 850,000.00	7	5,785,599	4.18
850,000.01 - 900,000.00	4	3,516,538	2.54
900,000.01 - 950,000.00	3	2,724,818	1.97
950,000.01 - 1,000,000.00	6	5,873,854	4.24
1,000,000.01 or more	9	12,428,326	8.98
Total:	260	$138,421,087	100.00%

(1)

Based on the Scheduled Principal Balances of the Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

The average current principal balance of the Collateral Group 1 Loans was approximately $532,389.00.

COLLATERAL GROUP 1 LOANS

Loan Interest Rates

Range of Loan Interest Rates(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 1 Loans(1)
5.251% - 5.375%	2	$ 877,464	0.84%
5.376% - 5.500%	2	860,443	0.83
5.501% - 5.625%	12	6,536,924	6.27
5.626% - 5.750%	22	11,618,719	11.14
5.751% - 5.875%	22	12,776,970	12.25
5.876% - 6.000%	28	16,991,707	16.30
6.001% - 6.125%	23	10,385,477	9.96
6.126% - 6.250%	99	36,443,055	34.95
6.251% - 6.375%	17	3,280,577	3.15
6.376% - 6.500%	21	3,932,084	3.77
6.501% - 6.625%	12	569,756	0.55
Total:	260	$104,273,176	100.00%

(1)  Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

As of the Cut-Off Date, the weighted average interest rate of the Collateral Group 1 Loans, by Cut-Off Date Pool Balance of the Collateral Group 1 Loans, was approximately 6.058% per annum.

Original LTV Ratios

Range of Original LTV Ratios(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 1 Loans(1)
50.00% or less	25	$ 10,568,604	10.14%
50.01% - 55.00%	14	4,803,187	4.61
55.01% - 60.00%	17	6,531,809	6.26
60.01% - 65.00%	15	5,793,728	5.56
65.01% - 70.00%	27	13,359,115	12.81
70.01% - 75.00%	37	16,283,350	15.62
75.01% - 80.00%	116	44,054,881	42.25
80.01% - 85.00%	2	830,574	0.80
85.01% - 90.00%	3	995,819	0.96
90.01% - 95.00%	4	1,052,110	1.01
Total:	260	$104,273,176	100.00%

(1)

Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

The weighted average original LTV Ratio of the Collateral Group 1 Loans, by Cut-Off Date Pool Balance of the Collateral Group 1 Loans, was approximately 69.97%.

COLLATERAL GROUP 1 LOANS

Property Types

Property Type(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 1 Loans(1)
Single Family	194	$ 78,644,607	75.42%
Planned Unit Development	30	11,202,820	10.74
Condominium	28	11,070,039	10.62
Two- to- Four-Family	6	2,334,982	2.24
Coop	2	1,020,728	0.98
Total:	260	$104,273,176	100.00%

(1)

Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

 (2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

Loan Purpose

Loan Purpose(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 1 Loans(1)
Purchase	154	$ 59,163,000	56.74%
Rate & Term Refinance	55	25,762,600	24.71
Cash Out Refinance	48	17,252,134	16.55
Construction to Perm	3	2,095,442	2.01
Total:	260	$104,273,176	100.00%

(1)

Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

COLLATERAL GROUP 1 LOANS

Occupancy Status

Occupancy Status(1)	Number of Loans(2)	Aggregate Cut-Off Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 1 Loans(1)
Primary	237	$ 96,667,800	92.71%
Secondary	18	7,314,070	7.01
Investor	5	291,306	0.28
Total:	260	$104,273,176	100.00%

(1)

Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

Remaining Terms to Maturity

Range of Remaining Term to Maturity (Months) (1)	Number of Loans(2)	Aggregate Cut-Off Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 1 Loans(1)
181 - 240	1	$ 627,717	0.60%
301 - 360	259	103,645,460	99.40
Total:	260	$104,273,176	100.00%

(1)

Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

As of the Cut-Off Date, the weighted average remaining term to maturity of the Collateral Group 1 Loans, by Cut-Off Date Pool Balance of the Collateral Group 1 Loans, was approximately 345 months.

COLLATERAL GROUP 1 LOANS

Geographic Distribution of Loans

Geographic Distribution(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 1 Loans(1)
California	84	$ 39,423,018	37.81%
Virginia	23	8,704,691	8.35
Maryland	15	6,437,504	6.17
Florida	17	5,365,500	5.15
New York	13	5,038,242	4.83
Texas	11	4,476,758	4.29
North Carolina	14	4,004,695	3.84
Arizona	11	3,951,255	3.79
Washington	11	3,768,248	3.61
Georgia	6	2,507,724	2.40
Pennsylvania	5	2,282,892	2.19
Massachusetts	4	1,798,873	1.73
Minnesota	4	1,664,078	1.60
West Virginia	3	1,591,050	1.53
New Jersey	3	1,475,573	1.42
District Of Columbia	3	1,347,378	1.29
South Carolina	3	1,227,818	1.18
Hawaii	3	1,037,708	1.00
Illinois	3	973,961	0.93
Connecticut	2	806,695	0.77
Colorado	2	787,861	0.76
Oregon	3	775,816	0.74
Ohio	3	757,772	0.73
Vermont	1	731,433	0.70
Michigan	1	629,544	0.60
Tennessee	2	521,965	0.50
Montana	1	405,153	0.39
Missouri	1	397,301	0.38
Idaho	1	305,271	0.29
New Hampshire	1	265,212	0.25
Wisconsin	1	240,279	0.23
Indiana	1	238,419	0.23
Nevada	1	138,276	0.13
Louisiana	1	137,128	0.13
New Mexico	1	41,565	0.04
Alabama	1	16,518	0.02
Total:	260	$104,273,176	100.00%

(1)

Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

No more than approximately 2.07% of the Collateral Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, will be secured by properties located in any one zip code.

COLLATERAL GROUP 1 LOANS

Documentation Type

Documentation Type(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 1 Loans(1)
Full	157	$ 68,317,382	65.52%
Reduced	50	18,639,519	17.88
No Doc	34	10,755,187	10.31
Streamline	7	3,041,800	2.92
No Ratio	9	2,553,741	2.45
Stated Doc	3	965,548	0.93
Total:	260	$104,273,176	100.00%

(1)

Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

Credit Scores

Range of Credit Scores(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 1 Loans(1)
551 - 600	3	$ 1,700,742	1.63%
601 - 650	12	4,637,068	4.45
651 - 700	38	17,026,125	16.33
701 - 750	87	32,531,434	31.20
751 - 800	102	40,792,373	39.12
801 - 850	18	7,585,435	7.27
Total:	260	$104,273,176	100.00%

(1)

Based on the portion that is contributed to collateral group 1 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 1 (even if such loans also contribute to collateral group 2).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 1 (even if such Loans also contribute to Collateral Group 2).

As of the Cut-Off Date, the non-zero weighted average Credit Score of the borrowers with a Credit Score for the Group 1 Loans, by Cut-Off Date Pool Balance of the Collateral Group 1 Loans, was approximately 738.

COLLATERAL GROUP 2 LOANS

Current Principal Balances

Range of Current Principal Balances(1)	Number of Loans(2)	Aggregate Cut-Off Balance(1)	% of Aggregate Cut-Off Balance of the Group 2 Loans(1)
$ 25,000.01 - 50,000.00	1	$ 49,817	0.03%
50,000.01 - 75,000.00	28	1,672,703	1.06
75,000.01 - 100,000.00	31	2,794,897	1.77
100,000.01 - 125,000.00	29	3,284,127	2.08
125,000.01 - 150,000.00	36	4,954,405	3.13
150,000.01 - 175,000.00	23	3,749,416	2.37
175,000.01 - 200,000.00	28	5,204,412	3.29
200,000.01 - 250,000.00	22	4,832,732	3.06
250,000.01 - 300,000.00	34	9,387,022	5.94
300,000.01 - 350,000.00	16	5,197,225	3.29
350,000.01 - 400,000.00	34	12,818,407	8.11
400,000.01 - 450,000.00	25	10,748,143	6.80
450,000.01 - 500,000.00	27	12,834,338	8.12
500,000.01 - 550,000.00	28	14,810,001	9.37
550,000.01 - 600,000.00	14	8,065,051	5.10
600,000.01 - 650,000.00	15	9,378,678	5.93
650,000.01 - 700,000.00	8	5,421,463	3.43
700,000.01 - 750,000.00	10	7,184,840	4.55
750,000.01 - 800,000.00	6	4,637,667	2.93
800,000.01 - 850,000.00	6	4,982,108	3.15
850,000.01 - 900,000.00	3	2,643,107	1.67
900,000.01 - 950,000.00	3	2,724,818	1.72
950,000.01 - 1,000,000.00	7	6,900,746	4.37
1,000,000.01 or more	11	13,777,001	8.72
Total:	445	$158,053,123	100.00%

(1)   Based on the Scheduled Principal Balances of the Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

(2)   This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

The average current principal balance of the Collateral Group 2 Loans was approximately $355,176.00.

COLLATERAL GROUP 2 LOANS

Loan Interest Rates

Range of Loan Interest Rates(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 2 Loans(1)
6.001% - 6.125%	23	$ 2,077,095	2.01%
6.126% - 6.250%	99	18,221,528	17.62
6.251% - 6.375%	17	3,280,577	3.17
6.376% - 6.500%	21	7,719,930	7.46
6.501% - 6.625%	12	2,848,780	2.75
6.626% - 6.750%	32	8,240,938	7.97
6.751% - 6.875%	57	15,511,931	15.00
6.876% - 7.000%	35	8,454,278	8.17
7.001% - 7.125%	30	8,941,655	8.64
7.126% - 7.250%	34	9,225,368	8.92
7.251% - 7.375%	18	4,060,294	3.93
7.376% - 7.500%	13	4,505,388	4.36
7.501% - 7.625%	10	2,190,532	2.12
7.626% - 7.750%	10	2,970,896	2.87
7.751% - 7.875%	17	3,181,017	3.08
7.876% - 8.000%	17	2,011,967	1.95
Total:	445	$103,442,173	100.00%

(1)

Based on the portion that is contributed to collateral group 2 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

As of the Cut-Off Date, the weighted average interest rate of the Collateral Group 2 Loans, by Cut-Off Date Pool Balance of the Collateral Group 2 Loans, was approximately 6.895% per annum.

COLLATERAL GROUP 2 LOANS

Original LTV Ratios

Range of Original LTV Ratios	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 2 Loans(1)
50.00% or less	47	$ 9,254,774	8.95%
50.01% - 55.00%	22	4,270,451	4.13
55.01% - 60.00%	29	7,166,748	6.93
60.01% - 65.00%	18	5,416,221	5.24
65.01% - 70.00%	38	11,686,528	11.30
70.01% - 75.00%	34	11,450,877	11.07
75.01% - 80.00%	212	45,685,866	44.17
80.01% - 85.00%	4	629,434	0.61
85.01% - 90.00%	19	3,618,829	3.50
90.01% - 95.00%	22	4,262,445	4.12
Total:	445	$103,442,173	100.00%

(1)

Based on the portion that is contributed to collateral group 2 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

The weighted average original LTV Ratio of the Collateral Group 2 Loans, by Cut-Off Date Pool Balance of the Collateral Group 2 Loans, was approximately 71.63%.

Property Types

Property Type(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 2 Loans(1)
Single Family	292	$ 66,586,846	64.37%
Planned Unit Development	76	21,059,206	20.36
Two- to- Four-Family	35	8,476,603	8.19
Condominium	42	7,319,518	7.08
Total:	445	$103,442,173	100.00%

(1)

Based on the portion that is contributed to collateral group 2 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

COLLATERAL GROUP 2 LOANS

Loan Purpose

Loan Purpose(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 2 Loans(1)
Purchase	264	$ 59,965,219	57.97%
Cash Out Refinance	123	29,995,401	29.00
Rate & Term Refinance	54	11,780,346	11.39
Construction to Perm	4	1,701,207	1.64
Total:	445	$103,442,173	100.00%

(1)

Based on the portion that is contributed to collateral group 2 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

Occupancy Status

Occupancy Status(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 2 Loans(1)
Primary	339	$ 81,883,152	79.16%
Investor	75	10,815,145	10.46
Secondary	31	10,743,876	10.39
Total:	445	$103,442,173	100.00%

(1)

Based on the portion that is contributed to collateral group 2 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

COLLATERAL GROUP 2 LOANS

Remaining Terms to Maturity

Range of Remaining Term to Maturity (Months) (1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 2 Loans(1)
181 - 240	2	$ 112,694	0.11%
301 - 360	443	103,329,480	99.89
Total:	445	$103,442,173	100.00%

(1)

Based on the portion that is contributed to collateral group 2 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

As of the Cut-Off Date, the weighted average remaining term to maturity of the Collateral Group 2 Loans, by Cut-Off Date Pool Balance of the Collateral Group 2 Loans, was approximately 351 months.

COLLATERAL GROUP 2 LOANS

Geographic Distribution of Loans

Geographic Distribution(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 2 Loans(1)
Florida	96	$ 21,193,196	20.49%
California	52	13,343,946	12.90
New Jersey	31	9,396,924	9.08
Virginia	38	7,062,787	6.83
Maryland	21	6,556,012	6.34
North Carolina	27	5,392,398	5.21
Georgia	25	4,234,236	4.09
Pennsylvania	27	3,992,983	3.86
Texas	21	3,341,896	3.23
New York	9	3,269,905	3.16
Connecticut	9	3,257,637	3.15
Washington	12	2,766,923	2.67
Massachusetts	6	2,421,038	2.34
South Carolina	6	2,174,286	2.10
Tennessee	6	2,158,186	2.09
Illinois	4	1,510,533	1.46
Colorado	5	1,455,775	1.41
Missouri	2	1,413,714	1.37
Alabama	12	1,312,388	1.27
District Of Columbia	5	1,255,570	1.21
Oregon	3	907,003	0.88
Minnesota	4	828,258	0.80
Ohio	2	584,804	0.57
Kentucky	1	577,536	0.56
Arizona	5	528,001	0.51
Hawaii	3	518,854	0.50
Delaware	1	279,900	0.27
Louisiana	1	274,256	0.27
Montana	1	202,576	0.20
West Virginia	1	166,496	0.16
New Mexico	2	162,460	0.16
Alaska	1	158,550	0.15
Idaho	1	152,636	0.15
Nevada	1	138,276	0.13
New Hampshire	1	132,606	0.13
Wisconsin	1	120,139	0.12
Indiana	1	119,210	0.12
Mississippi	1	80,279	0.08
Total:	445	$103,442,173	100.00%

(1)

Based on the portion that is contributed to collateral group 2 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

No more than approximately 1.41% of the Collateral Group 2 Loans, by Cut-Off Date Pool Balance of the Collateral Group 2 Loans, will be secured by properties located in any one zip code.

COLLATERAL GROUP 2 LOANS

Documentation Type

Documentation Type(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 2 Loans(1)
Full	120	$ 30,548,193	29.53%
Reduced	116	27,104,493	26.20
No Doc	97	17,267,268	16.69
No Ratio	64	16,838,641	16.28
Stated Doc	36	8,855,732	8.56
Streamline	12	2,827,846	2.73
Total:	445	$103,442,173	100.00%

(1)

Based on the portion that is contributed to collateral group 2 (based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

Credit Scores

Range of Credit Scores(1)	Number of Loans(2)	Aggregate Cut-Off Date Principal Balance(1)	% of Cut-Off Date Pool Balance of the Group 2 Loans(1)
Not Available	1	$ 394,597	0.38%
551 - 600	1	1,461,426	1.41
601 - 650	45	11,765,616	11.37
651 - 700	111	23,381,727	22.60
701 - 750	151	33,603,643	32.49
751 - 800	123	29,449,700	28.47
801 - 850	13	3,385,465	3.27
Total:	445	$103,442,173	100.00%

(1)

Based on the portion that is contributed to collateral group 2(based on the applicable fraction) of the scheduled principal balance of each loan contributing to collateral group 2 (even if such loans also contribute to collateral group 1).

(2)

This number represents the number of Loans in Pool 1 contributing to Collateral Group 2 (even if such Loans also contribute to Collateral Group 1).

As of the Cut-Off Date, the non-zero weighted average Credit Score of the borrowers with a Credit Score for the Group 2 Loans, by Cut-Off Date Pool Balance of the Collateral Group 2 Loans, was approximately 719.

POOL 1 LOANS IN THE AGGREGATE

Current Principal Balances

Range of Current Principal Balances	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
$ 25,000.01 - 50,000.00	1	$ 49,817	0.02%
50,000.01 - 75,000.00	28	1,672,703	0.81
75,000.01 - 100,000.00	31	2,794,897	1.35
100,000.01 - 125,000.00	29	3,284,127	1.58
125,000.01 - 150,000.00	36	4,954,405	2.39
150,000.01 - 175,000.00	23	3,749,416	1.81
175,000.01 - 200,000.00	28	5,204,412	2.51
200,000.01 - 250,000.00	22	4,832,732	2.33
250,000.01 - 300,000.00	35	9,680,931	4.66
300,000.01 - 350,000.00	21	6,856,479	3.30
350,000.01 - 400,000.00	46	17,320,802	8.34
400,000.01 - 450,000.00	35	14,986,511	7.21
450,000.01 - 500,000.00	46	21,883,115	10.54
500,000.01 - 550,000.00	35	18,501,161	8.91
550,000.01 - 600,000.00	25	14,390,892	6.93
600,000.01 - 650,000.00	23	14,454,834	6.96
650,000.01 - 700,000.00	9	6,117,851	2.95
700,000.01 - 750,000.00	15	10,805,103	5.20
750,000.01 - 800,000.00	6	4,637,667	2.23
800,000.01 - 850,000.00	8	6,588,472	3.17
850,000.01 - 900,000.00	4	3,516,538	1.69
900,000.01 - 950,000.00	3	2,724,818	1.31
950,000.01 - 1,000,000.00	9	8,829,845	4.25
1,000,000.01 or more	15	19,877,824	9.57
Total:	533	$207,715,350	100.00%

The average current principal balance of the Pool 1 Loans was approximately $389,710.00.

Loan Interest Rates

Range of Loan Interest Rates	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
5.251% - 5.375%	2	$ 877,464	0.42%
5.376% - 5.500%	2	860,443	0.41
5.501% - 5.625%	12	6,536,924	3.15
5.626% - 5.750%	22	11,618,719	5.59
5.751% - 5.875%	22	12,776,970	6.15
5.876% - 6.000%	28	16,991,707	8.18
6.001% - 6.125%	23	12,462,573	6.00
6.126% - 6.250%	99	54,664,583	26.32
6.251% - 6.375%	17	6,561,154	3.16
6.376% - 6.500%	21	11,652,014	5.61
6.501% - 6.625%	12	3,418,537	1.65
6.626% - 6.750%	32	8,240,938	3.97
6.751% - 6.875%	57	15,511,931	7.47
6.876% - 7.000%	35	8,454,278	4.07
7.001% - 7.125%	30	8,941,655	4.30
7.126% - 7.250%	34	9,225,368	4.44
7.251% - 7.375%	18	4,060,294	1.95
7.376% - 7.500%	13	4,505,388	2.17
7.501% - 7.625%	10	2,190,532	1.05
7.626% - 7.750%	10	2,970,896	1.43
7.751% - 7.875%	17	3,181,017	1.53
7.876% - 8.000%	17	2,011,967	0.97
Total:	533	$207,715,350	100.00%

As of the Cut-Off Date, the weighted average interest rate of the Pool 1 Loans, by Cut-Off Date Pool Balance of the Pool 1 Loans, was approximately 6.475% per annum.

POOL 1 LOANS IN THE AGGREGATE

Original LTV Ratios

Range of Original LTV Ratios	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
50.00% or less	55	$ 19,823,377	9.54%
50.01% - 55.00%	25	9,073,637	4.37
55.01% - 60.00%	34	13,698,557	6.59
60.01% - 65.00%	22	11,209,950	5.40
65.01% - 70.00%	51	25,045,643	12.06
70.01% - 75.00%	47	27,734,227	13.35
75.01% - 80.00%	250	89,740,748	43.20
80.01% - 85.00%	5	1,460,009	0.70
85.01% - 90.00%	21	4,614,648	2.22
90.01% - 95.00%	23	5,314,555	2.56
Total:	533	$207,715,350	100.00%

The weighted average original LTV Ratio of the Pool 1 Loans, by Cut-Off Date Pool Balance of the Pool 1 Loans, was approximately 70.80%.

Property Types

Property Type	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
Single Family	354	$145,231,453	69.92%
Planned Unit Development	87	32,262,026	15.53
Condominium	53	18,389,557	8.85
Two- to- Four-Family	37	10,811,585	5.21
Coop	2	1,020,728	0.49
Total:	533	$207,715,350	100.00%

Loan Purpose

Loan Purpose	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
Purchase	306	$119,128,219	57.35%
Cash Out Refinance	138	47,247,535	22.75
Rate & Term Refinance	82	37,542,947	18.07
Construction to Perm	7	3,796,649	1.83
Total:	533	$207,715,350	100.00%

POOL 1 LOANS IN THE AGGREGATE

Occupancy Status

Occupancy Status	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
Primary	420	$178,550,952	85.96%
Secondary	38	18,057,947	8.69
Investor	75	11,106,451	5.35
Total:	533	$207,715,350	100.00%

Remaining Terms to Maturity

Range of Remaining Term to Maturity (Months)	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
181 - 240	3	$ 740,410	0.36%
301 - 360	530	206,974,939	99.64
Total:	533	$207,715,350	100.00%

As of the Cut-Off Date, the weighted average remaining term to maturity of the Pool 1 Loans, by Cut-Off Date Pool Balance of the Pool 1 Loans, was approximately 348 months.

POOL 1 LOANS IN THE AGGREGATE

Geographic Distribution of Loans

Geographic Distribution	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
California	91	$ 52,766,964	25.40%
Florida	100	26,558,697	12.79
Virginia	45	15,767,478	7.59
Maryland	24	12,993,516	6.26
New Jersey	33	10,872,497	5.23
North Carolina	29	9,397,093	4.52
New York	15	8,308,147	4.00
Texas	25	7,818,654	3.76
Georgia	27	6,741,960	3.25
Washington	14	6,535,171	3.15
Pennsylvania	28	6,275,876	3.02
Arizona	11	4,479,256	2.16
Massachusetts	7	4,219,911	2.03
Connecticut	9	4,064,332	1.96
South Carolina	8	3,402,104	1.64
Tennessee	6	2,680,151	1.29
District Of Columbia	6	2,602,948	1.25
Minnesota	5	2,492,336	1.20
Illinois	4	2,484,495	1.20
Colorado	5	2,243,636	1.08
Missouri	2	1,811,016	0.87
West Virginia	3	1,757,545	0.85
Oregon	3	1,682,820	0.81
Hawaii	3	1,556,562	0.75
Ohio	3	1,342,576	0.65
Alabama	12	1,328,906	0.64
Vermont	1	731,433	0.35
Michigan	1	629,544	0.30
Montana	1	607,729	0.29
Kentucky	1	577,536	0.28
Idaho	1	457,907	0.22
Louisiana	1	411,384	0.20
New Hampshire	1	397,818	0.19
Wisconsin	1	360,418	0.17
Indiana	1	357,629	0.17
Delaware	1	279,900	0.13
Nevada	1	276,551	0.13
New Mexico	2	204,025	0.10
Alaska	1	158,550	0.08
Mississippi	1	80,279	0.04
Total:	533	$207,715,350	100.00%

No more than approximately 1.04% of the Pool 1 Loans, by Cut-Off Date Pool Balance of the Pool 1 Loans, will be secured by properties located in any one zip code.

POOL 1 LOANS IN THE AGGREGATE

Documentation Type

Documentation Type	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
Full	180	$ 98,865,576	47.60%
Reduced	126	45,744,012	22.02
No Doc	105	28,022,455	13.49
No Ratio	68	19,392,382	9.34
Stated Doc	38	9,821,280	4.73
Streamline	16	5,869,646	2.83
Total:	533	$207,715,350	100.00%

Credit Scores

Range of Credit Scores	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Pool 1 Loans
Not Available	1	$ 394,597	0.19%
551 - 600	4	3,162,167	1.52
601 - 650	48	16,402,684	7.90
651 - 700	122	40,407,852	19.45
701 - 750	176	66,135,076	31.84
751 - 800	163	70,242,074	33.82
801 - 850	19	10,970,900	5.28
Total:	533	$207,715,350	100.00%

As of the Cut-Off Date, the non-zero weighted average Credit Score of the borrowers with a Credit Score for the Pool 1 Loans, by Cut-Off Date Pool Balance of the Pool 1 Loans, was approximately 729.

COLLATERAL GROUP 3 LOANS

Current Principal Balances

Range of Current Principal Balances	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
$ 25,000.01 - 50,000.00	2	$ 91,739	0.12%
50,000.01 - 75,000.00	1	59,032	0.08
75,000.01 - 100,000.00	1	90,464	0.12
100,000.01 - 125,000.00	3	358,819	0.48
125,000.01 - 150,000.00	3	419,409	0.56
175,000.01 - 200,000.00	4	752,618	1
200,000.01 - 250,000.00	2	489,024	0.65
350,000.01 - 400,000.00	2	739,539	0.98
400,000.01 - 450,000.00	10	4,307,534	5.71
450,000.01 - 500,000.00	30	14,274,680	18.92
500,000.01 - 550,000.00	11	5,849,874	7.75
550,000.01 - 600,000.00	12	6,929,960	9.19
600,000.01 - 650,000.00	10	6,317,163	8.37
650,000.01 - 700,000.00	2	1,307,662	1.73
700,000.01 - 750,000.00	2	1,446,052	1.92
750,000.01 - 800,000.00	4	3,132,093	4.15
800,000.01 - 850,000.00	1	804,370	1.07
900,000.01 - 950,000.00	2	1,808,685	2.4
950,000.01 - 1,000,000.00	10	9,750,371	12.92
1,000,000.01 or more	11	16,519,434	21.89
Total:	123	$75,448,523	100.00%

The average current principal balance of the Collateral Group 3 Loans was approximately $613,403.00.

COLLATERAL GROUP 3 LOANS

Loan Interest Rates

Range of Loan Interest Rates	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
5.126% - 5.250%	1	$ 602,926	0.80%
5.626% - 5.750%	1	464,947	0.62
5.751% - 5.875%	2	969,037	1.28
5.876% - 6.000%	5	4,276,084	5.67
6.001% - 6.125%	6	3,627,630	4.81
6.126% - 6.250%	18	9,656,124	12.80
6.251% - 6.375%	19	13,879,802	18.40
6.376% - 6.500%	23	16,419,066	21.76
6.501% - 6.625%	12	6,460,320	8.56
6.626% - 6.750%	13	9,384,493	12.44
6.751% - 6.875%	8	3,175,454	4.21
6.876% - 7.000%	3	1,593,518	2.11
7.001% - 7.125%	3	2,012,873	2.67
7.126% - 7.250%	3	1,139,149	1.51
7.251% - 7.375%	3	1,563,950	2.07
7.501% - 7.625%	1	131,413	0.17
7.626% - 7.750%	1	42,645	0.06
7.876% - 8.000%	1	49,093	0.07
Total:	123	$75,448,523	100.00%

As of the Cut-Off Date, the weighted average interest rate of the Collateral Group 3 Loans, by Cut-Off Date Pool Balance of the Collateral Group 3 Loans, was approximately 6.494% per annum.

Original LTV Ratios

Range of Original LTV Ratios	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
50.00% or less	23	$12,266,564	16.26%
50.01% - 55.00%	9	5,284,935	7.00
55.01% - 60.00%	13	9,012,527	11.95
60.01% - 65.00%	7	5,883,385	7.80
65.01% - 70.00%	18	11,873,539	15.74
70.01% - 75.00%	14	10,944,863	14.51
75.01% - 80.00%	34	18,054,860	23.93
85.01% - 90.00%	5	2,127,850	2.82
Total:	123	$75,448,523	100.00%

The weighted average original LTV Ratio of the Collateral Group 3 Loans, by Cut-Off Date Pool Balance of the Collateral Group 3 Loans, was approximately 64.75%.

COLLATERAL GROUP 3 LOANS

Property Types

Property Type	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
Single Family	78	$49,261,987	65.29%
Planned Unit Development	22	12,041,317	15.96
Condominium	17	11,506,817	15.25
Two- to- Four-Family	6	2,638,401	3.50
Total:	123	$75,448,523	100.00%

Loan Purpose

Loan Purpose	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
Cash Out Refinance	59	$29,424,835	39.00%
Purchase	39	28,011,661	37.13
Rate & Term Refinance	25	18,012,026	23.87
Total:	123	$75,448,523	100.00%

Occupancy Status

Occupancy Status	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
Primary	100	$62,990,125	83.49%
Secondary	13	8,377,187	11.10
Investor	10	4,081,211	5.41
Total:	123	$75,448,523	100.00%

Remaining Terms to Maturity

Range of Remaining Term to Maturity (Months)	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
61 - 120	7	$3,152,668	4.18%
121 - 180	116	72,295,855	95.82
Total:	123	$75,448,523	100.00%

As of the Cut-Off Date, the weighted average remaining term to maturity of the Collateral Group 3 Loans, by Cut-Off Date Pool Balance of the Collateral Group 3 Loans, was approximately 172 months.

COLLATERAL GROUP 3 LOANS

Geographic Distribution of Loans

Geographic Distribution	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
California	23	$18,847,412	24.98%
Florida	23	11,077,676	14.68
New Jersey	9	6,713,639	8.90
Virginia	6	3,400,297	4.51
Texas	7	3,055,679	4.05
New York	6	2,736,721	3.63
Georgia	5	2,555,052	3.39
Minnesota	4	2,463,559	3.27
Kentucky	2	1,963,630	2.60
Washington	2	1,961,444	2.60
Oregon	4	1,883,072	2.50
Colorado	3	1,880,071	2.49
Montana	2	1,644,309	2.18
Wisconsin	3	1,613,769	2.14
Maryland	2	1,600,087	2.12
Illinois	2	1,570,074	2.08
Connecticut	4	1,053,329	1.40
Tennessee	1	983,172	1.30
District Of Columbia	1	979,753	1.30
North Carolina	2	963,641	1.28
South Carolina	1	960,653	1.27
Pennsylvania	2	910,088	1.21
Arizona	2	856,083	1.13
Massachusetts	1	634,435	0.84
Missouri	1	634,240	0.84
Ohio	1	566,086	0.75
Utah	1	552,321	0.73
Maine	1	490,497	0.65
Alabama	1	463,518	0.61
Nevada	1	434,216	0.58
Total:	123	$75,448,523	100.00%

No more than approximately 3.80% of the Collateral Group 3 Loans, by Cut-Off Date Pool Balance of the Collateral Group 3 Loans, will be secured by properties located in any one zip code.

Documentation Type

Documentation Type	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
Reduced	66	$43,914,713	58.20%
Full	24	15,583,218	20.65
No Ratio	15	8,099,735	10.74
Stated Doc	11	5,168,944	6.85
No Doc	7	2,681,914	3.55
Total:	123	$75,448,523	100.00%

COLLATERAL GROUP 3 LOANS

Credit Scores

Range of Credit Scores	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Group 3 Loans
601 - 650	20	$11,733,832	15.55%
651 - 700	26	16,774,632	22.23
701 - 750	42	23,796,744	31.54
751 - 800	32	21,181,977	28.07
801 - 850	3	1,961,338	2.60
Total:	123	$75,448,523	100.00%

As of the Cut-Off Date, the non-zero weighted average Credit Score of the borrowers with a Credit Score for the Collateral Group 3 Loans, by Cut-Off Date Pool Balance of the Collateral Group 3 Loans, was approximately 715.

LOANS IN THE AGGREGATE

Current Principal Balances

Range of Current Principal Balances	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Mortgage Pool Loans
$ 25,000.01 - 50,000.00	3	$141,555	0.05%
50,000.01 - 75,000.00	29	1,731,735	0.61
75,000.01 - 100,000.00	32	2,885,362	1.02
100,000.01 - 125,000.00	32	3,642,946	1.29
125,000.01 - 150,000.00	39	5,373,814	1.90
150,000.01 - 175,000.00	23	3,749,416	1.32
175,000.01 - 200,000.00	32	5,957,030	2.10
200,000.01 - 250,000.00	24	5,321,756	1.88
250,000.01 - 300,000.00	35	9,680,931	3.42
300,000.01 - 350,000.00	21	6,856,479	2.42
350,000.01 - 400,000.00	48	18,060,341	6.38
400,000.01 - 450,000.00	45	19,294,045	6.81
450,000.01 - 500,000.00	76	36,157,795	12.77
500,000.01 - 550,000.00	46	24,351,035	8.60
550,000.01 - 600,000.00	37	21,320,852	7.53
600,000.01 - 650,000.00	33	20,771,996	7.34
650,000.01 - 700,000.00	11	7,425,513	2.62
700,000.01 - 750,000.00	17	12,251,155	4.33
750,000.01 - 800,000.00	10	7,769,760	2.74
800,000.01 - 850,000.00	9	7,392,842	2.61
850,000.01 - 900,000.00	4	3,516,538	1.24
900,000.01 - 950,000.00	5	4,533,503	1.60
950,000.01 - 1,000,000.00	19	18,580,216	6.56
1,000,000.01 or more	26	36,397,258	12.85
Total:	656	$283,163,873	100.00%

The average current principal balance of the Loans was approximately $431,652.00.

LOANS IN THE AGGREGATE

Loan Interest Rates

Range of Loan Interest Rates	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Mortgage Pool Loans
5.126% - 5.250%	1	$602,926	0.21%
5.251% - 5.375%	2	877,464	0.31
5.376% - 5.500%	2	860,443	0.30
5.501% - 5.625%	12	6,536,924	2.31
5.626% - 5.750%	23	12,083,666	4.27
5.751% - 5.875%	24	13,746,007	4.85
5.876% - 6.000%	33	21,267,791	7.51
6.001% - 6.125%	29	16,090,202	5.68
6.126% - 6.250%	117	64,320,707	22.72
6.251% - 6.375%	36	20,440,955	7.22
6.376% - 6.500%	44	28,071,079	9.91
6.501% - 6.625%	24	9,878,857	3.49
6.626% - 6.750%	45	17,625,431	6.22
6.751% - 6.875%	65	18,687,385	6.60
6.876% - 7.000%	38	10,047,796	3.55
7.001% - 7.125%	33	10,954,527	3.87
7.126% - 7.250%	37	10,364,517	3.66
7.251% - 7.375%	21	5,624,244	1.99
7.376% - 7.500%	13	4,505,388	1.59
7.501% - 7.625%	11	2,321,945	0.82
7.626% - 7.750%	11	3,013,541	1.06
7.751% - 7.875%	17	3,181,017	1.12
7.876% - 8.000%	18	2,061,060	0.73
Total:	656	$283,163,873	100.00%

As of the Cut-Off Date, the weighted average interest rate of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 6.480% per annum.

Original LTV Ratios

Range of Original LTV Ratios	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Mortgage Pool Loans
50.00% or less	78	$32,089,941	11.33%
50.01% - 55.00%	34	14,358,572	5.07
55.01% - 60.00%	47	22,711,083	8.02
60.01% - 65.00%	29	17,093,335	6.04
65.01% - 70.00%	69	36,919,182	13.04
70.01% - 75.00%	61	38,679,089	13.66
75.01% - 80.00%	284	107,795,608	38.07
80.01% - 85.00%	5	1,460,009	0.52
85.01% - 90.00%	26	6,742,498	2.38
90.01% - 95.00%	23	5,314,555	1.88
Total:	656	$283,163,873	100.00%

The weighted average original LTV Ratio of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 69.19%.

LOANS IN THE AGGREGATE

Property Types

Property Type	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Mortgage Pool Loans
Single Family	432	$194,493,441	68.69%
Planned Unit Development	109	44,303,343	15.65
Condominium	70	29,896,374	10.56
Two- to- Four-Family	43	13,449,986	4.75
Coop	2	1,020,728	0.36
Total:	656	$283,163,873	100.00%

Loan Purpose

Loan Purpose	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Mortgage Pool Loans
Purchase	345	$147,139,880	51.96%
Cash Out Refinance	197	76,672,370	27.08
Rate & Term Refinance	107	55,554,973	19.62
Construction to Perm	7	3,796,649	1.34
Total:	656	$283,163,873	100.00%

LOANS IN THE AGGREGATE

Occupancy Status

Occupancy Status	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Mortgage Pool Loans
Primary	520	$241,541,077	85.30%
Secondary	51	26,435,134	9.34
Investor	85	15,187,661	5.36
Total:	656	$283,163,873	100.00%

Remaining Terms to Maturity

Range of Remaining Term to Maturity (Months)	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Loans
61 - 120	7	$3,152,668	1.11%
121 - 180	116	72,295,855	25.53
181 - 240	3	740,410	0.26
301 - 360	530	206,974,939	73.09
Total:	656	$283,163,873	100.00%

As of the Cut-Off Date, the weighted average remaining term to maturity of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 301 months.

LOANS IN THE AGGREGATE

Geographic Distribution of Loans

Geographic Distribution	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Mortgage Pool Loans
California	114	$71,614,376	25.29%
Florida	123	37,636,373	13.29
Virginia	51	19,167,775	6.77
New Jersey	42	17,586,135	6.21
Maryland	26	14,593,603	5.15
New York	21	11,044,869	3.90
Texas	32	10,874,333	3.84
North Carolina	31	10,360,734	3.66
Georgia	32	9,297,013	3.28
Washington	16	8,496,616	3.00
Pennsylvania	30	7,185,963	2.54
Arizona	13	5,335,339	1.88
Connecticut	13	5,117,661	1.81
Minnesota	9	4,955,894	1.75
Massachusetts	8	4,854,346	1.71
South Carolina	9	4,362,757	1.54
Colorado	8	4,123,706	1.46
Illinois	6	4,054,569	1.43
Tennessee	7	3,663,323	1.29
District Of Columbia	7	3,582,701	1.27
Oregon	7	3,565,892	1.26
Kentucky	3	2,541,165	0.90
Missouri	3	2,445,256	0.86
Montana	3	2,252,038	0.80
Wisconsin	4	1,974,187	0.70
Ohio	4	1,908,662	0.67
Alabama	13	1,792,425	0.63
West Virginia	3	1,757,545	0.62
Hawaii	3	1,556,562	0.55
Vermont	1	731,433	0.26
Nevada	2	710,768	0.25
Michigan	1	629,544	0.22
Utah	1	552,321	0.20
Maine	1	490,497	0.17
Idaho	1	457,907	0.16
Louisiana	1	411,384	0.15
New Hampshire	1	397,818	0.14
Indiana	1	357,629	0.13
Delaware	1	279,900	0.10
New Mexico	2	204,025	0.07
Alaska	1	158,550	0.06
Mississippi	1	80,279	0.03
Total:	656	$283,163,873	100.00%

No more than approximately 1.15% of the Loans, by Cut-Off Date Pool Balance of the Loans, will be secured by properties located in any one zip code.

LOANS IN THE AGGREGATE

Documentation Type

Documentation Type	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Mortgage Pool Loans
Full	204	$114,448,794	40.42%
Reduced	192	89,658,725	31.66
No Doc	112	30,704,369	10.84
No Ratio	83	27,492,116	9.71
Stated Doc	49	14,990,223	5.29
Streamline	16	5,869,646	2.07
Total:	656	$283,163,873	100.00%

Credit Scores

Range of Credit Scores	Number of Loans	Aggregate Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance of the Mortgage Pool Loans
Not Available	1	$ 394,597	0.14%
551 - 600	4	3,162,167	1.12
601 - 650	68	28,136,516	9.94
651 - 700	148	57,182,483	20.19
701 - 750	218	89,931,821	31.76
751 - 800	195	91,424,050	32.29
801 - 850	22	12,932,237	4.57
Total:	656	$283,163,873	100.00%

As of the Cut-Off Date, the non-zero weighted average Credit Score of the borrowers with a Credit Score for the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 725.

ANNEX B:

AVAILABLE COMBINATIONS

REMIC Certificates				Exchangeable Certificates
Collateral Group	REMIC Class	Original Certificate Principal Balance or Notional Amount(1)	CUSIP Number	Exchangeable Class	Maximum Original Certificate Principal Balance or Notional Amount	Pass-Through Rate	Interest Type	Principal Type(2)	CUSIP Number
	REMIC Combination 1			Exchangeable Combination 1
2	2-A-2	$30,784,000	55275SAH3	2-A-7	$39,730,000	6.000%	Fixed Rate	Senior/Pass-Through	55275SAN0
2	2-A-3	$1,000,000	55275SAJ9
2	2-A-6	$7,946,000	55275SAM2
	REMIC Combination 2			Exchangeable Combination 2
2	2-A-4	$38,274,000	55275SAK6	2-A-8	$39,730,000	7.000%	Fixed Rate	Senior/Pass-Through	55275SAP5
2	2-A-5	(3)	55275SAL4
2	2-A-14	$1,456,000	55275SBL3

Collateral Group	REMIC Class	Original Certificate Principal Balance or Notional Amount(1)	CUSIP Number	Exchangeable Class	Maximum Original Certificate Principal Balance or Notional Amount	Pass-Through Rate	Interest Type	Principal Type(2)	CUSIP Number
	REMIC Combination 3			Exchangeable Combination 3
2	2-A-2	$30,784,000	55275SAH3	2-A-9	$79,460,000	6.500%	Fixed Rate	Senior/Pass-Through	55275SAQ3
2	2-A-3	$1,000,000	55275SAJ9
2	2-A-4	$38,274,000	55275SAK6
2	2-A-5	(3)	55275SAL4
2	2-A-6	$7,946,000	55275SAM2
2	2-A-14	$1,456,000	55275SBL3
	REMIC Combination 4			Exchangeable Combination 4
2	2-A-4	$38,274,000	55275SAK6	2-A-10	$39,730,000	(4)	Floating	Senior/Pass Through	55275SBG4
2	2-A-5	(3)	55275SAL4	2-A-11	(5)	(6)	Inverse Floating	Senior/Notional Amount/Pass-Through	55275SBH2
2	2-A-14	$1,456,000	55275SBL3
	REMIC Combination 5			Exchangeable Combination 5
2	2-A-4	$38,274,000	55275SAK6	2-A-12	$39,730,000	(7)	Floating	Senior/Pass Through	55275SBJ8
2	2-A-5	(3)	55275SAL4	2-A-13	(8)	(9)	Inverse Floating	Senior/Notional Amount/Pass-Through	55275SBK5
2	2-A-14	$1,456,000	55275SBL3
	REMIC Combination 6			Exchangeable Combination 6
2	2-A-4	$38,274,000	55275SAK6	2-A-15	$39,730,000	(10)	Floating	Senior/ Pass Through	55275SBM1
2	2-A-14	$1,456,000	55275SBL3

(1)

Classes of REMIC Certificates in any REMIC Combination and classes of Exchangeable Certificates in any Exchangeable Combination may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

(2)

See the cover page of this prospectus supplement.

(3)

The Class 2-A-5 certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 2-A-5 notional amount (initially approximately $39,730,000), as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

(4)

Interest will accrue on the Class 2-A-10 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.350%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0.350% per annum.  The per annum pass-through rate on the Class 2-A-10 certificates for the first interest accrual period is expected to be approximately 5.670%.

(5)

The Class 2-A-11 certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 2-A-11 notional amount (initially approximately $39,730,000), as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

(6)

Interest will accrue on the Class 2-A-11 certificates at a per annum rate equal to (i) 6.650% minus (ii) LIBOR, subject to a maximum rate of 6.650% per annum and a minimum rate of 0.000% per annum.  The per annum pass-through rate on the Class 2-A-11 certificates for the first interest accrual period is expected to be approximately 1.330%.

(7)

Interest will accrue on the Class 2-A-12 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.400%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0400% per annum.  The per annum pass-through rate on the Class 2-A-12 certificates for the first interest accrual period is expected to be approximately 5.7200%.

(8)

The Class 2-A-13 certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class 2-A-13 notional amount (initially approximately $39,730,000), as described under “Description of the Offered Certificates—Interest” in this prospectus supplement.

(9)

Interest will accrue on the Class 2-A-13 certificates at a per annum rate equal to (i) 6.600% minus (ii) LIBOR, subject to a maximum rate of 6.600% per annum and a minimum rate of 0.000% per annum.  The per annum pass-through rate on the Class 2-A-13 certificates for the first interest accrual period is expected to be approximately 1.280%.

(10)

Interest will accrue on the Class 2-A-15 certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.370%, subject to a maximum rate of 7.000% per annum and a minimum rate of 0.350% per annum.  The per annum pass-through rate on the Class 2-A-15 certificates for the first interest accrual period is expected to be approximately 5.690%.

ANNEX C

CAP SCHEDULE

Distribution Date	Cap Notional Amount	Cap Strike Rate	Cap Ceiling Rate
February 25, 2007	$39,104,000.00	5.15%	8.90%
March 25, 2007	$37,688,706.16	5.15%	8.90%
April 25, 2007	$36,251,035.93	5.15%	8.90%
May 25, 2007	$34,835,266.65	5.15%	8.90%
June 25, 2007	$33,446,831.74	5.15%	8.90%
July 25, 2007	$32,085,373.37	5.15%	8.90%
August 25, 2007	$30,752,643.36	5.15%	8.90%
September 25, 2007	$29,454,324.94	5.15%	8.90%
October 25, 2007	$28,189,967.37	5.15%	8.90%
November 25, 2007	$26,958,929.23	5.15%	8.90%
December 25, 2007	$25,760,581.17	5.15%	8.90%
January 25, 2008	$24,594,305.61	5.15%	8.90%
February 25, 2008	$23,459,496.60	5.15%	8.90%
March 25, 2008	$22,355,559.54	5.15%	8.90%
April 25, 2008	$21,281,911.01	5.15%	8.90%
May 25, 2008	$20,237,978.55	5.15%	8.90%
June 25, 2008	$19,223,200.42	5.15%	8.90%
July 25, 2008	$18,237,025.46	5.15%	8.90%
August 25, 2008	$17,278,912.84	5.15%	8.90%
September 25, 2008	$16,348,331.93	5.15%	8.90%
October 25, 2008	$15,444,762.01	5.15%	8.90%
November 25, 2008	$14,567,692.20	5.15%	8.90%
December 25, 2008	$13,716,621.17	5.15%	8.90%
January 25, 2009	$12,891,057.06	5.15%	8.90%
February 25, 2009	$12,090,517.22	5.15%	8.90%
March 25, 2009	$11,314,528.08	5.15%	8.90%
April 25, 2009	$10,562,624.99	5.15%	8.90%
May 25, 2009	$9,834,352.01	5.15%	8.90%
June 25, 2009	$9,129,261.80	5.15%	8.90%
July 25, 2009	$8,446,915.41	5.15%	8.90%
August 25, 2009	$7,786,882.16	5.15%	8.90%
September 25, 2009	$7,148,739.46	5.15%	8.90%
October 25, 2009	$6,532,072.68	5.15%	8.90%
November 25, 2009	$5,936,475.00	5.15%	8.90%
December 25, 2009	$5,361,547.22	5.15%	8.90%
January 25, 2010	$4,806,897.70	5.15%	8.90%
February 25, 2010	$4,272,142.14	5.15%	8.90%
March 25, 2010	$3,756,903.47	5.15%	8.90%
April 25, 2010	$3,260,811.74	5.15%	8.90%
May 25, 2010	$2,783,503.96	5.15%	8.90%
June 25, 2010	$2,324,623.97	5.15%	8.90%
July 25, 2010	$1,883,822.31	5.15%	8.90%
August 25, 2010	$1,460,756.11	5.15%	8.90%
September 25, 2010	$1,055,088.98	5.15%	8.90%
October 25, 2010	$666,490.83	5.15%	8.90%
November 25, 2010	$294,637.82	5.15%	8.90%

ANNEX D

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered certificates will be available only in book-entry form.  The offered certificates are referred to in this Annex C as Global Securities.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear.  The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).  Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.  Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the Relevant Depositary to the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later.  As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).  Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
October 17, 2006

Mortgage Asset Securitization Transactions, Inc.
Depositor

Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)

Issuing Entities:

·

Issuing entities will be established to issue from time to time asset-backed pass-through certificates or asset-backed notes in one or more classes, which will be offered through this prospectus and a separate prospectus supplement for each series.

·

The issuing entities will be established to hold assets transferred to it by Mortgage Asset Securitization Transactions, Inc.

·

The assets of the issuing entities, as specified in the related prospectus supplement, will consist primarily of:

o

a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them;

o

mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates; or

o

pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Securities:

·

The certificates of a series will evidence beneficial ownership interests in the related issuing entity.

·

The notes of a series will evidence indebtedness of the related issuing entity.

·

The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times.  In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

·

The securities will not represent obligations of Mortgage Asset Securitization Transactions, Inc. or any of its affiliates.  No governmental agency will insure the securities or the collateral securing the securities.

·

No secondary market will exist for a series of certificates or notes prior to its offering.  We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

You should consider carefully the risk factors beginning on page 8 in this prospectus and in the related prospectus supplement.

You are encouraged to consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

UBS Investment Bank

We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and in the related prospectus supplement.  Our affiliates may, from time to time, act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable.  We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable.  We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended.  These offerings will not be made pursuant to this prospectus or the related registration statement.

__________________________________

This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

Page

Summary of Terms

1

Relevant Parties

1

Securities

1

Assets

2

Risk Factors

8

Securities May Not Be Appropriate for Individual Investors

8

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

8

Assets of Trust Fund Are Limited

8

Credit Enhancement Is Limited in Amount and Coverage

9

Yield Is Sensitive to Rate of Principal Prepayment

9

Borrower May Be Unable to Make Balloon Payment

9

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

10

High Loan-to-Value Ratios Increase Risk of Loss

10

High Balance Loans Increase Risk of Loss

10

Interest Only Loans Have a Greater Risk Upon Default

10

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

11

Geographic Concentration Could Increase Losses on any Loans in a Trust Fund

11

The Rate of Default on Loans that are Secured by Investor Properties May be Higher than on Other Loans

11

Changes to the Weighted Average Net Mortgage Rate on any Loans in a Trust Fund May Reduce the Yield with Respect to the Securities

11

Nature of Mortgages Could Adversely Affect Value of Properties

12

Inadequacy of Value of Properties Could Affect Severity of Losses

13

Bankruptcy of Borrowers May Adversely Affect Distributions on the Securities

13

Violations of Environmental Laws May Reduce Recoveries on Properties

13

A Transfer of Servicing May Result In Increased Losses and Delinquencies on any Loans in a Trust Fund

14

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

14

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

14

The Transferor May Not Be Able to Repurchase or Replace Defective Assets

15

Rating of the Securities Are Limited and May be Withdrawn or Lowered

15

Creditworthiness of Credit Enhancement Providers May Impact the Ratings on the Securities

16

Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values

16

The Securities Are Obligations of the Trust Fund Only

16

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

16

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

17

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

17

Risks Related to the Residual Certificates

17

The Return on Your Securities Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

18

Failure of Master Servicer or Servicers to Perform Their Obligations May Adversely Affect Distributions on the

Securities

18

Defined Terms

18

The Trust Funds

18

Residential Loans

18

Mortgage Securities

19

Agency Securities

23

Stripped Agency Securities

26

Derivative Instruments

27

Additional Information Concerning the Trust Funds

27

Use of Proceeds

28

Yield Considerations

29

Maturity and Prepayment Considerations

30

The Sponsor

32

General

32

Securitization Program

32

The Depositor

32

Residential Loans

33

Underwriting Standards

33

FICO Scores

33

Representations by Unaffiliated Sellers; Repurchases

33

Sub-Servicing

34

Description of the Securities

34

General

34

Assignment of Assets of the Trust Fund

35

Deposits to the Trust Account

37

Pre-Funding Account

38

Payments on Residential Loans

38

Payments on Agency Securities

39

Distributions

39

Principal and Interest on the Securities

40

Available Distribution Amount

41

Subordination

41

Advances

43

Modifications

43

Statements to Holders of Securities

43

Book-Entry Registration of Securities

45

Collection and Other Servicing Procedures

48

Realization on Defaulted Residential Loans

49

Retained Interest, Administration Compensation and Payment of Expenses

50

Evidence as to Compliance

50

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

51

Deficiency Events

53

Events of Default

54

Amendment

57

Termination

57

Voting Rights

58

Description of Primary Insurance Coverage

58

Primary Credit Insurance Policies

58

FHA Insurance and VA Guarantees

58

Primary Hazard Insurance Policies

60

Description of Credit Support

61

Pool Insurance Policies

62

Special Hazard Insurance Policies

63

Bankruptcy Bonds

65

Reserve Funds

65

Cross-Support Provisions

65

Letter of Credit

66

Insurance Policies and Surety Bonds

66

Excess Spread

66

Overcollateralization

66

Derivatives

66

Certain Legal Aspects of Residential Loans

67

General

67

Mortgage Loans

68

Cooperative Loans

68

Tax Aspects of Cooperative Ownership

69

Manufactured Housing Contracts Other Than Land Contracts

69

Foreclosure on Mortgages

70

Foreclosure on Cooperative Shares

72

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

73

Rights of Redemption with respect to Residential Properties

74

Notice of Sale; Redemption Rights with respect to Manufactured Homes

74

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

74

Junior Mortgages

76

Consumer Protection Laws

76

“High Cost” Loans and Predatory Lending Laws

78

Enforceability of Certain Provisions

78

Prepayment Charges and Prepayments

79

Subordinate Financing

79

Applicability of Usury Laws

80

Alternative Mortgage Instruments

80

Environmental Legislation

80

Servicemembers Civil Relief Act and the California Military and Veterans Code

81

Forfeiture for Drug, RICO and Money Laundering Violations

82

Exchangeable Securities

82

General

82

Exchanges

82

Procedures

83

Federal Income Tax Consequences

84

General

84

REMICs

84

Tax Treatment of Exchangeable Securities

103

Grantor Trust Funds

105

Partnership Trust Funds

111

Reportable Transactions

115

State and Other Tax Consequences

115

ERISA Considerations

115

Legal Investment

120

Plan of Distribution

122

Reports to Securityholders

123

Incorporation of Certain Information by Reference

123

Legal Matters

124

Financial Information

124

Static Pool Information

124

Additional Information

124

Rating

125

Glossary of Terms

126

Important Notice about Information Presented in this
Prospectus and Each Accompanying Prospectus Supplement

Two separate documents contain information about the offered certificates or notes, as applicable.  These documents progressively provide more detail:

(1)

this prospectus, which provides general information, some of which may not apply to the offered securities; and

(2)

the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement.  The information in this prospectus is accurate only as of the date of this prospectus.

_________________________________

If you require additional information, the mailing address of our principal executive offices is Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is (212) 713-2000.

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all of the information that you need to consider in making an investment decision.  Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement, indenture or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

Depositor

Mortgage Asset Securitization Transactions, Inc., the depositor, is a corporation organized under the laws of the State of Delaware.  The depositor is a wholly owned limited purpose finance subsidiary of UBS Americas Inc.

Master Servicer

The entity or entities named as master servicer in the related prospectus supplement.

Trustees

The trustee or indenture trustee named as trustee in the related prospectus supplement.  The owner trustee named as owner trustee in the related prospectus supplement.

Issuing Entity

The depositor or an owner trust established for the purpose of issuing the series of notes will issue each series of notes through a separate issuing entity.  The depositor and the owner trustee will enter into a separate trust agreement to form each owner trust.

Securities

Description of Securities

The depositor will offer asset-backed pass-through certificates or asset-backed notes from time to time.  The depositor will offer these securities in one or more series.  Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund.  The trust fund will consist of a segregated pool of residential loans, mortgage securities or agency securities, or beneficial interests in them, and certain other assets described below.

A series of securities may include one or more classes of securities that may be entitled to, among other things:

·

principal distributions, with disproportionate, nominal or no interest distributions;

·

interest distributions, with disproportionate, nominal or no principal distributions;

·

distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

·

subordinated distributions of scheduled payments of principal, prepayments of principal, interest or any combination of these payments;

·

distributions only after the occurrence of events specified in the related prospectus supplement;

·

distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

·

interest at a fixed rate or a rate that is subject to change from time to time; and

·

distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

The related prospectus supplement will specify these entitlements.

The timing and amounts of these distributions may vary among classes, over time.  In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both.

The related prospectus supplement will specify if each class of securities

·

has a stated principal amount; and

·

is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

Interest

Interest on each class of securities for a series:

·

will accrue at the applicable security interest rate on its outstanding security principal balance;

·

will be distributed to holders of the securities as provided in the related prospectus supplement on the related distribution date; and

·

may be reduced to the extent of certain delinquencies or other contingencies described in the related prospectus supplement.

Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement.  This accrued interest will not be distributed but rather will be added to the security principal balance of the related securities prior to the time when accrued interest becomes payable.

Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

See “Yield Considerations,” “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Principal

The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund.  The related prospectus supplement will set forth the initial security principal balance of each class of securities.

Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

If an interest-only security does not have a security principal balance, it will not receive distributions of principal.  See “The Trust Funds,” “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Assets

The Trust Funds

Each trust fund will consist of:

·

a segregated pool of residential loans, agency securities and/or mortgage securities; and

·

certain other assets as described in this prospectus and in the related prospectus supplement.

The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers or from sellers affiliated with the depositor.  The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued.  See “Description of the Securities” in this prospectus.

A. Residential Loans

The residential loans will consist of any combination of:

·

mortgage loans secured by first or junior liens on one- to four-family residential properties;

·

mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

·

home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

·

a manufactured home, which may have a subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

·

one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or other purposes;

·

cooperative loans secured primarily by shares in a private cooperative housing corporation.  The shares, together with the related proprietary lease or occupancy agreement, give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

·

manufactured housing conditional sales contracts and installment loan agreements which may be secured by either liens on:

·

new or used manufactured homes; or

·

the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

·

in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

The mortgaged properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

Each trust fund may contain any combination of the following types of residential loans:

·

fully amortizing loans with

·

a fixed rate of interest and

·

level monthly payments to maturity;

·

fully amortizing loans with

·

a fixed interest rate providing for level monthly payments, or

·

payments of interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

·

fully amortizing loans

·

with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

·

followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years,

·

followed by level monthly payments;

·

fixed interest rate loans providing for

·

level payments of principal and interest on the basis of an assumed amortization schedule and

·

a balloon payment of principal at the end of a specified term;

·

fully amortizing loans with

·

an interest rate adjusted periodically, and

·

corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

These loans may provide for an election, at the borrower’s option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

·

fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

·

adjustable interest rate loans providing for an election at the borrower’s option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

·

other types of residential loans as may be described in the related prospectus supplement.

The related prospectus supplement may specify that the residential loans are covered by:

·

primary mortgage insurance policies;

·

insurance issued by the Federal Housing Administration; or

·

partial guarantees of the Veterans Administration.

See “Description of Primary Insurance Coverage” in this prospectus.

B. Agency Securities

The agency securities may consist of any combination of:

·

“fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association;

·

guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association; and

·

mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation.

C. Mortgage Securities

A trust fund may include previously issued:

·

asset-backed certificates;

·

collateralized mortgage obligations; or

·

participation certificates evidencing interests in, or collateralized by, residential loans or agency securities.

D. Trust Account

Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities.  To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund.  A trust account may be maintained as an interest bearing or a non-interest bearing account.  Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations.  Investments earned on amounts held in the trust account may be for the benefit of persons other than the related security holders.  See “Description of the Securities—Deposits to the Trust Account” in this prospectus.

E. Credit Support

One or more classes of securities within any series may be covered by any combination of:

·

a surety bond;

·

a guarantee;

·

a letter of credit;

·

an insurance policy;

·

a bankruptcy bond;

·

a reserve fund;

·

a cash account;

·

reinvestment income;

·

overcollateralization;

·

subordination of one or more classes of securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement; or

·

cross-support between securities backed by different asset groups within the same trust fund.

The related prospectus supplement will specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust fund.  See “Description of Credit Support” and “Description of the Securities—Subordination” in this prospectus.

Pre-Funding Account

The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

Servicing And Advances

The master servicer, directly or through sub-servicers:

·

will service and administer the residential loans included in a trust fund; and

·

if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans.  This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement.  The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances.  The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement.  See “Description of the Securities—Advances” in this prospectus.

Optional Termination

The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement.  See “Description of the Securities — Termination” in this prospectus and the related section in the related prospectus supplement.

Tax Status

The treatment of the securities for federal income tax purposes will depend on:

·

whether a REMIC election is made with respect to a series of securities; and

·

if a REMIC election is made, whether the certificates are “regular” interest securities or “residual” interest securities.

Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund.  You are encouraged to consult your tax advisors.

See “Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment

The applicable prospectus supplement will specify whether the securities offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities.  You are encouraged to consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

See “Legal Investment” in this prospectus and in the related prospectus supplement.

Use Of Proceeds

The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

·

to purchase the related assets of the trust fund;

·

to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

·

to establish any reserve funds described in the related prospectus supplement; and

·

to pay costs of structuring, guaranteeing and issuing the securities.

See “Use of Proceeds” in this prospectus and in the related prospectus supplement.

Ratings

Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization.  The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

·

A security rating is not a recommendation to buy, sell or hold the securities of any series.

·

A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

·

A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of securities.  We believe these sections describe the principal factors that make an investment in the securities speculative or risky.  In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the trust fund assets.  Therefore, you should carefully consider the risk factors relating to the trust assets and the properties.

Securities May Not Be Appropriate for Individual Investors

The securities are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

·

The amounts you receive on your securities will depend primarily on the amount of the payments borrowers make on the related loans in the related trust fund. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your securities in amounts that are larger or smaller than you expect.

·

The life of your securities may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

·

The yield to maturity on your securities will depend primarily on the purchase price of your securities and the rate of principal payments on the related loans in the related trust fund.

·

Rapid prepayment rates on the loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your securities may be lower than the yield on your securities. Conversely, slow prepayment rates on the loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

The securities are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in the related prospectus supplement and this prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the factors described below and under “Prepayment and Yield Considerations” in the related prospectus supplement and “Risk Factors” in the related prospectus supplement before purchasing the securities.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities.  The market value of your securities will fluctuate with changes in prevailing rates of interest.  Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price.  You will have optional redemption rights only to the extent the related prospectus supplement so specifies.  The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Assets of Trust Fund Are Limited

The trust fund for your series constitutes the sole source of payment for your securities.  The trust fund will consist of, among other things:

·

payments with respect to the assets of the trust fund; and

·

any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

You will have no recourse to the depositor or any other person if you do not receive distributions on your securities.  Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

·

all payments due on the securities of your series;

·

adequate provision for future payments on certain classes of securities; and

·

any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

Credit Enhancement Is Limited in Amount and Coverage

Credit enhancement reduces your risk of delinquent payments or losses.  However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities.  As a result, you may suffer losses.  Moreover, the credit enhancement may not cover all potential losses or risks.  For example, it may or may not fully cover fraud or negligence by a loan originator or other parties.  See “Description of Credit Support” in this prospectus.

Yield Is Sensitive to Rate of Principal Prepayment

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund.  In particular, variations on this rate will include:

·

the extent of prepayments of the residential loans and, in the case of agency securities or mortgage securities, the underlying loans, comprising the trust fund;

·

the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

·

the exercise of any right of optional termination; and

·

the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund.  These repurchases may lead to prepayments of principal.  The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities.  See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

The rate of prepayments is influenced by a number of factors, including:

·

prevailing mortgage market interest rates;

·

local and national interest rates;

·

homeowner mobility; and

·

the ability of the borrower to obtain refinancing.

Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement.  If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date.  Consequently, your effective yield, at par, will be less than the indicated coupon rate.  See “Description of the Securities—Distributions” and “—Principal and Interest on the Securities” in this prospectus.

Borrower May Be Unable to Make Balloon Payment

Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity.  Residential loans with balloon payments involve greater risk because a borrower’s ability to make a balloon payment typically will depend on its ability to:

·

timely refinance the loan; or

·

timely sell the related residential property.

A number of factors will affect a borrower’s ability to accomplish either of these goals, including:

·

the level of available mortgage rates at the time of sale or refinancing;

·

the borrower’s equity in the related residential property;

·

the financial condition of the borrower; and

·

the tax laws.

A borrower’s failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for “non-conforming credits.”  These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

A mortgage loan made to a “non-conforming credit” means a residential loan that is:

·

ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

·

made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

·

made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

Mortgage loans made to borrowers who are characterized as “non-conforming credits” may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines.  This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines.  As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to “non-conforming credits” are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial.  As a result you may suffer losses.  See “Residential Loans—Underwriting Standards” in this prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80% or below. A trust fund may contain loans that have loan-to-value ratios at origination in excess of 80%. Even if the related loans have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property. Loan-to-value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the mortgaged property is located.

High Balance Loans Increase Risk of Loss

If specified in the related prospectus supplement, a trust fund may include loans that have a principal balance in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Interest Only Loans Have a Greater Risk Upon Default

If specified in the prospectus supplement, the trust fund may include mortgage loans that do not provide for any payments of principal prior to a specified number of years after origination, as specified in the related loan documents.  During this period, the payment made by the related mortgagor will be less than it would be if the principal of the loan was required to amortize.  In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period.  As a result, as specified in the related prospectus supplement, it is possible that no principal payments will be made on the securities with respect to these loans during their interest only period unless there is a principal prepayment.

After the initial interest only period, the scheduled monthly payment on these loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance.  In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in the related  prospectus supplement, will be allocated to the securities as described in the related prospectus supplement.

The use of loans with an initial interest only period has recently increased in popularity in the mortgage marketplace, but historical performance data for interest only loans is limited as compared to performance data for loans that amortize from origination.  The performance of interest only loans may be significantly different from loans that amortize from origination. In particular, there may be higher expectation by these mortgagors of refinancing their loans with a new loan, in particular, one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these loans.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

The assets of the trust fund may include residential loans that are delinquent or sub-performing.  The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans.  You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

·

the rate of defaults and prepayments on the residential loans could increase; and

·

in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

The assets of the trust fund will not include any non-performing assets.

See “The Trust Funds—Residential Loans” in this prospectus.

Geographic Concentration Could Increase Losses on any Loans in a Trust Fund

The yield to maturity on your securities may be affected by the geographic concentration of the mortgaged properties securing any related loans in a Trust Fund. Any concentration of the mortgaged properties securing any loans related to your securities in particular geographic regions might magnify the affect on the pool of loans of adverse economic conditions or of special hazards in these areas, such as earthquakes, hurricanes, windstorms, wildfires, hurricanes or tornadoes, and might increase the rate of delinquencies, defaults and losses on any such loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your securities more than would be the case if the mortgaged properties were more geographically diversified.

The Rate of Default on Loans that are Secured by Investor Properties May be Higher than on Other Loans

If specified in the prospectus supplement, the related trust fund may include mortgage loans that are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the borrower represented would not be used as the borrower’s primary residence or second home. Because the borrower is not living on the property, the borrower may be more likely to default on the related loan than on a comparable loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources. Should this income not materialize, it is possible the borrower would not have sufficient resources to make payments on the related loan.

Changes to the Weighted Average Net Mortgage Rate on any Loans in a Trust Fund May Reduce the Yield with Respect to the Securities

As specified in the related prospectus supplement, the interest rate payable on your security may be limited by the interest paid or payable on the loans, net of certain fees and expenses of the trust fund and any payments owed on derivative instruments.  The loans in a trust fund will have interest rates that are either fixed or adjustable based on an index, as described in the related prospectus supplement.

Any adjustable rate loans may have interest rates that are fixed for an initial period after origination and may have periodic or annual limits on adjustments to their interest rates. As a result, the securities may accrue less interest than if the related loans accrued interest based solely on the related index and margin.

The interest rates on the securities may adjust based on an index different from the index on which the interest rate of the related loans adjust or at different times.  As a result, the limits on the interest rates on the securities may prevent increases in those interest rates for an extend period of time during a period of rising interest rates.  The interest rates on adjustable rate loans may respond to different economic and market factors than those factors affecting the interest rates on the related securities.  It is possible that the interest rates on your securities may react more slowly, more quickly or in a different direction than the interest rates on the loans, which may result in the application of the limit on the interest rates on the securities.  In addition, delinquencies, defaults or prepayments on the loans may make it more likely that the interest rate limit on the securities will apply.

Nature of Mortgages Could Adversely Affect Value of Properties

Several factors could adversely affect the value of the residential properties.  As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties.  Among these factors are:

·

an overall decline in the residential real estate market in the areas in which the residential properties are located;

·

a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

·

a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee.  If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans.  These delays in liquidating the loans could lead to delays in receiving your proceeds because:

·

foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

·

foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

·

in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan.  In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed.  These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance.  The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder.  Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage.  If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage.  The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.  However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

·

incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

·

incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Applicable state laws generally:

·

regulate interest rates and other charges;

·

require certain disclosures; and

·

require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans.  Violations of these laws, policies and principles:

·

may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

·

may entitle the borrower to a refund of amounts previously paid; and

·

could subject the master servicer to damages and administrative sanctions.

See “Certain Legal Aspects of Residential Loans” in this prospectus.

Inadequacy of Value of Properties Could Affect Severity of Losses

Assuming that the properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the loans and thereby reduce the security for the loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See “Certain Legal Aspects of Residential Loans—Foreclosure on Mortgages” in the prospectus.

Bankruptcy of Borrowers May Adversely Affect Distributions on the Securities

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and have sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Violations of Environmental Laws May Reduce Recoveries on Properties

Real property pledged as security to a lender may be subject to certain environmental risks.  Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup.  In several states, this lien has priority over the lien of an existing mortgage against the property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an “owner or operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property.  This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner.  A lender also risks this liability on foreclosure of the related property.  If this liability were imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled.  See “Certain Legal Aspects of Residential Loans—Environmental Legislation” in this prospectus.

A Transfer of Servicing May Result In Increased Losses and Delinquencies on any Loans in a Trust Fund

If specified in the related prospectus supplement, the servicing responsibilities with respect to certain of any loans in a trust fund will be transferred to a new servicer shortly after the related closing date.  In addition, servicing of such loans may be transferred in the future to other servicers in accordance with provisions of the related servicing agreement.  Investors should note that when the servicing of loans is transferred, there is generally a rise in delinquencies associated with such transfer.  Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the related securities.  In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the related loans.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, then any related expenses will be paid by the trust fund and will reduce the amount available to pay principal of and interest on the securities.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the loans.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

The residential loans may also be subject to federal laws, including:

·

the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

·

the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

·

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience; and

·

the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower’s consent.  This Act also restricts a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994.  These provisions may:

·

impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

·

impose specific statutory liabilities on creditors who fail to comply with their provisions; and

·

affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

The Home Improvement Contracts are also subject to the Preservation of Consumers’ Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations.  These laws

·

protect the homeowner from defective craftsmanship or incomplete work by a contractor;

·

permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

·

subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans.  In addition, violations could subject the trust fund to damages and administrative enforcement.  Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled.  See “Certain Legal Aspects of Residential Loans” in this prospectus.

The Transferor May Not Be Able to Repurchase or Replace Defective Assets

UBS Real Estate Securities Inc. (“UBSRES”) will make various representations and warranties related to the assets of the related trust fund.

If UBSRES fails to cure a material breach of its representations and warranties with respect to any asset in a timely manner, then it will be required to repurchase or replace the defective asset as required under the related agreement. It is possible that UBSRES may not be capable of repurchasing or replacing any defective assets, for financial or other reasons. The inability of UBSRES to repurchase or replace defective assets would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your securities could occur.

Rating of the Securities Are Limited and May be Withdrawn or Lowered

Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies.  The rating will be based on, among other things:

·

the adequacy of the value of the assets of the trust fund;

·

any credit enhancement with respect to the class; and

·

the likelihood that you will receive payments to which you are entitled under the terms of your securities.

The rating will not be based on:

·

the likelihood that principal prepayments on the related residential loans will be made;

·

the degree to which prepayments might differ from those originally anticipated; or

·

the likelihood of early optional termination of the series of securities.

You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor.  The rating will not address:

·

the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

·

the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

·

if in the judgment of the rating agency, circumstances in the future so warrant;

·

any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

·

an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities.  Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group.  With respect to the rating, we cannot assure you:

·

that the historical data supporting the actuarial analysis will accurately reflect future experience;

·

that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

·

that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.  See “Rating” in this prospectus.

A rating agency’s withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Creditworthiness of Credit Enhancement Providers May Impact the Ratings on the Securities

If specified in the related prospectus supplement, the securities may benefit from credit enhancement from one or more external credit enhancement providers, such as primary mortgage insurers, financial guaranty insurance providers or swap providers.  If the ratings assigned by a rating agencies to the securities of a series are dependent upon the financial strength of any such credit enhancement provider, any qualification, reduction or withdrawal of the financial strength ratings assigned to  such credit enhancement provider could result in the reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values

The residential real estate markets may experience an overall decline in property values.  This decline could lead to a number of adverse results, including:

·

the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

·

any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

·

the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans.  Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund.  To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

The Securities Are Obligations of the Trust Fund Only

The securities will not represent an interest in or obligation of the depositor, the master servicer, the trust administrator, the transferor, the trustee, the custodian, the sponsor or any of their respective affiliates. Neither the securities nor the underlying loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the master servicer, the trust administrator, the transferor, the custodian, the trustee, the sponsor, any servicer or any of their respective affiliates. Proceeds of the assets included in the trust fund will be the sole source of payments on the securities, and there will be no recourse to the depositor, the master servicer, the trust administrator, the custodian, the transferor, the trustee, the servicer, the sponsor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.  Therefore:

·

the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

·

your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

·

you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members.  DTC will then be required to credit the distributions to the accounts of the participating organizations.  Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

See “Description of the Securities—Book-Entry Registration of Securities” in this prospectus.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

A borrower’s obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise.  A borrower’s loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

·

the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

·

if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower’s assets generally, along with all other general unsecured creditors of the borrower;

·

in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower’s obligations under this unsecured home improvement contract may be discharged in their entirety.  This discharge may occur even if the portion of the borrower’s assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

·

the borrower may not demonstrate the same degree of concern over performance of the borrower’s obligations as if these obligations were secured by the real estate owned by the borrower.

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it.  If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Risks Related to the Residual Certificates

The holders of the residual certificates in a REMIC (which are also called, collectively, the “Residual Certificates”) must include the taxable income or loss of the related REMIC in determining their federal taxable income.  Prospective investors are cautioned that residual certificateholders’ REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability.  It is not anticipated that residual certificateholders will receive distributions from the related trust fund.  Furthermore, prospective investors in the Residual Certificates should expect that all of the related REMIC’s income includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non U.S. investors, with no exemption or treaty reduction.

Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Certificates will be considered to be “non-economic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  Accordingly, the transferee affidavit used for transfers of Residual Certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Residual Certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the Residual Certificates as such taxes become due, (iv) will not cause the income from the Residual Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the Residual Certificates to any person or entity that does not provide a similar affidavit.  The transferor must certify in writing to the related trust administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.  In addition, Treasury regulations provide alternatives for either paying the transferee of the Residual Certificates a formula specified minimum price or transferring the Residual Certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer.  Finally, Residual Certificates generally may not be transferred to a person who is not a U.S. person unless the income thereon is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the related trust administrator with an effective Internal Revenue Service Form W-8ECI.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities—Treatment of Certain Items of REMIC Income and Expense,” “―Limitations on Offset or Exemption of REMIC Income” and “―Tax Related Restrictions on Transfer of Residual Securities” in this prospectus.

An individual, trust or estate that holds Residual Certificates (whether the Residual Certificates are held directly or indirectly through certain pass through entities) also may have additional gross income with respect to the Residual Certificates, but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such Residual Certificates in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  The related pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Residual Certificates in proportion to their respective ownership interests.  See “Federal Income Tax Consequences—REMICS—Limitations on Deduction of Certain Expenses” in this prospectus.  In addition, some portion of a purchaser’s basis, if any, in Residual Certificates may not be recovered until termination of the related trust fund.  Furthermore, although Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of Residual Certificates, some issues are not addressed by the regulations.  Any transferee of Residual Certificates receiving such consideration consider consulting its tax advisors.

Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments and could be negative.

The Return on Your Securities Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in a trust fund, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state law, will apply. A significant number of the loans have mortgage interest rates that exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which, in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing securities, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the transferor, any underwriter, the related master servicer, the related trust administrator, the related trustee, the related custodian or any other party has taken any action to determine whether any of the loans would be affected by such interest rate limitation. See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in this prospectus.

Failure of Master Servicer or Servicers to Perform Their Obligations May Adversely Affect Distributions on the Securities

The amount and timing of distributions on the securities will be dependent on the servicers performing their respective servicing obligations and the master servicer performing its master servicing obligations in an adequate and timely manner.  If any servicer fails to perform its servicing obligations, or if the master servicer fails to perform its master servicing obligations, this failure may result in the termination of such servicer or the master servicer, as applicable. Such termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your securities could occur.

DEFINED TERMS

We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering.  We define the capitalized terms used in this prospectus under the caption “Glossary of Terms” in this prospectus on page 126.

THE TRUST FUNDS

The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, as provided in the related prospectus supplement.  As to each series of securities, the assets will be selected for inclusion in the asset pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Residential Loans

The residential loans may consist of any combination of:

·

Mortgage loans secured by first or junior liens on one- to four-family residential properties;

·

Multifamily Loans;

·

Home Improvement Contracts;

·

Home Equity Loans;

·

Cooperative Loans; or

·

Manufactured Housing Contracts.

The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.  Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

(1)

Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

(2)

Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

(3)

Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

(4)

Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

(5)

Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement.  These loans may provide for an election, at the borrower’s option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

(6)

Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

(7)

Fully amortizing loans with an adjustable interest rate providing for an election at the borrower’s option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

(8)

Any other types of residential loans as may be described in the related prospectus supplement.

Mortgage Securities

The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates.  The mortgage securities may:

·

evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

·

have been issued previously by:

·

the depositor or an affiliate of the depositor;

·

a financial institution; or

·

another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

·

acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

(1)

offered and distributed to the public pursuant to an effective registration statement, or

(2)

purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months.  However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act.

Generally, the mortgage securities will be similar to securities offered by this prospectus.  As to any series of securities of the trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

·

the mortgage securities;

·

any related credit enhancement;

·

the residential loans underlying the mortgage securities; and

·

any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing.  The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase.  This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

The assets of the trust fund will not include any non-performing assets.

Mortgage Loans.  The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties.  The mortgage loans will be secured by one- to four-family residences, including:

·

detached and attached dwellings;

·

townhouses;

·

rowhouses;

·

individual condominium units;

·

individual units in planned-unit developments; and

·

individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA.  See “The Trust Funds—Residential Loans—FHA Loans and VA Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien.  This possibility could arise under any of a number of different circumstances:

·

If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

·

first, to the payment of court costs and fees in connection with the foreclosure;

·

second, to real estate taxes; and

·

third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

·

In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

·

If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

·

the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

·

the risk of loss if the deficiency judgment is not realized on; and

·

the risk that deficiency judgments may not be available in certain jurisdictions.

·

In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

Multifamily Loans.  The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units.  The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years.  The related prospectus supplement may specify that the Multifamily Loans are FHA loans.  Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments.  See “The Trust Funds—Residential Loans—FHA Loans and VA Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

The related prospectus supplement may specify that the Multifamily Loans:

·

contain a Lockout Period;

·

prohibit prepayments entirely; or

·

require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

Home Equity Loans and Home Improvement Contracts.  The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes.  The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property.  The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity.  They may also have fixed or adjustable rates of interest and may provide for other payment characteristics.  The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans.  See “The Trust Funds—Residential Loans—FHA Loans and VA Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

Cooperative Loans.  The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

Manufactured Housing Contracts.  The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6).  Under Section 5402(6), a “manufactured home” is defined as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home.  However, the term “manufactured home” shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans.  See “The Trust Funds—Residential Loans—FHA Loans and VA Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

Buydown Loans.  The related prospectus supplement may specify that residential loans are subject to temporary buydown plans.  The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans.  The resulting difference will be recovered from:

·

an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the “buydown funds”); and

·

investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate.  Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period.  See “Residential Loans—Underwriting Standards” in this prospectus.

FHA Loans and VA Loans.  FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended.  One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.  The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan.  No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan.  See “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act.  As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

There are two primary FHA insurance programs that are available for Multifamily Loans:

·

Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

·

Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work.  However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD.  In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended.  The Servicemen’s Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan.  The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement.  See “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

Loan-to-Value Ratio.  The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

·

Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of:

(1)

a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including “accessories” identified in the invoice, plus

(2)

the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

·

Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums.  The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

Residential properties may be subject to subordinate financing at the time of origination.  As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender’s consent.

We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans.  If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses.  To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you.  See “Description of the Securities” and “Description of Credit Support” in this prospectus.

Agency Securities

The agency securities will consist of any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

GNMA.  Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development.  Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.”  In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates.  Each GNMA Certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities.  The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates.  GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement.  The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

·

the GNMA guaranty program;

·

the characteristics of the pool underlying the GNMA Certificates;

·

the servicing of the related pool;

·

the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

·

other relevant matters with respect to the GNMA Certificates.

Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates.  Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder’s proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates’ pass-through rate.  In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder’s proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates.  The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates.  Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

·

collecting payments from borrowers and remitting the collections to the registered holder;

·

maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

·

maintaining primary hazard insurance; and

·

advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment.  After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate.  If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment.  The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies.  The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

Fannie Mae.  The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.  Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates.  Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae.  Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan:

·

must meet the applicable standards of the Fannie Mae purchase program;

·

is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

·

is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

·

the Fannie Mae program;

·

the characteristics of the pool underlying the Fannie Mae Certificates;

·

the servicing of the related pool;

·

payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

·

other relevant matters with respect to the Fannie Mae Certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received.  In addition, Fannie Mae will distribute the holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans.  Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans.  Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only.  With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire.  With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series.  These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Freddie Mac.  The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans.  Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended.  A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates.  The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

·

the Freddie Mac guaranty program;

·

the characteristics of the pool underlying the Freddie Mac Certificate;

·

the servicing of the related pool;

·

payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

·

other relevant matters with respect to the Freddie Mac Certificates.

Except as described below with respect to Stripped Agency Securities:

·

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans.  This guarantee is only to the extent of the applicable pass-through rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

·

Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share.  Freddie Mac’s guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

·

Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

·

foreclosure sale;

·

payment of the claim by any mortgage insurer; and

·

the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower.  Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank.  Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans.  Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series.  The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

·

an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

·

in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans.  The prospectus supplement for each series of Stripped Agency Securities will set forth

·

additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

·

the payments of principal and interest on the Stripped Agency Securities and

·

other relevant matters with respect to the Stripped Agency Securities.

Derivative Instruments

As specified in the related prospectus supplement, the trust fund for a series of securities may include a derivative instrument, such as an interest rate swap agreement, an interest rate cap agreement, a yield maintenance agreement or a similar agreement or may include the right to receive certain payments under such an agreement.  Additional information relating to such agreement, the trust fund’s rights and obligations under such agreement, the counterparty under such agreement and any other material information relating to such arrangement will be set forth in the related prospectus supplement.

Additional Information Concerning the Trust Funds

Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

·

the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

·

the types of related residential properties—e.g.,

·

one- to four-family dwellings,

·

multifamily residential properties,

·

shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

·

condominiums and planned-unit development units,

·

vacation and second homes, and

·

new or used manufactured homes;

·

the original terms to maturity;

·

the outstanding principal balances;

·

the years in which the loans were originated;

·

with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

·

the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

·

the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

·

the geographical distribution of the residential properties on a state-by-state basis;

·

with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

·

information as to the payment characteristics of the residential loans.

If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement.  In addition, specific information will be set forth in a report made available at or before the issuance of those securities.  This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities.  This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.    In the event that assets are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement to the prospectus supplement or in a report on Form 8-K.

The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series.  The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services.  See “Residential Loans” and “Description of the Securities” in this prospectus.  With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

The depositor will assign the residential loans to the related trustee on a non-recourse basis.  The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties.  See “Description of the Securities—Assignment of Assets of the Trust Fund” in this prospectus.  The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases”; “—Sub-Servicing” and “Description of the Securities—Assignment of Assets of the Trust Fund.”  In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under “Description of the Securities—Advances” or pursuant to the terms of any mortgage securities.  Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System.  The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System.  Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services.  The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it.  The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement.  The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

·

any applicable trust administration fee payable to the trustee,

·

certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

·

any applicable withholding tax required to be withheld by the trustee, and

·

as otherwise described in the related prospectus supplement.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

·

to purchase the related assets of the trust fund;

·

to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

·

to establish any Reserve Funds or other funds described in the related prospectus supplement; and

·

to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

YIELD CONSIDERATIONS

The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated—generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset.  In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement.  The securities of each series may bear a fixed, variable or adjustable security interest rate.

The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities.  This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

·

in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

·

in later months in the case of agency securities; or

·

in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month.  Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities.  However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part.  The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date.  Holders of agency securities are entitled to a full month’s interest in connection with prepayments in full of the underlying residential loans.  The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made.  The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments.  Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date.  See “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans.  Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur.  An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete.  Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property.  If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan.  In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

·

payments to senior lienholders,

·

legal fees and costs of legal action,

·

real estate taxes, and

·

maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans.  In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans.  Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

·

limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

·

entitle the borrower to a refund of amounts previously paid, and

·

subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

MATURITY AND PREPAYMENT CONSIDERATIONS

The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund.  Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund.  The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty.  The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero.  The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources.  If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case.  As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

Prepayments on residential loans are commonly measured relative to a prepayment standard or model.  For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series.  If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.  These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement.  The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

·

homeowner mobility;

·

economic conditions;

·

enforceability of due-on-sale clauses;

·

market interest rates and the availability of funds;

·

the existence of lockout provisions and prepayment penalties;

·

the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

·

the relative tax benefits associated with the ownership of property; and

·

in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

·

the amounts of the underlying senior mortgage loans;

·

the interest rates on the underlying senior mortgage loans;

·

the use of first mortgage loans as long-term financing for home purchase; and

·

the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

·

home improvement;

·

education expenses; and

·

purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates.  The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain “due-on-sale” provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property.  Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, “due-on-sale” clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower.  FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

In addition, Multifamily Loans may contain “due-on-encumbrance” clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property.  In general, where a “due-on-sale” or “due-on-encumbrance” clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender’s right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause.  The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law.  However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.  See “Description of the Securities—Collection and Other Servicing Procedures” and “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” and “—Prepayment Charges and Prepayments” in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans.  See also “Description of the Securities—Termination” in this prospectus for a description of the possible early termination of any series of securities.  See also “Residential Loans—Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities—Assignment of Assets of the Trust Fund” in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans.  The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates.  Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

THE SPONSOR

Unless otherwise specified in the prospectus supplement, UBSRES will act as sponsor of the trust fund.  Any other entity that acts as sponsor instead of UBSRES will be described in the related prospectus supplement.

General

UBSRES is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

Securitization Program

UBSRES has been engaged in the securitization of a variety of assets since 1983.  During the 2003, 2004 and 2005 fiscal years, UBSRES securitized approximately $26,586,046,432, $26,087,338,408 and $16,555,113,819 of financial assets.

The following table describes size, composition and growth of UBSRES’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
ARM	7,347	$2,804,749,182.00	27,798	$9,800,077,756.00	14,321	$4,137,616,918.00
Fixed	59,669	$18,910,832,530.00	43,945	$10,314,509,248.00	19,812	$4,156,214,018.00
Seasoned	1,174	$556,872,228.00	1,724	$726,285,591.00	2,444	$744,454,682.00
Subprime	27,530	$4,327,714,922.00	29,023	$4,975,779,334.00	44,595	$8,492,495,247.00
Scratch&Dent	0	None	1,292	$213,104,207.00	2,549	$353,753,809.00
Seconds	0	None	0	None	4,788	$247,087,151.00
Total	95,720	$26,600,168,862.00	103,782	$26,029,756,136.00	88,509	$18,131,621,825.00

Through the use of subservicers, UBSRES may contract for the servicing of loans.  As specified in the related prospectus supplement, the trust fund may include loans subserviced on behalf of UBSRES as owner of the related servicing rights.

UBSRES typically acquires loans from third party originators.  Employees of UBSRES or its affiliates will structure securitization transactions in which  loans are sold to the depositor.  In consideration for the sale of loans, the Depositor will cause the issuance of the Securities that are entitled to the cashflows from such loans and enter into an arrangement with one or more underwriters for the purchase of such Securities.

Pursuant to the agreement conveying assets from UBSRES to the depositor, UBSRES may make representations and warranties relating to certain characteristics of such assets.  As specified in the related prospectus supplement, breaches of such representations and warranties that materially affect the value of the related loan or the interests of the related securityholders in such loan will result in an obligation on the part of UBSRES to cure, repurchase or substitute for such loan.  In certain situations, rather than making such representations and warranties itself, UBSRES may assign its interest under the related purchase agreement pursuant to which it acquired the loans from the related originator.

THE DEPOSITOR

Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

The depositor has been engaged in the securitization of loans since its incorporation in 1987.  The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans.  The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the Securities, the depositor will have limited or no obligations with respect to the Securities and the related trust fund.  Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the related assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

Since the depositor’s main securitization experience is in connection with securitization of assets sold by the sponsor to the depositor, the depositor’s portfolio of assets securitized are similar to the securitization experience described above under “The Sponsor”—Securitization Program”.

RESIDENTIAL LOANS

Underwriting Standards

The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers that may be affiliated or unaffiliated with the depositor.  The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans.  The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

FICO Scores

A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter’s judgment.

Representations by Unaffiliated Sellers; Repurchases

Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller.  The related prospectus supplement will specify these representations and warranties which may include, among other things:

·

that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

·

if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

·

if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

·

that the residential property was free from damage and was in good repair;

·

that there were no delinquent tax or assessment liens against the residential property;

·

that each residential loan was current as to all required payments; and

·

that each residential loan was made in compliance with all applicable local, state and federal laws and regulations in all material respects.

In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate.  A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan.  Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan.  If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan.  The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

·

the unpaid principal balance of the residential loans;

·

unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer’s servicing fee is calculated if the sub-servicer is the purchaser; and

·

if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans.  This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement.  The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so.  We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans.  Any residential loan that is not repurchased or substituted for will remain in the related trust fund.  Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement.  The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan.  Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under any sub-servicing agreement.

DESCRIPTION OF THE SECURITIES

General

The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement.  Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust fund established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement.  As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part.  The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement.  Each trust fund will consist of:

·

residential loans, including any mortgage securities, or agency securities, exclusive of

·

any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest (“Retained Interest”) and

·

principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

·

funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

·

with respect to trust funds that include residential loans:

·

property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

·

any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

·

any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

·

the rights of the trustee to any cash advance reserve fund or surety bond as described under
“—Advances” in this prospectus;

·

if specified in the related prospectus supplement, the reserve fund; and

·

any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office.  No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar.  However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each series of securities may consist of any combination of:

·

one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

·

one or more classes of securities which will be entitled to:

·

principal distributions, with disproportionate, nominal or no interest distributions; or

·

interest distributions, with disproportionate, nominal or no principal distributions;

·

two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

·

other types of classes of securities, as described in the related prospectus supplement.

Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement.  See “—Principal and Interest on the Securities” in this prospectus.  The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund.  The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee.  The residential loan or agency security documents described below will be delivered to the trustee or to the custodian.  The trustee will, concurrently with the assignment, deliver or cause to be delivered the securities to the depositor in exchange for the assets of the trust fund.  Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule will include, among other things:

·

information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

·

the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency security;

·

any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

·

the pass-through rate on the agency securities;

·

and with respect to a series of securities evidencing interests in residential loans, for each loan:

·

information respecting its interest rate;

·

its current scheduled payment of principal and interest;

·

its Loan-to-Value Ratio; and

·

certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust fund will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System.  With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

Mortgage Loans and Multifamily Loans.  The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

·

the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS® System;

·

the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

·

an assignment, which may be in blank, in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records.  However, recording of assignments will not be required in states where recording is not required to protect the trustee’s interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Home Equity Loans and Home Improvement Contracts.  The related prospectus supplement may specify that the depositor will:

·

as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

·

with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it.  If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

·

with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records.  However, recording of assignments will not be required in states where recording is not required to protect the trustee’s interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee.  In addition, the depositor will be required to make, or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee’s ownership of or security interest in the Home Improvement Contracts.  The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee.  Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee’s interest in the contracts could be defeated.

Cooperative Loans.  The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

·

the related cooperative note;

·

the original security agreement;

·

the proprietary lease or occupancy agreement;

·

the related stock certificate and related stock powers endorsed in blank; and

·

a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office.  However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee’s interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

Manufactured Housing Contracts.  The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

·

the original Manufactured Housing Contract endorsed to the order of the trustee; and

·

if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

Agency Securities.  Agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System.  Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

Review of Residential Loans.  The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities.  Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor.  The master servicer will then immediately notify the applicable Unaffiliated Seller.  If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases,” or, in certain cases, substitute for the residential loan.

We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation.  Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases” neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation.  Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund.  The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments.  A Trust Account may be maintained as an interest bearing or non-interest bearing account.  Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments.  The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account.  In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account.  If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount, which shall at no time exceed 50% of the proceeds of the offering, on the related closing date.  The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period.  The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date.  Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date.  These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

(1)

all payments on account of principal, including principal prepayments, on the residential loans;

(2)

all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

(3)

all proceeds of

·

any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer’s normal servicing procedures, and

·

any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies;

(4)

all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans.  These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

(5)

any advances made as described under “—Advances” in this prospectus;

(6)

all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under “—Subordination” in this prospectus;

(7)

all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases,” exclusive of any Retained Interest applicable to the loan;

(8)

all proceeds of any residential loan repurchased as described under “—Termination” in this prospectus;

(9)

any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Coverage—Primary Hazard Insurance Policies” in this prospectus;

(10)

any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

(11)

any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

(12)

any distributions received on any mortgage securities included in the related trust fund.

Payments on Agency Securities

The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the agency securities will be made directly to the trustee.  The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities.  The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement.  These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement.  The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement.  The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

Distributions will be made either:

·

by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

·

by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution.  The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

Final Distribution Date.  If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero.  The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund.  Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors.  We cannot assure the actual prepayment experience of the assets of the trust fund.  See “Maturity and Prepayment Considerations” in this prospectus.  In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under “Description of Credit Support,” in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

Special Distributions.  With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement.  If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account.  The related prospectus supplement will specify the date the special distribution is to be made.  Special distributions may be made if, as a result of

·

substantial payments of principal on the assets of the trust fund,

·

low rates then available for reinvestment of payments on assets of the trust fund,

·

substantial Realized Losses or

·

some combination of the foregoing, and

·

based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account.  All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date.  Special distributions of principal with respect to securities of the same class will be made on a pro rata basis.  Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate.  The indices applicable to variable rate and adjustable rate classes will only be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and will not be indices linked to stocks or commodities.  The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate.  The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

Some classes of securities will not be entitled to interest payments.

With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series.  As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties.  This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses.  The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments.  See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made.  See “—Distributions—Final Distribution Date” in this prospectus.

Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund.  With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal.  The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

Some securities will not have a security principal balance and will not be entitled to principal payments.  The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement.  The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund.  Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

·

the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

·

with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under “Description of Credit Support” in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero.  In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement.  Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the “Available Distribution Amount” which consists of the following amounts:

(1)

the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

(2)

any principal and/or interest advances made with respect to the distribution date, if applicable;

(3)

any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

(4)

all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount.  The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement.  Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

Shifting Interest Subordination.  With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities.  With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero.  Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement.  With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement.  See “Description of Credit Support — Special Hazard Insurance Policies” in this prospectus.  If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class.  The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security.  However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances.  This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities.  In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund.  If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

Cash Flow Subordination.  With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund.  The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above.  If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount.  However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them.  The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

Funds in any Reserve Fund may be invested in United States government securities and other high quality investments.  The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

Subordination and Cash Flow Values.  The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans.  If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled.  In addition, this may result in a loss being borne by the holders of the subordinate securities.

Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline.  Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination.  This excess may also be deposited in a Reserve Fund for future distributions.

Advances

The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date.  The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date.  Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds.  See “Description of Credit Support” in this prospectus.  As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer’s advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses.  The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account.  The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond.  Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure.  However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following.  Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.  No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.  Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made.  The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Statements to Holders of Securities

On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement.  This information may include the following:

(1)

the applicable record dates, accrual periods, determination dates for calculating distributions and actual distribution dates;

(2)

the total cash flows received and the general sources thereof;

(3)

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

(4)

the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

(5)

the amount, if any, of the distribution allocable to principal (by class);

(6)

the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

(7)

the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

(8)

interest rates, as applicable, to the pool assets and securities;

(9)

the beginning and ending balance of the Reserve Fund or similar account, if any, together with any material account activity;

(10)

the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

(11)

as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding;

(12)

the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

(13)

number and amount of pool assets, together with updated pool composition information;

(14)

the aggregate amount of any advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

(15)

if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

(16)

material breaches of pool asset representation or warranties or transaction covenants;

(17)

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

(18)

information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

(19)

any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

(20)

the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(21)

the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

(22)

as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

(23)

the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

(24)

the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

(25)

with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related pooling and servicing agreement and specified in the related prospectus supplement.

Information furnished pursuant to clauses (3), (5) and (6) above may be expressed as a dollar amount per minimum denomination security.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year.  This report will set forth the aggregate of amounts reported pursuant to clauses (3), (5) and (6) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.  Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Additional Information.”

The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements.  In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

If not issued in fully registered form, each class of securities will be registered as book-entry securities.  Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking, société anonyme or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems.  The Depository Trust Company is referred to as “DTC.”  Clearstream Banking, société anonyme is referred to as “Clearstream.”  The Euroclear System is referred to as “Euroclear.”

The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories.  If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount.  Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Except as described below, no Security Owner will be entitled to receive a Definitive Security.  Unless and until Definitive Securities are issued, we anticipate that the only “holders” of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories.  Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds securities that its Participants deposit with DTC.  DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities.  Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.  The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC’s records.  The ownership interest of each Security Owner is in turn to be recorded on the Participants’ or Securities Intermediaries’ records.  The Securities Intermediary’s ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner’s Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate).  Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction.  Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners.  Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC’s records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners.  The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC.  However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities.  Transactions may be settled through Clearstream in many currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).  The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.  Non-Participants of Euroclear may hold and transfer book-entry interests in the offered securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co.  Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations.  See “Federal Income Tax Consequences” in this prospectus.  Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC.  Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities.  Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

(1)

DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

(2)

the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

(3)

after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities.  If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities.  The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.  We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

Residential Loans.  The master servicer, directly or through sub-servicers, will be required to

·

make reasonable efforts to collect all required payments under the residential loans and

·

follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account.  However, these procedures must be consistent with any insurance policy, bond or other instrument described under “Description of Primary Insurance Coverage” or “Description of Credit Support” in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer’s servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause.  The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument.  If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered.  Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract.  To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract.  In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed.  Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund.  See “Certain Legal Aspects of Residential Loans — Enforceability of Certain Provisions” and “— Prepayment Charges and Prepayments” in this prospectus.  The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

Agency Securities.  The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible.  The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series.  If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement.  The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans.  The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized.  However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

(1)

that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

(2)

that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan.  If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

·

the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

·

the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

·

the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan.  If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged.  Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds.  See “Description of Primary Insurance Coverage” and “Description of Credit Support” in this prospectus.

With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan.  See “Certain Legal Aspects of Residential Loans—Foreclosure on Cooperative Shares” in this prospectus.  This approval is usually based on the purchaser’s income and net worth and numerous other factors.  The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer’s ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement.  A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset.  The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund.  Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset.  The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities.  Any sub-servicer may receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.  Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan.  Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be.  The prospectus supplement will further specify any allocations for these amounts.

With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

We anticipate that the administration compensation will in all cases exceed these expenses.  The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans.  The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds.  The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable.  With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, each party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year~~.~~ or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

The Master Servicer.  The master servicer under each servicing agreement will be identified in the related prospectus supplement.  Each servicing agreement will generally provide that:

·

the master servicer may resign from its obligations and duties under the related agreement under circumstances set forth in the related agreement, which may include a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans; and

·

shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

·

the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer’s obligations and responsibilities under the servicing agreement.

Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment.  However, neither the master servicer nor any person shall be protected:

·

against any liability for any breach of warranties or representations made in the servicing agreement; or

·

against any specific liability imposed on the master servicer; or

·

by the terms of the servicing agreement; or

·

by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

·

by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement.  Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

·

entitled to indemnification by the trust fund and

·

will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, any representation or warranty regarding the mortgage loans, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than:

·

any loss, liability, or expense related to any specific residential loan or residential loans,

·

any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

·

any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability.  The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement.  In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund.  The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account.  This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement.  However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

The related prospectus supplement may specify that the master servicer’s duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

The Depositor.  Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment.  However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.  The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

·

the agreement or the securities;

·

any representation or warranty regarding the mortgage loans;

·

any Pool Insurance Policy;

·

any special hazard insurance policy and the Bankruptcy Bond; or

·

any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability.  The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement.  In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund.  The depositor will be entitled to be reimbursed for those expenses out of the Trust Account.  This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

The Trustees.  Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates.  For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund.  If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly.  In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly.  The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee.  The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs.  In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee.  The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement.  Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

Duties of the Trustees.  The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness.  The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer.  If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement.  However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment.  However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.  The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities.  However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency.  Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms.  However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date.  Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities.  Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series.  Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class.  In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund.  Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund.  In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

Pooling and Servicing Agreements.  Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

·

any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

·

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

·

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

·

any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans.  The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement.  Pending the appointment, the trustee is obligated to act in this capacity.  The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

·

the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

·

the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

·

the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

·

exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

·

institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

Servicing Agreement.  Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

·

any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

·

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

·

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

·

any other servicing default specified in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement.  However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated.  The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement.  Pending this appointment, the trustee is obligated to act in that capacity.  The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture.  Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

·

a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

·

failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

·

any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

·

certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

·

any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately.  This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

·

maintain possession of the collateral securing the notes of the series and

·

continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

·

the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

·

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

·

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

·

the trustee satisfies the other requirements as may be set forth in the related indenture.

If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case.  However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

·

the holder previously has given to the trustee written notice of default and the continuance of a default;

·

the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

·

have made written request to the trustee to institute the proceeding in its own name as trustee; and

·

have offered to the trustee reasonable indemnity;

·

the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

·

no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

·

exercise any of the trusts or powers vested in it by the indenture or

·

institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

(1)

to cure any ambiguity;

(2)

to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

(3)

to make any other provisions with respect to matters or questions arising under the agreement; and

(4)

if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided, that, the required action, other than an amendment described in clause (4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities.  Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose.  However, no amendment may

(a)

reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

(b)

reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

·

the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

·

the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

·

the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date.  In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word “Callable” in their title.  Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee.

In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement.  Written notice of termination of the agreement will be given to each holder of securities.  The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

Voting rights allocated to securities of a series will generally be based on security principal balances.  Any other method of allocation will be specified in the related prospectus supplement.  The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

DESCRIPTION OF PRIMARY INSURANCE COVERAGE

The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy.  In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under “Description of Credit Support.”

The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies.  This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under “Description of the Securities—Realization on Defaulted Residential Loans” in this prospectus.

The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis.  The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy.  The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account.  The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement.  However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

·

advance or discharge

·

hazard insurance premiums; and

·

as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

·

if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

·

tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended.  Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs.  The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America.  With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower.  These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date.  In addition, when a default caused by circumstances beyond a borrower’s control is accompanied by certain other criteria, HUD may provide relief by making payments.  These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer.  With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.  The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default.  When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD.  When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended.  The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan.  The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy.  This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis.  In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy.  The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below.  The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the residential loans.  If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause.  The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees.  This policy will generally provide coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms.  Therefore, the policies will not contain identical terms and conditions.  The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

·

war,

·

revolution,

·

governmental actions,

·

floods and other water-related causes,

·

earth movement, including earthquakes, landslides and mudflows,

·

nuclear reactions,

·

wet or dry rot,

·

vermin, rodents, insects or domestic animals,

·

theft, and,

·

in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

(1)

the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

(2)

the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, this clause generally provides that the insurer’s liability if a partial loss occurs does not exceed the greater of:

(1)

the replacement cost of the improvements less physical depreciation; and

(2)

that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan.  Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower’s cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

(1)

the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

(2)

residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties.  The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers.  However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

DESCRIPTION OF CREDIT SUPPORT

The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

·

a Pool Insurance Policy;

·

a special hazard insurance policy;

·

a Bankruptcy Bond; or

·

a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above.  See “Description of the Securities—Subordination” and “Description of Credit Support—Overcollateralization” in this prospectus.  The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims.  The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement.  The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided.  The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities.  Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

·

an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

·

premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

·

if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

·

the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

(1)

acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured.  This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

(2)

pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

(1)

in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

(2)

in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties.  The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim.  However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy.  This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy.  These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property.  The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy.  See “Certain Legal Aspects of Residential Loans—Foreclosure on Mortgages” and “—Repossession with respect to Manufactured Housing Contracts that are not Land Contracts” in this prospectus.  Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted.  As a result, any further losses will be borne by holders of securities of the related series.

If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy.  However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy.  However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer.  If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses.  As set forth under “Description of Primary Insurance Coverage—Primary Hazard Insurance Policies” in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes.  Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses.  Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount.  Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series.  This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph.  The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims.  However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect.  The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

Claims under each special hazard insurance policy will generally be limited to:

(1)

a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

(2)

twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

(3)

the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

·

loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

·

loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

·

normal wear and tear,

·

war,

·

civil insurrection,

·

certain governmental actions,

·

errors in design,

·

faulty workmanship or materials,

·

except under certain circumstances, nuclear or chemical reaction or contamination,

·

flood, if the property is located in a federally designated flood area, and

·

certain other risks.

Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

(1)

the cost of repair to the property; and

(2)

when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

(a)

accrued interest at the interest rate to the date of claim settlement and

(b)

certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

(a)

the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

(b)

any amount paid as the cost of repair of the property.

Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property.  The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy.  Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy.  The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer.  To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored.  If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer.  Special hazard insurance policies generally provide that no claim may be paid unless

·

Primary Hazard Insurance Policy premiums,

·

flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

·

real estate property taxes, if applicable,

·

property protection and preservation expenses and

·

foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy.  The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy.  However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored.  Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series.  The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement.  The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims.  The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies.  These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.  Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement.  The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series.  In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund.  The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Letter of Credit

The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement.  Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities.  Any letter of credit may permit draws only if certain types of losses occur.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund.  The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities.  This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities.  This acceleration may continue for the life of the related security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section.  All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include only 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities,.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by residential properties.  Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans.  In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans.  See “The Trust Funds—Residential Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

General

All of the residential loans are generally loans to homeowners.  All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located.  The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

(1)

Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

(2)

Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

(3)

Manufactured Housing Contracts evidencing both

·

the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

·

the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property.  The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office.  This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located.  Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.  Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid.  The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by

·

the law of the state in which the real property is located,

·

the express provisions of the mortgage, deed of trust, security deed or deed to secure debt, and,

·

in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or the obtaining of capital by the Cooperative.  The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations

(1)

arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

(2)

arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity.  The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure on Cooperative Shares” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Code, of a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation.  These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year.  If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located.  In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states.  A financing statement is effective for five years and must be renewed at the end of each five years.  The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state.  In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees.  The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the home is located.

Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party.  Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor’s rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

·

the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

·

in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy.  There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state.  If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to re-register a manufactured home.  Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate.  In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation.  In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon.  Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.  The master servicer will be obligated to take the steps, at the master servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest.  In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest.  The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract.  However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract.  No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants.  When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.  After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage in and to the mortgaged property.  It is regulated by statutes and rules and subject throughout to the court’s equitable powers.  Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.  A foreclosure action is equitable in nature and is addressed to a court of equity.  Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower’s default was neither willful nor in bad faith and that the mortgagee’s action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee.  Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete.  Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent.  The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy.  Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.  In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust.  In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder.  In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.  Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee’s sale.  In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property.  In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale.  It is uncommon for a third party to purchase the property at the foreclosure sale because:

(1)

of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

(2)

the physical condition of the property may have deteriorated during the foreclosure proceedings.

In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt’s estate, if:

(1)

the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

(2)

the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that “‘reasonably equivalent value’, for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State’s foreclosure law have been complied with.”  The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than “fair consideration” under applicable state law.  For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

Generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ and trustee’s fees, which may be recovered by a lender.  In some states there is a statutory minimum purchase price which the lender may offer for the property.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property.  The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender’s own expense as are necessary to render the property suitable for sale.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.  If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage.  In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.  Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted.  Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower or trustor.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

In foreclosure, courts have imposed general equitable principles.  The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  The courts have taken a number of different approaches:

·

in some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

·

in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property;

·

finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property.  This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage.  In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site.  Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties.  If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement.  These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement.  Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment.  However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

Repossession of manufactured housing is governed by state law.  So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC.  Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing.  While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

(1)

Except in those few states where the debtor must receive notice of his right to cure his default—typically 30 days to bring the account current—repossession can commence immediately when a default occurs without prior notice.  Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin.  The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home.  In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order.  Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing.  Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit.  In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved.  However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

(2)

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence.  The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

(3)

Sale proceeds are to be applied first to repossession expenses—expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling—and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Rights of Redemption with respect to Residential Properties

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action.  Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired.  In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

States have taken a number of approaches to anti-deficiency and related legislation:

·

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

·

In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

·

Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

·

In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security.  However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

·

Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value.  The delay and the consequences caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.  Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in,” i.e., bid up to the amount of the debt, at the sale of the asset.  See “—Foreclosure on Mortgages” above.  A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan.  Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan.  Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule.  This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor’s petition under the Bankruptcy Code.  Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years.  In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects.  Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral.  If the last payment on the original payment schedule of a mortgage loan secured only by the debtor’s principal residence is due before the final date for payment under a debtor’s Chapter 13 plan —which date could be up to five years after the debtor emerges from bankruptcy—under a case recently decided by an intermediate appellate court, the debtor’s rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender’s claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11.  While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court’s decision will become the accepted interpretation in view of the language of the applicable statutory provision.  If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor’s emergence from bankruptcy.

In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor’s principal residence, may be modified.  Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender’s security interest, if the value is less than the amount due on the loan.  This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan.  A borrower’s unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date.  State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period.  Whether any particular payment would be protected depends on the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.  Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future.  No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage.  This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund.  The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust.  These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property.  When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See
“—Foreclosure on Mortgages” in this prospectus.

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust.  If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally.  If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance.  These laws include:

·

the federal Truth-in-Lending Act and Regulation Z,

·

Real Estate Settlement Procedures Act and Regulation X,

·

Equal Credit Opportunity Act and Regulation B,

·

Fair Credit Billing Act,

·

Fair Credit Reporting Act,

·

Fair Housing Act, Housing and Community Development Act,

·

Home Mortgage Disclosure Act,

·

Federal Trade Commission Act,

·

Fair Debt Collection Practices Act,

·

Uniform Consumer Credit Code,

·

Consumer Credit Protection Act,

·

Riegle Act,

·

Depository Institutions Deregulation and Monetary Control Act,

·

Gramm-Leach-Bliley Act, and

·

related statutes and regulations.

In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance.  The applicable state laws generally regulate:

·

the disclosures required to be made to borrowers,

·

licensing of originators of residential loans,

·

debt collection practices,

·

origination practices, and

·

servicing practices.

These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan.  In particular, a violation of these consumer protection laws may:

·

limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

·

subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

·

subject the trust to an administrative enforcement action,

·

provide the borrower with the right to rescind the loan, and

·

provide the borrower with set-off rights against the trust.

Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made.  In certain cases, federal and state law may specifically limit the amount of late charges that may be collected.  The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances.  These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States.  For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The so-called “Holder-in-Due-Course” Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods.  Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

“High Cost” Loans and Predatory Lending Laws

Mortgage Loans.  Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Cooperative Loans.  Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee.  The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law.  The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982.  Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law.  The Garn-St Germain Act gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions.  Only six states acted within this window period:  Arizona, Florida, Michigan, Minnesota, New Mexico and Utah.  Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses.  To date none of these regulations have been issued.  Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off.  As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes.  Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to.  The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of “due-on-sale” clauses, subject to applicable state law.  In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause.  The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes.  Consequently, some states may prohibit the master servicer from enforcing a “due-on-sale” clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty.  Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

·

prohibiting prepayment for a specified period after origination,

·

prohibiting partial prepayments entirely or

·

requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

The laws of certain states may

·

render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

·

limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower.  Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.  Effective July 1, 2003, the Office of Thrift Supervision, referred to as the “OTS”, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law.  However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower – as junior loans often do – and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

(1)

state-chartered banks may originate “alternative mortgage instruments,” including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

(2)

state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

(3)

all other non-federally chartered housing creditors, including without limitation

·

state-chartered savings and loan associations,

·

savings banks and mutual savings banks and

·

mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII of the Garn-St Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions.  Certain states have done this.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination.  Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA.  This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption.  The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption.  A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower.  The amendments provide that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property.  The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.  However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint.  The cleanup costs or other liabilities may be substantial.  It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities.  Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs.  All subsequent liens on the property generally are subordinated to the environmental lien.  In some states, even prior recorded liens are subordinated to environmental liens.  In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee.  In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

(a)

there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

(b)

that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See “Description of the Securities—Realization on Defaulted Residential Loans” in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty.  Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code.  Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities.  In addition, the Relief Act and the California Military Code impose limitations that would  impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period.  Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

EXCHANGEABLE SECURITIES

General

As the related prospectus supplement may discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

·

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

·

the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

·

the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

·

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

·

An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

·

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

·

A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

·

A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes. The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus.  This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code.  This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules.  Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.  In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities.  See “State and Other Tax Consequences” in this prospectus.  Prospective investors in the securities are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

The following discussion addresses securities of four general types:

(1)

REMIC Securities,

(2)

Grantor Trust Securities,

(3)

Partnership Securities, and

(4)

Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series.  If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion:

(1)

references to a “holder of securities” or a “holder” are to the beneficial owner of a security,

(2)

references to “REMIC Pool” are to an entity or portion of an entity as to which a REMIC election will be made, and

(3)

references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions.  The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

General

Classification of REMICs.  When each series of REMIC Securities is issued, McKee Nelson LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor, specified in the related prospectus supplement (“Tax Counsel”), will deliver an opinion.  This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

(1)

the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

(2)

the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of “regular interests” or “residual interests” in that REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” in this prospectus.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount of an obligation described in clause (i) or (ii) and certain other requirements are met.  Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

(i)

in exchange for any qualified mortgage within a three-month period after that date; or

(ii)

in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes

(i)

a mortgage in default or as to which default is reasonably foreseeable;

(ii)

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(iii)

a mortgage that was fraudulently procured by the borrower; and

(iv)

a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

A mortgage loan that is “defective,” as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a Reserve Fund may be used to provide a source of funds for the purchase of additional qualified mortgages.  A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A Reserve Fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage.  Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following:

(1)

one or more classes of regular interests or

(2)

a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

·

issued on the Startup Day with fixed terms,

·

designated as a regular interest,

·

unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

·

provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year.  In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued.  Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for REMIC status are not satisfied.  The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions.  We do not anticipate that the status of any trust fund as a REMIC will be terminated.

Characterization of Investments in REMIC Securities.  In general, the REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.  If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans.  Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.

In addition, the Regular Securities will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.  The determination as to the percentage of the REMIC Pool’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter.  The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property will qualify as “real estate assets” for purposes of Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures.  For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes.  When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion.  This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

General.  Regular securities will be treated as newly originated debt instruments for federal income tax purposes.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder.  In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund would typically be funded from monthly excess cashflow.  If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

Original Issue Discount.  Regular Securities may be issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues.  Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income.  The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act.  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities.  To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act.  We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are encouraged to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.”  The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters.  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest.  Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities.  Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount – a so-called “super-premium” class – as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security.  The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)

the yield to maturity of the Regular Security at the issue date,

(2)

events, including actual prepayments, that have occurred prior to the end of the accrual period, and

(3)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in prior periods.  The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

(1)

the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

(2)

the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.  You are encouraged to consult your tax advisors as to this treatment.

Acquisition Premium.  A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

(1)

the numerator of which is the excess of its purchase price over the adjusted issue price, and

(2)

the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Securities.  Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

(1)

the issue price does not exceed the original principal balance by more than a specified amount, and

(2)

the interest compounds or is payable at least annually at current values of:

(a)

one or more “qualified floating rates,”

(b)

a single fixed rate and one or more qualified floating rates,

(c)

a single “objective rate,” or

(d)

a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35.  This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

(1)

within the control of the issuer or a related party, or

(2)

unique to the circumstances of the issuer or a related party.

A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds.  An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that this type of class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

(1)

a fixed rate, or

(2)

a variable rate that is:

(a)

a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

(b)

the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

(c)

the weighted average of rates on some or all of the qualified mortgages,

(d)

the product:

(i)

of a rate in (a) through (c) above and a fixed multiplier, or

(ii)

plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

(e)

a rate in (a) through (c) above plus or minus a constant number of basis points,

(f)

a rate in (a) through (e) above that is subject to one or more caps or floors,

(g)

a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

(h)

a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount.”  The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class.  Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial “teaser rates” cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

Market Discount.  A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security:

(1)

is exceeded by the then-current principal amount of the Regular Security, or

(2)

in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on a Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution.  Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

(1)

on the basis of a constant interest rate, or

(2)

in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security.  The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which an election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under “—Original Issue Discount,” remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued.  Therefore investors are encouraged to consult their own tax advisors regarding the application of these rules.  Investors are encouraged to also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.  A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds a Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method.  This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS.  Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6).  However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities.  It is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.  A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election:

(1)

“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

(2)

the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.  You are encouraged to consult your own tax advisors regarding the advisability of making this type of an election.

Treatment of Losses.  Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency.  However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless.  In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired.  The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated.  Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  You are encouraged to consult your tax advisors regarding the treatment of losses on Regular Securities.

Sale or Exchange of Regular Securities.  If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal:

(1)

the cost of the Regular Security to the seller,

(2)

increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Security, and

(3)

reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below.  Gain will be treated as ordinary income:

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

(2)

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

(3)

to the extent that the gain does not exceed the excess, if any, of:

(a)

the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

(b)

the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Owners of Residual Securities

Taxation of REMIC Income.  Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

(2)

all bad loans will be deductible as business bad debts, and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes:

(1)

interest, original issue discount income and market discount income, if any, on the mortgage loans,

(2)

reduced by amortization of any premium on the mortgage loans,

(3)

plus income from amortization of issue premium, if any, on the Regular Securities,

(4)

plus income on reinvestment of cash flows and reserve assets, and

(5)

plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

The REMIC Pool’s deductions include:

(1)

interest and original issue discount expense on the Regular Securities,

(2)

servicing fees on the mortgage loans,

(3)

other administrative expenses of the REMIC Pool, and

(4)

realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities.  The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities.  When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities.  By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder’s after-tax rate of return.

Basis and Losses.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

(1)

first, by a cash distribution from the REMIC Pool, and

(2)

second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life.  However, in view of the possible acceleration of the income of Residual Securityholders described above under “—Taxation of REMIC Income,” the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Securities.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  The regulations also provide that inducement fees constitute income from sources within the United States.  Prospective purchasers of the Residual Securities are encouraged to consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense” and “—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.  Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities.  Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities — Original Issue Discount” and “— Variable Rate Regular Securities,” without regard to the de minimis rule described in this prospectus, and “— Premium,” below.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that in the REMIC Pool’s basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool.  The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985.  Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans.  The allocation of a premium pro rata among principal payments should be considered a reasonable method.  However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.  A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

(1)

120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

(2)

the adjusted issue price of the Residual Security at the beginning of each quarterly period.

For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

The portion of a Residual Securityholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder’s return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder’s excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

(1)

could not be offset by net operating losses of its shareholders,

(2)

would constitute unrelated business taxable income for tax-exempt shareholders, and

(3)

would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  A Residual Securityholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Securities.  Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

(1)

the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

(2)

the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent.  However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

(1)

the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

(2)

the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership,” as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code.  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

For these purposes,

(1)

“Disqualified Organization” means:

(a)

the United States,

(b)

any state or political subdivision of the United States or any state,

(c)

any foreign government,

(d)

any international organization,

(e)

any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

(f)

any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

(g)

any organization, other than a farmers’ cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

(2)

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

(3)

an “electing large partnership” means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

(1)

the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

(2)

the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer.  Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

Noneconomic Residual Interests.  The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest,” as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer:

(1)

the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

(2)

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations.”  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if:

(1)

the transferor

(a)

conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

(b)

found that the transferee historically paid its debts as they came due, and

(c)

found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

(2)

the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

(3)

the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

(4)

one of the following two tests is satisfied:  either

(a)

the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

(i)

the present value of any consideration given to the transferee to acquire the interest;

(ii)

the present value of the expected future distributions on the interest; and

(iii)

the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

(b)

(i)

the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)

the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security.  Holders of Residual Securities are encouraged to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

(1)

the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2)

the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Sale or Exchange of a Residual Security.  If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses,” of a Residual Securityholder in a Residual Security at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date.  Income will be treated as gain from the sale or exchange of the Residual Securityholder’s Residual Security.  As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income:

(1)

if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

(2)

in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities.  These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a “taxable mortgage pool,” or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

Mark to Market Regulations.  Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.  Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)

the disposition of a qualified mortgage other than for:

(a)

substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

(b)

foreclosure, default, or imminent default of a qualified mortgage,

(c)

bankruptcy or insolvency of the REMIC Pool, or

(d)

a qualified (complete) liquidation,

(2)

the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

(3)

the receipt of compensation for services, or

(4)

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call —generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

(1)

a default or reasonably foreseeable default,

(2)

an assumption of the mortgage loan,

(3)

the waiver of a due-on-sale or due-on-encumbrance clause, or

(4)

the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

(1)

during the three months following the Startup Day,

(2)

made to a qualified Reserve Fund by a Residual Securityholder,

(3)

in the nature of a guarantee,

(4)

made to facilitate a qualified liquidation or clean-up call, and

(5)

as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property.  The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year following the year of acquisition, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income.  In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1)

3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2)

80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC.  These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions.  In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust.  Generally, all these expenses will be allocable to the Residual Securities.  In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder’s income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool.  As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

Regular Securities.  Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

(1)

is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

(2)

provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person.  In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

(1)

the certification described above be provided by the partners rather than by the foreign partnership and

(2)

the partnership provide certain information, including a United States taxpayer identification number.

In addition, a look-through rule applies in the case of tiered partnerships.  Investors who are non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

Residual Securities.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Treasury regulations provide that amount distributed to Residual Securityholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that:

(1)

the mortgage loans were issued after July 18, 1984, and

(2)

the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” in this prospectus.  If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply.  Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Investors who are non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on “reportable payments.”  Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures.  These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code.  Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder’s federal income tax liability.  The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding.  Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

·

corporations,

·

non-calendar year taxpayers,

·

securities or commodities dealers,

·

real estate investment trusts,

·

investment companies,

·

common trust funds,

·

thrift institutions and

·

charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities.  Holders through nominees must request information from the nominee.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter—41 days after the end of a quarter under proposed Treasury regulations—in which the REMIC Pool is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under “—Limitations on Deduction of Certain Expenses” above, allocable to the holders.  Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Characterization of Investments in REMIC Securities.”

Tax Treatment of Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More Regular Securities

The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each Regular Security corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each Regular Security underlying that exchangeable security as described under “—Taxation of Owners of Regular Securities.”  If a beneficial owner of an exchangeable security acquires an interest in two or more underlying Regular Securities other than in an exchange described under “Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying Regular Securities in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying Regular Securities in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more Regular Securities, those Regular Securities could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Regular Securities underlying an exchangeable security were aggregated for original issue discount purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying Regular Securities, (ii) sell one of those related Regular Securities and (iii) retain one or more of the remaining related Regular Securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying Regular Securities sold and the related Regular Securities retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the Regular Securities sold using its basis allocable to those Regular Securities. Also, the beneficial owner then must treat the Regular Securities underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those Regular Securities. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the Regular Securities retained based on the beneficial owner’s basis in those Regular Securities.

As a result, when compared to treating each Regular Security underlying an exchangeable security as a separate debt instrument, aggregating the Regular Securities underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each Regular Security underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Regular Securities underlying an exchangeable security were aggregated, the timing of accruals of original issue discount applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Regular Securities underlying the exchangeable securities should be aggregated for original issue discount purposes.

Exchangeable Securities Representing Disproportionate Interests in Regular Securities

The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the Regular Security corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying Regular Securities. If an exchangeable security entitles the holder to payments of principal and interest on an underlying Regular Security, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying Regular Security to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying Regular Security, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to Regular Securities under “—Taxation of Owners of Regular Securities-Original Issue Discount.”

If the exchangeable security has original issue discount, the beneficial owner must include the original issue discount in its ordinary income for federal income tax purposes as the original issue discount accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue original issue discount using a method similar to that described with respect to the accrual of original issue discount on a Regular Security under “—Taxation of Owners of Regular Securities-Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating original issue discount would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying Regular Securities.

In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of Regular Securities exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities cannot be exchanged for the related Regular Securities. As of the date of such a sale, the beneficial owner must allocate its basis in the Regular Securities between the part of the Regular Securities underlying the exchangeable securities sold and the part of the Regular Securities underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any original issue discount with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges Regular Securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of Regular Securities allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Owners of Regular Securities.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for underlying Regular Securities, the owner should be treated as owning the underlying Regular Securities, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or original issue discount derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under “Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying Regular Security that it owned immediately prior to the exchange.

Grantor Trust Funds

Classification of Grantor Trust Funds

With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion.  The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a “taxable mortgage pool” within the meaning of Code Section 7701(i).  Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

Standard Securities

General.  Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as “Stripped Securities,” as defined below under “—Stripped Securities,” the holder of each security in the series, referred to in this prospectus as “Standard Securities,” will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security.  As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.”  Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder’s method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

(1)

interest at the coupon rate on the mortgage loans,

(2)

original issue discount, if any,

(3)

prepayment fees,

(4)

assumption fees, and

(5)

late payment charges received by the servicer.

A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund.  However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income.  In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1)

3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2)

80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities.  In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability.  Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Securities” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status.  Tax Counsel has advised the depositor that:

(1)

A Standard Security owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

(2)

A Standard Security owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets.  Interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

(3)

A Standard Security owned by a REMIC will be considered to represent an “obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.  We encourage you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

Premium.  The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under “—REMICs—Taxation of Owners of Residual Securities —Premium.”

Original Issue Discount.  The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder’s interest in those mortgage loans as to which the conditions for the application of those sections are met.  Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.  See “—Stripped Securities” below regarding original issue discount on Stripped Securities.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.  Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.  However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

Market Discount.  Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” except that the ratable accrual methods described in those sections will not apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

Recharacterization of Servicing Fees.  If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities.  In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation—“excess servicing”—will cause the mortgage loans to be treated under the “stripped bond” rules.  This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.”  Subject to the de minimis rule discussed below under “—Stripped Securities,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities.  While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest.  Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated.  See “—Stripped Securities” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Securities.  If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security.  In general, the aggregate adjusted basis will equal the holder’s cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset.  However, gain on the sale of a Standard Security will be treated as ordinary income:

(1)

if a Standard Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

(2)

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Securities

General.  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, securities that are subject to those rules will be referred to as “Stripped Securities.”  The securities will be subject to those rules if:

(1)

the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

(2)

the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Securities—Recharacterization of Servicing Fees”), and

(3)

a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Security will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security’s allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered.  See the discussion above under “—Standard Securities—Recharacterization of Servicing Fees.”  Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods.  The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Securities—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased.  Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

(1)

the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and

(2)

each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under “—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument.  Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument.  The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security.  Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

(1)

the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

(2)

no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  Any market discount would be reportable as described above under “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Securities.  No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans.  Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

(1)

“real estate assets” within the meaning of Code Section 856(c)(5)(B),

(2)

“obligation[s] . . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and

(3)

“loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment.  See “—Standard Securities—Tax Status” above.

Taxation of Stripped Securities.  Original Issue Discount.  Except as described above under “—General,” each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under “—REMICs—Taxation of Owner of Regular Securities—Original Issue Discount” and
“—Variable Rate Regular Securities.”  However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under “—General,” the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security.  The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder’s Stripped Security.  While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities.  However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income.  Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Securities.  Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in that Stripped Security, as described above under “—REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.”  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Securities.  When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.  The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the holder of securities may be treated as the owner of:

(1)

one installment obligation consisting of the Stripped Security’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security’s pro rata share of the payments attributable to interest on each mortgage loan,

(2)

as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

(3)

a separate installment obligation for each mortgage loan, representing the Stripped Security’s pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder.  Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns.  The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements.  However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement.  The trustee will also file original issue discount information with the IRS.  If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under “—REMICs—Backup Withholding.”

The IRS has published regulations which will, when effective, establish a reporting framework for interests in “widely held fixed investment trusts” that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an entity classified as a “trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in “street name.”  These regulations will be effective beginning January 1, 2007.

Taxation of Certain Foreign Investors.  To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty.  Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under “—REMICs—Taxation of Certain Foreign Investors—Regular Securities.”

Partnership Trust Funds

Classification of Partnership Trust Funds

With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel’s conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes:

(1)

Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and

(2)

interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B).  However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

Taxation of Holder of Debt Securities

Treatment of the Debt Securities as Indebtedness.  The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities.  However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund.  As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

(1)

income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

(2)

the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities” above, and

(3)

the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation.  This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust Fund as a Partnership.  The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

(1)

as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

(2)

if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

A variety of alternative characterizations are possible.  For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund.  A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below.  The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation.  As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each holder of Partnership Securities will be required to separately take into account each holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund.  We anticipate that the Partnership Trust Fund’s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “—Grantor Trust Funds—Standard Securities—General,” and “—Premium and Discount” and any gain upon collection or disposition of mortgage loans.  The Partnership Trust Fund’s deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents.  The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

(1)

the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

(2)

any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

(3)

any other amounts of income payable to the holders of securities for the applicable Due Period.

That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount.  All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor’s capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses.  Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations.  No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities.  Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount.  Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to a holder under the Code.

A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under “—Grantor Trust Funds—Standard Securities—General.”  Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under “—Grantor Trust Funds—Standard Securities—General” and “—Premium and Discount.”  Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis.  If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

Discount and Premium.  The prospectus supplement may provide that the mortgage loans will have been issued with original discount.  However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income.  However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or discount, as the case may be.  See “—Grantor Trust Funds—Standard Securities—Premium and Discount” in this prospectus.  As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

Section 708 Termination.  Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund —the “old partnership”— to a new Partnership Trust Fund —the “new partnership”— in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

Disposition of Securities.  Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Securities sold.  A holder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security.  In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust Fund.  A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities.  If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations.  Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

Allocations Between Transferors and Transferees.  In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period.  As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

The use of this Due Period convention may not be permitted by existing regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities.  The depositor will be authorized to revise the Partnership Trust Fund’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions.  In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder’s Partnership Security exceeds the adjusted basis of that holder’s interest in the security.  To the extent that the amount of money distributed exceeds that holder’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder’s interest occurs.  Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

Section 754 Election.  If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had.  The tax basis of the Partnership Trust Fund’s assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election.  As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters.  The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund.  The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year.  The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder’s allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065.  The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities.  Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held.  This information includes:

(1)

the name, address and taxpayer identification number of the nominee and

(2)

as to each beneficial owner:

(x)

the name, address and identification number of the beneficial owner,

(y)

whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

(z)

certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a holder’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

Tax Consequences to Foreign Holders of Partnership Securities.  It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons.  This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder’s own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities.  Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders.  The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

Backup Withholding.  Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder’s particular tax situation.  Prospective purchasers are encouraged consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex and they include transactions that result in certain losses that exceed threshold amounts.  Prospective investors are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus.  State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of ERISA plans.  Section 4975 of the Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts, or IRAs, described in Section 408 of the Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as “Plans”).

Some employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.  Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Code.

In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and so called “parties in interest” or “disqualified persons” (or “Parties in Interest”), unless a statutory, regulatory or administrative exemption is available.  Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

ERISA Plan Asset Regulations.  Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan.  The DOL has promulgated at 29 C.F.R. Section 2510.3-101 regulations (the “Plan Asset Regulations”) defining the term “plan assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code.  Under the Plan Asset Regulations, in most cases, when a Plan acquires an “equity interest” in another entity, such as the trust, the underlying assets of that entity may be considered to be plan assets unless exceptions apply.  In addition to several exceptions not applicable to an entity like the trust, a Plan’s assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, as defined in Section 3(42) of ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity as calculated under the Plan Asset Regulations.  Neither Plans nor persons investing plan assets should acquire or hold securities hereunder in reliance on the availability of this exception or any other exception under the Plan Asset Regulations.  The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”  Under the Plan Asset Regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with “substantial equity features,” and depending on a number of facts relating to the investment, plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust.

Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan.  If the mortgage assets and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Code for the investing Plan.  Another consequence of the mortgage assets and other assets included in a trust constituting plan assets, is that the activities of the master servicer, any other servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or affiliates of those entities in connection with the operation and management of the trust and the servicing of its assets may constitute or involve prohibited transactions under ERISA or Section 4975 of the Code.

Prohibited Transaction Class Exemption 83-1.  The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of securities which are highly-rated, non-subordinated “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a certificate that represents a beneficial undivided interest in a mortgage pool that entitles the holder to pass through payments of principal and interest from the mortgage loans.

PTCE 83-1 requires that:  (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of the certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust, together with all funds inuring to its benefit for administering the trust, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust.  The Plan may also pay no more than fair market value for the certificates and the rights and interests evidenced by the certificates may not be subordinated to the rights and interests evidenced by other certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the servicer in connection with the servicing of the trust are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the depositor, the servicer, any insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of the certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in the certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of the certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the servicer and any insurer.

Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan pursuant to PTCE 83-1.

The Underwriters’ Prohibited Transaction Exemptions.  The DOL has granted an individual prohibited transaction exemption to UBS Securities LLC (as most recently amended and restated by Prohibited Transaction Exemption 2002-41), as an underwriter of mortgaged-backed securities, including both certificates and notes (herein referred to as the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Code, transactions relating to the servicing and operation of fixed pools of mortgage, manufactured housing or mobile home loans such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets underwritten or placed by an “underwriter,” provided that conditions listed in the Exemption are satisfied.  For purposes of the Exemption, the term “underwriter” includes (a) UBS Securities LLC, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities LLC and (c) any member of the underwriting syndicate or selling group of which UBS Securities LLC is a manager or co-manager or selling or placement agent for a class of securities.  “Securities” potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts.  The Exemption does not cover revolving pools of assets.

Among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are the following:

First, the acquisition of securities by a Plan or with plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption only applies to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by or with plan assets must be rated in one of the four highest generic rating categories by Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch Ratings.

Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, provided that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the rating agencies.

Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter.

Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith.

Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Eighth, for issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

The Restricted Group consists of the depositor, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the loans in the trust, and any affiliate of these parties.

The Exemption also requires that a trust meet the following requirements:

(1)

The trust must consist solely of assets of a type that have been included in other investment pools;

(2)

The securities issued by those other investment pools must have been rated in one of the four highest categories  of one of the rating agencies for at least one year prior to the Plan’s acquisition of securities; and

(3)

The securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan’s acquisition of securities offered by the trust.

A fiduciary of any Plan or other investor of plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note.  The fiduciary should consider that the rating of a security may change.  If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).  If a certificate (but not a note) meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with plan assets.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with plan assets of an “Excluded Plan,” as defined below, by any person who has discretionary authority or renders investment advice for plan assets of that Excluded Plan.  For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code) by reason of Section 4975(c)(1)(E) of the Code) in connection with:

·

the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

·

the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing plan assets, and

·

the holding of securities by a Plan or an entity investing plan assets.

Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the investment pools.  The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of plan assets in securities.

The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities.  Generally, mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity, may be transferred to that entity within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date.  In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the conditions applicable to the Funding Accounts are met.

Permitted Assets.  The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of securities to be assets of a trust if certain conditions are satisfied.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a)-(c) above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Before purchasing securities, a fiduciary of a Plan should itself confirm that the certificates or notes constitute “securities” for purposes of the Exemption, and that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with the assets of a Plan.

Additional Considerations Relating to Notes.  As discussed above, under the Plan Asset Regulations, the assets of the trust would be treated as “plan assets” of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan.  However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest or disqualified person with respect to such Plan.  There can be no assurance that the trust or any of its affiliates will not be or become a Party in Interest or a disqualified person with respect to a Plan that acquires notes.  In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by “in-house asset managers”, PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL. The related prospectus supplement may contain restrictions on purchases of notes by Plans.

Insurance Company General Accounts.  Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts.  The DOL has issued regulations under Section 401(c) of ERISA (the “Section 401(c) Regulations”), which provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute “plan assets.”  Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as “plan assets.”  In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as “plan assets” of any Plan invested in such separate account except to the extent provided in the Plan Asset Regulations.  Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account’s ability to hold the securities.

Consultation With Counsel.  Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with plan assets are encouraged to consult with its counsel about the potential applicability of the fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan’s or other Plan investor’s investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

LEGAL INVESTMENT

The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, which we refer to as SMMEA.  Generally, the only classes of securities that will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  The appropriate characterization of those securities not qualifying as “mortgage related securities” (“non-SMMEA securities”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the non-SMMEA securities constitute legal investments for them.

Classes of securities qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

(1)

depository institutions,

(2)

insurance companies, and

(3)

trustees and pension funds,

created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these types of entities.

Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely on existing state law, and not SMMEA.  Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, amended the definition of “mortgage related security” to include, in relevant part, securities satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures.  However, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

(1)

federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented by “mortgage related securities”,

(2)

federal credit unions may invest in “mortgage related securities,” and

(3)

national banks may purchase “mortgage related securities” for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh),

subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities.”  As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities.  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

All depository institutions considering an investment in the securities should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA (effective October 1, 1998).  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks), applicable to all securities (including mortgage pass-through securities and mortgage-derivative products), used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to,

(1)

“prudent investor” provisions,

(2)

percentage-of-assets limits,

(3)

provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and

(4)

with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining:

(1)

whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and

(2)

if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The securities offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale.  The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by UBS Securities LLC acting as underwriter with other underwriters, if any, named in the related underwriting agreement.  If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions.  The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the related prospectus supplement may specify that the securities will be distributed by UBS Securities LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase.  If UBS Securities LLC acts as agent in the sale of securities, UBS Securities LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date.  The exact percentage for each series of securities will be disclosed in the related prospectus supplement.  To the extent that UBS Securities LLC elects to purchase securities as principal, UBS Securities LLC may realize losses or profits based on the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

The depositor will indemnify UBS Securities LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments UBS Securities LLC and any underwriters may be required to make in respect of any liability.

The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement.  A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The related offering may be restricted in the manner specified in the related prospectus supplement.  The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  Any underwriters and dealers participating in the purchaser’s offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent.  The discounts or commissions will not exceed those customary in those types of transactions involved.  Any dealer that participates in the distribution of the related securities may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.  Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

In the ordinary course of business, UBS Securities LLC and the depositor, or their affiliates, may engage in various securities and financing transactions.  These financing transactions include repurchase agreements to provide interim financing of the depositor’s residential loans pending the sale of residential loans or interests in residential loans, including the securities.

The depositor anticipates that the securities will be sold primarily to institutional investors.  Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities.  Holders of securities are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Additional Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor’s website referenced above under “Additional Information” as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Securities — Evidence as to Compliance” and “Description of the Securities — Statements to Holders of Securities.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.  We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference.  We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents.  Requests should be directed in writing to Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, or by telephone at (212) 713-2000.

The depositor filed a registration statement relating to the securities with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC’s Public Reference Room at 100 F Street N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval — EDGAR — system.  The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC’s Internet site.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

LEGAL MATTERS

The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by McKee Nelson LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York, Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel for the depositor as specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

STATIC POOL INFORMATION

The sponsor shall make available any material static pool information as required under the SEC’s rules and regulations.  The static pool data is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool data relates to (a) any trust fund that was established before January 1, 2006 and (b) with respect to any information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

ADDITIONAL INFORMATION

This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement.  Copies of the exhibits are on file at the offices of  SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC’s offices.

The SEC also maintains a site on the internet at http://www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.  The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available on the SEC’s website.

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115).  Fannie Mae also maintains a site on the internet at http://www.fanniemae.com at which users can view and download such information, including Fannie Mae prospectuses.  The depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports, other financial information or any other information on its website and, accordingly, the depositor makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and Freddie Mac’s annual report and quarterly financial statements as well as other financial information are available by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Fun Drive, Mailstop D5B, McLean Virginia 22102 (outside Washington, D.C. metropolitan calling area, telephone (800 336-3672, within Washington, D.C. metropolitan calling area, telephone (571) 382-4000).  Freddie Mac also maintains a site on the internet at http://www.freddiemac.com at which users can view and download such information, including Freddie Mac Offering Circulars.  The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or its annual or quarterly reports, other financial information or any other information on its website and, accordingly, the depositor makes no representation as to the accuracy or completeness of the information set forth therein.

RATING

It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class.  A rating will reflect the specified rating agency’s assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms.  The rating will not constitute

(1)

an assessment of the likelihood that principal prepayments on the related residential loans will be made,

(2)

the degree to which the rate of prepayments might differ from that originally anticipated, or

(3)

the likelihood of early optional termination of the series of securities.

The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield.  The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.  A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series.  The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series.  These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group.  The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class.  We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience.  In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans.  We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans.  Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected.  To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

GLOSSARY OF TERMS

“1986 Act” is the Tax Reform Act of 1986.

“Accrual Securities” are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

“Accrued Security Interest” is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

“Available Distribution Amount” is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

(4)

the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

(5)

any principal and/or interest advances made with respect to the distribution date, if applicable;

(6)

any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

(7)

all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

“Available Subordination Amount” is an amount equal to the difference between

(1)

the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

(2)

the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

“Bankruptcy Bond” is a bond insuring residential loans which covers

(1)

certain losses resulting from

(a)

an extension of the maturity of a residential loan, or

(b)

a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

(2)

the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Buydown Loans” are residential loans subject to temporary buydown plans.  The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan.  Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

“California Military Code” is the California Military and Veterans Code, as amended.

“Cash Flow Value” is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

(1)

the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

(2)

the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

(3)

amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

“CERCLA” is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

“Clearstream” is Clearstream Banking, société anonyme.

“Code” is the Internal Revenue Code of 1986, as amended.

“Collateral Value” is

(1)

with respect to a residential property or cooperative unit, it is the lesser of:

(a)

the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

(b)

the sales price of the property.

(2)

with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

“Cooperative” is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

“Cooperative Loans” are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

“Cut-Off Date” is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

“Debt Securities” are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

“Definitive Security” is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

“Deposit Period” is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

“DTC” is The Depository Trust Company.

“Due Period” is the period of time specified in the related prospectus supplement.

“Equity Certificates” are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

“ERISA plans” are retirement plans and other employee benefit plans and arrangements that are subject to Title I of ERISA.

“Euroclear” is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Fannie Mae Certificates” are guaranteed mortgage pass-through securities issued by the Fannie Mae.

“FHA” is the Federal Housing Authority.

“FHA Insurance” is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended.  The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

“Freddie Mac Certificates” are mortgage participation certificates issued by the Freddie Mac.

“Garn-St Germain Act” is the Garn-St Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

“GNMA Certificates” are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

“Grantor Trust Fund” is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

“Grantor Trust Securities” are securities which represent interests in a grantor trust as to which no REMIC election will be made.

“Home Equity Loans” are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

“Home Improvement Contracts” are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home.  This lien may be subordinated to one or more senior liens on the related mortgaged property.

“Insurance Instrument” is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

“Insurance Proceeds” are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“IRS” is the federal Internal Revenue Service.

“Land Contracts” are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

“Liquidation Proceeds” are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

“Loan-to-Value Ratio” is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

“Lockout Period” is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

“Manufactured Housing Contracts” are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

(1)

new or used manufactured homes;

(2)

the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

(3)

in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

“Multifamily Loans” are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

“Net Interest Rate” with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

“Non-Pro Rata Security” is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

“OID Regulations” are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

“OTS” means the federal Office of Thrift Supervision.

“Participants” are participating organizations through which a Security Owner can hold its book-entry security.

“Partnership Securities” are securities which represent interests in a Partnership Trust Fund.

“Partnership Trust Fund” is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

“Plans” are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code.

“Pool Insurance Policy” is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

“Prepayment Assumption” is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

“Prepayment Period” is a period that may be particularly specified in the related prospectus supplement which may commence on:

(1)

the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

(2)

the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

“Primary Credit Insurance Policy” is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

“Primary Hazard Insurance Policy” is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

“PTCE” is the Prohibited Transaction Class Exemption.

“Qualified Insurer” is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

“Realized Loss” is the amount of loss realized on a defaulted residential loan that is finally liquidated.  This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

“Refinance Loan” are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

“Regular Securities” are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

“Regular Securityholder” is a holder of a Regular Security.

“Relief Act” is the Servicemembers Civil Relief Act.

“REMIC” is a real estate mortgage investment conduit as described in the REMIC Provisions.

“REMIC Pool” is an entity or portion of an entity as to which a REMIC election will be made.

“REMIC Provisions” are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

“REMIC Regulations” are the Treasury regulations issued under the REMIC Provisions.

“REMIC Securities” are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

“Reserve Fund” is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

“Residual Securities” are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

“Residual Securityholder” is a holder of a Residual Security.

“Restricted Group” consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

“Retained Interest” are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

“Retained Interest Rate” is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

“SEC” is the U.S. Securities and Exchange Commission.

“Securities Intermediary” is an entity that maintains the Security Owner’s account and records the Security Owner’s ownership of securities on that account.

“Security Owner” is a person who has beneficial ownership interests in a security.

“Security Register” is a record where exchanges or transfers of securities are registered by the Security Registrar.

“Security Registrar” is one who registers exchanges or transfers of securities in the Security Register.

“Similar Law” is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Security” has the meaning given such term in “Federal Income Tax Consequences – Standard Securities”.

“Startup Day” is the date the REMIC securities are issued.

“Stripped Agency Securities” are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

(1)

undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

(2)

interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

“Title V” is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

“Trust Accounts” are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund.  A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

“UBSRES” is UBS Real Estate Securities Inc.

“Unaffiliated Sellers” are sellers of residential loans to the depositor that are not affiliated with the depositor.

“U.S. Person” is

(1)

A citizen or resident of the United States,

(2)

a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

(3)

an estate that is subject to U.S. federal income tax regardless of the source of its income, or

(4)

a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

“VA” is the Department of Veteran Affairs.

“VA Guarantee” is a guarantee of residential loans by the VA under the Serviceman’s Readjustment of 1944, as amended.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

________________

Prospectus Supplement

Page

Summary

S-10

Risk Factors

S-23

Forward Looking Statements

S-33

Defined Terms

S-34

Description of the Loans

S-34

Static Pool Information

S-36

The Originators

S-36

Underwriting Standards

S-41

The Sponsor

S-54

The Depositor

S-55

The Master Servicer and the Servicers

S-56

Affiliates and Related Transactions

S-64

Description of the Offered Certificates

S-64

Prepayment and Yield Considerations

S-83

The Pooling and Servicing Agreement

S-101

Federal Income Tax Consequences

S-115

State and Other Taxes

S-120

Accounting Considerations

S-120

Erisa Considerations

S-120

Legal Investment

S-122

Use of Proceeds

S-123

Underwriting

S-123

Ratings

S-123

Legal Matters

S-124

Legal Proceedings

S-124

Glossary of Terms

S-125

Prospectus

Page

Summary of Terms

1

Risk Factors

8

Defined Terms

18

The Trust Funds

18

Use of Proceeds

28

Yield Considerations

29

Maturity and Prepayment Considerations

30

The Depositor

32

Residential Loans

33

Description of the Securities

34

Description of Primary Insurance Coverage

58

Description of Credit Support

61

Certain Legal Aspects of Residential Loans

67

Exchangeable Securities

82

Federal Income Tax Consequences

84

State and Other Tax Consequences

115

ERISA Considerations

115

Legal Investment

120

Plans of Distribution

122

Reports to Securityholders

123

Incorporation of Certain Information by Reference

123

Legal Matters

124

Financial Information

124

Additional Information

124

Rating

125

Glossary of Terms

126

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriter of these certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until 90 days following the closing date.

$280,614,198

(Approximate)

MASTR Alternative Loan

Trust 2007-1

(Issuing Entity)

Mortgage Asset Securitization

Transactions, Inc.

(Depositor)

UBS Real Estate Securities Inc.

(Transferor/Sponsor)

Wells Fargo Bank, N.A.

(Master Servicer and Trust Administrator)

Mortgage Pass Through Certificates,

Series 2007-1

PROSPECTUS SUPPLEMENT

January 29, 2007